Private & Confidential

                             DATED 21 DECEMBER 2005

                                   ----------

                                 US$649,000,000

                              FACILITIES AGREEMENT
                                       FOR
                          NAVIOS MARITIME HOLDINGS INC.

                                   ARRANGED BY
                                 HSH NORDBANK AG
                            AS MANDATED LEAD ARRANGER

                                      WITH

                                 HSH NORDBANK AG
                                 ACTING AS AGENT

                                       AND

                                 HSH NORDBANK AG
                            ACTING AS SECURITY AGENT

                                                              [NORTON ROSE LOGO]

                                    CONTENTS

CLAUSE                                                                      PAGE
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THIS AGREEMENT is dated 21 December 2005 and made between:

(1)  NAVIOS MARITIME HOLDINGS INC. as the Borrower;

(2)  HSH NORDBANK AG as mandated lead arranger (the "ARRANGER");

(3)  THE FINANCIAL INSTITUTIONS listed in Part II of Schedule 1 (The Original
     Parties) as lenders (the "ORIGINAL LENDERS");

(4)  HSH NORDBANK AG as agent of the other Finance Parties (the "AGENT");

(5)  HSH NORDBANK AG as Security Agent for the Secured Parties (the "SECURITY
     AGENT"); and

(6)  HSH NORDBANK AG as the original hedge counterparty (the "ORIGINAL HEDGE
     COUNTERPARTY").

IT IS AGREED as follows:

                            SECTION 1: INTERPRETATION

1    DEFINITIONS AND INTERPRETATION

1.1  DEFINITIONS

     In this Agreement:

     "ACCEPTABLE BANK" means:

     (a)  a bank or financial institution which has a rating for its long-term unsecured and non credit-enhanced debt obligations of A or higher by
          Standard & Poor's Rating Services or Fitch Ratings Ltd or A2 or higher by Moody's Investor Services Limited or a comparable rating from an internationally recognised credit rating agency; or

     (b)  any other bank or financial institution approved by the Agent.

     "ACCOUNT LETTERS OF UNDERTAKING" means, together, certain letters of undertaking executed or (as the context may require) to be executed by certain members of the Group in respect of (a) certain Permitted Existing
     Accounts held by such members of the Group with HSBC Bank in Greece and (b)
     the CNSA Account held with Banco de la Republica Oriental del Uruguay in
     Uruguay and "ACCOUNT LETTER OF UNDERTAKING" means any of them.

     "ACCOUNT PLEDGES" means, together, the CNSA Account Pledges, the HSH
     Hamburg Account Pledge, the Wachovia Deposit Account Security Agreement,
     the HSH London Account Charge, the Greek Account Pledges and any other
     Security over the Permitted Existing Accounts and "ACCOUNT PLEDGE" means any of them.

     "ACCOUNTANTS' REPORT" means the report by Ernst & Young dated 28 February
     2005 relating to the Target and its Subsidiaries prior to the Completion.

     "ACCOUNTING PRINCIPLES" means:

     (a)  US GAAP as adopted in the Original Financial Statements delivered pursuant to Part I of Schedule 3 (Conditions Precedent); or

     (b)  where any change in (a) has been agreed under clause 21.3.2(c)
          (Requirements as to Financial Statements) such accounting principles, standards, practices and bases as have been so agreed.

     "ACCOUNTING REFERENCE DATE" means 31 December.

     "ACCOUNTS" means the HSH Accounts, the CNSA Accounts, the Wachovia Accounts
     and the Permitted Existing Accounts.

                                        1

     "ACQUISITION" means the acquisition by the Borrower of the Target Shares on the terms of the Acquisition Documents.

     "ACQUISITION AGREEMENT" means the stock purchase agreement dated 28
     February 2005 relating to the sale and purchase of the Target Shares and made between the Target, the Vendors, Robert Shaw and Bruce Hoag as the
     Vendor's agent and ISE.

     "ACQUISITION COSTS" means all fees, costs and expenses, stamp, registration and other Taxes incurred by ISE or any other member of the Group in connection with the Acquisition or the Transaction Documents.

     "ACQUISITION DOCUMENTS" means the Acquisition Agreement and any other document designated as an "ACQUISITION DOCUMENT" by the Agent and the
     Borrower.

     "ACT" means the Companies Act 1985, as amended.

     "ADDITIONAL COLLATERAL OWNER" means each member of the Group which is or is to become (pursuant to the relevant Purchase Option MOA or (as the case may
     be) the relevant MOA) the registered owner of an Additional Collateral Ship and "ADDITIONAL COLLATERAL OWNERS" means any or all of them.

     "ADDITIONAL COLLATERAL SHIP" means:

     (a)  each of the motor vessels listed in rows 7, 10, 11, 13, 14 and 15 of
          Schedule 2 (The Ships) (being, on the date of this Agreement,
          Chartered Ships); and

     (b)  each of the motor vessels listed in rows 27 to 30 (inclusive) of
          Schedule 2 (The Ships) (being the MOA Ships),

     each indicated as a vessel to be purchased by the member of the Group specified opposite such Additional Collateral Ship and, in relation to a
     Facility (and the Facility Loan or Facility Loans relating to such
     Facility), it means the Additional Collateral Ship opposite the name of which that Facility is specified in the relevant column of Schedule 2 (The
     Ships), and "ADDITIONAL COLLATERAL SHIPS" means any or all of them.

     "ADDITIONAL COST RATE" has the meaning given to it in Schedule 5 (Mandatory
     Cost Formula).

     "ADDITIONAL SECURITY PROVIDER" means a company which becomes a Security
     Provider in accordance with clause 23.32 (Security Providers) or clause
     26.2 (Additional Security Providers).

     "AFFILIATE" means in relation to any person, (a) any person which Controls such first person or which is under common Control with such first person or (b) any person who is a director or officer (i) of such first person, or
     (ii) of any person described in (a) above, where, for the purposes of this definition the reference in the definition of "Control" to 50 per cent.
     shall be deemed to be 25 per cent..

     "AGENCY AGREEMENT" means, in relation to each Charter Company (other than
     Hestia Shipping Ltd.), the agency agreement entered into or (as the context may require) to be entered into between the relevant Charter Company and the Security Agent and "AGENCY AGREEMENTS" means any or all of them.

     "ANEMOS GUARANTEE" means the guarantee, in the agreed form, executed or (as the context may require) to be executed by Anemos Maritime Holdings Inc. in favour of the Security Agent.

     "ANNUAL FINANCIAL STATEMENTS" has the meaning given to it in clause 21
     (Information Undertakings).

     "APPROVED BROKER" means each of Arrow Research Ltd. of London, England,
     Astrup Fearnley A/S of Oslo, Norway, H Clarkson & Company Ltd. of London,
     England, Maersk Broker K/S of Copenhagen, Denmark, and Simpson Spence &
     Young Ltd. of London, England and any other ship brokers nominated by the
     Agent from time to time and includes their respective successors in title and "APPROVED BROKERS" means any or all of them.

     "ASSIGNMENT OF TERMINAL INSURANCES" means each assignment, in the agreed form, executed or (as the context may require) to be executed by any of
     Navios Corporation or any other member of the

                                        2

     Group in favour of the Security Agent in respect of its rights under certain of the insurances over the Terminal and "ASSIGNMENTS OF TERMINAL
     INSURANCES" means any or all of them.

     "AUDITORS" means the auditors for the time being of the Group being
     PricewaterhouseCoopers or such other firm approved in advance by the Agent
     (such approval not to be unreasonably withheld or delayed).

     "AUTHORISATION" means an authorisation, consent, approval, resolution, licence, exemption, filing, notarisation or registration.

     "AVAILABILITY PERIOD" means, in relation to each Facility, the period from and including the date of this Agreement to and including:

     (a)  in respect of any of Facility A, Facility B1, Facility B2, Facility
          B3, Facility C1, Facility C2, Facility D1, Facility D2, Facility D3
          and Facility D4, 31 January 2006; or

     (b)  in respect of either of Facility C3 and Facility C4, 28 February 2006;
          or

     (c)  in respect of either of Facility C5 and Facility C6, 30 April 2006,

     or, in each such case, such longer period as the Lenders may in their sole discretion determine.

     "AVAILABLE COMMITMENT" means, in relation to a Facility, a Lender's
     Commitment under that Facility minus:

     (a)  the amount of its participation in any outstanding Loans under that
          Facility; and

     (b)  in relation to any proposed Loan, the amount of its participation in any other Loans that are due to be made under that Facility on or before the Utilisation Date for that proposed Loan.

     "AVAILABLE FACILITY" means, in relation to a Facility, the aggregate for the time being of each Lender's Available Commitment in respect of that
     Facility.

     "BASE CASE MODEL" means the financial model including profit and loss, balance sheet and cashflow projections in agreed form relating to the
     Group.

     "BORROWER" means Navios Maritime Holdings Inc., a corporation incorporated in the Marshall Islands.

     "BORROWINGS" has the meaning given to that term in clause 22.1 (Financial definitions).

     "BREAK COSTS" means the amount (if any) by which:

     (a)  the interest which a Lender should have received for the period from the date of receipt of all or any part of its participation in a Loan or Unpaid Sum to the last day of the current Interest Period in respect of that Loan or Unpaid Sum, had the principal amount or Unpaid
          Sum received been paid on the last day of that Interest Period;

     exceeds:

     (b)  the amount which that Lender would be able to obtain by placing an amount equal to the principal amount or Unpaid Sum received by it on deposit with a leading bank in the Relevant Interbank Market for a period starting on the Business Day following receipt or recovery and ending on the last day of the current Interest Period.

     "BUDGET" means, in relation to any period, any budget delivered by the
     Borrower to the Agent in respect of that period pursuant to clause 21.4
     (Budget), prepared in accordance with the terms of clause 21.4.3 (Budget).

     "BUSINESS DAY" means a day (other than a Saturday or Sunday) on which banks are open for general business in Athens, Hamburg, London and New York City and in such other relevant locations as the Agent may notify to the
     Borrower.

                                        3

     "BUSINESS PLAN" means the business plan setting out the strategy and future expectations and intentions for the Borrower and the Group, in the agreed form, prepared by the Borrower.

     "CAPITAL EXPENDITURE" has the meaning given to that term in clause 22.1
     (Financial definitions).

     "CASH EQUIVALENT INVESTMENTS" means at any time:

     (a)  certificates of deposit maturing within one year after the relevant date of calculation and issued by an Acceptable Bank;

     (b)  any investment in marketable debt obligations issued or guaranteed by the government of the United States, the United Kingdom, any member state of the European Economic Area or any Participating Member State
          or by an instrumentality or agency of any of them having an equivalent credit rating, maturing within one year after the relevant date of calculation and not convertible or exchangeable to any other security;

     (c)  commercial paper not convertible or exchangeable to any other security:

          (i)  for which a recognised trading market exists;

          (ii) issued by an issuer incorporated in the United States, the United
               Kingdom, any member of the European Economic Area or any
               Participating Member State;

          (iii) which matures within one year after the relevant date of calculation; and

          (iv) which has a credit rating of either A-1 or higher by Standard &
               Poor's Rating Services or Fitch Ratings Ltd or P-1 or higher by
               Moody's Investor Services Limited, or, if no rating is available in respect of the commercial paper, the issuer of which has, in respect of its long-term unsecured and non-credit enhanced debt obligations, an equivalent rating;

     (d)  any investment accessible within 30 days in money market funds which have a credit rating of either A-1 or higher by Standard & Poor's
          Rating Services or Fitch Rating Ltd or P-1 or higher by Moody's
          Investor Services Limited and which invest substantially all their assets in securities of the types described in sub-paragraphs (a) to
          (c) above; or

     (e)  any other debt security approved by the Agent,

     in each case, to which any member of the Group is beneficially entitled at that time and which is not issued or guaranteed by any member of the Group or subject to any Security (other than one arising under the Transaction
     Security Documents).

     "CHARGED PROPERTY" means all of the assets of the Obligors which from time to time are, or are expressed to be, the subject of the Transaction
     Security.

     "CHARTER" means each of the time charter contracts identified in schedule
     3.16 to the Acquisition Agreement and any other time charter in existence at the date of this Agreement, each having a term which exceeds or by virtue of any optional extension therein contained may exceed 11 months from the Closing Date or from the first Utilisation Date, and any other time charter or bareboat charter contract entered into after the date of this Agreement having a term which exceeds or which by virtue of any optional extension therein contained may exceed 11 months and which is entered into by a member of the Group (whether as a charterer, sub-charterer or owner) and "CHARTERS" means any or all of them.

     "CHARTER COMPANIES" means Navios Corporation, Navimax Corporation, Navios
     Handybulk Inc., Navios International Inc. and Hestia Shipping Ltd. and
     "CHARTER COMPANY" means any of them.

     "CHARTER EARNINGS" means, in relation to a Chartered Ship, all moneys whatsoever from time to time due and payable to the relevant Obligor arising out of the chartering or other employment or utilisation of such
     Chartered Ship including any pool earnings and any damages for breach (or payments for variation or termination) of any charterparty or other contract for the employment of such Chartered Ship.

                                        4

     "CHARTERED SHIP" means each of the motor vessels listed in Schedule 2 (The
     Ships) indicated as a chartered ship in the relevant column opposite such
     Chartered Ship's name and any other motor vessel taken on charter (whether on time, voyage, trip, bareboat or other basis), by any member of the Group as charterer from time to time, in each case for so long as such motor vessel is not an Owned Ship, and "CHARTERED SHIPS" means any or all of them.

     "CHARTERS AND COAS REPORT" means, collectively, the reports in the agreed form prepared by Holman, Fenwick & Willan dated 5 July 2005 and 20 December
     2005 and by Burke and Parsons dated 21 February 2005, 16 March 2005 and 19
     December 2005, all of which are addressed to, and/or capable of being relied upon by, the Arranger and the other Secured Parties.

     "CLASSIFICATION" means, in relation to each Owned Ship, the highest class available to a vessel of such Ship's type with the Classification Society of such Ship whether for the purposes of the relevant Transaction Security
     Documents (if any) or otherwise.

     "CLASSIFICATION SOCIETY" means Lloyds Register of Shipping or such other classification society being a member of the International Association of
     Classification Societies (or any successor organisation) which the Agent shall, at the request of a member of the Group, have agreed in writing shall be treated as the Classification Society in relation to the Ship owned by such member whether for the purposes of the relevant Transaction
     Security Documents (if any) or otherwise.

     "CLOSING DATE" means 25 August 2005, being the date on which Completion occurred.

     "CNSA" means Corporacion Navios Sociedad Anonima of Zona Franca Nueva
     Palmira, Parana s/n, Nueva Palmira, 70101, Departamento de Colonia,
     Uruguay.

     "CNSA ACCOUNT" means each of:

     (a)  the dollar account in the name of CNSA held with Banco de la Republica
          Oriental del Uruguay in Uruguay;

     (b)  the peso account in the name of CNSA held with Citibank in Uruguay;

     (c)  the peso account in the name of CNSA held with C.O.F.A.C. in Uruguay;
          and

     (d)  the dollar account in the name of CNSA held with the Agent in London,

     or such other account or accounts as the Security Agent may agree and "CNSA
     ACCOUNTS" means any or all of them.

     "CNSA ACCOUNT PLEDGE" means, in respect of each of the CNSA Accounts held with Citibank and C.O.F.A.C.in Uruguay, the first priority account pledge, in the agreed form, executed or (as the context may require) to be executed by CNSA in favour of the Security Agent in respect of such CNSA Account and
     "CNSA ACCOUNT PLEDGES" means any or all of them.

     "CNSA ASSETS" means all of CNSA's assets (including the Terminal and any plant, buildings, machinery, tools, moveables, lease rights, Intellectual
     Property, insurance proceeds and any other rights) wherever situated.

     "CNSA ASSIGNMENT OF EARNINGS" means the assignment, in the agreed form, executed or (as the context may require) to be executed by CNSA in favour of the Security Agent in respect of its rights under certain of the
     Terminal Earnings.

     "CNSA ASSIGNMENT OF INSURANCES" means the assignment, in the agreed form, executed or (as the context may require) to be executed by CNSA and/or any other relevant member of the Group in favour of the Security Agent in respect of its rights under certain of the insurances over the Terminal.

     "CNSA GUARANTEE" means the guarantee, in the agreed form, executed or (as the context may require) to be executed by CNSA in favour of the Security
     Agent.

     "CNSA QUARTERLY REPORT" means a report in the agreed form detailing the performance and operation of CNSA in the period to which such report relates.

                                        5

     "CNSA SHARE PLEDGE" means the first priority share pledge, in the agreed form, executed or (as the context may require) to be executed by Navios
     Corporation and CNSA in favour of the Security Agent in respect of Navios
     Corporation's shares in CNSA.

     "CODE" means the U.S. Internal Revenue Code of 1986, as amended.

     "COLLATERAL GUARANTEE" means, in relation to each Collateral Ship and its
     Collateral Owner, the corporate guarantee executed or (as the context may require) to be executed by the relevant Collateral Owner in favour of the
     Security Agent or (as the case may be) the Secured Parties and "COLLATERAL
     GUARANTEES" means any or all of them.

     "COLLATERAL OWNER" means each Existing Collateral Owner, each Additional
     Collateral Owner and any other registered owner of a Collateral Ship.

     "COLLATERAL SHIP" means each Existing Collateral Ship, each Additional
     Collateral Ship (but only following the Utilisation Date of the Facility relating to such Additional Collateral Ship) and each other Owned Ship which is or is to be pursuant to the terms of this Agreement, subject to a
     Security in favour of the Security Agent or, as the case may be, the
     Secured Parties as security for the repayment of moneys owing under the
     Finance Documents and "COLLATERAL SHIPS" means any or all of them.

     "COLLATERAL SHIP CHARTER ASSIGNMENT" means, in relation to a Collateral
     Ship, the specific assignment of a charterparty of such Collateral Ship, in the agreed form, executed or (as the context may require) to be executed by the relevant Collateral Owner in favour of the Security Agent and
     "COLLATERAL SHIP CHARTER ASSIGNMENTS" means any or all of them.

     "COLLATERAL SHIP INSURANCE PROCEEDS" has the meaning given to it in clause
     8.1 (Total Loss/ Sale).

     "COMMITMENT" means a Facility A Commitment or a Facility B1 Commitment or a
     Facility B2 Commitment or a Facility B3 Commitment or a Facility C1
     Commitment or a Facility C2 Commitment or a Facility C3 Commitment or a
     Facility C4 Commitment or a Facility C5 Commitment or a Facility C6
     Commitment or a Facility D1 Commitment or a Facility D2 Commitment or a
     Facility D3 Commitment or a Facility D4 Commitment (as the context may require).

     "COMPLETION" means the completion of the Acquisition in accordance with section 9 of the Acquisition Agreement.

     "COMPLIANCE CERTIFICATE" means a certificate substantially in the form set out in Schedule 8 (Form of Compliance Certificate).

     "COMPULSORY ACQUISITION" means requisition for title or other compulsory acquisition, requisition, appropriation, expropriation, deprivation, forfeiture or confiscation for any reason of a Ship or the Terminal by any
     Government Entity or other competent authority, whether de jure or de facto, but shall exclude requisition for use of hire not involving requisition of title.

     "CONFIDENTIALITY UNDERTAKING" means a confidentiality undertaking substantially in a recommended form of the LMA as set out in Schedule 9
     (LMA Form of Confidentiality Undertaking) or in any other form agreed between the Borrower and the Agent.

     "CONFIRMATION" means the deed of confirmation from the Borrower substantially in the form set out in Part VI of Schedule 3 (Form of Deed of
     Confirmation in relation to ISE-Navios Merger).

     "CONSTITUTIONAL DOCUMENTS" means in respect of a person (other than a natural person), such person's memorandum and articles of association, articles of incorporation, certificate of incorporation, by-laws, extracts from public registers, company statute or other organisational or constitutive instruments or governance rules, including those relating to an Obligor delivered pursuant to Schedule 3 (Conditions Precedent).

     "CONTRACT OF AFFREIGHTMENT" means each of the contracts of affreightment listed in schedule 3.16 to the Acquisition Agreement and any other contracts of affreightment in existence at the date of this Agreement, each having a term which exceeds or by virtue of any optional extension therein contained may exceed 11 months from the Closing Date or the first
     Utilisation Date, and any other contract of affreightment entered into after the date of this Agreement having a term which exceeds or by virtue of

                                        6

     any optional extension therein contained may exceed 11 months and which is entered into by any member of the Group from time to time and "CONTRACTS OF
     AFFREIGHTMENT" means any or all of them.

     "CONTROL" means in relation to a body corporate:

     (a)  the power (whether by way of ownership of shares, proxy, contract, agency or otherwise) to:

          (i)  cast, or control the casting of, more than 50 per cent. of the maximum number of votes that might be cast at a general meeting of such body corporate; or

          (ii) appoint or remove all, or the majority, of the directors or other equivalent officers of such body corporate; or

          (iii) give directions with respect to the operating and financial policies of such body corporate with which the directors or other equivalent officers of such body corporate are obliged to comply;
               and/or

     (b)  the holding beneficially of more than 50 per cent. of the issued share capital of such body corporate (excluding any part of that issued share capital that carries no right to participate beyond a specified amount in a distribution of either profits or capital),

     and "CONTROLLED" shall be construed accordingly.

     "CORE ACTIVITIES" means the operation of an international maritime business focusing on:

     (a)  the transportation and handling of bulk dry cargoes through the ownership, operation and chartering of vessels and the trading of freight derivatives; and

     (b)  the right to the operation of the port and transfer station at the
          Nueva Palmira Free Trade Zone.

     "DEBT COVER" has the meaning given to that term in clause 22.1 (Financial definitions).

     "DEBT SERVICE" has the meaning given to that term in clause 22.1 (Financial definitions).

     "DEFAULT" means an Event of Default or any event or circumstance specified in clause 24 (Events of Default) which would (with the expiry of a grace period, the giving of notice, the making of any determination under the
     Finance Documents or any combination of any of the foregoing) be an Event of Default.

     "DELEGATE" means any delegate, agent, attorney or co-trustee appointed by the Security Agent.

     "DNB OPERATING ACCOUNT" means the Navimax Corporation DnB Operating
     Account, the Navios Handybulk DnB Operating Account, the Navios
     International DnB Operating Account and the Navios Corporation DnB
     Operating Account and "DNB OPERATING ACCOUNTS" means any or all of them.

     "DOC" means a document of compliance issued to an owner of a Ship in accordance with rule 13 of the ISM Code.

     "DOLLARS" and "US$" means the lawful currency for the time being of the
     United States of America.

     "DORMANT SUBSIDIARY" means a member of the Group which does not trade (for itself or as agent for any person) and does not own, legally or beneficially, assets (including indebtedness owed to it) which in aggregate have a value of $100,000 or more or its equivalent in other currencies.

     "EARNINGS" means, in relation to an Owned Ship, all moneys whatsoever from time to time due and payable to the relevant member of the Group arising out of the use or operation of such Owned Ship including all freight, hire and passage moneys, income arising under pooling arrangements, compensation payable to such member in the event of requisition of such Owned Ship for hire, remuneration for salvage and towage services, demurrage and detention moneys, and damages for breach (or payments for variation or termination)
     of any charterparty or other contract for the employment of such Owned
     Ship.

                                        7

     "EBITDA" has the meaning given to that term in clause 22.1 (Financial definitions).

     "ENVIRONMENTAL CLAIM" means:

     (a)  any and all enforcement, clean-up, removal or other governmental or regulatory action or order or claim instituted or made pursuant to any
          Environmental Law or resulting from a Spill; or

     (b)  any claim made by any other person relating to a Spill.

     "ENVIRONMENTAL INCIDENT" means any Spill:

     (a)  from any Relevant Vessel; or

     (b)  from any other vessel in circumstances where:

          (i)  any Relevant Vessel or its owner, operator or manager may be liable for Environmental Claims arising from the Spill (other than Environmental Claims arising and fully satisfied before the date of this Agreement); and/or

          (ii) any Relevant Vessel may be arrested or attached in connection with any such Environmental Claims.

     "ENVIRONMENTAL LAW" means any applicable law or regulation which relates to:

     (a)  the pollution or protection of the environment;

     (b)  harm to or the protection of human health; or

     (c)  any emission or substance capable of causing harm to any living organism or the environment.

     "ENVIRONMENTAL PERMITS" means any permit and other Authorisation and the filing of any notification, report or assessment required under any
     Environmental Law for the operation of the business of any member of the
     Group conducted on or from the properties owned or used by any member of the Group.

     "ERISA" means the Employee Retirement Income Security Act of 1974 of the
     United States, as amended, or any successor statute, as interpreted by the rules and regulations thereunder, all as the same may be in effect from time to time.

     "ERISA AFFILIATE" means an entity, whether or not incorporated, which is under common control with the Borrower and any of its Subsidiaries within the meaning of Section 4001(a)(14) of ERISA, or is a member of a group which includes the Borrower and any of its Subsidiaries and which is treated as a single employer under Section 414(b), (c), (m) or (o) of the
     Code.

     "ERISA EVENT" means (a) with respect to any Plan, the occurrence of a
     Reportable Event or the substantial cessation of operations (within the meaning of Section 4062(e) of ERISA), (b) the withdrawal of the Borrower or any of its Subsidiaries or any ERISA Affiliate from a Multiple Employer
     Plan during a plan year in which it was a substantial employer (as such term is defined in Section 4001(a)(2) of ERISA), or the termination of a
     Multiple Employer Plan, (c) the distribution of a notice of intent to terminate or the actual termination of a Plan pursuant to Section
     4041(a)(2) or 4041A of ERISA, (d) the institution of proceedings to terminate or the actual termination of a Plan by the PBGC under Section
     4042 of ERISA, (e) any event or condition which might reasonably constitute grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Plan, (f) the complete or partial withdrawal of the Borrower or any of its Subsidiaries or any ERISA
     Affiliate from a Multiemployer Plan, (g) the conditions for imposition of a lien under Section 302(f) of ERISA exist with respect to any Plan or (h)
     the adoption of an amendment to any Plan requiring the provision of security to such Plan pursuant to Section 307 of ERISA.

     "EVENT OF DEFAULT" means any event or circumstance specified as such in clause 24 (Events of Default).

                                        8

     "EXCHANGE ACT" means the Securities Exchange Act of 1934 of the United
     States, as amended, and the rules and regulations promulgated thereunder.

     "EXCLUDED EXISTING ACCOUNTS" means those bank accounts of members of the
     Group as at the date of this Agreement notified by the Agent to the
     Borrower in writing as being "Excluded Existing Accounts" on or prior to the submission of the first Utilisation Request.

     "EXCESS CASH" means, in relation to each Financial Quarter, the amount
     (calculated pursuant to clause 8.1.8(Total Loss/Sale)) which is equal to:

     (a)  the Free Liquid Assets of the Group as at the Excess Cash Calculation
          Date in relation to such Financial Quarter, minus

     (b)  $40,000,000, minus

     (c)  only in the case of each of (i) the Financial Quarter ending 31
          December 2005, (ii) the Financial Quarters of the Financial Year
          ending 31 December 2006 and (iii) the first three Financial Quarters of the Financial Year ending 31 December 2007, the Relevant Amount for the relevant Financial Quarter.

     "EXCESS CASH CALCULATION DATE" means, in relation to each Financial
     Quarter, the date falling one month (or such other later date agreed in writing by the Agent in its sole discretion following a request by the
     Borrower in writing) after the end of that Financial Quarter and "EXCESS
     CASH CALCULATION DATES" means any or all of them.

     "EXISTING COLLATERAL OWNER" means each registered owner of an Existing
     Collateral Ship and "EXISTING COLLATERAL OWNERS" means any or all of them.

     "EXISTING COLLATERAL SHIP" means each of the motor vessels (being, on the date of this Agreement, Owned Ships) listed in rows 1 to 6 (inclusive) of
     Schedule 2 (The Ships), indicated as owned by the member of the Group specified opposite such Existing Collateral Ship's name and "EXISTING
     COLLATERAL SHIPS" means any or all of them.

     "EXISTING FINANCIAL INDEBTEDNESS" means the Financial Indebtedness of the
     Group as at the date of this Agreement (including the Existing HSH Debt)
     notified by the Agent to the Borrower as being "Existing Financial
     Indebtedness" on or prior to the submission of a Utilisation Request.

     "EXISTING HSH DEBT" means the aggregate principal amount owing by the
     Borrower under the Existing Loan Agreement at any relevant time.

     "EXISTING LOAN AGREEMENT" means the facilities agreement dated 12 July 2005
     (as amended by an amendment letter dated 25 August 2005) and made between
     (inter alios) ISE as borrower and HSH Nordbank AG as mandated lead arranger, agent and security agent, as amended and supplemented, in respect of loan facilities of (originally) $520,000,000.

     "FACILITY" means Facility A or Facility B1 or Facility B2 or Facility B3 or
     Facility C1 or Facility C2 or Facility C3 or Facility C4 or Facility C5 or
     Facility C6 or Facility D1 or Facility D2 or Facility D3 or Facility D4 (as
     the context requires) and, in relation to an Additional Collateral Ship, it means the Facility specified opposite such Ship's name in the relevant column of Schedule 2 (The Ships) and "FACILITIES" means all of them.

     "FACILITY A" means the term loan facility made available under this
     Agreement as described in paragraph (a) of clause 2.1.1 (The Facilities).

     "FACILITY A COMMITMENT" means:

     (a)  in relation to an Original Lender, the amount in dollars set opposite its name under the heading "Facility A Commitment" in Part II of
          Schedule 1 (The Original Parties) and the amount of any other Facility
          A Commitment transferred to it under this Agreement; and

     (b)  in relation to any other Lender, the amount in dollars of any Facility
          A Commitment transferred to it under this Agreement,

                                        9

     to the extent not cancelled, reduced or transferred by it under this
     Agreement.

     "FACILITY A LOAN" means a loan made or to be made under Facility A or the principal amount outstanding for the time being of that loan.

     "FACILITY A REPAYMENT DATE" means each date set out in clause 6.1.1
     (Repayment of Loans).

     "FACILITY B LOAN" means a Facility B1 Loan or a Facility B2 Loan or a
     Facility B3 Loan, as the context requires and "FACILITY B LOANS" means all of them.

     "FACILITY B REPAYMENT DATE" means each date for repayment of Facility B1,
     Facility B2 and Facility B3 as set out in clause 6.1.2 (Repayment of
     Loans).

     "FACILITY B1" means the term loan facility made available under this
     Agreement as described in paragraph (b) of clause 2.1.1 (The Facilities).

     "FACILITY B1 COMMITMENT" means:

     (a)  in relation to an Original Lender, the amount in dollars set opposite its name under the heading "Facility B1 Commitment" in Part II of
          Schedule 1 (The Original Parties) and the amount of any other Facility
          B1 Commitment transferred to it under this Agreement; and

     (b)  in relation to any other Lender, the amount in dollars of any Facility
          B1 Commitment transferred to it under this Agreement,

     to the extent not cancelled, reduced or transferred by it under this
     Agreement.

     "FACILITY B1 LOAN" means a loan made or to be made under Facility B1 or the principal amount outstanding for the time being on that loan.

     "FACILITY B2" means the term loan facility made available under this
     Agreement as described in paragraph (c) of clause 2.1.1 (The Facilities).

     "FACILITY B2 COMMITMENT" means:

     (a)  in relation to an Original Lender, the amount in dollars set opposite its name under the heading "Facility B2 Commitment" in Part II of
          Schedule 1 (The Original Parties) and the amount of any other Facility
          B2 Commitment transferred to it under this Agreement; and

     (b)  in relation to any other Lender, the amount in dollars of any Facility
          B2 Commitment transferred to it under this Agreement,

     to the extent not cancelled, reduced or transferred by it under this
     Agreement.

     "FACILITY B2 LOAN" means a loan made or to be made under Facility B2 or the principal amount outstanding for the time being of that loan.

     "FACILITY B3" means the term loan facility made available under this
     Agreement as described in paragraph (d) of clause 2.1.1 (The Facilities).

     "FACILITY B3 COMMITMENT" means:

     (a)  in relation to an Original Lender, the amount in dollars set opposite its name under the heading "Facility B3 Commitment" in Part II of
          Schedule 1 (The Original Parties) and the amount of any other Facility
          B3 Commitment transferred to it under this Agreement; and

     (b)  in relation to any other Lender, the amount in dollars of any Facility
          B3 Commitment transferred to it under this Agreement,

     to the extent not cancelled, reduced or transferred by it under this
     Agreement.

                                       10

     "FACILITY B3 LOAN" means the loan made or to be made under Facility B3 or the principal amount outstanding for the time being of that loan.

     "FACILITY C LOAN" means a Facility C1 Loan or a Facility C2 Loan or a
     Facility C3 Loan or a Facility C4 Loan or a Facility C5 Loan or a Facility
     C6 Loan, as the context requires and "FACILITY C LOANS" means all of them.

     "FACILITY C REPAYMENT DATE" means each date for repayment of Facility C1,
     Facility C2, Facility C3, Facility C4, Facility C5 and Facility C6 as set
     out in clause 6.1.3 (Repayment of Loans).

     "FACILITY C1" means the term loan facility made available under this
     Agreement as described in paragraph (e) of clause 2.1.1 (The Facilities).

     "FACILITY C1 COMMITMENT" means:

     (a)  in relation to an Original Lender, the amount in dollars set opposite its name under the heading "Facility C1 Commitment" in Part II of
          Schedule 1 (The Original Parties) and the amount of any other Facility
          C1 Commitment transferred to it under this Agreement; and

     (b)  in relation to any other Lender, the amount in dollars of any Facility
          C1 Commitment transferred to it under this Agreement,

     to the extent not cancelled, reduced or transferred by it under this
     Agreement.

     "FACILITY C1 LOAN" means a loan made or to be made under Facility C1 or the principal amount outstanding for the time being on that loan.

     "FACILITY C2" means the term loan facility made available under this
     Agreement as described in paragraph (f) of clause 2.1.1 (The Facilities).

     "FACILITY C2 COMMITMENT" means:

     (a)  in relation to an Original Lender, the amount in dollars set opposite its name under the heading "Facility C2 Commitment" in Part II of
          Schedule 1 (The Original Parties) and the amount of any other Facility
          C2 Commitment transferred to it under this Agreement; and

     (b)  in relation to any other Lender, the amount in dollars of any Facility
          C2 Commitment transferred to it under this Agreement,

     to the extent not cancelled, reduced or transferred by it under this
     Agreement.

     "FACILITY C2 LOAN" means a loan made or to be made under Facility C2 or the principal amount outstanding for the time being on that loan.

     "FACILITY C3" means the term loan facility made available under this
     Agreement as described in paragraph (g) of clause 2.1.1 (The Facilities).

     "FACILITY C3 COMMITMENT" means:

     (a)  in relation to an Original Lender, the amount in dollars set opposite its name under the heading "Facility C3 Commitment" in Part II of
          Schedule 1 (The Original Parties) and the amount of any other Facility
          C3 Commitment transferred to it under this Agreement; and

     (b)  in relation to any other Lender, the amount in dollars of any Facility
          C3 Commitment transferred to it under this Agreement,

     to the extent not cancelled, reduced or transferred by it under this
     Agreement.

     "FACILITY C3 LOAN" means a loan made or to be made under Facility C3 or the principal amount outstanding for the time being on that loan.

                                       11

     "FACILITY C4" means the term loan facility made available under this
     Agreement as described in paragraph (h) of clause 2.1.1 (The Facilities).

     "FACILITY C4 COMMITMENT" means:

     (a)  in relation to an Original Lender, the amount in dollars set opposite its name under the heading "Facility C4 Commitment" in Part II of
          Schedule 1 (The Original Parties) and the amount of any other Facility
          C4 Commitment transferred to it under this Agreement; and

     (b)  in relation to any other Lender, the amount in dollars of any Facility
          C4 Commitment transferred to it under this Agreement,

     to the extent not cancelled, reduced or transferred by it under this
     Agreement.

     "FACILITY C4 LOAN" means a loan made or to be made under Facility C4 or the principal amount outstanding for the time being on that loan.

     "FACILITY C5" means the term loan facility made available under this
     Agreement as described in paragraph (i) of clause 2.1.1 (The Facilities).

     "FACILITY C5 COMMITMENT" means:

     (a)  in relation to an Original Lender, the amount in dollars set opposite its name under the heading "Facility C5 Commitment" in Part II of
          Schedule 1 (The Original Parties) and the amount of any other Facility
          C5 Commitment transferred to it under this Agreement; and

     (b)  in relation to any other Lender, the amount in dollars of any Facility
          C5 Commitment transferred to it under this Agreement,

     to the extent not cancelled, reduced or transferred by it under this
     Agreement.

     "FACILITY C5 LOAN" means a loan made or to be made under Facility C5 or the principal amount outstanding for the time being on that loan.

     "FACILITY C6" means the term loan facility made available under this
     Agreement as described in paragraph (j) of clause 2.1.1 (The Facilities).

     "FACILITY C6 COMMITMENT" means:

     (a)  in relation to an Original Lender, the amount in dollars set opposite its name under the heading "Facility C6 Commitment" in Part II of
          Schedule 1 (The Original Parties) and the amount of any other Facility
          C6 Commitment transferred to it under this Agreement; and

     (b)  in relation to any other Lender, the amount in dollars of any Facility
          C6 Commitment transferred to it under this Agreement,

     to the extent not cancelled, reduced or transferred by it under this
     Agreement.

     "FACILITY C6 LOAN" means a loan made or to be made under Facility C6 or the principal amount outstanding for the time being on that loan.

     "FACILITY D LOAN" means a Facility D1 Loan or a Facility D2 Loan or a
     Facility D3 Loan or a Facility D4 Loan, as the context requires and
     "FACILITY D LOANS" means all of them.

     "FACILITY D REPAYMENT DATE" means each date for repayment of Facility D1,
     Facility D2, Facility D3 and Facility D4, as set out in clause 6.1.4
     (Repayment of Loans).

     "FACILITY D1" means the term loan facility made available under this
     Agreement as described in paragraph (k) of clause 2.1.1 (The Facilities).

                                       12

     "FACILITY D1 COMMITMENT" means:

     (a)  in relation to an Original Lender, the amount in dollars set opposite its name under the heading "Facility D1 Commitment" in Part II of
          Schedule 1 (The Original Parties) and the amount of any other Facility
          D1 Commitment transferred to it under this Agreement; and

     (b)  in relation to any other Lender, the amount in dollars of any Facility
          D1 Commitment transferred to it under this Agreement,

     to the extent not cancelled, reduced or transferred by it under this
     Agreement.

     "FACILITY D1 LOAN" means a loan made or to be made under Facility D1 or the principal amount outstanding for the time being on that loan.

     "FACILITY D2" means the term loan facility made available under this
     Agreement as described in paragraph (l) of clause 2.1.1 (The Facilities).

     "FACILITY D2 COMMITMENT" means:

     (a)  in relation to an Original Lender, the amount in dollars set opposite its name under the heading "Facility D2 Commitment" in Part II of
          Schedule 1 (The Original Parties) and the amount of any other Facility
          D2 Commitment transferred to it under this Agreement; and

     (b)  in relation to any other Lender, the amount in dollars of any Facility
          D2 Commitment transferred to it under this Agreement,

     to the extent not cancelled, reduced or transferred by it under this
     Agreement.

     "FACILITY D2 LOAN" means a loan made or to be made under Facility D2 or the principal amount outstanding for the time being on that loan.

     "FACILITY D3" means the term loan facility made available under this
     Agreement as described in paragraph (m) of clause 2.1.1 (The Facilities).

     "FACILITY D3 COMMITMENT" means:

     (a)  in relation to an Original Lender, the amount in dollars set opposite its name under the heading "Facility D3 Commitment" in Part II of
          Schedule 1 (The Original Parties) and the amount of any other Facility
          D3 Commitment transferred to it under this Agreement; and

     (b)  in relation to any other Lender, the amount in dollars of any Facility
          D3 Commitment transferred to it under this Agreement,

     to the extent not cancelled, reduced or transferred by it under this
     Agreement.

     "FACILITY D3 LOAN" means a loan made or to be made under Facility D3 or the principal amount outstanding for the time being on that loan.

     "FACILITY D4" means the term loan facility made available under this
     Agreement as described in paragraph (n) of clause 2.1.1 (The Facilities).

     "FACILITY D4 COMMITMENT" means:

     (a)  in relation to an Original Lender, the amount in dollars set opposite its name under the heading "Facility D4 Commitment" in Part II of
          Schedule 1 (The Original Parties) and the amount of any other Facility
          D4 Commitment transferred to it under this Agreement; and

     (b)  in relation to any other Lender, the amount in dollars of any Facility
          D4 Commitment transferred to it under this Agreement,

     to the extent not cancelled, reduced or transferred by it under this
     Agreement.

                                       13

     "FACILITY D4 LOAN" means a loan made or to be made under Facility D4 or the principal amount outstanding for the time being on that loan.

     "FACILITY OFFICE" means:

     (a)  in respect of a Lender, the office or offices notified by such Lender to the Agent in writing on or before the date it becomes a Lender (or, following that date, by not less than five Business Days' prior written notice) as the office or offices through which it will perform its obligations under this Agreement; or

     (b)  in respect of any other person, any relevant jurisdiction in which it is resident for tax purposes.

     "FEE LETTER" means the letter dated on or about the date of this Agreement between (inter alios) the Agent and the Borrower setting out any of the fees referred to in clause 13 (Fees).

     "FFA" means a forward freight derivative transaction.

     "FFA TRADING STATEMENT" means a statement of earnings and cash receipts from forward freight derivatives including a schedule of existing FFAs
     (whether closed or not) for the immediately preceding Financial Quarter of the Group and a short commentary specifying the current trading positions, significant changes from the preceding Financial Quarter, expected trading and any changes in trading policy.

     "FINANCE DOCUMENT" means this Agreement, the Offer Letter, any Compliance
     Certificate, the Fee Letter, any Hedge Agreement, any Resignation Letter,
     any Selection Notice, any Transaction Security Document, any Utilisation
     Request, the Intra-Group Loan Agreement and any other document designated as a "Finance Document" by the Agent and the Borrower.

     "FINANCE LEASE" has the meaning given to that term in clause 22.1
     (Financial definitions).

     "FINANCE PARTY" means the Agent, the Arranger, the Security Agent, a Lender or any Hedge Counterparty.

     "FINANCIAL INDEBTEDNESS" means any indebtedness for or in respect of:

     (a)  monies borrowed;

     (b)  any amount raised by acceptance under any acceptance credit facility or dematerialised equivalent;

     (c)  any amount raised pursuant to any note purchase facility or the issue of bonds, notes, debentures, loan stock or any similar instrument;

     (d)  the amount of any liability in respect of any lease or hire purchase contract which would, in accordance with the Accounting Principles, be treated as a finance or capital lease;

     (e)  receivables sold or discounted (other than any receivables to the extent they are sold on a non-recourse basis);

     (f)  any Treasury Transaction (and, when calculating the value of that
          Treasury Transaction, only the marked to market value shall be taken into account);

     (g)  any counter-indemnity obligation in respect of a guarantee, bond, standby or documentary letter of credit or any other instrument issued by a bank or financial institution;

     (h)  any amount of any liability under an advance or deferred purchase agreement if (a) one of the primary reasons behind entering into the agreement is to raise finance or (b) the agreement is in respect of the supply of assets or services and payment is due more than 90 days after the date of supply;

                                       14

     (i)  any arrangement pursuant to which an asset sold or otherwise disposed of by that person may be re-acquired by a member of the Group (whether following the exercise of an option or otherwise);

     (j)  any amount raised under any other transaction (including any forward sale or purchase agreement) having the commercial effect of a borrowing; and

     (k)  the amount of any liability in respect of any guarantee for any of the items referred to in paragraphs (a) to (j) above,

     and so that where the amount of Financial Indebtedness falls to be calculated, no amount shall be taken into account more than once in the same calculation and, where the amount is to be calculated on a consolidated basis in respect of a corporate group, monies borrowed or raised, or other indebtedness, as between members of such group shall be excluded provided that the debtor is a wholly-owned subsidiary of the
     Borrower.

     "FINANCIAL QUARTER" has the meaning given to that term in clause 22.1
     (Financial definitions).

     "FINANCIAL QUARTER DAY" has the meaning given to that term in clause 22.1
     (Financial definitions).

     "FINANCIAL YEAR" has the meaning given to that term in clause 22.1
     (Financial definitions).

     "FLAG STATE" means:

     (a)  the Republic of Panama; or

     (b)  in relation to the Existing Collateral Ships only, the Hellenic
          Republic or, following the Borrower's compliance with clause 23.52.1
          (Conditions Subsequent), the Marshall Islands or the Republic of
          Panama,

     or, in each such case, such other state or territory approved in writing by the Agent, at the request of a member of the Group, as being the "Flag
     State" of the Ship owned by such member whether, in the case of a
     Collateral Ship, for the purposes of the relevant Transaction Security
     Documents or, in the case of any other Owned Ship, for any other purpose.

     "FLEET BOOK VALUE" has the meaning given to that term in clause 22.1
     (Financial definitions).

     "FLEET MARKET VALUE" has the meaning given to that term in clause 22.1
     (Financial definitions).

     "FOREIGN PLAN" means any employee benefit plan, program, policy, arrangement or agreement maintained or contributed to by, or entered into with, the Borrower or any of its Subsidiaries with respect to employees employed outside the United States.

     "FOREIGN PLAN UNDERFUNDING" means an excess of the present value of the accrued benefit liabilities (whether or not vested) under a Foreign Plan, determined as of the end of the most recently ended fiscal year of the
     Borrower or any of its Subsidiaries (based on the actuarial assumptions used for purposes of the applicable jurisdiction's financial reporting requirements), over the current value of the assets of such Foreign Plan.

     "FORM S-4" means the form S-4 Registration Statement filed with the United
     States Securities and Exchange Commission by ISE in connection with the
     Acquisition and the ISE-Navios Merger.

     "FREE LIQUID ASSETS" has the meaning given to that term in clause 22.1
     (Financial definitions).

     "GENERAL ASSIGNMENT" means, in relation to a Collateral Ship, the general assignment collateral to the Mortgage for such Collateral Ship, in the agreed form, executed or (as the context may require) to be executed by the relevant Collateral Owner in favour of the Security Agent or (as the case may be) the Secured Parties and "GENERAL ASSIGNMENTS" means any or all of them;

     "GREEK ACCOUNT PLEDGES" means, together (a) the account pledge executed by the Manager in favour of HSH Nordbank AG in respect of two bank accounts of the Manager held with Alpha Bank A.E. in Greece and (b) the account pledge executed by Navios Corporation in favour of HSH Nordbank AG in

                                       15

     respect of two bank accounts of Navios Corporation held with Alpha Bank
     A.E. in Greece and "GREEK ACCOUNT PLEDGE" means either of them.

     "GOVERNMENT ENTITY" means and includes (whether having a distinct legal personality or not) any national, local or supranational government or governmental authority, regulatory body, board, commission, department, division, organ, instrumentality, court or agency and any association, organisation or institution of which any of the foregoing is a member or to whose jurisdiction any of the foregoing is subject or in whose activities any of the foregoing is a participant.

     "GROUP" means the Borrower and each of its Subsidiaries from time to time during the term of this Agreement.

     "GROUP STRUCTURE CHART" means the group structure chart in the agreed form.

     "HEDGE AGREEMENT" means any master agreement, confirmation, schedule or other agreement in agreed form entered into or to be entered into by the
     Borrower and a Hedge Counterparty (including the HSH ISDA Agreement) for the purpose of hedging interest rate liabilities in relation to the
     Facilities in accordance with the Hedge Strategy Letter.

     "HEDGE COUNTERPARTY" means the Original Hedge Counterparty and each Lender or Affiliate of a Lender which, in accordance with and for the purposes of clause 25.8 (Hedge Counterparties) acts as an interest rate hedging counterparty and has executed and delivered a Hedge Counterparty Accession
     Letter.

     "HEDGE COUNTERPARTY ACCESSION LETTER" means a document duly executed by a
     Hedge Counterparty substantially in the form set out in Schedule 12 (Form of Hedge Counterparty Accession Letter).

     "HEDGE STRATEGY LETTER" means a letter delivered to the Agent in accordance with clause 5.6 (Hedge Transactions) between the Agent and the Borrower describing the hedging arrangements entered into or to be entered into in respect of the interest rate liabilities of the Borrower under this
     Agreement.

     "HESTIA GUARANTEE" means the guarantee, in the agreed form, executed or (as the context may require) to be executed by Hestia Shipping Ltd. in favour of the Security Agent.

     "HESTIA OPERATING ACCOUNT" means an interest bearing dollar account of
     Hestia Shipping Ltd. opened or (as the context may require) to be opened with the London branch of the Security Agent designated the Hestia Shipping
     Ltd. Operating Account and includes any other account designated in writing by the Agent to be a Hestia Shipping Ltd. Operating Account for the
     purposes of this Agreement.

     "HOLDING ACCOUNT" means an interest bearing account:

     (a)  held in Hamburg by the Borrower with the Agent or Security Agent;

     (b)  identified in a letter between the Borrower and the Agent as a Holding
          Account; and

     (c)  subject to Security in favour of the Security Agent which Security is in form and substance satisfactory to the Agent,

     (as the same may be redesignated, substituted or replaced from time to time).

     "HOLDING COMPANY" means, in relation to a company or corporation, any other company or corporation in respect of which it is a Subsidiary.

     "HSH ACCOUNTS" means the Holding Account, the Operating Accounts (other than any CNSA Account which is an Operating Account), the Retention Account and the Working Capital Account and includes any sub-accounts thereof.

     "HSH HAMBURG ACCOUNT PLEDGE" means the first priority account pledge, in the agreed form, executed or (as the context may require) to be executed by the Borrower in favour of the Security Agent in respect of the Holding
     Account, the Retention Account and the Working Capital Account.

                                       16

     "HSH ISDA AGREEMENT" means the 1992 ISDA Master Agreement (including a schedule thereto) dated as of 4 October 2005 entered into between the
     Borrower and the Original Hedge Counterparty, including any Confirmations
     (as defined therein) executed pursuant thereto and any Transactions (as defined therein) entered into thereunder.

     "HSH LONDON ACCOUNT CHARGE" means the first priority account charge, in the agreed form, executed or (as the context may require) to be executed by
     CNSA, Navios International Inc., Navimax Corporation, Navios Handybulk
     Inc., Hestia Shipping Ltd., Navios ShipManagement Inc., each Existing
     Collateral Owner, each Additional Collateral Owner and any other relevant member of the Group in favour of the Security Agent.

     "INFORMATION MEMORANDUM" means the document in the form approved by the
     Borrower concerning the Target Group which, at the request of the Borrower and on its behalf is or is to be prepared in relation to this transaction, approved by the Borrower and distributed by the Arranger prior to the
     Syndication Date in connection with the syndication of the Facilities.

     "INFORMATION PACKAGE" means the Reports, the Base Case Model and the
     Business Plan.

     "INSURANCE REPORT" means an insurance opinion in the agreed form prepared by BankServe Insurance Services Ltd and dated on or before the first
     Utilisation Date and addressed to, and/or capable of being relied upon by, the Arranger and the other Secured Parties.

     "INTELLECTUAL PROPERTY" means:

     (a)  any patents, trade marks, service marks, designs, business names, copyrights, design rights, software rights, domain names, moral rights, inventions, confidential information, knowhow and other intellectual property rights and interests, whether registered or unregistered; and

     (b)  the benefit of all applications and rights to use such assets of each member of the Group.

     "INTEREST" has the meaning given to that term in clause 22.1 (Financial definitions).

     "INTEREST PAYABLE" has the meaning given to that term in clause 22.1
     (Financial definitions).

     "INTEREST PERIOD" means, in relation to a Loan, each period determined in accordance with clause 11 (Interest Periods) and, in relation to an Unpaid
     Sum, each period determined in accordance with clause 10.4 (Default interest).

     "INTEREST RECEIVABLE" has the meaning given to that term in clause 22.1
     (Financial definitions).

     "INTRA-GROUP LOAN AGREEMENT" means the intra-group loan agreement, in the agreed form, between the Borrower and others as borrowers, the Borrower and others as lenders and the Security Agent.

     "INTRA-GROUP LOAN ASSIGNMENT" means the loan assignment, in the agreed form, executed or (as the context may require) to be executed by the
     Borrower and others in favour of the Security Agent.

     "INTRA-GROUP LOANS" means loans made by:

     (a)  the Borrower to a Security Provider;

     (b)  one Security Provider to another Security Provider where neither such
          Security Provider is a Purchase Option Subsidiary; or

     (c)  a member of the Group to a Purchase Option Subsidiary for the sole purpose of assisting such Purchase Option Subsidiary to acquire a
          Purchase Option Ship, provided that such Purchase Option Ship is acquired in accordance with clause 23.43 (Purchase Option
          Subsidiaries);

     (d)  the Borrower to a New Share Issue Subsidiary for the sole purpose of assisting such New Share Issue Subsidiary to acquire a Permitted NSIS
          Asset, provided that the acquisition is made subject to the provisions of clause 23.44 (New Share Issue Subsidiaries); or

     (e)  a Purchase Option Subsidiary or a New Share Issue Subsidiary to the
          Borrower,

                                       17

     where the parties to such loans are parties to the Intra-Group Loan
     Agreement.

     "ISE" means, as of prior to the ISE-Navios Merger, International Shipping
     Enterprises, Inc. a corporation then incorporated in Delaware (now merged into the Borrower).

     "ISE-NAVIOS MERGER" means the merger (completed on 25 August 2005) of ISE with the Target such that the resulting entity was the Borrower.

     "ISE-NAVIOS MERGER STEPS PAPER" means the steps paper in the agreed form entitled "ISE/Navios Merger Steps Paper".

     "ISM CODE" means the International Management Code for the Safe Operation
     of Ships and for Pollution Prevention constituted pursuant to Resolution A.
     741 (18) of the International Maritime Organisation and incorporated into the International Convention for the Safety of Life at Sea 1974 and
     includes any amendments or extensions thereto and any regulation issued pursuant thereto.

     "ISPS CODE" means the International Ship and Port Facility Security Code constituted pursuant to Resolution A. 924(22) of the International Maritime
     Organisation and incorporated into the International Convention for the
     Safety of Life at Sea 1974 and includes any amendments or extensions thereto and any regulation issued pursuant thereto.

     "ISSC" means an International Ship Security Certificate issued in respect of a Ship under the provisions of the ISPS Code.

     "JOINT VENTURE" means any joint venture entity, whether a company, unincorporated firm, undertaking, association or partnership or any other entity.

     "KEY PERSONNEL" means each and all of Ted C. Petrone, Michael E. McClure,
     Shunji Sasada, Pablo Soler and Ruben Martinez Baeza and any person appointed as a replacement for any such persons in accordance with clause
     23.26.2 (Service Contracts).

     "LEASE" means the lease agreement (or agreement for use) dated 27 September
     1956, as amended and/or supplemented and/or modified by the lease agreement
     (or agreement for use) dated 4 December 1995, each made between (a) the
     State of the Oriental Republic of Uruguay acting through certain of its
     Government Entities and (b) Navios Corporation of the Republic of Liberia
     (now incorporated into Navios Corporation) acting through its Uruguayan branch, each in respect of the Terminal and/or the Project, as amended and/or supplemented and/or modified by an amendment and extension agreement dated 15 June 1998, as transferred and/or assigned to CNSA under and pursuant to a contract of transfer dated 24 September 1999, and as the same may be amended and/or supplemented from time to time.

     "LEGAL DUE DILIGENCE REPORT" means the legal due diligence report in the agreed form dated 24 March 2005 as supplemented by a memorandum dated 6 May
     2005 prepared by Mintz Levin Cohn Ferris Glovsky and Popeo P.C. relating to the Acquisition and addressed to, and/or capable of being relied upon by, the Arranger and the other Secured Parties.

     "LEGAL RESERVATIONS" means:

     (a)  the principle that equitable remedies may be granted or refused at the discretion of a court and the limitation of enforcement by laws relating to insolvency, reorganisation and other laws generally affecting the rights of creditors;

     (b)  the time barring of claims under the Limitation Acts, the possibility that an undertaking to assume liability for or indemnify a person against non-payment of UK stamp duty may be void and defences of set-off or counterclaim; and

     (c)  similar principles, rights and defences under the laws of any Relevant
          Jurisdiction.

                                       18

     "LENDER" means:

     (a)  any Original Lender; and

     (b)  any bank, financial institution, trust, fund or other entity which has become a Party in accordance with clause 25 (Changes to the Lenders),

     which in each case has not ceased to be a Party in accordance with the terms of this Agreement.

     "LIBOR" means in relation to a particular period:

     (a)  the rate per annum for deposits of dollars for a period equivalent to such period at the Specified Time on the Quotation Day for such period as displayed on Reuters BBA page LIBOR01 (and, for the purposes of this Agreement, "REUTERS BBA PAGE LIBOR01" means the display designated as "Reuters BBA page LIBOR01" on the Telerate Service or such other page as may replace "Reuters BBA page LIBOR01" on the
          Telerate Service for the purpose of displaying rates comparable to that rate or on such other service as may be nominated by the British
          Bankers' Association for the purpose of displaying BBA Interest
          Settlement Rates (as defined in the British Bankers' Association's
          Recommended Terms and Conditions ("BBAIRS" terms) dated August, 1996)
          for dollars); or

     (b)  if on such date no such rate is displayed, LIBOR for such period shall be the rate per annum determined by the Agent to be the arithmetic mean of the rates per annum (rounded upward if necessary to the nearest one sixteenth (1/16th) of one per cent) quoted to the Agent by the Reference Banks at the request of the Agent as the Reference
          Banks' offered rate for deposits in dollars in an amount comparable with the amount in relation to which LIBOR is to be determined and for a period equal to the relevant period to prime banks in the London interbank market at or about the Specified Time on the Quotation Day for such period.

     "LMA" means the Loan Market Association.

     "LOAN" means a Facility A Loan or a Facility B1 Loan or a Facility B2 Loan
     or a Facility B3 Loan or a Facility C1 Loan or a Facility C2 Loan or a
     Facility C3 Loan or a Facility C4 Loan or a Facility C5 Loan or a Facility
     C6 Loan or a Facility D1 Loan or a Facility D2 Loan or a Facility D3 Loan
     or a Facility D4 Loan (as the context may require).

     "LONG-STOP DATE" means 30 April 2006 or such other later date (falling in any event not later than 31 May 2006) as the Agent (acting on the instructions of the Majority Lenders) may, following the Borrower's request in writing, agree in writing in its absolute discretion and, if such consent is given, on such conditions as the Agent (acting on the instructions of the Majority Lenders) may impose.

     "MAJORITY LENDERS" means a Lender or Lenders whose Commitments aggregate more than 66(2)/3 per cent. of the Total Commitments (or, if the Total
     Commitments have been reduced to zero, aggregated more than 66(2)/3 per cent. of the Total Commitments immediately prior to that reduction).

     "MANAGEMENT AGREEMENT" means, in relation to each Collateral Ship:

     (a)  the agreement made or (as the context may require) to be made, in the agreed form, between the relevant Collateral Owner and the Manager providing for the Manager to manage such Collateral Ship; and

     (b)  the agreement dated 2 June 2004 between the Manager as head manager and Navimax Corporation as commercial sub-manager of such Collateral
          Ship (as amended and supplemented from time to time),

     and "MANAGEMENT AGREEMENTS" means any or all of them.

     "MANAGER" means Navios ShipManagement, Inc. and/or any other person appointed by the relevant Collateral Owner, with the prior written consent of the Agent, as the manager of any of the Collateral Ships and includes its successors in title and assignees.

                                       19

     "MANAGER'S UNDERTAKING" means, in relation to each Collateral Ship, an undertaking and assignment, in the agreed form, executed or (as the context may require) to be executed by the Manager in favour of the Security Agent as a condition precedent to the approval of the Management Agreements relating to such Collateral Ship (as the case may be) and "MANAGER'S
     UNDERTAKINGS" means any or all of them.

     "MANDATORY COST" means the percentage rate per annum calculated by the
     Agent in accordance with Schedule 5 (Mandatory Cost Formula).

     "MARGIN" means:

     (a)  in relation to the Facility A Loan, the Facility C Loans and the
          Facility D Loans, 1.50 per cent. per annum;

     (b)  in relation to the Facility B1 Loan, 2.25 per cent. per annum;

     (c)  in relation to the Facility B2 Loan, 2.50 per cent. per annum;

     (d)  in relation to the Facility B3 Loan, 2.75 per cent. per annum;

     (e)  in relation to any Unpaid Sum relating or referable to a Facility, the rate per annum specified above for that Facility; and

     (f)  in relation to any other Unpaid Sum, the highest rate specified above.

     "MATERIAL ADVERSE EFFECT" means in the reasonable opinion of the Agent a material adverse effect on:

     (a)  the business, operations, property, assets, condition (financial or otherwise) or prospects of the Group taken as a whole; or

     (b)  the ability of an Obligor to perform its obligations under the Finance
          Documents; or

     (c)  the validity or enforceability of, or the effectiveness or ranking of any Transaction Security or the rights or remedies of any Finance
          Party under any of the Finance Documents.

     "MATERIAL CONTRACT" means each of the material contracts identified in schedule 3.16 of the Acquisition Agreement and any other Charters and
     Contracts of Affreightment save for:

     (a)  any contract of affreightment having a term of less than 11 months as at the Closing Date and which does not contain any optional extension by virtue of which its term may exceed 11 months as from the Closing
          Date; and

     (b)  any charterparty having a term of less than 11 months as at the
          Closing Date and which does not contain any optional extension by virtue of which its term may exceed 11 months as from the Closing
          Date.

     "MERGER AGREEMENT" means the merger agreement dated 25 August 2005 and entered into between ISE and the Target setting out the plan for and basis upon which they merged into one entity (being the Borrower).

     "MOA" means, in relation to a MOA Ship, the memorandum of agreement made or
     (as the context may require) to be made between the relevant Seller and the relevant Additional Collateral Owner, in relation to the sale by the relevant Seller, and the purchase by the relevant Additional Collateral
     Owner, of such MOA Ship, as such memorandum of agreement may be amended and/or supplemented from time to time with the prior written consent of the
     Agent (acting on the instructions of the Majority Lenders) and "MOAS" means any or all of them.

     "MOA SHIP" means each of the motor vessels listed in rows 27 to 30
     (inclusive) of Schedule 2 (The Ships) indicated as a ship to be purchased under a MOA in the relevant column opposite such MOA Ship's name, and "MOA
     SHIPS" means any or all of them.

                                       20

     "MORTGAGE" means, in relation to each Collateral Ship, the first preferred mortgage of such Collateral Ship, in the agreed form, executed or (as the context may require) to be executed by the relevant Collateral Owner in favour of the Security Agent or (as the case may be) the Secured Parties and "MORTGAGES" means any or all of them.

     "MULTIEMPLOYER PLAN" means at any time a Plan covered by Title IV of ERISA which is a Multiemployer Plan as defined in Section 3(37) or 4001(a)(3) of
     ERISA.

     "MULTIPLE EMPLOYER PLAN" means a Plan covered by Title IV of ERISA, other than a Multiemployer Plan, of which the Borrower or any of its Subsidiaries or any ERISA Affiliate and at least one employer other than the Borrower or any of its Subsidiaries or any ERISA Affiliate are contributing sponsors.

     "NAVIMAX CORPORATION ASSIGNMENT OF INSURANCES" means the assignment, in the agreed form, executed (or as the context may require) to be executed by
     Navimax Corporation in favour of the Security Agent in respect of its rights under certain insurances of which it has the benefit.

     "NAVIMAX CORPORATION CHARTER ASSIGNMENT" means a first priority assignment, in the agreed form, executed or (as the context may require) to be executed by Navimax Corporation in favour of the Security Agent in respect of all
     Charters or Contracts of Affreightment to which Navimax Corporation is a party.

     "NAVIMAX CORPORATION DNB OPERATING ACCOUNT" means the interest bearing dollar account of Navimax Corporation held with DnB Nor Bank in New York.

     "NAVIMAX CORPORATION GUARANTEE" means the guarantee, in the agreed form, executed or (as the context may require) to be executed by Navimax
     Corporation in favour of the Security Agent.

     "NAVIMAX CORPORATION OPERATING ACCOUNT" means an interest bearing dollar account of Navimax Corporation opened or (as the context may require) to be opened with the London branch of the Security Agent designated the Navimax
     Corporation Operating Account and includes any other account designated in writing by the Agent to be a Navimax Corporation Operating Account for the
     purposes of this Agreement.

     "NAVIOS CORPORATION ASSIGNMENT OF INSURANCES" means the assignment, in the agreed form, executed (or as the context may require) to be executed by
     Navios Corporation in favour of the Security Agent in respect of its rights under certain insurances of which it has the benefit.

     "NAVIOS CORPORATION CHARTER ASSIGNMENT" means a first priority assignment, in the agreed form, executed (or as the context may require) to be executed by Navios Corporation in favour of the Security Agent in respect of all
     Charters or Contracts of Affreightment to which Navios Corporation is a party.

     "NAVIOS CORPORATION DNB OPERATING ACCOUNT" means the interest bearing dollar account of Navios Corporation held with DnB Nor Bank in New York with such account details as have been notified by the Borrower to the
     Agent.

     "NAVIOS CORPORATION GUARANTEE" means the guarantee, in the agreed form, executed or (as the context may require) to be executed by Navios
     Corporation in favour of the Security Agent.

     "NAVIOS CORPORATION OPERATING ACCOUNT" means an interest bearing dollar account of Navios Corporation opened (or as the context may require) to be opened with the London branch of the Security Agent and designated as the
     Navios Corporation Operating Account and includes any other account designated in writing by the Agent to be a Navios Corporation Operating
     Account for the purposes of this Agreement.

     "NAVIOS HANDYBULK ASSIGNMENT OF INSURANCES" means the assignment, in the agreed form, executed (or as the context may require) to be executed by
     Navios Handybulk Inc. in favour of the Security Agent in respect of its rights under certain insurances of which it has the benefit.

     "NAVIOS HANDYBULK CHARTER ASSIGNMENT" means a first priority assignment, in the agreed form, executed or (as the context may require) to be executed by
     Navios Handybulk Inc. in favour of the

                                       21

     Security Agent in respect of all Charters or Contracts of Affreightment to which Navios Handybulk Inc. is a party.

     "NAVIOS HANDYBULK DNB OPERATING ACCOUNT" means the interest bearing dollar account of Navios Handybulk Inc. held with DnB Nor Bank in New York.

     "NAVIOS HANDYBULK GUARANTEE" means the guarantee, in the agreed form, executed or (as the context may require) to be executed by Navios Handybulk
     Inc. in favour of the Security Agent.

     "NAVIOS HANDYBULK OPERATING ACCOUNT" means an interest bearing dollar account of Navios Handybulk Inc. opened or (as the context may require) to be opened with the London branch of the Security Agent and designated the
     Navios Handybulk Operating Account and includes any other account designated in writing by the Agent to be a Navios Handybulk Operating
     Account for the purposes of this Agreement.

     "NAVIOS INTERNATIONAL ASSIGNMENT OF INSURANCES" means the assignment, in the agreed form, executed or (as the context may require) to be executed by
     Navios International Inc. in favour of the Security Agent in respect of its rights under certain insurances of which it has the benefit.

     "NAVIOS INTERNATIONAL CHARTER ASSIGNMENT" means a first priority assignment, in the agreed form, executed or (as the context may require) to be executed by Navios International Inc. in favour of the Security Agent in respect of all Charters or Contracts of Affreightment to which Navios
     International Inc. is a party.

     "NAVIOS INTERNATIONAL DNB OPERATING ACCOUNT" means the interest bearing dollar account of Navios International Inc. held with DnB Nor Bank in New
     York.

     "NAVIOS INTERNATIONAL GUARANTEE" means the guarantee, in the agreed form, executed or (as the context may require) to be executed by Navios
     International Inc. in favour of the Security Agent.

     "NAVIOS INTERNATIONAL OPERATING ACCOUNT" means an interest bearing dollar account of Navios International Inc. opened or (as the context may require)
     to be opened with the London branch of the Security Agent and designated the Navios International Operating Account and includes any other account designated in writing by the Agent to be a Navios International Operating
     Account for the purposes of this Agreement.)

     "NAVIOS SHIPMANAGEMENT ASSIGNMENT OF INSURANCES" means the assignment, in the agreed form, executed or (as the context may require) to be executed by
     Navios ShipManagement Inc. in favour of the Security Agent in respect of its rights under certain insurances of which it has the benefit.

     "NAVIOS SHIPMANAGEMENT GUARANTEE" means the guarantee, in the agreed form, executed or (as the context may require) to be executed by Navios
     ShipManagement Inc. in favour of the Security Agent.

     "NAVIOS SHIPMANAGEMENT OPERATING ACCOUNT" means an interest bearing dollar account of Navios ShipManagement Inc. opened or (as the context may require) to be opened with the Security Agent and designated the Navios
     ShipManagement Operating Account and includes any other account designated in writing by the Agent to be a Navios ShipManagement Operating Account for
     the purposes of this Agreement.

     "NEW SHARE ISSUE SHIP" means an Owned Ship which is owned by a New Share
     Issue Subsidiary.

     "NEW SHARE ISSUE SUBSIDIARY" means:

     (a)  a Subsidiary of the Borrower which is incorporated or acquired for the sole purpose of carrying out an acquisition of a Permitted NSIS Asset;
          and

     (b)  any company which is incorporated or acquired for the sole purpose of being the Holding Company of a Subsidiary or Subsidiaries (as the case may be) of the Borrower referred to in paragraph (a) of this definition, provided that any Obligor which is the Holding Company of a Subsidiary of the Borrower referred to in paragraph (a) of this definition shall not be a New Share Issue Subsidiary merely by virtue of being such a Holding Company.

                                       22

     "OBLIGOR" means the Borrower or a Security Provider and any other member of the Group party to a Finance Document (save that if such member of the
     Group is only party to the Intra-Group Loan Agreement it shall not be an
     Obligor).

     "OFFER LETTER" means the offer letter dated 16 December 2005 between HSH
     Nordbank AG and the Borrower.

     "OPERATING ACCOUNT" means the Navimax Corporation Operating Account, the
     Navios Handybulk Operating Account, the Navios International Operating
     Account, the Hestia Operating Account, the Navios ShipManagement Operating
     Account, the Navios Corporation Operating Account and the CNSA Account held with the Agent in London and "OPERATING ACCOUNTS" means any or all of them.

     "ORIGINAL FINANCIAL STATEMENTS" means the consolidated audited financial statements of the Target for its Financial Year ended 31 December 2004.

     "ORIGINAL OBLIGOR" means the Borrower or an Original Security Provider.

     "ORIGINAL SECURITY PROVIDER" means the companies listed in Part 1 of
     Schedule 1 (the Original Parties) as original Security Providers.

     "OWNED SHIP" means each motor vessel registered in the ownership of a member of the Group from time to time and for the purposes of clause 22.1
     (Financial definitions) and clause 23.37 (Valuation of Owned Ships) also includes any motor vessels the book value of which is included in the balance sheet of a Group member and "OWNED SHIPS" means any or all of them.

     "PARTICIPATING MEMBER STATE" means any member state of the European
     Communities that adopts or has adopted the euro as its lawful currency in accordance with legislation of the European Community relating to Economic and Monetary Union.

     "PARTY" means a party to this Agreement.

     "PATRIOT ACT" has the meaning given to it in clause 20.36 (Anti-Terrorism
     Laws).

     "PBGC" means the Pension Benefit Guaranty Corporation established pursuant to Subtitle A of Title IV of ERISA or any entity succeeding to any or all of its functions under ERISA.

     "PERMITTED ACQUISITION" means:

     (a)  an acquisition by an Obligor of an asset sold, leased, transferred or otherwise disposed of by another Obligor in circumstances constituting a Permitted Disposal;

     (b)  an acquisition of securities which are Cash Equivalent Investments so long as those Cash Equivalent Investments become subject to the
          Transaction Security as soon as is reasonably practicable;

     (c)  an acquisition of shares pursuant to a Permitted Share Issue;

     (d)  an acquisition of a Purchase Option Ship by a Purchase Option
          Subsidiary made in accordance with clause 23.43 (Purchase Option
          Subsidiaries);

     (e)  the acquisition or formation of a Purchase Option Subsidiary or a New
          Share Issue Subsidiary provided that, in the case of a Purchase Option
          Subsidiary, prior to such acquisition or formation such Purchase
          Option Subsidiary has not traded or incurred any liabilities or commitments (actual or contingent, present or future).

     (f)  an acquisition by a New Share Issue Subsidiary of a Permitted NSIS
          Asset;

     (g)  an acquisition of an asset required for or relating to the Core
          Activities of the Borrower and which acquisition is entirely or (in the case of a Permitted NSIS Asset only) partially funded out of the proceeds of a Permitted Share Issue and which:

          (i)  is provided for in the Quarterly Budget; and

                                       23

          (ii) when made would not result in a Default;

     (h)  the acquisition of the Additional Collateral Ships by the Additional
          Collateral Owners pursuant to the MOAs and the Purchase Option MOAs
          (as the case may be); or

     (i)  any other acquisition made with the prior written consent of the
          Lenders.

     "PERMITTED DISPOSAL" means any sale, lease, licence, transfer or other disposal which is on arm's length terms:

     (a)  of cash made by any member of the Group in the ordinary course of trading of the disposing entity;

     (b)  of any asset by a member of the Group (the "DISPOSING COMPANY") to another member of the Group (the "ACQUIRING COMPANY"), but if:

          (i)  the Disposing Company is an Obligor, the Acquiring Company must also be an Obligor;

          (ii) the Disposing Company had given Security over the asset, the
               Acquiring Company must give at least equivalent Security over that asset; and

          (iii) the Disposing Company is a Security Provider, the Acquiring
               Company must be a Security Provider guaranteeing at all times an amount no less than that guaranteed by the Disposing Company;

     (c)  of assets (other than shares, the Terminal, any Charter, any Material
          Contract, businesses, Real Property or Intellectual Property) in exchange for other assets comparable or superior as to type, value or quality;

     (d)  of obsolete or redundant vehicles, plant and equipment for cash;

     (e)  of Cash Equivalent Investments for cash or in exchange for other Cash
          Equivalent Investments;

     (f)  constituted by a licence of intellectual property rights permitted by clause 23.28 (Intellectual Property);

     (g)  to a Joint Venture, to the extent permitted by clause 23.9 (Joint ventures);

     (h)  arising as a result of any Permitted Security;

     (i)  made with the prior written consent of the Agent;

     (j)  of an Existing Collateral Ship or an Additional Collateral Ship or any
          other Purchase Option Ship, provided that (i) the net proceeds arising from such disposal are not less than the amount specified in clause
          8.1.4(b) or clause 8.1.5 (Total Loss/Sale) (as applicable) with reference to the relevant date of disposal (where, for the purposes of this paragraph (j) the relevant date of disposal shall be the date of transfer of title of the relevant Existing Collateral Ship, Additional
          Collateral Ship or Purchase Option Ship) and (ii) such proceeds are applied in accordance with clause 8.1.4 or clause 8.1.5 (Total
          Loss/Sale) (as applicable);

     (k)  of any Purchase Option to a Purchase Option Subsidiary;

     (l)  of the Earnings, Insurances and Requisition Compensation of a Purchase
          Option Subsidiary in so far as such disposal is required under the terms of any arrangements with a Third Party Financier;

     (m)  of any Permitted NSIS Asset (including the Earnings, Insurances and
          Requisition Compensation of any New Share Issue Ship); and

     (n)  of assets (other than shares or receivables) for cash where the higher of the market value and net consideration receivable (when aggregated with the higher of the market value and net consideration receivable for any other sale, lease, licence, transfer or other disposal not allowed

                                       24

          under the preceding paragraphs or as a Permitted Transaction) does not exceed US$7,500,000 (or its equivalent) in total during the term of this Agreement and does not exceed US$1,000,000 (or its equivalent) in any Financial Year of the Borrower,

     but it shall not be a Permitted Disposal:for any member of the Group to dispose of any shares in a Subsidiary (other than a New Share Issue
     Subsidiary) or for Navios Corporation to dispose of its shares in Acropolis
     Chartering & Shipping Inc..

     "PERMITTED DISTRIBUTION" means:

     (a)  the payment of a lawful dividend to the Borrower or any of its wholly-owned Subsidiaries (provided that such wholly owned Subsidiary is not a Purchase Option Subsidiary or a New Share Issue Subsidiary),
          but if the company paying the dividend is a Security Provider the wholly-owned subsidiary receiving the dividend must also be a Security
          Provider; and

     (b)  the payment of a lawful dividend by the Borrower to its shareholders provided that:

          (i)  any such dividend shall be declared and distributed in relation to a Financial Quarter;

          (ii) no such dividend shall be distributed during the Financial Year ending 31 December 2005 in respect of any Financial Quarter thereof;

          (iii) no dividend shall be declared in respect of the Financial
               Quarter ending 31 December 2005, in excess of $3,000,000;

          (iv) no dividend shall be declared or distributed in respect of any of
               (A) the Financial Quarter ending 31 December 2005 or (B) the first three Financial Quarters of the Financial Year ending 31
               December 2006, which, when aggregated with the dividend declared or distributed in relation to the other such Financial Quarters referred to in this paragraph (iv), shall be in excess of
               $12,000,000 in aggregate, inclusive of the aggregate Relevant
               Amount(s) (if any) notified by the Borrower to the Agent pursuant to clause 8.1.8(Total Loss/Sale) in relation to each such
               Financial Quarter;

          (v)  no dividend shall be declared or distributed in respect of any of
               (A) the Financial Quarter ending 31 December 2006 or (B) the first three Financial Quarters of the Financial Year ending 31
               December 2007, which, when aggregated with the dividend declared or distributed in relation to the other such Financial Quarters referred to in this paragraph (v), shall be in excess of
               $12,000,000 in aggregate, inclusive of the aggregate Relevant
               Amount(s) (if any) notified by the Borrower to the Agent pursuant to clause 8.1.8(Total Loss/Sale) in relation to each such
               Financial Quarter

          (vi) no dividend (in excess of any Relevant Amount(s) (if applicable)
               for any relevant Financial Quarters) shall be declared or
               distributed in respect of the Financial Quarters of a Financial
               Year which in total exceeds 50% of the aggregate Excess Cash
               (calculated pursuant to clause 8.1.8(Total Loss/Sale)) as of the
               Excess Cash Calculation Dates falling during such Financial Year;

          (vii) at both the date of declaration and the date of payment of such dividend no Default shall have occurred and be continuing or would result from the payment of the proposed dividend; and

          (viii) no less than 30 days before the proposed payment date, the
               Borrower has provided to the Agent pro forma financial statements and such other information as the Agent may request showing compliance with clauses 22.2.4 (Minimum Liquidity) and 8.1.8
               (Total Loss/Sale) at the proposed payment date and for the two full Financial Quarters immediately following such proposed payment date.

     "PERMITTED EXISTING ACCOUNTS" means those accounts of members of the Group in existence at the date of this Agreement notified by the Agent to the
     Borrower in writing as being "Permitted Existing Accounts".

                                       25

     "PERMITTED FFA" means any FFA which:

     (a)  is made by a team experienced in trading in FFAs, the senior members of which are Key Personnel;

     (b)  is made in accordance with the proper risk management procedures as specified in the Accountants' Report; and

     (c)  complies with the requirements of the Forward Freight Agreement
          Brokers Association or any other equivalent person.

     "PERMITTED FINANCIAL INDEBTEDNESS" means Financial Indebtedness:

     (a)  arising under any Intra-Group Loans and subject always to the terms of this Agreement;

     (b)  arising under a foreign exchange transaction for spot or forward delivery entered into in connection with protection against fluctuation in currency rates where that foreign exchange exposure arises in the ordinary course of trade but not a foreign exchange transaction for investment or speculative purposes;

     (c)  arising under a Permitted Loan or a Permitted Guarantee;

     (d)  of any person acquired by a member of the Group after the date of this
          Agreement which is incurred under arrangements in existence at the date of acquisition, but not incurred or increased or its maturity date extended in contemplation of, or since, that acquisition, and outstanding only for a period of six months following the date of acquisition;

     (e)  under finance or capital leases of vehicles, plant, equipment or computers, provided that the aggregate capital value of all such items so leased or financed under outstanding leases or finance transactions by members of the Group does not exceed US$1,000,000 (or its equivalent in other currencies) at any time;

     (f)  incurred by a New Share Issue Subsidiary in connection with an acquisition permitted in accordance with clause 23.44.1 (New Share
          Issue Subsidiaries).

     (g)  incurred in the exercise of a Purchase Option in accordance with clause 23.43.2 (Purchase Option Subsidiaries);

     (h)  arising under any Permitted FFA; and

     (i)  not permitted by the preceding paragraphs or as a Permitted
          Transaction and the outstanding amount of which does not exceed
          US$2,000,000 (or its equivalent) in aggregate for the Group at any time.

     "PERMITTED GUARANTEE" means:

     (a)  the endorsement of negotiable instruments in the ordinary course of trade;

     (b)  guarantees granted by a Security Provider in respect of the obligations (not being Financial Indebtedness) of any other Security
          Provider under any contract entered into in the ordinary course of trade;

     (c)  guarantees granted by a non-Security Provider in respect of the obligations (not being Financial Indebtedness) of any other Group member under any contract entered into in the ordinary course of trading;

     (d)  any guarantee of a Joint Venture to the extent permitted by clause
          23.9 (Joint ventures);

     (e)  any guarantee permitted under clause 23.21 (Financial Indebtedness);

     (f)  any guarantee given in respect of the netting or set-off arrangements permitted pursuant to paragraph (b) of the definition of Permitted
          Security;

                                       26

     (g)  guarantees comprising Existing Financial Indebtedness; or

     (h)  any guarantees granted in addition to those permitted under sub-paragraphs (a) to (g) above, of an aggregate amount not exceeding
          US$2,000,000.

     "PERMITTED LOAN" means:

     (a)  Financial Indebtedness which is referred to in the definition of, or otherwise constitutes, Permitted Financial Indebtedness (except under paragraph (c) of that definition);

     (b)  an Intra-Group Loan; and

     (c)  a loan made by a member of the Group to an employee or director of any member of the Group if the amount of that loan when aggregated with the amount of all other loans to employees and directors by members of the Group does not exceed US$750,000 (or its equivalent) at any time,

     so long as in the case of paragraph (b) above the creditor of such
     Financial Indebtedness shall (if it is an Obligor and has not already done so pursuant to a Transaction Security Document) grant security over its rights in respect of such Financial Indebtedness in favour of the Lenders on terms acceptable to the Agent.

     "PERMITTED NSIS ASSET" means a New Share Issue Ship or any other asset or assets required or relating to the Core Activities:

     (a)  where the Borrower has provided the Agent with reasonable notice of its acquisition prior to such acquisition;

     (b)  the acquisition of which would not result in a Default;

     (c)  where at least 20 per cent. of the funding required for the acquisition of such asset or assets is directly sourced from the proceeds of a Permitted Share Issue by the Borrower and which have been directly on-loaned to the relevant New Share Issue Subsidiary;
          and

     (d)  where the balance of funding (over and above the funding referred to in paragraph (c)) required for the acquisition of such asset or assets is not sourced from the Borrower or any other Obligor.

     "PERMITTED SECURITY" means:

     (a)  any lien arising by operation of law and in the ordinary course of trading (including any lien on a Ship for master's, officer's or crew's wages outstanding in the ordinary course of trading, any lien for salvage and any ship repairer's or outfitter's possessory lien)
          and not as a result of any default or omission by any member of the
          Group in aggregate for a sum not exceeding US$1,500,000;

     (b)  any netting or set-off arrangement entered into by any member of the
          Group in the ordinary course of its banking arrangements for the purpose of netting debit and credit balances of members of the Group but only so long as (i) such arrangement does not permit credit balances of Obligors to be netted or set off against debit balances of members of the Group which are non-Security Providers and (ii) such arrangement does not give rise to other Security over the assets of
          Obligors in support of liabilities of members of the Group which are non-Security Providers;

     (c)  any margin, netting or set-off or other security arrangement arising out of any Permitted FFA or any Hedge Agreement;

     (d)  any Security or Quasi-Security over or affecting any asset acquired by a member of the Group after the date of this Agreement if:

          (i)  the Security or Quasi-Security was not created in contemplation of the acquisition of that asset by a member of the Group;

                                       27

          (ii) the principal amount secured has not been increased in contemplation of or since the acquisition of that asset by a member of the Group; and

          (iii) the Security or Quasi-Security is removed or discharged within three months of the date of acquisition of such asset;

     (e)  any Security or Quasi-Security over or affecting any asset of any company which becomes a member of the Group after the date of this
          Agreement, where the Security or Quasi-Security is created prior to the date on which that company becomes a member of the Group; if

          (i)  the Security or Quasi-Security was not created in contemplation of the acquisition of that company;

          (ii) the principal amount secured has not increased in contemplation of or since the acquisition of that company; and

          (iii) the Security or Quasi-Security is removed or discharged within three months of that company becoming a member of the Group;

     (f)  any Security arising under any retention of title, hire purchase or conditional sale arrangement or arrangements having similar effect in respect of goods supplied to a member of the Group in the ordinary course of trading and on the supplier's standard or usual terms and not arising as a result of any default or omission by any member of the Group;

     (g)  any Quasi-Security arising as a result of a disposal which is a
          Permitted Disposal;

     (h)  any Security or Quasi-Security arising as a consequence of any finance lease permitted pursuant to paragraph (e) of the definition of
          "Permitted Financial Indebtedness";

     (i)  any Security arising under a standard form contract over goods, documents of title to goods and related documents and insurances and their proceeds, in each case in respect of documentary credit transactions in the ordinary course of trade;

     (j)  any Security and any negative covenant for the benefit of a Third
          Party Financier granted by a Purchase Option Subsidiary in accordance with clause 23.43 (Purchase Option Subsidiaries);

     (k)  any Security and any negative covenant granted by a New Share Issue
          Subsidiary for the benefit of a Third Party Financier; or

     (l)  any Security securing indebtedness the outstanding principal amount of which (when aggregated with the outstanding principal amount of any other indebtedness which has the benefit of Security given by any member of the Group other than any permitted under paragraphs (a) to
          (h) above) does not exceed US$1,500,000 (or its equivalent in other currencies).

     but in no case shall any Security over any shares in a Subsidiary of the
     Borrower or over any Account (other than the Excluded Existing Accounts), any Charter (other than a Charter entered into by a New Share Issue
     Subsidiary or a Purchase Option Subsidiary where Security has been granted, in the case of a Purchase Option Subsidiary, on a first priority basis or, in the case of New Share Issue Subsidiary on any basis, to a Third Party
     Financier), the Terminal, any Material Contract (other than a Material
     Contract entered into by a New Share Issue Subsidiary or a Purchase Option
     Subsidiary where Security has been granted, in the case of a Purchase
     Option Subsidiary, on a first priority basis or, in the case of New Share
     Issue Subsidiary on any basis, to a Third Party Financier), any CNSA Asset or any Owned Ship (other than a Purchase Option Ship or a New Share Issue
     Ship) constitute a Permitted Security other than any such Security created under the Finance Documents.

     "PERMITTED SHARE ISSUE" means an issue of:

     (a)  shares by the Borrower to its shareholders, paid for in full in cash upon issue (provided that, for the purposes or this paragraph (a) the issue of securities on the basis described in the section headed
          "Description of Securities" in the Form S-4 shall be deemed to satisfy this

                                       28

          requirement) and which by their terms are not redeemable and where no
          Default has occurred and is continuing or would result from the proposed share issue;

     (b)  shares by a member of the Group which is a Subsidiary to its immediate
          Holding Company where (i) (if the existing shares of the Subsidiary are the subject of the Transaction Security) the newly-issued shares also become subject to the Transaction Security on the same terms,
          (ii) if the Subsidiary is a Security Provider then the Holding Company must also be a Security Provider and (iii) the Holding Company is not
          a Purchase Option Subsidiary or a New Share Issue Subsidiary; or

     (c)  shares by the Borrower to any Seller as part of the purchase price of the MOA Ships payable to the relevant Seller pursuant to the relevant
          MOAs.

     "PERMITTED TRANSACTION" means:

     (a)  any disposal required, Financial Indebtedness incurred, guarantee, indemnity or Security or Quasi-Security given, or other transaction arising, under the Finance Documents;

     (b)  the solvent liquidation or reorganisation of any member of the Group which is not an Obligor so long as any payments or assets distributed as a result of such liquidation or reorganisation are distributed to other members of the Group; or

     (c)  transactions (other than the granting or creation of Security or the incurring or permitting to subsist of Financial Indebtedness)
          conducted in the ordinary course of trading on arm's length terms.

     "PLAN" means at any time any employee benefit plan (as defined in Section
     3(3) of ERISA) which is covered by ERISA and with respect to which the
     Borrower or any of its Subsidiaries or any ERISA Affiliate is (or, if such plan were terminated at such time, would under Section 4069 of ERISA be deemed to be) an "employer" within the meaning of Section 3(5) of ERISA.

     "POLLUTANT" means and includes oil and its products, any other polluting, toxic or hazardous substance and any other substance whose release into the environment is regulated or penalised by Environmental Laws.

     "PORT REPORTS" means the Uniconsult Universal Transport Consulting GmbH technical assessment of the Navios Grain Terminal Nueva Palmira, Uruguay
     dated 1 February 2005 and the Hughes and Hughes report in connection with the Navios Terminal at Nueva Palmira, Uruguay dated 22 February 2005 each addressed to, and/or capable of being relied upon by, the Arranger and the other Secured Parties.

     "PURCHASE OPTION" means each of the options contained in certain of the charters listed in schedule 3.16 to the Acquisition Agreement pursuant to which the members of the Group being party to such charters have, either directly or through nominees, the right to purchase under certain terms and conditions the Chartered Ships relevant to such charters.

     "PURCHASE OPTION MOA" means, in relation to an Additional Collateral Ship
     (other than a MOA Ship), each memorandum of agreement made or (as the context may require) to be made between the relevant Seller and the relevant Additional Collateral Owner, in relation to the sale by the relevant Seller, and the purchase by the relevant Additional Collateral
     Owner, of such Additional Collateral Ship (other than a MOA Ship), as such memorandum of agreement may be amended and/or supplemented from time to time with the prior written consent of the Agent (acting on the instructions of the Majority Lenders) and "PURCHASE OPTION MOAS" means any or all of them.

     "PURCHASE OPTION SHIP" means a Chartered Ship which is the subject of a
     Purchase Option which has been exercised by its rightful owner and consequently acquired by the relevant Purchase Option Subsidiary.

     "PURCHASE OPTION SUBSIDIARY" means a member of the Group which is formed or acquired for the sole purpose of acquiring a Purchase Option Ship (other than a New Share Issue Subsidiary) but such entity shall only be a Purchase
     Option Subsidiary if (a) any amount remains owing to a Third Party

                                       29

     Financier or (b) any Security or Quasi-Security continues to be granted by such Purchase Option Subsidiary to a Third Party Financier.

     "QUARTERLY BUDGET" means the quarterly budget required to be delivered by the Borrower pursuant to clause 21.4.2 (Budget).

     "QUASI-SECURITY" has the meaning given to that term in clause 23.15
     (Negative pledge).

     "QUOTATION DAY" means, in relation to any period for which an interest rate is to be determined two Business Days before the first day of that period, unless market practice differs in the Relevant Interbank Market, in which case the Quotation Day will be determined by the Agent in accordance with market practice in the Relevant Interbank Market (and if quotations would normally be given by leading banks in the Relevant Interbank Market on more than one day, the Quotation Day will be the last of those days).

     "REAL PROPERTY" means:

     (a)  any freehold or leasehold real property or immovable property; and

     (b)  any buildings, fixtures, fittings, fixed plant or machinery from time to time situated on or forming part of that freehold, leasehold real or immovable property.

     "RECEIVER" means a receiver or receiver and manager or administrative receiver of the whole or any part of the Charged Property.

     "REFERENCE BANKS" means the principal London offices of the Lenders and such other prime banks in the London banking market as may be selected and appointed by the Agent.

     "REGISTRATION REQUIREMENTS" means the making of appropriate registrations, filings, recordings and/or notifications of a Finance Document that are required to be made by law, to ensure the validity, effectiveness, enforceability and/or admissibility in evidence of such Finance Documents in any Relevant Jurisdiction.

     "REGISTRY" means such registrar, commissioner or representative of the relevant Flag State who is duly authorised and empowered to register an
     Owned Ship, the relevant Group member's title to such Owned Ship and the relevant Mortgage (if any) under the laws and flag of the relevant Flag
     State.

     "REGULATION O, T, U OR X" means Regulation O, T, U or X, respectively, of the Board of Governors of the Federal Reserve System of the United States
     as amended, or any successor regulation.

     "RELEVANT AMOUNT" means:

     (a)  in relation to each of (i) the Financial Quarter ending 31 December
          2005 and (ii) the first three Financial Quarters of the Financial Year ending 31 December 2006, an amount notified by the Borrower to the
          Agent in writing pursuant to clause 8.1.8(Total Loss/Sale), which, when aggregated with the amounts so notified by the Borrower in respect of the preceding Financial Quarters referred to in this paragraph (a), shall not exceed $3,000,000 in aggregate; or

     (b)  in relation to each of (i) the Financial Quarter ending 31 December
          2006 and (ii) the first three Financial Quarters of the Financial Year ending 31 December 2007, an amount notified by the Borrower to the
          Agent in writing pursuant to clause 8.1.8(Total Loss/Sale), which, when aggregated with the amounts so notified by the Borrower in respect of the preceding Financial Quarters referred to in this paragraph (b), shall not exceed $3,000,000 in aggregate.

     "RELEVANT INTERBANK MARKET" means the London interbank market.

     "RELEVANT JURISDICTION" means, in relation to an Obligor:

     (a)  its jurisdiction of incorporation or establishment;

     (b)  any jurisdiction where any asset subject to or intended to be subject to the Transaction Security to be created by it is situated;

                                       30

     (c)  any jurisdiction where it conducts its business; and

     (d)  the jurisdiction whose laws govern the perfection of any of the
          Transaction Security Documents entered into by it.

     "RELEVANT PERIOD" has the meaning given to that term in clause 22.1
     (Financial definitions).

     "RELEVANT VESSEL" means the Ships and any other vessel operated, managed or crewed by any member of the Group.

     "REPAYMENT DATE" means a Facility A Repayment Date or a Facility B
     Repayment Date or a Facility C Repayment Date or a Facility D Repayment
     Date.

     "REPAYMENT INSTALMENT" means in relation to a Facility, each repayment instalment in respect of that Facility due under clause 6 (Repayment).

     "REPEATING REPRESENTATIONS" means each of the representations set out in clause 20.2 (Status) to clause 20.7 (Governing law and enforcement)
     (inclusive), clause 20.11 (No default), clause 20.12.7 (No misleading information), clause 20.13.5 to clause 20.13.7 (Original Financial
     Statements), clause 20.19 (Ranking) to clause 20.21 (Legal and beneficial ownership), clause 20.27 (Acquisition Documents, disclosures and other
     Documents) and clause 20.31 (Pensions) to clause 20.36 (Anti-Terrorism
     Laws).

     "REPORTS" means the Accountants' Report, the Charters and COAs Report, the
     Legal Due Diligence Report, the Insurance Report, the Port Reports, the Tax
     Report and the ISE-Navios Merger Steps Paper.

     "REQUISITION COMPENSATION" means, in respect of a Ship, all sums of money or other compensation received from time to time by reason of the
     Compulsory Acquisition of such Ship.

     "RESIGNATION LETTER" means a letter substantially in the form set out in
     Schedule 7 (Form of Resignation Letter).

     "RETENTION ACCOUNT" means an interest-bearing dollar account:

     (a)  held in Hamburg in the Federal Republic of Germany by the Borrower
          with the Agent or Security Agent;

     (b)  identified in a letter between the Borrower and the Agent as the
          Retention Account;

     (c)  subject to Security in favour of the Security Agent which Security is in form and substance satisfactory to the Agent; and

     (d)  from which no withdrawals may be made by any members of the Group except as contemplated by this Agreement,

     (as the same may be redesignated, substituted or replaced from time to time).

     "RETENTION AMOUNT" means, in relation to any Retention Date, such sum as shall be the aggregate of:

     (a)  one-third ((1)/3rd) of the Repayment Instalment falling due for payment pursuant to clause 6.1 (Repayment of Loans) (as the same may have been reduced by any prepayment or any reduction of a Repayment
          Instalment in accordance with clauses 6.1.5, 6.1.6 and 6.1.7
          (Repayment of Loans)) on the next Repayment Date for the relevant Loan after the relevant Retention Date; and

     (b)  the applicable fraction (as hereinafter defined) of the aggregate amount of interest falling due for payment in respect of each part of the relevant Loan during and at the end of each Interest Period for such Loan current at the relevant Retention Date and, for this purpose, the expression "APPLICABLE FRACTION" in relation to each
          Interest Period shall mean a fraction having a numerator of one and a denominator equal to the number of Retention Dates falling within the relevant Interest Period for such Loan.

                                       31

     "RETENTION DATE" means, in relation to each Facility and a Repayment Date
     (the "RELEVANT REPAYMENT DATE") thereof (other than the last Repayment Date thereof), each of:

     (a)  the date falling ten(10) Business Days after the first day of the first month commencing immediately after the Relevant Repayment Date;

     (b)  the first day of the second month commencing immediately after the
          Relevant Repayment Date; and

     (c)  the first day of the third month commencing immediately after the
          Relevant Repayment Date,

     and "RETENTION DATES" means any or all of them. For the purposes of this definition, a "Relevant Repayment Date" shall be deemed to be the relevant set date as specified in the relevant tables of clause 6.1 (Repayment of
     Loans), and clause 30.7 (Business Days) shall not apply thereto.

     "SARBANES-OXLEY ACT" means the Sarbanes-Oxley Act 2002 of the United
     States, as amended, and the rules and regulations promulgated thereunder.

     "SECOND SECURITY COLLATERAL SHIP" means a Purchase Option Ship which is subject to second ranking Security in favour of the Security Agent or, as the case may be, the Finance Parties.

     "SECURED PARTIES" means each Finance Party from time to time party to this
     Agreement and any Receiver or Delegate.

     "SECURITIES ACT" means the Securities Act of 1933 of the United States, as amended, and the rules and regulations promulgated thereunder.

     "SECURITY" means:

     (a)  any mortgage, charge, pledge, lien, hypothecation, assignment by way of security, trust arrangement for the purpose of providing security or other security interest of any kind in any jurisdiction;

     (b)  any proprietary interest over an asset, or any contractual arrangement in relation to an asset, in each case created in relation to the obligation of any person and which has the same commercial effect as if security had been created over it; or

     (c)  any right of set-off created by agreement.

     "SECURITY PROVIDER" means an Original Security Provider or an Additional
     Security Provider being in each case a person that is from time to time party to one or more Transaction Security Documents and a "NON-SECURITY
     PROVIDER" is a member of the Group which is not a Security Provider.

     "SECURITY REQUIREMENT" means the amount in dollars (as certified by the
     Agent whose certificate shall, in the absence of manifest error, be conclusive and binding on the Parties) which, at any relevant time, is One hundred and twenty five per cent. (125%) of the total amount of the
     Facility A Loan, the Facility C Loans and the Facility D Loans outstanding at such time.

     "SECURITY VALUE" means the amount in dollars (as certified by the Agent whose certificate shall, in the absence of manifest error, be conclusive and binding on the Parties) which, at any relevant time, is the aggregate of (i) the market value of the Collateral Ships as most recently determined in accordance with clause 23.53(b) and (ii) the market value of any additional security for the time being actually provided to the Finance
     Parties pursuant to clause 23.53(a)(ii) as most recently determined in accordance with clause 23.53(e).

     "SELECTION NOTICE" means a notice substantially in the form set out in Part
     II of Schedule 4 (Selection Notice) given in accordance with clause 11
     (Interest Periods) in relation to a Facility.

     "SELLER" means, in relation to an Additional Collateral Ship, the registered owner of such Additional Collateral Ship as of the date of this
     Agreement, as specified opposite the relevant Additional Collateral Ship's name in Schedule 2 (The Ships) and "SELLERS" means any or all of them;

                                       32

     "SERVICE CONTRACT" means a service contract of each member of Key Personnel in agreed form.

     "SHIP INSURANCES" means such contracts of insurance a member of the Group maintains in respect of an Owned Ship.

     "SHIPS" means the Chartered Ships and the Owned Ships or any of them, as the context requires and "SHIP" means any of them.

     "SILO" means the horizontal silo no. 7 identified in the Uniconsult
     Universal Transport Consulting GmbH technical assessment of the Navios
     Grain Terminal Nueva Palmira, Uruguay, constructed at the Terminal.

     "SINGLE EMPLOYER PLAN" means any Plan which is covered by Title IV of
     ERISA, but which is not a Multiemployer Plan or a Multiple Employer Plan.

     "SMC" means a safety management certificate issued in respect of a Ship in accordance with rule 13 of the ISM Code.

     "SPECIFIED TIME" means a time determined in accordance with Schedule 10
     (Timetables).

     "SPILL" means any actual or threatened emission, spill, release or discharge of a Pollutant into the environment.

     "SUB-MANAGER'S UNDERTAKING" means, in relation to each Collateral Ship, an undertaking and assignment in the agreed form executed or (as the context may require) to be executed by Navimax Corporation in favour of the
     Security Agent as a condition precedent to the approval of the Management
     Agreements relating to such Collateral Ship (as the case may be) and
     "SUB-MANAGER'S UNDERTAKINGS" means any or all of them.

     "SUBSIDIARY" of a person means: (a) any other person directly or indirectly
     Controlled by such person; or (b) whose dividends or distributions on ordinary voting share capital that person is entitled to receive more than
     50 per cent; or (c) any entity (whether or not so Controlled) treated as a subsidiary in the financial statements of that person from time to time.

     "SYNDICATION DATE" means the day on which the Arranger confirms that the primary syndication of the Facilities has been completed.

     "TANGIBLE NET WORTH" has the meaning given to that term in clause 22.1
     (Financial definitions).

     "TARGET" means, as of prior to the ISE-Navios Merger, Navios Maritime
     Holdings Inc., a corporation incorporated under the laws of the Marshall
     Islands with corporation number 8116 (now incorporated into the Borrower).

     "TARGET GROUP" means the Target and its Subsidiaries being, as of immediately prior to the ISE-Navios Merger, the companies listed in
     Schedule 11 (The Group including the Target Group), except for those companies marked therein with an asterisk.

     "TARGET SHARES" means all of the shares of the Target, which were acquired by ISE in the context of the ISE-Navios Merger.

     "TAX" means any tax, levy, impost, duty or other charge or withholding of a similar nature (including any penalty or interest payable in connection with any failure to pay or any delay in paying any of the same) imposed by a Government Entity regardless of whether disputed.

     "TAX REPORT" means the tax report in the agreed form prepared by Mintz
     Levin Cohn Ferris Glovsky and Popeo P.C..

     "TERMINAL" means the port, transfer and storage terminal for the loading, unloading, transhipment, handling and storage of grain, soy beans, fertilizers, manganese ore, other raw material or commodities and general cargo, as more precisely described in the Lease presently occupying approximately 15 hectares of land and having two docks, one of 240 meters long and another of 170 meters long, situate at the Free Zone of Nueva
     Palmira, Colonia, Uruguay (and including all buildings,

                                       33

     silos and equipment located at the relevant area), as the same may from time to time be further developed, refurbished, redesigned, expanded or improved.

     "TERMINAL EARNINGS" means, in relation to the Terminal, all moneys whatsoever from time to time due and payable to CNSA arising out of the use of the Terminal.

     "TERMINAL INSURANCE PROCEEDS" has the meaning given to it in clause 8.1
     (Total Loss/Sale).

     "THIRD PARTY FINANCIER" means any bank or financial institution which provides financing to a Purchase Option Subsidiary or a New Share Issue
     Subsidiary for the purpose of:

     (a)  financing the acquisition by a Purchase Option Subsidiary of a
          Purchase Option Ship; or

     (b)  financing the acquisition of a Permitted NSIS Asset by a New Share
          Issue Subsidiary; or

     (c)  refinancing the financing referred to in paragraphs (a) and (b).

     "THIRD PARTY INTERCREDITOR AGREEMENT" means an intercreditor agreement and/or priority agreement entered into or (as the context may require) to be entered into between, among others, the Security Agent and a Third Party
     Financier in form and substance satisfactory to each Third Party Financier and the Security Agent.

     "TOTAL COMMITMENTS" means the aggregate of the Total Facility A
     Commitments, the Total Facility B1 Commitments, the Total Facility B2
     Commitments, the Total Facility B3 Commitments, the Total Facility C1
     Commitments, the Total Facility C2 Commitments, the Total Facility C3
     Commitments, the Total Facility C4 Commitments, the Total Facility C5
     Commitments, the Total Facility C6 Commitments, the Total Facility D1
     Commitments, the Total Facility D2 Commitments, the Total Facility D3
     Commitments and the Total Facility D4 Commitments, being a maximum of
     US$649,000,000 at the date of this Agreement.

     "TOTAL DEBT" has the meaning given to that term in clause 22.1 (Financial definitions).

     "TOTAL FACILITY A COMMITMENTS" means the aggregate of the Facility A
     Commitments, being US$125,000,000 at the date of this Agreement.

     "TOTAL FACILITY B1 COMMITMENTS" means the aggregate of the Facility B1
     Commitments, being US$175,400,000 at the date of this Agreement.

     "TOTAL FACILITY B2 COMMITMENTS" means the aggregate of the Facility B2
     Commitments, being US$40,800,000 as at the date of this Agreement.

     "TOTAL FACILITY B3 COMMITMENTS" means the aggregate of the Facility B3
     Commitments, being US$93,800,000 at the date of this Agreement.

     "TOTAL FACILITY C1 COMMITMENTS" means the aggregate of the Facility C1
     Commitments, being US$20,254,000 at the date of this Agreement.

     "TOTAL FACILITY C2 COMMITMENTS" means the aggregate of the Facility C2
     Commitments, being US$21,775,000 at the date of this Agreement.

     "TOTAL FACILITY C3 COMMITMENTS" means the aggregate of the Facility C3
     Commitments, being US$24,451,000 at the date of this Agreement.

     "TOTAL FACILITY C4 COMMITMENTS" means the aggregate of the Facility C4
     Commitments, being US$22,100,000 at the date of this Agreement.

     "TOTAL FACILITY C5 COMMITMENTS" means the aggregate of the Facility C5
     Commitments, being US$23,725,000 at the date of this Agreement.

     "TOTAL FACILITY C6 COMMITMENTS" means the aggregate of the Facility C6
     Commitments, being US$19,695,000 at the date of this Agreement.

                                       34

     "TOTAL FACILITY D1 COMMITMENTS" means the aggregate of the Facility D1
     Commitments, being US$26,550,000 at the date of this Agreement.

     "TOTAL FACILITY D2 COMMITMENTS" means the aggregate of the Facility D2
     Commitments, being US$18,000,000 at the date of this Agreement.

     "TOTAL FACILITY D3 COMMITMENTS" means the aggregate of the Facility D3
     Commitments, being US$16,900,000 at the date of this Agreement.

     "TOTAL FACILITY D4 COMMITMENTS" means the aggregate of the Facility D4
     Commitments, being US$20,550,000 at the date of this Agreement.

     "TOTAL LOSS" means:

     (a)  in relation to a Ship:

          (i)  the actual, constructive, compromised or arranged total loss of such Ship; or

          (ii) the Compulsory Acquisition of such Ship; or

          (iii) the hijacking, theft, condemnation, capture, seizure, arrest, detention or confiscation of such Ship (other than where the same amounts to the Compulsory Acquisition of such Ship) by any
               Government Entity, or by persons acting or purporting to act on behalf of any Government Entity, unless such Ship be released and restored to its relevant registered owner from such hijacking, theft, condemnation, capture, seizure, arrest, detention or confiscation within 45 days after the occurrence thereof; and

     (b)  in relation to the Terminal:

          (i)  the actual, constructive, compromised or arranged total loss of the Terminal; or

          (ii) the Compulsory Acquisition of the Terminal and/or the other CNSA
               Assets or any of them; or

          (iii) the confiscation of the Terminal and/or the other CNSA Assets or any of them (other than where the same amounts to Compulsory
               Acquisition) by any Government Entity unless the Terminal and/or the relevant CNSA Assets are released and restored to CNSA from such confiscation within ten days after the occurrence thereof;
               or

          (iv) the Lease is repudiated, suspended, cancelled or terminated for any reason whatsoever.

     "TRANSACTION DOCUMENTS" means the Finance Documents, the Acquisition
     Documents, the Management Agreements, the MOAs, the Purchase Option MOAs,
     the Lease, the Charters, the Contracts of Affreightment, the Material
     Contracts, the Constitutional Documents and the Merger Agreement and any
     other documents designated as such by the Borrower and the Agent.

     "TRANSACTION SECURITY" means the Security created or expressed to be created in favour of the Security Agent or, as the case may be, the Finance
     Parties, pursuant to the Transaction Security Documents.

     "TRANSACTION SECURITY DOCUMENTS" means each of the documents listed as being a Transaction Security Document in paragraph 3.4 of Part I or paragraph 2.1 Part II of Schedule 3 (Conditions Precedent) and any document required to be delivered to the Agent under paragraph 2 of Part III of
     Schedule 3 (Conditions Precedent) together with any other document entered into by any Obligor creating or expressed to create any guarantee or any
     Security over all or any part of its assets in respect of the obligations of any of the Obligors under any of the Finance Documents.

     "TRANSFER CERTIFICATE" means a certificate substantially in one of the forms set out in Schedule 6 (Form of Transfer Certificates) or any other form agreed between the Agent and the Borrower.

                                       35

     "TRANSFER DATE" means, in relation to a transfer, the later of:

     (a)  the proposed Transfer Date specified in the Transfer Certificate; and

     (b)  the date on which the Agent executes the Transfer Certificate.

     "TREASURY TRANSACTIONS" means any derivative transaction entered into in connection with protection against or benefit from fluctuation in any rate or price (including any FFA).

     "TRUST DEED" means a trust deed in the form, or substantially in the form, set out in Schedule 13 (Form of Trust Deed).

     "TRUST PROPERTY" means, collectively, (i) the security, powers, rights, titles, benefits and interests (both present and future) constituted by, and conferred on the Security Agent under, the Transaction Security
     Documents, any other Finance Document, any Transaction Document, any Report or any other document in connection with the transactions contemplated by the Finance Documents and/or the Transactions Documents (including any legal opinion addressed to the Security Agent) (together the "TRUST
     DOCUMENTS"), (ii) all assets paid or transferred to or vested in the
     Security Agent or its agent or received or recovered by the Security Agent or its agent in connection with any of the Trust Documents whether from any
     Security Provider or any other person and (iii) all rights, benefits, interests and other assets at any time representing or deriving from any of the foregoing, including all interest, income and other sums at any time received or receivable by the Security Agent or its agent in respect of the same (or any part thereof).

     "UNPAID SUM" means any sum due and payable but unpaid by an Obligor under the Finance Documents.

     "U.S." and "UNITED STATES" means the United States of America, its territories, possessions and other areas subject to the jurisdiction of the
     United States of America.

     "US GAAP" means accounting principles, concepts, bases and policies generally adopted and accepted in the United States.

     "UTILISATION DATE" means, in relation to a Loan under a Facility, the date on which the relevant Facility is utilised by the drawing of that Loan and
     "UTILISATION DATES" means any or all of them.

     "UTILISATION REQUEST" means a notice substantially in the relevant form set out in Part I of Schedule 4 (Requests).

     "VAT" means value added tax as provided for in the Value Added Tax Act 1994 and any other tax of a similar nature and analogous taxes in any other relevant jurisdiction.

     "VENDORS" means the shareholders listed in exhibit A of the Acquisition
     Agreement.

     "WACHOVIA ACCOUNTS" means, together, the four interest bearing dollar accounts of Navios Corporation held with Wachovia Bank, National
     Association in Connecticut as notified in writing by the Borrower to the
     Agent prior to the date of this Agreement.

     "WACHOVIA DEPOSIT ACCOUNT CONTROL AGREEMENTS" means, together, the control agreements, in the agreed form, executed or (as the context may require) to be executed by Navios Corporation, the Security Agent and Wachovia Bank,
     National Association in respect of the Wachovia Accounts and "WACHOVIA
     DEPOSIT ACCOUNT CONTROL AGREEMENT" means any of them.

     "WACHOVIA DEPOSIT ACCOUNT SECURITY AGREEMENTS" means, together, the security agreements, in the agreed form, executed or (as the context may require) to be executed by Navios Corporation in favour of the Security
     Agent in respect of the Wachovia Accounts and "WACHOVIA DEPOSIT ACCOUNT
     SECURITY AGREEMENT" means any of them.

     "WORKING CAPITAL ACCOUNT" means an interest bearing dollar account of the
     Borrower, opened or (as the context may require) to be opened with the
     Security Agent in Hamburg and designated the Working Capital Account and includes any other account designated in writing by the Agent to be a
     Working Capital Account for the purposes of this Agreement.

                                       36

1.2  CONSTRUCTION

1.2.1 Unless a contrary indication appears, a reference in this Agreement to:

     (a)  the "AGENT", the "ARRANGER", any "FINANCE PARTY", any "LENDER", any
          "OBLIGOR", any "PARTY", any "SECURED PARTY", any "SECURITY PROVIDER",
          the "SECURITY AGENT" or any other person shall be construed so as to include its successors in title, permitted assigns and permitted transferees and, in the case of the Security Agent, any person for the time being appointed as Security Agent or Security Agents in accordance with the Finance Documents;

     (b)  a document in "AGREED FORM" is a document which is previously agreed in writing by or on behalf of the Borrower and the Agent or, if not so agreed, is in the form specified by the Agent;

     (c)  "ASSETS" includes present and future properties, revenues and rights of every description;

     (d)  "DISPOSAL" or "DISPOSE" means a sale, lease, licence, transfer or loan
          (but not including by way of loan of money) or other disposal by a person of any asset, undertaking or business (whether by a voluntary or involuntary single transaction or series of transactions);

     (e)  the "EQUIVALENT" of an amount specified in a particular currency (the
          "SPECIFIED CURRENCY AMOUNT") shall be construed as a reference to the amount of the other relevant currency which can be purchased with the specified currency amount in the London foreign exchange market at or about 11 a.m. on the date the calculation falls to be made for spot delivery, as conclusively determined by the Agent;

     (f)  (or to any provision of) a "FINANCE DOCUMENT" or a "TRANSACTION
          DOCUMENT" or any other agreement or instrument is a reference to that
          Finance Document or Transaction Document, that provision or other agreement or instrument as in force for the time being and as from time to time amended, restated, supplemented or novated (however fundamentally including by any increase in amounts owing or available to be utilised under such document or any change to the parties thereto) and (where such consent is, by the terms of this Agreement or the relevant document, required to be obtained as a condition to such amendment being permitted) with the prior written consent of the Agent and/or any other Finance Parties;

     (g)  "GUARANTEE" means any guarantee, letter of credit, bond, indemnity or similar assurance against loss including a third party security arrangement, or any obligation, direct or indirect, actual or contingent, to purchase or assume any indebtedness of any person or to make an investment in or loan to any person or to purchase assets of any person where, in each case, such obligation is assumed in order to maintain or assist the ability of such person to meet its
          indebtedness;

     (h)  "INCLUDING" means including without limitation;

     (i)  "INDEBTEDNESS" includes any obligation (whether incurred as principal or as surety) for the payment or repayment of money, whether present or future, actual or contingent;

     (j)  "MONTH" means a period starting on one day in a calendar month and ending on the numerically corresponding day in the next calendar month, except that:

          (i)  if the numerically corresponding day is not a Business Day, that period shall end on the next Business Day in that calendar month in which that period is to end if there is one, or if there is not, on the immediately preceding Business Day; and

          (ii) if there is no numerically corresponding day in the calendar month in which that period is to end, that period shall end on the last Business Day in that calendar month.

          The above rules will only apply to the last month of any period.
          "MONTHLY" shall be construed accordingly.

     (k)  something being in the "ORDINARY COURSE OF BUSINESS" or the "ORDINARY
          COURSE OF TRADE" of a person means something that is in the ordinary course of that person's trading or other

                                       37

          ordinary operational business and not merely anything which that person is entitled to do under its Constitutional Documents;

     (l)  "PAY", "PREPAY" or "REPAY" in clause 23 (General Undertakings)
          includes by way of set-off, combination of accounts or otherwise;

     (m)  a "PERSON" includes any person, firm, company, corporation, government, state or agency of a state or any association, trust or partnership (whether or not having separate legal personality) of two or more of the foregoing;

     (n)  a "REGULATION" includes any regulation, rule, official directive, request or guideline (whether or not having the force of law but one with which it is customary for companies undertaking similar activities to comply) of any governmental, intergovernmental or supranational body, agency, department or regulatory, self-regulatory or other authority or organisation;

     (o)  "RIGHTS" include all rights, whether actual or contingent, present or future, arising under contract or law, or in equity;

     (p)  "SPOT RATE OF EXCHANGE" shall include any premium and costs of exchange payable in connection with the purchase of a currency;

     (q)  "TRUSTEE", "FIDUCIARY" and "FIDUCIARY DUTY" has in each case the meaning given to such term under applicable law;

     (r)  (i) to the "WINDING UP", "DISSOLUTION", or "ADMINISTRATION" of a
          person or (ii) to a "RECEIVER" or "ADMINISTRATIVE RECEIVER" or
          "ADMINISTRATOR" in the context of insolvency proceedings or security enforcement actions in respect of a person shall be construed so as to include any equivalent or analogous proceedings or any equivalent and analogous person or appointee (respectively) under the law of the jurisdiction in which such person is established or incorporated or any jurisdiction in which such person carries on business including
          (in respect of proceedings) the seeking or occurrence of liquidation, winding-up, reorganisation, dissolution, administration, arrangement, adjustment, protection or relief of debtors;

     (s)  "WHOLLY-OWNED SUBSIDIARY" or "WHOLLY-OWNED SUBSIDIARY" has the meaning given to that term in section 736 of the Act;

     (t)  a provision of law is a reference to that provision as amended or re-enacted;

     (u)  a time of day is a reference to Central European time (CET); and

     (v)  words importing the plural shall include the singular and vice versa.

1.2.2 Section, clause and Schedule headings are for ease of reference only.

1.2.3 Unless a contrary indication appears, a term used in any other Finance
     Document or in any notice given under or in connection with any Finance
     Document has the same meaning in that Finance Document or notice as in this
     Agreement.

1.2.4 A Default (other than an Event of Default) is "continuing" if it has not been remedied or waived and an Event of Default is "CONTINUING" if it has not been remedied or waived.

1.3  THIRD PARTY RIGHTS

1.3.1 Unless expressly provided to the contrary in a Finance Document, a person who is not a Party has no right under the Contracts (Rights of Third
     Parties) Act 1999 (the "THIRD PARTIES ACT") to enforce or enjoy the benefit of any term of this Agreement.

1.3.2 Notwithstanding any term of any Finance Document, the consent of any person who is not a Party is not required to rescind or vary this Agreement at any time.

                                       38

1.4  THE OFFER LETTER

     In the event of any conflict between the terms of the Offer Letter and the terms of this Agreement, the provisions of this Agreement shall prevail.

                                       39

                            SECTION 2: THE FACILITIES

2    THE FACILITIES

2.1  THE FACILITIES

2.1.1 Subject to clause 2.1.2 and the other terms of this Agreement, the Lenders make available:

     (a)  a dollar term loan facility in an aggregate amount equal to the Total
          Facility A Commitments;

     (b)  a dollar term loan facility in an aggregate amount equal to the Total
          Facility B1 Commitments;

     (c)  a dollar term loan facility in an aggregate amount equal to the Total
          Facility B2 Commitments;

     (d)  a dollar term loan facility in an aggregate amount equal to the Total
          Facility B3 Commitments;

     (e)  a dollar term loan facility in an aggregate amount equal to the Total
          Facility C1 Commitments;

     (f)  a dollar term loan facility in an aggregate amount equal to the Total
          Facility C2 Commitments;

     (g)  a dollar term loan facility in an aggregate amount equal to the Total
          Facility C3 Commitments;

     (h)  a dollar term loan facility in an aggregate amount equal to the Total
          Facility C4 Commitments;

     (i)  a dollar term loan facility in an aggregate amount equal to the Total
          Facility C5 Commitments;

     (j)  a dollar term loan facility in an aggregate amount equal to the Total
          Facility C6 Commitments;

     (k)  a dollar term loan facility in an aggregate amount equal to the Total
          Facility D1 Commitments;

     (l)  a dollar term loan facility in an aggregate amount equal to the Total
          Facility D2 Commitments;

     (m)  a dollar term loan facility in an aggregate amount equal to the Total
          Facility D3 Commitments; and

     (n)  a dollar term loan facility in an aggregate amount equal to the Total
          Facility D4 Commitments.

2.1.2 In the event that the first utilisation under this Agreement has not occurred by 30 December 2005, then on 30 December 2005:

     (a)  the Total Facility A Commitments shall be immediately reduced by
          $7,500,000; and

     (b)  the Total Facility B1 Commitments shall be immediately reduced by
          $22,600,000; and

     (c)  the Total Facility B2 Commitments shall be immediately reduced by
          $5,300,000; and

     (d)  the Total Facility B3 Commitments shall be immediately reduced by
          $12,000,000,

     and the relevant Facilities shall thereafter be available for utilisation to the extent of such reduced Commitments, respectively. In the event of such reduction, each Lender's Available Commitment in an Available Facility shall (as applicable) be reduced pro rata to its then Available Commitment in respect of such Available Facility.

2.1.3 Each Facility will be made available to the Borrower and paid to the
     Borrower or, if the Borrower so requests in the case of any Facility C Loan or any Facility D Loan, the relevant Loan may be paid directly to the relevant Seller.

                                       40

2.2  FINANCE PARTIES' RIGHTS AND OBLIGATIONS

2.2.1 The obligations of each Finance Party under the Finance Documents are several. Failure by a Finance Party to perform its obligations under the
     Finance Documents does not affect the obligations of any other party under the Finance Documents. No Finance Party is responsible for the obligations of any other Finance Party under the Finance Documents.

2.2.2 The rights of each Finance Party under or in connection with the Finance
     Documents are separate and independent rights and any debt arising under the Finance Documents to a Finance Party from an Obligor shall be a separate and independent debt.

2.2.3 A Finance Party may, except as otherwise stated in the Finance Documents including clause 27.25 (All enforcement action through the Security Agent), separately enforce its rights under the Finance Documents.

3    PURPOSE

3.1  PURPOSE

3.1.1 The Borrower shall apply all amounts borrowed by it under Facility A,
     Facility B1, Facility B2 and Facility B3 towards refinancing in full of the
     Existing HSH Debt. To the extent that any part of the Existing HSH Debt
     (the "WORKING CAPITAL PORTION") had been borrowed by the Borrower for the general corporate and working capital purpose of the Group and has not, as of the first Utilisation Date, been so applied by the Borrower and/or the
     Group (whether because it is standing to the credit of the Working Capital
     Account (as defined in the Existing Loan Agreement) or otherwise), the
     Borrower shall ensure that a part of Facility A equal to the Working
     Capital Portion shall be used for general corporate and working capital purposes of the Group provided that such amounts are used to finance the
     Core Activities of the Group.

3.1.2 The Borrower shall apply all amounts borrowed by it under each of Facility
     C1, Facility C2, Facility C3, Facility C4, Facility C5, Facility C6,
     Facility D1, Facility D2, Facility D3 and Facility D4 towards:

     (a)  payment to the relevant Seller of the purchase price of the Additional
          Collateral Ship relevant to such Facility pursuant to the relevant
          Purchase Option MOA or the relevant MOA; and/or

     (b)  refinancing the Group's equity in such Additional Collateral Ship.

3.2  MONITORING

     No Finance Party is bound to monitor or verify the application of any amount borrowed pursuant to this Agreement.

4    CONDITIONS OF UTILISATION

4.1  INITIAL CONDITIONS PRECEDENT

4.1.1 The Lenders will only be obliged to comply with clause 5.4 (Lenders'
     participation) in relation to any Facility A Loan or Facility B Loan, if on or before the proposed Utilisation Date for the Facility A Loan and the
     Facility B Loans, the Agent has received all of the documents and other evidence listed in Part I of Schedule 3 (Conditions Precedent) in form and substance satisfactory to the Agent. The Agent shall notify the Borrower and the Lenders promptly upon being so satisfied.

4.1.2 The Lenders will only be obliged to comply with clause 5.4 (Lenders'
     participation) in relation to any Facility C Loan or any Facility D Loan, if on or before the proposed Utilisation Date for the relevant Loan, the
     Agent has received all of the documents and other evidence listed in Part
     II of Schedule 3 (Conditions Precedent) in connection with the Additional
     Collateral Ship relating to such Facility C Loan or (as the case may be)
     Facility D Loan, in form and substance satisfactory to the Agent. The Agent shall notify the Borrower and the Lenders promptly upon being so satisfied.

                                       41

4.2  FURTHER CONDITIONS PRECEDENT

     The Lenders will only be obliged to comply with clause 5.4 (Lenders'
     participation) in relation to any Loan if on the date of the relevant
     Utilisation Request and on the proposed Utilisation Date for such Loan:

     (a)  no Default is continuing or would result from the making of the proposed Loan; and

     (b)  all the representations and warranties in clause 20 (Representations)
          are true.

                                       42

                             SECTION 3: UTILISATION

5    UTILISATION

5.1  DELIVERY OF A UTILISATION REQUEST

     The Borrower may utilise a Facility by delivery to the Agent of a duly completed Utilisation Request not later than the Specified Time.

5.2  COMPLETION OF A UTILISATION REQUEST

     Each Utilisation Request is irrevocable and will not be regarded as having been duly completed unless:

     (a)  it identifies the Facility to be utilised;

     (b)  the proposed Utilisation Date is a Business Day within the
          Availability Period applicable to that Facility;

     (c)  the currency and amount of the proposed Loan comply with clause 5.3
          (Currency and amount); and

     (d)  the proposed Interest Period complies with clause 11 (Interest
          Periods).

5.3  CURRENCY AND AMOUNT

5.3.1 Each Facility shall be borrowed in full, in one amount, in cash on its
     Utilisation Date and shall be applied in accordance with clause 3.1
     (Purpose).

5.3.2 The currency specified in a Utilisation Request must be dollars.

5.3.3 The aggregate amount of the proposed Loans under Facility A, Facility B1,
     Facility B2 and Facility B3 shall not exceed the lower of (a) $435,000,000 and (b) the amount of the Existing HSH Debt outstanding on the Utilisation
     Date for such Facilities.

5.3.4 The amount of the proposed Loan of each Facility must be:

     (a)  for Facility A, an amount equal to US$125,000,000 or, if less, the
          Available Facility for Facility A; or

     (b)  for Facility B1, an amount equal to US$175,400,000 or, if less, the
          Available Facility for Facility B1; or

     (c)  for Facility B2, an amount equal to US$40,800,000 or, if less, the
          Available Facility for Facility B2; or

     (d)  for Facility B3, an amount equal to US$93,800,000 or, if less, the
          Available Facility for Facility B3; or

     (e)  for Facility C1, an amount equal to the lower of (i) US$20,254,000 and
          (ii) the amount in dollars which is equal to 68% of the market value of the Additional Collateral Ship relevant to Facility C1 (as determined by the valuation of such Ship obtained pursuant to clause
          4.1 (Initial Conditions Precedent) and Part II of Schedule 3
          (Conditions Precedent)) and (iii) the Available Facility for Facility
          C1; or

     (f)  for Facility C2, an amount equal to the lower of (i) US$21,775,000 and
          (ii) the amount in dollars which is equal to 68% of the market value of the Additional Collateral Ship relevant to Facility C2 (as determined by the valuation of such Ship obtained pursuant to clause
          4.1 (Initial Conditions Precedent) and Part II of Schedule 3
          (Conditions Precedent)) and (iii) the Available Facility for Facility
          C2; or

                                       43

     (g)  for Facility C3, an amount equal to the lower of (i) US$24,451,000 and
          (ii) the amount in dollars which is equal to 68% of the market value of the Additional Collateral Ship relevant to Facility C3 (as determined by the valuation of such Ship obtained pursuant to clause
          4.1 (Initial Conditions Precedent) and Part II of Schedule 3
          (Conditions Precedent)) and (iii) the Available Facility for Facility
          C3; or

     (h)  for Facility C4, an amount equal to the lower of (i) US$22,100,000 and
          (ii) the amount in dollars which is equal to 68% of the market value of the Additional Collateral Ship relevant to Facility C4 (as determined by the valuation of such Ship obtained pursuant to clause
          4.1 (Initial Conditions Precedent) and Part II of Schedule 3
          (Conditions Precedent)) and (iii) the Available Facility for Facility
          C4; or

     (i)  for Facility C5, an amount equal to the lower of (i) US$23,725,000 and
          (ii) the amount in dollars which is equal to 68% of the market value of the Additional Collateral Ship relevant to Facility C5 (as determined by the valuation of such Ship obtained pursuant to clause
          4.1 (Initial Conditions Precedent) and Part II of Schedule 3
          (Conditions Precedent)) and (iii) the Available Facility for Facility
          C5; or

     (j)  for Facility C6, an amount equal to the lower of (i) US$19,695,000 and
          (ii) the amount in dollars which is equal to 68% of the market value of the Additional Collateral Ship relevant to Facility C6 (as determined by the valuation of such Ship obtained pursuant to clause
          4.1 (Initial Conditions Precedent) and Part II of Schedule 3
          (Conditions Precedent)) and (iii) the Available Facility for Facility
          C6; or

     (k)  for Facility D1, an amount equal to the lower of (i) US$26,550,000 and
          (ii) the amount in dollars which is equal to 64% of the market value of the Additional Collateral Ship relevant to Facility D1 (as determined by the valuation of such Ship obtained pursuant to clause
          4.1 (Initial Conditions Precedent) and Part II of Schedule 3
          (Conditions Precedent)) and (iii) the Available Facility for Facility
          D1; or

     (l)  for Facility D2, an amount equal to the lower of (i) US$18,000,000 and
          (ii) the amount in dollars which is equal to 64% of the market value of the Additional Collateral Ship relevant to Facility D2 (as determined by the valuation of such Ship obtained pursuant to clause
          4.1 (Initial Conditions Precedent) and Part II of Schedule 3
          (Conditions Precedent)) and (iii) the Available Facility for Facility
          D2; or

     (m)  for Facility D3, an amount equal to the lower of (i) US$16,900,000 and
          (ii) the amount in dollars which is equal to 64% of the market value of the Additional Collateral Ship relevant to Facility D3 (as determined by the valuation of such Ship obtained pursuant to clause
          4.1 (Initial Conditions Precedent) and Part II of Schedule 3
          (Conditions Precedent)) and (iii) the Available Facility for Facility
          D3; or

     (n)  for Facility D4, an amount equal to the lower of (i) US$20,550,000 and
          (ii) the amount in dollars which is equal to 64% of the market value of the Additional Collateral Ship relevant to Facility D4 (as determined by the valuation of such Ship obtained pursuant to clause
          4.1 (Initial Conditions Precedent) and Part II of Schedule 3
          (Conditions Precedent)) and (iii) the Available Facility for Facility
          D4.

5.4  LENDERS' PARTICIPATION

5.4.1 If the conditions set out in this Agreement have been met, each Lender shall make its participation in each Loan available by the relevant
     Utilisation Date through its Facility Office.

5.4.2 The amount of each Lender's participation in each Loan will be equal to the proportion borne by its Available Commitment to the Available Facility in respect of the Facility under which such Loan is to be made immediately prior to making such Loan.

5.4.3 The Borrower irrevocably authorises and directs the Agent to remit the proceeds of each Loan as follows:

                                       44

     (a)  in the case of a Loan to be applied for refinancing the Existing HSH
          Debt, to such account of the Agent (in its capacity as agent under the
          Existing Loan Agreement) as specified by the Borrower in the relevant
          Utilisation Request and agreed by the Agent;

     (b)  in the case of a Loan or part thereof to be applied in financing the acquisition of an Additional Collateral Ship, to such account of the
          Seller of such Additional Collateral Ship as specified by the Borrower in the relevant Utilisation Request; and

     (c)  in the case of a Loan or part thereof to be applied in refinancing the
          Group's equity in an Additional Collateral Ship, to such account of the Borrower as specified by it in the relevant Utilisation Request,

     and the Borrower acknowledges that such payments by the Agent that are not made directly to the Borrower shall constitute the making of a Loan to the
     Borrower by the Lenders (and the Agent shall obtain a good discharge thereof upon receipt in the relevant bank accounts).

5.5  LIMITATIONS ON UTILISATIONS

     Save as otherwise expressly agreed between the Lenders and the Borrower:

5.5.1 each of Facility A, Facility B1, Facility B2 and Facility B3 shall be utilised simultaneously; and

5.5.2 no other Facility shall be utilised unless each of Facility A, Facility
     B1, Facility B2 and Facility B3 have already been utilised.

5.6  HEDGE TRANSACTIONS

5.6.1 The Borrower undertakes with each of the Finance Parties that it shall, by no later than the date specified in the Hedge Strategy Letter delivered by the Borrower to the Original Hedge Counterparty in accordance with clause
     4.1 (Initial conditions precedent), enter into such interest rate hedging transactions as are required in the Hedge Strategy Letter so as to limit its exposure under this Agreement to interest rate fluctuations.

5.6.2 Any swap or hedging transaction or instrument shall be entered into on the basis of a Hedge Agreement and pursuant to the strategy set out in the
     Hedge Strategy Letter and shall be concluded (a) with the Original Hedge
     Counterparty and/or (b) with any other Hedge Counterparty and/or (c) with the prior written consent of the Lenders, with any other counterparty,
     Provided however that no such transaction or instrument shall be concluded or entered into by the Borrower with a counterparty other than the Original
     Hedge Counterparty, unless the Borrower shall have first given the Original
     Hedge Counterparty the opportunity to make an offer for the same or an equivalent transaction or instrument and (i) the Original Hedge
     Counterparty has declined or failed to provide such an offer (in full or for any part thereof, as the case may be) or (ii) the Original Hedge
     Counterparty has made such an offer and the Borrower (acting reasonably)
     has declined the offer of the Original Hedge Counterparty.

5.6.3 The Parties acknowledge that (a) the Borrower has already entered into the
     HSH ISDA Agreement with the Original Hedge Counterparty, (b) the Borrower and the Original Hedge Counterparty have entered and may enter into
     Transactions (as defined therein) pursuant to the HSH ISDA Agreement and
     (c) in doing so, the Borrower is in compliance with the strategy set out in the Hedge Strategy Letter and is not in breach of this clause 5.6.

                                       45

                SECTION 4: REPAYMENT, PREPAYMENT AND CANCELLATION

6    REPAYMENT

6.1  REPAYMENT OF LOANS

6.1.1 The Borrower shall repay the Facility A Loan in instalments by repaying on each Facility A Repayment Date the amount set out opposite that Facility A
     Repayment Date below:

   FACILITY A          REPAYMENT
 REPAYMENT DATE     INSTALMENT (US$)
-----------------   ----------------
31 December 2005        7,500,000
31 March 2006           1,798,500
30 June 2006            1,798,500
30 September 2006       1,798,500
31 December 2006        1,798,500
31 March 2007           1,798,500
30 June 2007            1,798,500
30 September 2007       1,798,500
31 December 2007        1,798,500
31 March 2008           1,798,500
30 June 2008            1,798,500
30 September 2008       1,798,500
31 December 2008        1,798,500
31 March 2009           1,798,500
30 June 2009            1,798,500
30 September 2009       1,798,500
31 December 2009        1,798,500
31 March 2010           1,798,500
30 June 2010            1,798,500
30 September 2010       1,798,500
31 December 2010        1,798,500
31 March 2011           1,798,500
30 June 2011            1,798,500
30 September 2011       1,798,500
31 December 2011        1,798,500
31 March 2012           1,798,500
30 June 2012            1,798,500
30 September 2012       1,798,500
31 December 2012        1,798,500

                                       46

   FACILITY A          REPAYMENT
 REPAYMENT DATE     INSTALMENT (US$)
-----------------   ----------------
31 March 2013           1,798,500
30 June 2013            1,798,500
30 September 2013       1,798,500
31 December 2013        1,798,500
31 March 2014           1,798,500
30 June 2014            1,798,500
30 September 2014       1,798,500
31 December 2014        1,798,500
31 March 2015           1,798,500
30 June 2015            1,798,500
30 September 2015       1,798,500
31 December 2015       47,358,500

6.1.2 The Borrower shall repay the aggregate Facility B Loans in instalments by repaying on each Facility B Repayment Date the amounts set out opposite that Facility B Repayment Date below in relation to each relevant Facility:

                           REPAYMENT INSTALMENT (US$)
   FACILITY B       ---------------------------------------
 REPAYMENT DATE     FACILITY B1   FACILITY B2   FACILITY B3
-----------------   -----------   -----------   -----------
31 December 2005     22,600,000    5,300,000    12,100,000
31 March 2006         5,457,143    1,267,858     2,917,858
30 June 2006          5,457,143    1,267,858     2,917,858
30 September 2006     5,457,143    1,267,858     2,917,858
31 December 2006      5,457,143    1,267,858     2,917,858
31 March 2007         5,457,143    1,267,858     2,917,858
30 June 2007          5,457,143    1,267,858     2,917,858
30 September 2007     5,457,143    1,267,858     2,917,858
31 December 2007      5,457,143    1,267,858     2,917,858
31 March 2008         5,457,143    1,267,858     2,917,858
30 June 2008          5,457,143    1,267,858     2,917,858
30 September 2008     5,457,143    1,267,858     2,917,858
31 December 2008      5,457,143    1,267,858     2,917,858
31 March 2009         5,457,143    1,267,858     2,917,858
30 June 2009          5,457,143    1,267,858     2,917,858
30 September 2009     5,457,143    1,267,858     2,917,858
31 December 2009      5,457,143    1,267,858     2,917,858

                                       47

                           REPAYMENT INSTALMENT (US$)
   FACILITY B       ---------------------------------------
 REPAYMENT DATE     FACILITY B1   FACILITY B2   FACILITY B3
-----------------   -----------   -----------   -----------
31 March 2010         5,457,143    1,267,858     2,917,858
30 June 2010          5,457,143    1,267,858     2,917,858
30 September 2010     5,457,143    1,267,858     2,917,858
31 December 2010      5,457,143    1,267,858     2,917,858
31 March 2011         5,457,143    1,267,858     2,917,858
30 June 2011          5,457,143    1,267,858     2,917,858
30 September 2011     5,457,143    1,267,858     2,917,858
31 December 2011      5,457,143    1,267,858     2,917,858
31 March 2012         5,457,143    1,267,858     2,917,858
30 June 2012          5,457,143    1,267,858     2,917,858
30 September 2012     5,457,143    1,267,858     2,917,858
31 December 2012      5,457,139    1,267,834     2,917,834

6.1.3 The Borrower shall repay the aggregate Facility C Loans in instalments by repaying on each Facility C Repayment Date the amounts set out opposite that Facility C Repayment Date below in relation to each relevant Facility:

                                               REPAYMENT INSTALMENT (US$)
   FACILITY C       ---------------------------------------------------------------------------------
 REPAYMENT DATE     FACILITY C1   FACILITY C2   FACILITY C3   FACILITY C4   FACILITY C5   FACILITY C6
-----------------   -----------   -----------   -----------   -----------   -----------   -----------

31 March 2006         298,000       320,000       382,000       307,000       395,500       308,000
30 June 2006          298,000       320,000       382,000       307,000       395,500       308,000
30 September 2006     298,000       320,000       382,000       307,000       395,500       308,000
31 December 2006      298,000       320,000       382,000       307,000       395,500       308,000
31 March 2007         298,000       320,000       382,000       307,000       395,500       308,000
30 June 2007          298,000       320,000       382,000       307,000       395,500       308,000
30 September 2007     298,000       320,000       382,000       307,000       395,500       308,000
31 December 2007      298,000       320,000       382,000       307,000       395,500       308,000
31 March 2008         298,000       320,000       382,000       307,000       395,500       308,000
30 June 2008          298,000       320,000       382,000       307,000       395,500       308,000
30 September 2008     298,000       320,000       382,000       307,000       395,500       308,000
31 December 2008      298,000       320,000       382,000       307,000       395,500       308,000
31 March 2009         298,000       320,000       382,000       307,000       395,500       308,000
30 June 2009          298,000       320,000       382,000       307,000       395,500       308,000
30 September 2009     298,000       320,000       382,000       307,000       395,500       308,000
31 December 2009      298,000       320,000       382,000       307,000       395,500       308,000
31 March 2010         298,000       320,000       382,000       307,000       395,500       308,000
30 June 2010          298,000       320,000       382,000       307,000       395,500       308,000

                                       48

                                            REPAYMENT INSTALMENT (US$)
    FACILITY C     ----------------------------------------------------------------------------
  REPAYMENT DATE   FACILITY C1  FACILITY C2  FACILITY C3  FACILITY C4  FACILITY C5  FACILITY C6
-----------------  -----------  -----------  -----------  -----------  -----------  -----------

30 September 2010     298,000      320,000      382,000       307,000     395,500      308,000
31 December 2010      298,000      320,000      382,000       307,000     395,500      308,000
31 March 2011         298,000      320,000      382,000       307,000     395,500      308,000
30 June 2011          298,000      320,000      382,000       307,000     395,500      308,000
30 September 2011     298,000      320,000      382,000       307,000     395,500      308,000
31 December 2011      298,000      320,000      382,000       307,000     395,500      308,000
31 March 2012         298,000      320,000      382,000       307,000     395,500      308,000
30 June 2012          298,000      320,000      382,000       307,000     395,500      308,000
30 September 2012     298,000      320,000      382,000       307,000     395,500      308,000
31 December 2012      298,000      320,000      382,000       307,000     395,500      308,000
31 March 2013         298,000      320,000      382,000       307,000     395,500      308,000
30 June 2013          298,000      320,000      382,000       307,000     395,500      308,000
30 September 2013     298,000      320,000      382,000       307,000     395,500      308,000
31 December 2013      298,000      320,000      382,000       307,000     395,500      308,000
31 March 2014         298,000      320,000      382,000       307,000     395,500      308,000
30 June 2014          298,000      320,000      382,000       307,000     395,500      308,000
30 September 2014     298,000      320,000      382,000       307,000     395,500      308,000
31 December 2014      298,000      320,000      382,000       307,000     395,500      308,000
31 March 2015         298,000      320,000      382,000       307,000     395,500      308,000
30 June 2015          298,000      320,000      382,000       307,000     395,500      308,000
30 September 2015     298,000      320,000      382,000       307,000     395,500      308,000
31 December 2015    8,632,002    9,295,016    9,553,005    10,127,000   8,300,500    7,682,985

6.1.4 The Borrower shall repay the aggregate Facility D Loans in instalments by repaying on each Facility D Repayment Date the amounts set out opposite that Facility D Repayment Date below in relation to each relevant Facility:

                                  REPAYMENT INSTALMENT (US$)
    FACILITY D      -----------------------------------------------------
  REPAYMENT DATE    FACILITY D1   FACILITY D2   FACILITY D3   FACILITY D4
-----------------   -----------   -----------   -----------   -----------

31 March 2006           454,500     537,500       552,778        522,000
30 June 2006            454,500     537,500       552,778        522,000
30 September 2006       454,500     537,500       552,778        522,000
31 December 2006        454,500     537,500       552,778        522,000
31 March 2007           454,500     537,500       552,778        522,000
30 June 2007            454,500     537,500       552,778        522,000
30 September 2007       454,500     537,500       552,778        522,000
31 December 2007        454,500     537,500       552,778        522,000

                                       49

                                  REPAYMENT INSTALMENT (US$)
    FACILITY D      -----------------------------------------------------
  REPAYMENT DATE    FACILITY D1   FACILITY D2   FACILITY D3   FACILITY D4
-----------------   -----------   -----------   -----------   -----------

31 March 2008           454,500     537,500       552,778        522,000
30 June 2008            454,500     537,500       552,778        522,000
30 September 2008       454,500     537,500       552,778        522,000
31 December 2008        454,500     537,500       552,778        522,000
31 March 2009           329,500     412,500       427,778        397,000
30 June 2009            329,500     412,500       427,778        397,000
30 September 2009       329,500     412,500       427,778        397,000
31 December 2009        329,500     412,500       427,778        397,000
31 March 2010           329,500     412,500       427,778        397,000
30 June 2010            329,500     412,500       427,778        397,000
30 September 2010       329,500     412,500       427,778        397,000
31 December 2010        329,500     412,500       427,778        397,000
31 March 2011           329,500     412,500       427,778        397,000
30 June 2011            329,500     412,500       427,778        397,000
30 September 2011       329,500     412,500       427,778        397,000
31 December 2011        329,500     412,500       427,778        397,000
31 March 2012           329,500     412,500       427,778        397,000
30 June 2012            329,500     412,500       427,778        397,000
30 September 2012       329,500     412,500       427,778        397,000
31 December 2012        329,500     412,500       427,778        397,000
31 March 2013           329,500     412,500       427,778        397,000
30 June 2013            329,500     412,500       427,778        397,000
30 September 2013       329,500     412,500       427,778        397,000
31 December 2013        329,500     412,500       427,778        397,000
31 March 2014           329,500     412,500       427,778        397,000
30 June 2014            329,500     412,500       427,778        397,000
30 September 2014       329,500     412,500       427,778        397,000
31 December 2014        329,500     412,500       427,770        397,000
31 March 2015           329,500     412,500        0/N/A         397,000
30 June 2015            329,500     412,500        0/N/A         397,000
30 September 2015       329,500     412,500        0/N/A         397,000
31 December 2015     12,199,500     412,500        0/N/A       3,567,000

                                       50

6.1.5 In the event that clause 2.1.2 (The Facilities) applies and the amount of the Total Facility A Commitments, the Total Facility B1 Commitments, the
     Total Facility B2 Commitments and the Total Facility B3 Commitments are
     reduced as provided therein, the Repayment Instalments of each of Facility
     A, Facility B1, Facility B2 and Facility B3 falling due on the first
     Repayment Dates for each such Facility (as shown in the relevant table for each such Facility in this clause 6.1 (Repayment of Loans)) shall be immediately cancelled and no longer due and, from that day, the first
     Repayment Instalment due under each such Facility shall be that specified to be due on the second Repayment Date for the relevant Facility (as shown in the same table).

6.1.6 In the event that any of Facility C1, Facility C2, Facility C3, Facility
     C4, Facility C5, Facility D1, Facility D2, Facility D3 or Facility D4 has
     not been utilised by 30 March 2006, the Repayment Instalment of the relevant Facility due on the first Repayment Date thereof (as shown in the relevant table for such Facility in this clause 6.1 (Repayment of Loans))
     shall be no longer due on such first Repayment Date. Assuming that the relevant Facility is subsequently utilised pursuant to the terms of this
     Agreement, such Repayment Instalment shall be added proportionately to, and shall be due and payable with, each of the Repayment Instalments of such
     Facility due on the second, third and fourth Repayment Dates for such
     Facility (as shown in the same table) and the amounts of such Repayment
     Instalments shall be increased accordingly. In the event that this clause applies, each portion of the relevant first Repayment Instalment of such
     Facility added to the relevant second, third and fourth Repayment
     Instalments of such Facility, respectively, shall thereafter be deemed to constitute part of the relevant second, third and fourth Repayment
     Instalments of such Facility, respectively.

6.1.7 In the event that Facility C6 has not been utilised by 30 March 2006, the
     Repayment Instalment of Facility C6 due on the first Repayment Date thereof
     (as shown in the table of clause 6.1.3 (Repayment of Loans)) shall be no longer due on such first Repayment Date. Assuming that Facility C6 is subsequently utilised pursuant to the terms of this Agreement, such first
     Repayment Instalment of Facility C6 shall be added to the final Repayment
     Instalment of Facility C6 (as shown in the same table) and the amount of such final Repayment Instalment shall be increased accordingly. In the event that this clause applies, the amount of the first Repayment
     Instalment of Facility C6 added to the final Repayment Instalment of
     Facility C6 shall thereafter be deemed to constitute part of the final
     Repayment Instalment of Facility C6.

6.1.8 The Borrower may not re-borrow any part of a Facility which is repaid.

6.2  EFFECT OF CANCELLATION AND PREPAYMENT ON SCHEDULED REPAYMENTS

6.2.1 If the Borrower cancels the whole or any part of the Commitment of a
     Lender under any Facility in accordance with clause 7.4 (Right of cancellation and repayment in relation to a single Lender) or if the
     Commitment of any Lender under any Facility is reduced under clause 7.1
     (Illegality), then the amount of the Repayment Instalments of the relevant
     Facility for each Repayment Date thereof falling after that cancellation will reduce pro rata by the amount cancelled.

6.2.2 If the Borrower cancels the whole or any part of the Commitments under any
     Facility in accordance with clause 7.2 (Voluntary cancellation), then the amount of the Repayment Instalments of the relevant Facility for each
     Repayment Date thereof falling after that cancellation will reduce in inverse chronological order by the amount cancelled.

6.2.3 If any Loan is prepaid in accordance with clause 7.4 (Right of cancellation and repayment in relation to a single Lender) or clause 7.1
     (Illegality), then the amount of the Repayment Instalments of the relevant
     Facility for each Repayment Date thereof falling after that prepayment will reduce pro rata by the amount of the relevant Loan prepaid.

6.2.4 If any Loan is prepaid in accordance with clause 7.3 (Voluntary prepayment of Loans), 8.1.6 (Total Loss/Sale) or clause 8.3 (Application of mandatory prepayments), then the amount of the Repayment Instalments of the relevant
     Facility for each Repayment Date thereof falling after that prepayment will reduce in inverse chronological order by the amount of the relevant Loan prepaid.

                                       51

7    ILLEGALITY, VOLUNTARY PREPAYMENT AND CANCELLATION

7.1  ILLEGALITY

     If it becomes unlawful in any applicable jurisdiction for a Lender to perform any of its obligations as contemplated by this Agreement or to fund, issue or maintain its participation in any Loan:

7.1.1 that Lender, shall promptly notify the Agent upon becoming aware of that event;

7.1.2 upon the Agent notifying the Borrower, the Commitment of that Lender will be immediately cancelled; and

7.1.3 the Borrower shall repay that Lender's participation in the Loans on the last day of the Interest Period for each Loan occurring after the Agent has notified the Borrower or, if earlier, the date specified by the Lender in the notice delivered to the Agent (being no earlier than the last day of any applicable grace period permitted by law).

7.2  VOLUNTARY CANCELLATION

     The Borrower may, if it gives the Agent not less than ten Business Days'
     (or such shorter period as the Agent may agree) prior notice, cancel the whole or any part (being a minimum amount of US$1,000,000) of an Available
     Facility. Any cancellation under this clause 7.2 shall reduce the
     Commitments of the Lenders under that Facility rateably.

7.3  VOLUNTARY PREPAYMENT OF LOANS

7.3.1 Subject to clause 7.3.3 the Borrower may, if it gives the Agent not less than ten Business Days' prior notice, prepay the whole or any part of a
     Loan (but, if in part, being an amount that reduces the amount of that Loan by a minimum amount of US$1,000,000).

7.3.2 A Loan may only be prepaid after the last day of the Availability Period of the relevant Facility (or, if earlier, the day on which the applicable
     Available Facility is zero).

7.3.3 Any voluntary prepayment shall be applied in reducing the Repayment
     Instalments in respect of Facility A, Facility C1, Facility C2, Facility
     C3, Facility C4, Facility C5, Facility C6, Facility D1, Facility D2,
     Facility D3 and Facility D4, pro rata as between such Facilities, and when such Facilities have been prepaid in full, in reducing the Repayment
     Instalments of Facility B1 and, when Facility B1 has been prepaid in full, in reducing the Repayment Instalments of Facility B2 and, when Facility B2 has been prepaid in full, in reducing the Repayment Instalments of Facility
     B3. Such voluntary prepayments of the Facilities shall be applied against the relevant Repayment Instalments in accordance with clause 6.2.4 (Effect of cancellation and prepayment on scheduled repayments).

7.4  RIGHT OF CANCELLATION AND REPAYMENT IN RELATION TO A SINGLE LENDER

7.4.1 If:

     (a)  any sum payable to any Lender by an Obligor is required to be increased under clause 14.2.3 (Tax gross-up); or

     (b)  any Lender claims indemnification from the Borrower or an Obligor under clause 14.3 (Tax indemnity) or clause 15.1 (Increased costs),

     the Borrower may, whilst the circumstance giving rise to the requirement or indemnification continues, give the Agent notice of cancellation of the
     Commitments of that Lender and its intention to procure the repayment of that Lender's participation in the Loans.

7.4.2 On receipt of a notice referred to in clause 7.4.1 in relation to a
     Lender, the Commitments of that Lender shall immediately be reduced to zero.

7.4.3 On the last day of each Interest Period for a Loan which ends after the
     Borrower has given notice under clause 7.4.1 in relation to a Lender (or, if earlier, the date specified by the Borrower in that

                                       52

     notice), the Borrower shall repay that Lender's participation in that Loan together with all interest and other amounts accrued under the Finance
     Documents.

7.5  MANDATORY CANCELLATION

     If a Facility is not utilised by the last day of the Availability Period for that Facility, the relevant Facility shall then be immediately cancelled.

8    MANDATORY PREPAYMENT

8.1  TOTAL LOSS/SALE

8.1.1 For the purposes of this clause 8.1 and clause 8.2:

     "COLLATERAL SHIP INSURANCE PROCEEDS" means the proceeds of any insurance claim received in relation to any Collateral Ship by any member of the
     Group and after deducting any reasonable expenses in relation to that claim which are incurred by any member of the Group to persons who are not members of the Group.

     "TERMINAL INSURANCE PROCEEDS" means the proceeds of any insurance claim received in relation to the Terminal by any member of the Group and after deducting any reasonable expenses in relation to that claim which are incurred by any member of the Group to persons who are not members of the
     Group.

8.1.2 On the date falling 120 days after that on which a Collateral Ship (other than a Second Security Collateral Ship) became a Total Loss or, if earlier, on the date upon which the Collateral Ship Insurance Proceeds in respect of such Total Loss are, or Requisition Compensation is, received by the relevant Collateral Owner (or the Security Agent or, as the case may be the
     Secured Parties, pursuant to the relevant Transaction Security Documents)
     (as the case may be), the Borrower shall prepay to the Agent for the account of the Lenders an amount equal to any Collateral Ship Insurance
     Proceeds or any Requisition Compensation (as the case may be) or, in the case of an Existing Collateral Ship or an Additional Collateral Ship (if
     higher than the relevant Collateral Ship Insurance Proceeds or Requisition
     Compensation), the amount specified in the table below opposite the name of the relevant Collateral Ship by reference to the actual date of the Total
     Loss:

                             YEAR TOTAL LOSS OCCURS

Collateral Ship      2005         2006         2007         2008         2009         2010
---------------   ----------   ----------   ----------   ----------   ----------   ----------

Navios Achilles   29,930,597   27,436,381   21,949,105   18,457,202   15,464,142   12,471,082
Navios Apollon    29,066,918   26,644,675   21,315,740   17,924,599   15,017,908   12,111,216
Navios Herakles   29,930,597   27,436,381   21,949,105   18,457,202   15,464,142   12,471,082
Navios Hios       32,521,635   29,811,499   23,849,199   20,055,008   16,802,845   13,550,681
Navios Ionian     29,066,918   26,644,675   21,315,740   17,924,599   15,017,908   12,111,216
Navios Kypros     32,521,635   29,811,499   23,849,199   20,055,008   16,802,845   13,550,681
Navios Meridian   29,683,832   27,210,179   21,768,143   18,305,030   15,336,646   12,368,263
Navios Mercator   30,331,591   27,803,959   22,243,167   18,704,481   15,671,322   12,638,163
Navios Arc        32,048,668   29,377,945   23,502,356   19,763,345   16,558,478   13,353,612
Navios Horizon    28,665,924   26,277,097   21,021,678   17,677,320   14,810,727   11,944,135
Navios Galaxy     31,359,781   28,746,466   22,997,172   19,338,531   16,202,553   13,066,575
Navios Magellan   30,331,591   27,803,959   22,243,167   18,704,481   15,671,322   12,638,163
Alegria           35,770,714   32,789,821   26,231,857   22,058,607   18,481,535   14,904,464

Collateral Ship      2011         2012         2013         2014         2015
---------------   ----------   ----------   ----------   ----------   ----------

Navios Achilles   10,974,552   10,475,709    9,976,866    9,478,022    8,979,179
Navios Apollon    10,657,870   10,173,421    9,688,973    9,204,524    8,720,075
Navios Herakles   10,974,552   10,475,709    9,976,866    9,478,022    8,979,179
Navios Hios       11,924,599   11,382,572   10,840,545   10,298,518    9,756,490
Navios Ionian     10,657,870   10,173,421    9,688,973    9,204,524    8,720,075
Navios Kypros     11,924,599   11,382,572   10,840,545   10,298,518    9,756,490
Navios Meridian   10,884,072   10,389,341    9,894,611    9,399,880    8,905,150
Navios Mercator   11,121,583   10,616,057   10,110,530    9,605,004    9,099,477
Navios Arc        11,751,178   11,217,034   10,682,889   10,148,745    9,614,600
Navios Horizon    10,510,839   10,033,073    9,555,308    9,077,543    8,599,777
Navios Galaxy     11,498,586   10,975,923   10,453,260    9,930,597    9,407,934
Navios Magellan   11,121,583   10,616,057   10,110,530    9,605,004    9,099,477
Alegria           13,115,928   12,519,750   11,923,571   11,327,393   10,731,214

                                       53

Libra II          25,293,462   23,185,674   18,548,539   15,597,635   13,068,289   10,538,943
Navios Gemini S   23,545,540   21,583,412   17,266,730   14,519,750   12,165,196    9,810,642
Navios Felicity   29,930,597   27,436,381   21,949,105   18,457,202   15,464,142   12,471,082

Libra II           9,274,270    8,852,712    8,431,154    8,009,596    7,588,039
Navios Gemini S    8,633,365    8,240,939    7,848,513    7,456,088    7,063,662
Navios Felicity   10,974,552   10,475,709    9,976,866    9,478,022    8,979,179

     in each case in the manner contemplated by clause 8.3 (Application of mandatory prepayments).

8.1.3 On the date falling 120 days after that on which a Second Security
     Collateral Ship became a Total Loss or, if earlier on the date upon which the Collateral Ship Insurance Proceeds in respect of such Total Loss are, or Requisition Compensation is, received by the relevant Collateral Owner
     (or the Security Agent or, as the case may be, the Secured Parties, pursuant to the relevant Transaction Security Documents) (as the case may
     be), the Borrower shall prepay to the Agent for the account of the Lenders the amount specified in the table below by reference to the actual date of the Total Loss:

YEAR TOTAL LOSS OCCURS   PREPAYMENT AMOUNT (US$)
----------------------   -----------------------
         2005                   7,000,000
         2006                   7,000,000
         2007                   7,000,000
         2008                   4,000,000
         2009                   4,000,000
         2010                   4,000,000
         2011                   1,500,000
         2012                   1,500,000
         2013                      Nil
         2014                      Nil
         2015                      Nil

8.1.4 In the event that an Existing Collateral Ship or an Additional Collateral
     Ship is sold or is otherwise disposed of (in accordance with the terms of clause 23.16 (Disposals)) then on the date on which such a Collateral Ship is disposed of, the Borrower shall prepay an amount equal to the higher of:

     (a)  the market value of such Collateral Ship (as most recently calculated pursuant to valuations obtained in accordance with clause 23.37
          (Valuation of Owned Ships) and/or 23.53(b)(Security value
          maintenance)); and

     (b)  the amount specified in the table below opposite the name of the relevant Collateral Ship with reference to the relevant date of disposal (where, for the purposes of this clause 8.1.4, the relevant date of disposal shall be the date of transfer of title of the relevant Collateral Ship:

                                       54

                              YEAR DISPOSAL OCCURS

Collateral Ship     2005        2006        2007        2008        2009        2010
---------------  ----------  ----------  ----------  ----------  ----------  ----------

Navios Achilles  29,930,597  27,436,381  21,949,105  18,457,202  15,464,142  12,471,082
Navios Apollon   29,066,918  26,644,675  21,315,740  17,924,599  15,017,908  12,111,216
Navios Herakles  29,930,597  27,436,381  21,949,105  18,457,202  15,464,142  12,471,082
Navios Hios      32,521,635  29,811,499  23,849,199  20,055,008  16,802,845  13,550,681
Navios Ionian    29,066,918  26,644,675  21,315,740  17,924,599  15,017,908  12,111,216
Navios Kypros    32,521,635  29,811,499  23,849,199  20,055,008  16,802,845  13,550,681
Navios Meridian  29,683,832  27,210,179  21,768,143  18,305,030  15,336,646  12,368,263
Navios Mercator  30,331,591  27,803,959  22,243,167  18,704,481  15,671,322  12,638,163
Navios Arc       32,048,668  29,377,945  23,502,356  19,763,345  16,558,478  13,353,612
Navios Horizon   28,665,924  26,277,097  21,021,678  17,677,320  14,810,727  11,944,135
Navios Galaxy    31,359,781  28,746,466  22,997,172  19,338,531  16,202,553  13,066,575
Navios Magellan  30,331,591  27,803,959  22,243,167  18,704,481  15,671,322  12,638,163
Alegria          35,770,714  32,789,821  26,231,857  22,058,607  18,481,535  14,904,464
Libra II         25,293,462  23,185,674  18,548,539  15,597,635  13,068,289  10,538,943
Navios Gemini S  23,545,540  21,583,412  17,266,730  14,519,750  12,165,196   9,810,642
Navios Felicity  29,930,597  27,436,381  21,949,105  18,457,202  15,464,142  12,471,082

Collateral Ship     2011        2012        2013        2014        2015
---------------  ----------  ----------  ----------  ----------  ----------

Navios Achilles  10,974,552  10,475,709   9,976,866   9,478,022   8,979,179
Navios Apollon   10,657,870  10,173,421   9,688,973   9,204,524   8,720,075
Navios Herakles  10,974,552  10,475,709   9,976,866   9,478,022   8,979,179
Navios Hios      11,924,599  11,382,572  10,840,545  10,298,518   9,756,490
Navios Ionian    10,657,870  10,173,421   9,688,973   9,204,524   8,720,075
Navios Kypros    11,924,599  11,382,572  10,840,545  10,298,518   9,756,490
Navios Meridian  10,884,072  10,389,341   9,894,611   9,399,880   8,905,150
Navios Mercator  11,121,583  10,616,057  10,110,530   9,605,004   9,099,477
Navios Arc       11,751,178  11,217,034  10,682,889  10,148,745   9,614,600
Navios Horizon   10,510,839  10,033,073   9,555,308   9,077,543   8,599,777
Navios Galaxy    11,498,586  10,975,923  10,453,260   9,930,597   9,407,934
Navios Magellan  11,121,583  10,616,057  10,110,530   9,605,004   9,099,477
Alegria          13,115,928  12,519,750  11,923,571  11,327,393  10,731,214
Libra II          9,274,270   8,852,712   8,431,154   8,009,596   7,588,039
Navios Gemini S   8,633,365   8,240,939   7,848,513   7,456,088   7,063,662
Navios Felicity  10,974,552  10,475,709   9,976,866   9,478,022   8,979,179

          in each case in the manner contemplated by clause 8.3 (Application of
          Mandatory Prepayments).

8.1.5 In the event that a Second Security Collateral Ship is sold or is otherwise disposed of in accordance with the terms of clause 23.16
     (Disposals) then on the date on which such Second Security Collateral Ship is disposed of, the Borrower shall prepay the amount specified in the table below by reference to the actual date of the disposal (where for purposes of this clause 8.1.5 the relevant date of disposal shall be the date of transfer of title of the relevant Second Security Collateral Ship):

YEAR TOTAL LOSS OCCURS   PREPAYMENT AMOUNT (US$)
----------------------   -----------------------
         2005                   7,000,000
         2006                   7,000,000
         2007                   7,000,000
         2008                   4,000,000
         2009                   4,000,000
         2010                   4,000,000
         2011                   1,500,000
         2012                   1,500,000
         2013                      Nil
         2014                      Nil
         2015                      Nil

                                       55

          in each case in the manner contemplated by clause 8.3 (Application of
          Mandatory Prepayments).

8.1.6 If the Terminal (i) becomes a Total Loss or (ii) suffers damage or is involved in an incident which in the opinion of the Agent may result in the
     Terminal subsequently becoming a Total Loss (each such event being a
     "TERMINAL EVENT"), the Borrower shall, on the date falling 120 days after that on which the Terminal suffered such damage or became a Total Loss or was involved in such incident (as the case may be) or, if earlier, on the date upon which the Terminal Insurance Proceeds in respect of such damage or, as the case may be, Total Loss are received by CNSA (or the Security
     Agent pursuant to the relevant Transaction Security Documents) (as the case may be), prepay to the Agent for the account of the Lenders an amount equal to ten per cent. of the outstanding Facilities at the time of the Terminal
     Event (the "TERMINAL PREPAYMENT AMOUNT"). The Terminal Prepayment Amount
     shall be paid in the following instalments:

     (a)  an immediate payment of an instalment being the higher of (i) 60 per cent. of the Terminal Prepayment Amount and (ii) any Terminal
          Insurance Proceeds paid in respect of the relevant Terminal Event (the
          "IMMEDIATE PREPAYMENT AMOUNT"); and

     (b)  to the extent that the amount paid as the Immediate Prepayment Amount pursuant to (a) above is less than the Terminal Prepayment Amount, the difference will be paid to the Agent for the account of the Lenders in equal instalments over the remaining tenor of the Facility B2 Loan
          (the "INSTALMENT PREPAYMENT AMOUNTS"). Payments of any Instalment
          Prepayment Amounts will fall due on each Facility B Repayment Date, shall be made in addition to the Facility B repayment amount then falling due under clause 6.1.2 (Repayment of Loans) in respect of
          Facility B2 and shall be applied in inverse chronological order against each Repayment Instalment falling due after the making of such
          Instalment Prepayment Amount (as provided in clause 6.2.4).

8.1.7 For the purposes of clauses 8.1.2, 8.1.3 and 8.1.6 above, a Total Loss shall be deemed to have occurred:

     (a)  in the case of an actual total loss of a Collateral Ship on the actual date and at the time such Collateral Ship was lost or, if such date is not known, on the date on which a Collateral Ship was last reported;

     (b)  in the case of a constructive total loss of a Collateral Ship, upon the date and at the time notice of abandonment of such Collateral Ship is given to the insurers of such Collateral Ship for the time being;

     (c)  in the case of a compromised or arranged total loss of a Collateral
          Ship, on the date upon which a binding agreement as to such compromised or arranged total loss has been entered into by the insurers of such Collateral Ship;

     (d)  in the case of Compulsory Acquisition of a Collateral Ship or the
          Terminal and/or the other CNSA Assets, on the date upon which the relevant requisition of title or other compulsory acquisition occurs;

     (e)  in the case of hijacking, theft, condemnation, capture, seizure, arrest, detention or confiscation of such Collateral Ship (other than where the same amounts to Compulsory Acquisition of such Collateral
          Ship) by any Government Entity, or by persons purporting to act on behalf of any Government Entity, which deprives the relevant
          Collateral Owner of the use of such Collateral Ship for more than 60 days, upon the expiry of the period of 60 days after the date upon which the relevant hijacking, theft, condemnation, capture, seizure, arrest, detention or confiscation occurred;

     (f)  in the case of an actual total loss of the Terminal on the actual date and at the time the Terminal was lost;

     (g)  in the case of a constructive total loss of the Terminal, upon the date and at the time notice of abandonment of the Terminal or notice that the Terminal is not economic to repair or reinstate is given to the insurers of the Terminal for the time being;

                                       56

     (h)  in the case of a compromised or arranged total loss of the Terminal, on the date upon which a binding agreement as to such compromised or arranged total loss has been entered into by the insurers of the
          Terminal;

     (i)  if the Lease of the Terminal is repudiated, suspended, cancelled or terminated on the date and at the time such repudiation, suspension, cancellation or termination is made or done, notwithstanding that there may be a grace or notice period prior to which any repudiation, suspension, cancellation or termination cannot take place; and

     (j)  in the case of confiscation of the Terminal and/or the other CNSA
          Assets or any of them (other than where the same amounts to Compulsory
          Acquisition) by any Government Entity, or by persons purporting to act on behalf of any Government Entity, which deprives CNSA of the use of the Terminal and/or the CNSA Assets or any of them for more than 30 days, upon the expiry of the period of 30 days after the date upon which the relevant confiscation occurred.

8.1.8 No later than five Banking Days prior to each Excess Cash Calculation
     Date, the Borrower shall notify the Agent in writing of:

     (a)  the amount of dividend (which shall qualify as a Permitted
          Distribution), if any, which it intends to declare and distribute;

     (b)  the Relevant Amount (if applicable); and

     (c)  the amount of Excess Cash,

     in each case, for the Financial Quarter to which such Excess Cash
     Calculation Date relates.

     The Borrower shall not advise the Agent of a Relevant Amount (and such
     Relevant Amount shall not be taken into account in the calculation of
     Excess Cash pursuant to clause 1.2), unless (i) the Borrower has previously notified the Agent in writing that it intends to distribute in respect of the relevant Financial Quarter, a dividend equal to or in excess of such
     Relevant Amount and (ii) any such dividend would otherwise constitute a
     Permitted Distribution.

     Each notification of Excess Cash by the Borrower to the Agent (A) shall be signed by the Chief Financial Officer and a Director of the Borrower, (B)
     shall set out in detail the calculations and method of computation of the amount of Excess Cash advised to the Agent (each of which shall be made in accordance with the Accounting Principles) and (C) shall be accompanied by appropriate documents evidencing the accuracy of the information and computations contained therein and, if the Agent shall so request, the
     Borrower shall provide the Agent forthwith with such further information and documents relating thereto as the Agent may in its sole discretion require. The Agent shall be entitled to re-calculate the amount of the
     Excess Cash in respect of a Financial Quarter, by reference to the documents and information supplied to it by the Borrower or otherwise available to it and, if there is any difference between the amount of
     Excess Cash notified by the Borrower to the Agent and the amount of Excess
     Cash re-calculated by the Agent for the same period, the amount calculated by the Agent shall be deemed to be the amount of Excess Cash for such period for the purposes of this Agreement.

     Within ten Banking Days after each such notification (or, if applicable, recalculation) of Excess Cash in respect of a Financial Quarter (other than the fourth Financial Quarters of each Financial Year) and provided such
     Excess Cash is a positive figure, the Borrower shall prepay to the Agent for the account of the Lenders a part of the Loans equal to (i) the amount of dividend which the Borrower notified the Agent pursuant to clause
     8.1.8(Total Loss/Sale) that it intends to declare in respect of such
     Financial Quarter minus (if applicable) (ii) any Relevant Amount which the
     Borrower notified the Agent pursuant to the same clause (and to the extent it was entitled to do so thereunder) in respect of such Financial Quarter.

     Within ten Banking Days after each such notification (or, if applicable, recalculation) of Excess Cash in respect of the fourth Financial Quarter of a Financial Year and provided such Excess Cash is a positive figure, the
     Borrower shall prepay to the Agent for the account of the Lenders a part of the Loans equal to (i) the amount of that Excess Cash minus (ii) the amount of dividend which the Borrower notified the Agent pursuant to clause
     8.1.8(Total Loss/Sale) that it intends to declare in respect of such
     Financial Quarter.

                                       57

     Any prepayment made under this clause 8.1.8(Total Loss/Sale) shall be applied in reducing the Repayment Instalments in respect of Facility B1,
     Facility B2 and Facility B3 in inverse chronological order (and pro rata as between such Facilities) until such three Facilities have been repaid in full and, thereafter, shall be applied in reducing the Repayment
     Instalments in respect of Facility A, Facility C1, Facility C2, Facility
     C3, Facility C4, Facility C5, Facility C6, Facility D1, Facility D2,
     Facility D3 and Facility D4 in inverse chronological order (and pro rata as between such Facilities).

8.1.9 Subject to clause 8.1.11, in the event that a member of the Group seeks to exercise its rights under a Purchase Option but is for any reason unable to acquire the ship pursuant to such Purchase Option, the Borrower shall pay to the Agent on the earlier of the date when such Purchase Option would otherwise have been exercised or on the final date when such Purchase
     Option was stated as being capable of exercise an amount equal to 0.84 per cent. of the total Loans under Facility A, Facility B1, Facility B2 and
     Facility B3 outstanding at such time. Any such prepayment shall be applied in reducing the Repayment Instalments in respect of Facility B1 in inverse chronological order until Facility B1 has been prepaid in full and, thereafter, shall be applied in reducing the Repayment Instalments in respect of Facility B2 and Facility B3 in inverse chronological order (and pro rata as between Facility B2 and Facility B3) until such two Facilities have been repaid in full and, thereafter, shall be applied in reducing the
     Repayment Instalments in respect of Facility A, Facility C1, Facility C2,
     Facility C3, Facility C4, Facility C5, Facility C6, Facility D1, Facility
     D2, Facility D3 and Facility D4 in inverse chronological order (and pro rata as between such Facilities).

8.1.10 Subject to clause 8.1.11, in the event that a Chartered Ship is withdrawn from charter or any Charter is terminated prior to the expiration of its term (except in the case of a termination of a Carter of a Purchase Option
     Ship as a result of the acquisition of such Purchase Option Ship by a member of the Group pursuant to the relevant Purchase Option), the Borrower shall pay to the Agent within ten days of such withdrawal or termination an amount equal to:

     (a)  in respect of a Chartered Ship where the relevant Charter does not contain a Purchase Option, two per cent.; and

     (b)  in respect of a Chartered Ship where the relevant Charter does contain a Purchase Option, 2.84 per cent.,

     (in each case) of the total Loans under Facility A, Facility B1, Facility
     B2 and Facility B3 outstanding at such time. Any such prepayment shall be applied in reducing the Repayment Instalments in respect of Facility B1 in inverse chronological order until Facility B1 has been prepaid in full and, thereafter, shall be applied in reducing the Repayment Instalments in respect of Facility B2 and Facility B3 in inverse chronological order (and pro rata as between Facility B2 and Facility B3) until such two Facilities have been repaid in full and, thereafter, shall be applied in reducing the
     Repayment Instalments in respect of Facility A, Facility C1, Facility C2,
     Facility C3, Facility C4, Facility C5, Facility C6, Facility D1, Facility
     D2, Facility D3 and Facility D4 in inverse chronological order (and pro rata as between such Facilities).

8.1.11 If either of the circumstances in clauses 8.1.9 and/or 8.1.10 apply but the Borrower has procured the replacement of the relevant Purchase Option,
     Chartered Ship or Charter (as the case may be) with an adequate alternative
     (as determined by the Agent, acting reasonably, but taking into consideration the terms of the relevant Purchase Option or Charter and the proposed replacement(s)) within 60 days of (a) the date the Purchase Option would otherwise have been exercised or on the final date when the relevant
     Purchase Option was stated as being capable of exercise (in the case of a
     Purchase Option) or (b) the date of withdrawal or termination (in the case of a Chartered Ship or Charter) then no such prepayment pursuant to clause
     8.1.9 and/or 8.1.10 shall be required provided that in each case the
     Borrower has provided full details (to the satisfaction of the Agent, acting reasonably) relating to such replacement 5 Business Days prior to the date a prepayment would otherwise be required to have been made under clauses 8.1.9 and/or 8.1.10 in the absence of any adequate replacement.

8.2  DISPOSAL PROCEEDS, INSURANCE PROCEEDS AND ACQUISITION PROCEEDS

8.2.1 For the purposes of this clause 8.2, clause 8.3 (Application of mandatory prepayments) and clause 8.4 (Retention Account and Holding Account -
     mandatory prepayment):

     "ACQUISITION ADJUSTMENT PROCEEDS" means any amount that may fall due from the Vendors to the Borrower under section B(b) of schedule 2.2 of the
     Acquisition Agreement.

                                       58

     "ACQUISITION PROCEEDS" means (i) any Acquisition Adjustment Proceeds and
     (ii) the proceeds of a claim (a "RECOVERY CLAIM") against the Vendors or any of their Affiliates (or any employee, officer or adviser) in relation to the Acquisition Documents or against the provider of any Report (in its capacity as a provider of that Report), and after deducting:

     (a)  any reasonable expenses which are incurred by any member of the Group to persons who are not members of the Group; and

     (b)  any Tax incurred and required to be paid by a member of the Group (as reasonably determined by the relevant member of the Group on the basis of existing rates and taking into account any available credit, deduction or allowance),

     in each case in relation to that Recovery Claim (such proceeds net of such deductions being "NET PROCEEDS" of such Recovery Claim),

     except for Excluded Acquisition Proceeds.

     "DISPOSAL PROCEEDS" means the consideration receivable by any member of the
     Group (including any amount receivable in repayment of intercompany debt)
     for any disposal made by any member of the Group and after deducting:

     (a)  reasonable expenses incurred by any member of the Group to persons who are not members of the Group; and

     (b)  any Tax incurred and required to be paid by the seller (as reasonably determined by the seller, on the basis of existing rates and taking account of any available credit, deduction or allowance),

     in each case with respect to or in connection with that disposal (such consideration receivable net of such deductions being "NET PROCEEDS" of such disposal),

     except for Excluded Disposal Proceeds.

     For the purposes of this definition of Disposal Proceeds:

     "CONSIDERATION RECEIVABLE" shall, in addition to consideration directly attributable to such disposal, include any amount owing to and set-off by the relevant purchaser that does not relate to such disposal.

     "REASONABLE EXPENSES" shall include any provision in respect of the relevant disposal for indemnities or contingent liabilities in respect of warranty claims payable under the terms of the relevant disposal, arising directly in respect of such disposal provided that such provisions deducted shall be considered to be consideration received relating to the relevant disposal to the extent such provision is released without payment of the relevant liability.

     "EXCLUDED ACQUISITION PROCEEDS" means:

     (a)  any net proceeds of a Recovery Claim which are less than US$1,000,000
          (or its equivalent in other currencies) which are received at any time when no Default has occurred and is continuing (an "EXCLUDED RECOVERY
          CLAIM"); or

     (b)  in relation to a Recovery Claim not being an excluded Recovery Claim:

          (i)  if the Borrower gives written notice to the Agent of its intention to apply the net proceeds of the relevant Recovery
               Claim in a permitted application prior to the date falling 15
               Business Days after receipt of such net proceeds, those net proceeds of that Recovery Claim are then applied, or legally committed to be applied (under a binding contract subject only to conditions typical for contracts of such type), within three months after the date of such receipt (or, where so committed to be applied, are then actually so applied within six months after the date of such receipt) in a permitted application (and, in each case, such net proceeds not so applied will be deemed to be
               Acquisition Proceeds received for the purposes of clause 8.3.2
               (Application of mandatory prepayments) at the end of the
               applicable three or six month period, as the case may be); or

                                       59

          (ii) where no such notice is given, those net proceeds of the relevant
               Recovery Claim which are applied within five Business Days of receipt in a permitted application (and such net proceeds not so applied will be deemed to be Acquisition Proceeds received for the purposes of clause 8.3.2 (Application of mandatory
               prepayments) at the end of such five Business Days period),

          provided that if the Borrower has made a payment or payments in respect of a cost or loss the subject of an insurance claim and the proceeds received in connection with such claim are used to compensate for a permitted application which has already been made then the amount of such proceeds received shall be deemed to have been applied at the date of receipt to the extent of the compensated permitted application.

     For the purposes of this definition of Excluded Acquisition Proceeds a
     "PERMITTED APPLICATION" means at any time when no Default has occurred and is continuing any proceeds of a Recovery Claim which are applied:

     (a)  to satisfy (or reimburse a member of the Group which has discharged)
          any liability, charge or claim upon a member of the Group by a person which is not a member of the Group; or

     (b)  in the replacement, reinstatement and/or repair of assets of members of the Group which have been lost, destroyed or damaged; or

     (c)  in compensating any member of the Group for any liability or loss
          (including loss of tax relief) or to make good any shortfall in assets
          (including working capital),

     in each case as a result of the events or circumstances giving rise to that
     Recovery Claim.

     "EXCLUDED DISPOSAL PROCEEDS" means:

     (a)  the proceeds of a disposal as is referred to in paragraphs (a), (b),
          (c), (e), (h), (i) (to the extent such disposal relates to an Owned
          Ship), (j), (l) or (m) of the definition of Permitted Disposal or a disposal of an asset with a book value and market value of less than
          US$500,000 (or its equivalent in other currencies) which in the case of paragraphs (a) to (i) and (j) (to the extent it relates to an
          Existing Collateral Ship or an Additional Collateral Ship) of the
          definition of Permitted Disposal are received when no Default has occurred and is continuing (each an "EXCLUDED DISPOSAL"); or

     (b)  in relation to a disposal not being (a) an excluded disposal or (b)
          the disposal of a Collateral Ship:

          (i)  if the Borrower gives the Agent written notice of its intention to reinvest the net proceeds of that relevant disposal in a permitted application prior to the later of (xx) the date which is five Business Days after the date of that relevant disposal or
               (yy) the receipt of such proceeds, those net proceeds of that relevant disposal are then applied, or legally committed to be applied (under a binding contract subject only to conditions typical for contracts of such type), within three months after the date of that relevant disposal (or where so committed to be applied, are then actually so applied within six months after the date of that relevant disposal) in a permitted application (and, in each case, such net proceeds not so applied will be deemed to be Disposal Proceeds received for the purposes of clause 8.3.2
               (Application of mandatory prepayments) at the end of the
               applicable three or six month period as the case may be); or

          (ii) where no such notice is given, those net proceeds of that relevant disposal which are applied within five Business Days following the later of (xx) date of that relevant disposal or
               (yy) the receipt of such proceeds, in a permitted application
               (and such net proceeds not so applied will be deemed to be
               Disposal Proceeds received for the purposes of clause 8.3.2
               (Application of mandatory prepayments) at the end of such five
               Business Days period).

          For the purposes of this definition of Excluded Disposal Proceeds, a
          "PERMITTED APPLICATION" means at any time when no Default has occurred and is continuing in respect of a disposal of an asset or intellectual property right, the re-investment of the net proceeds of such disposal in the acquisition by a member of the Group (being a Security Provider if the seller was a Security Provider) of an asset or (as the case may
          be) intellectual property right similar in type and of comparable or superior value and quality to that asset or (as the case may be)
          intellectual property right the subject of any relevant disposal.

                                       60

     "EXCLUDED INSURANCE PROCEEDS" means:

     (a)  the Collateral Ship Insurance Proceeds;

     (b)  the Terminal Insurance Proceeds;

     (c)  the net proceeds of an insurance claim which are less than US$500,000
          (or its equivalent in other currencies);

     (d)  the proceeds of an insurance claim relating to business interruption or loss of profit only;

     (e)  the proceeds of an insurance claim relating to any Purchase Option
          Ship owned by any Purchase Option Subsidiary;

     (f)  the proceeds of an insurance claim relating to any New Share Issue
          Ship,

          in the case of paragraphs (c) to (e) (inclusive) above at any time when no Default has occurred and is continuing (each an "EXCLUDED
          CLAIM"); or

     (g)  in relation to an insurance claim not being an excluded claim:

          (i)  if the Borrower gives written notice to the Agent of its intention to apply the net proceeds of the relevant insurance claim in a permitted application prior to the date 15 Business
               Days after receipt of such net proceeds, those net proceeds of that insurance claim are then applied, or legally committed to be applied (under a binding contract subject only to conditions typical for contracts of such type), within three months after the date of such receipt (or, where so committed to be applied, are then actually so applied within six months after the date of such receipt) in a permitted application (and, in each case, such net proceeds not so applied will be deemed to be Insurance
               Proceeds received for the purposes of clause 8.3.2 (Application of mandatory prepayments) at the end of the applicable three or six month period, as the case may be); or

          (ii) where no such notice is given, those net proceeds of the relevant insurance claim which are applied within 15 Business Days of receipt in a permitted application (and such net proceeds not so applied will be deemed to be Insurance Proceeds received for the purposes of clause 8.3.2 (Application of mandatory prepayments)
               at the end of such 15 Business Days period).

     For the purposes of this definition of Excluded Insurance Proceeds, a
     "PERMITTED APPLICATION" means at any time when no Default has occurred and is continuing:

     (a)  to the replacement, reinstatement and/or repair of the assets in respect of which the relevant insurance claim was made; or

     (b)  in relation to an insurance claim relating to third party liability, to satisfy (or reimburse a member of the Group which has discharged)
          any liability, charge or claim upon a member of the Group by a person which is not a member of the Group; or

     (c)  where the Group member concerned is obliged as a landlord or tenant to apply the proceeds of the insurance claim in accordance with any lease of any Real Property (then only to the extent that it is so required and does so apply such proceeds).

     "INSURANCE PROCEEDS" means the proceeds of any insurance claim received by any member of the Group and after deducting any reasonable expenses in relation to that claim which are incurred by any member of the Group to persons who are not members of the Group (such proceeds net of such deductions being "NET PROCEEDS" of such insurance claim) except for
     Excluded Insurance Proceeds.

8.2.2 The Borrower shall prepay Loans in the following amounts at the times and in the order of application contemplated by clause 8.3 (Application of mandatory prepayments):

     (a)  the amount of Acquisition Proceeds;

     (b)  the amount of Disposal Proceeds; and

                                       61

     (c)  the amount of Insurance Proceeds.

8.3  APPLICATION OF MANDATORY PREPAYMENTS

8.3.1 A prepayment made under clauses 8.1 (Total Loss/Sale) or 8.2 (Disposal
     Proceeds, Insurance Proceeds and Acquisition Proceeds) shall be applied in prepayment of the Loans as contemplated in clauses 8.3.2 to 8.3.5.

8.3.2 Unless the Borrower makes an election under clause 8.3.4, it shall prepay
     Loans at the following times:

     (a)  in the case of any prepayment relating to an amount received under clauses 8.1.2 to 8.1.6, 8.1.8to 8.1.10(Total Loss/Sale) and
          23.53(a)(i)(Security value maintenance), at the time specified and in accordance with the procedure set out in such clause; and

     (b)  in the case of any prepayment relating to the amounts of Acquisition
          Proceeds, Disposal Proceeds or Insurance Proceeds, promptly upon receipt of those proceeds.

8.3.3 Save as provided in clauses 8.1.6(b), 8.1.8, 8.1.9, 8.1.10 (Total
     Loss/Sale), 23.53(a)(i) (Security Value Maintenance) and in this clause
     8.3.3, a prepayment under clauses 8.1 (Total Loss/Sale) and 8.2 (Disposal
     Proceeds, Insurance Proceeds and Acquisition Proceeds) (other than a prepayment of Acquisition Adjustment Proceeds) shall be applied in reducing the Repayment Instalments in respect of Facility A, Facility C1, Facility
     C2, Facility C3, Facility C4, Facility C5, Facility C6, Facility D1,
     Facility D2, Facility D3 and Facility D4, pro rata as between such
     Facilities, and when such Facilities have been prepaid in full, in reducing the Repayment Instalments of Facility B1 and, when Facility B1 has been prepaid in full, in reducing the Repayment Instalments of Facility B2 and, when Facility B2 has been prepaid in full, in reducing the Repayment
     Instalments of Facility B3. Such mandatory prepayments of the Facilities shall be applied against the relevant Repayment Instalments in accordance with clause 6.2.4 (Effect of cancellation and prepayment on scheduled repayments). Any prepayment made in respect of any Acquisition Adjustment
     Proceeds shall be applied in reduction of the Repayment Instalments in respect of Facility A, Facility B1, Facility B2 and Facility B3 in
     chronological order (and pro rata as between such Facilities), taking into account the provisions of clause 6.1.5 (Repayment of Loans).

8.3.4 Subject to clause 8.3.5, the Borrower may elect that any prepayment of a
     Loan required under clauses 8.1 (Total Loss/Sale) or 8.2 (Disposal
     Proceeds, Insurance Proceeds and Acquisition Proceeds) be applied in prepayment of that Loan on the last day of the Interest Period relating to that Loan provided that the remaining term of such Interest Period is less than three months and that pending prepayment the moneys falling to be applied under clause 8.1 (Total Loss/Sale) or 8.2 (Disposal Proceeds,
     Insurance Proceeds and Acquisition Proceeds) shall be deposited in the
     Retention Account. If the Borrower makes that election then a proportion of that Loan equal to the amount of the relevant prepayment will be due and payable (by way of prepayment) on the last day of its Interest Period.

8.3.5 If the Borrower has made an election under clause 8.3.4 but a Default has occurred and is continuing, that election shall no longer apply and a proportion of the Loan in respect of which the election was made equal to the amount of the relevant prepayment shall be immediately due and payable
     (unless the Agent otherwise agrees in writing).

8.4  RETENTION ACCOUNT AND HOLDING ACCOUNT - MANDATORY PREPAYMENT

8.4.1 The Borrower shall ensure that:

     (a)  Amounts received as prepayments under clauses 8.1 (Total Loss/Sale) or
          8.2 (Disposal Proceeds, Insurance Proceeds and Acquisition Proceeds),
          in respect of which the Borrower has made an election under clause
          8.3.4 (Application of mandatory prepayments) are paid into the
          Retention Account promptly upon receipt by a member of the Group; and

     (b)  Excluded Disposal Proceeds, Excluded Insurance Proceeds and/or
          Excluded Acquisition Proceeds, which are not the proceeds of an excluded disposal, excluded claim or excluded Recovery Claim, are paid into the Holding Account promptly upon receipt by a member of the
          Group. Pending the giving of any notice or expiry of any specified period (as set out in the

                                       62

          relevant definition of Excluded Acquisition Proceeds, Excluded
          Disposal Proceeds or Excluded Insurance Proceeds), relevant proceeds in respect of which the Borrower has not complied with clause 8.4.1(a)
          shall be paid into the Holding Account.

8.4.2 The Borrower irrevocably authorises the Agent to apply:

     (a)  amounts credited to the Retention Account; and

     (b)  amounts credited to the Holding Account which are intended to be used for a permitted application within a specified period (as set out in the relevant definition of Excluded Acquisition Proceeds, Excluded
          Disposal Proceeds or Excluded Insurance Proceeds) but which are not so used within the relevant specified period, (or such longer time period as the Agent may agree),

     to pay amounts due and payable under clauses 8.1 (Total Loss/Sale), 8.2
     (Disposal Proceeds, Insurance Proceeds and Acquisition Proceeds) and 8.3
     (Application of mandatory prepayments) and otherwise under the Finance
     Documents. The Borrower further irrevocably authorises the Agent to so apply amounts credited to the Holding Account whether or not the relevant specified period has elapsed if a Default has occurred and is continuing.
     The Borrower also irrevocably authorises the Agent to transfer any amounts credited to the Holding Account referred to in this clause 8.4.2 to the
     Retention Account pending payment of amounts due and payable under the
     Finance Documents (but if all such amounts have been paid any such amounts remaining credited to the Retention Account may (unless a Default has occurred) be transferred back to the Holding Account).

8.4.3 The Security Agent or Agent with which the Retention Account, the Working
     Capital Account and/or the Holding Account is held acknowledges and agrees that (i) interest shall accrue at normal commercial rates on amounts credited to those accounts and that the account holder shall be entitled to receive such interest (which shall be paid in accordance with the mandate relating to such account) unless a Default is continuing and (ii) each such account is subject to the Transaction Security. None of the Finance Parties
     shall have any responsibility to any member of the Group for any loss occasioned as a consequence of the application of the amounts credited to those accounts prior to the last day of any deposit period, where such application is permitted by the terms of the Finance Documents.

8.5  EXCLUDED PROCEEDS

     Where Excluded Acquisition Proceeds, Excluded Disposal Proceeds and
     Excluded Insurance Proceeds include amounts which are intended to be used for a permitted application within a specified period (as set out in the relevant definition of Excluded Acquisition Proceeds, Excluded Disposal
     Proceeds or Excluded Insurance Proceeds), the Borrower shall ensure that those amounts are used for that purpose and shall promptly deliver a certificate to the Agent at the time of such application and at the end of such period confirming the amount (if any) which has been so applied within the requisite time periods provided for in the relevant definition.

9    RESTRICTIONS

9.1  NOTICES OF CANCELLATION OR PREPAYMENT

     Any notice of cancellation or prepayment given by any Party under clause 7
     (Illegality, Voluntary Prepayment and Cancellation) or clause 8 (Mandatory
     Prepayment) shall be irrevocable and, unless a contrary indication appears in this Agreement, shall specify the date or dates upon which the relevant cancellation or prepayment is to be made and the amount of that cancellation or prepayment.

9.2  INTEREST AND OTHER AMOUNTS

     Any prepayment under this Agreement shall be made together with accrued interest on the amount prepaid and, subject to any Break Costs, without premium or penalty.

9.3  NO REBORROWING OF FACILITIES

     The Borrower may not re-borrow any part of a Facility which is prepaid.

                                       63

9.4  PREPAYMENT IN ACCORDANCE WITH AGREEMENT

     The Borrower shall not repay or prepay all or any part of the Loans or cancel all or any part of the Commitments except at the times and in the manner expressly provided for in this Agreement.

9.5  NO REINSTATEMENT OF COMMITMENTS

     No amount of the Total Commitments cancelled under this Agreement may be subsequently reinstated.

9.6  AGENT'S RECEIPT OF NOTICES

     If the Agent receives a notice under clause 7 (Illegality, Voluntary
     Prepayment and Cancellation) or clause 8 (Mandatory Prepayment) it shall promptly forward a copy of that notice to either the Borrower or the affected Lender(s), as appropriate.

9.7  NOTICE OF PREPAYMENT TO LENDERS

     The Agent shall notify the Lenders as soon as possible of any proposed prepayment of any Loan under clause 7.3 (Voluntary prepayment of Loans),
     8.1 (Total Loss/Sale) or 8.2 (Disposal Proceeds, Insurance Proceeds and
     Acquisition Proceeds).

                                       64

                         SECTION 5: COSTS OF UTILISATION

10   INTEREST

10.1 CALCULATION OF INTEREST

     Subject to clause 10.2 (Alternative calculation of interest), the rate of interest on each Loan for each Interest Period is the percentage rate per annum which is the aggregate of the applicable:

10.1.1 Margin;

10.1.2 LIBOR; and

10.1.3 Mandatory Cost, if any.

10.2 ALTERNATIVE CALCULATION OF INTEREST

     Should all the Lenders agree to an interest period in excess of 12 months pursuant to clause 11.1.4 (Selection of Interest Periods and Terms), the rate of interest on the relevant Loan for such Interest Period shall be the percentage rate per annum which is the aggregate of the applicable:

10.2.1 Margin; and

10.2.2 the rate notified by the Agent to the Borrower as the appropriate cost of funds agreed by all the Lenders and the Agent.

10.3 PAYMENT OF INTEREST

     The Borrower shall pay accrued interest on each Loan on the last day of each Interest Period (and, if an Interest Period is longer than six months, on the dates falling at six monthly intervals after the first day of such
     Interest Period).

10.4 DEFAULT INTEREST

10.4.1 If the Borrower fails to pay any amount payable by it under a Finance
     Document on its due date, interest shall accrue on the overdue amount from the due date up to the date of actual payment (both before and after judgment) at a rate which, subject to clause 10.4.3, is two per cent.
     higher than the rate which would have been payable if the overdue amount had, during the period of non-payment, constituted a Loan in the currency of the overdue amount for successive Interest Periods, each of a duration selected by the Agent (acting reasonably). Any interest accruing under this clause 10.4 shall be immediately payable by the Borrower on demand by the
     Agent.

10.4.2 For the avoidance of doubt, any overdue amount which is not a Loan shall accrue interest as if such amount was a Loan for successive Interest
     Periods, each of a duration selected by the Agent (acting reasonably) at the rate equal to two per cent. plus the applicable Margin.

10.4.3 If any overdue amount consists of all or part of a Loan which became due on a day which was not the last day of an Interest Period relating to that
     Loan:

     (a)  the first Interest Period for that overdue amount shall have a duration equal to the unexpired portion of the current Interest Period relating to that Loan; and

     (b)  the rate of interest applying to the overdue amount during that first
          Interest Period shall be two per cent. higher than the rate which would have applied if the overdue amount had not become due.

10.4.4 Default interest (if unpaid) arising on an overdue amount will be compounded with the overdue amount at the end of each Interest Period applicable to that overdue amount but will remain immediately due and payable.

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10.5 NOTIFICATION OF RATES OF INTEREST

     The Agent shall promptly notify the Lenders and the Borrower of the determination of a rate of interest under this Agreement.

11   INTEREST PERIODS

11.1 SELECTION OF INTEREST PERIODS AND TERMS

11.1.1 The Borrower may select an Interest Period for a Loan in the Utilisation
     Request for that Loan or (if the Loan has already been borrowed) in a
     Selection Notice.

11.1.2 Each Selection Notice for a Loan is irrevocable and must be delivered to the Agent by the Borrower not later than the Specified Time.

11.1.3 If the Borrower fails to deliver a Selection Notice to the Agent in accordance with clause 11.1.2, the relevant Interest Period will, subject to clause 11.2 (Changes to Interest Periods), be one month.

11.1.4 Subject to this clause 11, the Borrower may select an Interest Period of one, three, six or twelve months or any other period agreed between the
     Borrower and the Agent (acting on the instructions of the Lenders).

11.1.5 An Interest Period for a Loan shall not extend beyond the last Repayment
     Date applicable to its Facility.

11.1.6 Each Interest Period for a Loan shall start on the Utilisation Date of that Loan or (if already made) on the last day of its preceding Interest
     Period.

11.1.7 Prior to the earlier of 30 June 2006 and the Syndication Date, Interest
     Periods shall be one month or such other period as the Agent and the
     Borrower may agree and any Interest Period which would otherwise end during the calendar month preceding or extend beyond the Syndication Date shall end on the Syndication Date.

11.1.8 On or at any time after the making of a declaration under clause 24.29
     (Acceleration), notwithstanding the previous provisions in this clause 11, the Agent shall be entitled, to the exclusion of the Borrower, to select the duration of Interest Periods.

11.1.9 It is hereby acknowledged that the Existing HSH Debt (which shall be refinanced by Facility A Loan and Facility B Loans) is sub-divided into
     "Facility A", "Facility B1", "Facility B2" and "Facility B3" and that such facilities correspond to Facility A, Facility B1, Facility B2 and Facility
     B3, respectively, of this Agreement. At the request of the Borrower, the
     Parties have agreed that the interest periods and interest rates applicable on the date of the first Utilisation Date to the Facilities (as defined in the Existing Facilities Agreement) of the Existing HSH Debt shall apply to their "corresponding" Facility A Loan and Facility B Loans (as the case may
     be) as from the first Utilisation Date, and the Interest Periods in respect of each such Loan shall be determined accordingly. At the end of such
     Interest Periods, the normal interest rate fixing provisions of this
     Agreement shall apply to such Loans.

11.2 CHANGES TO INTEREST PERIODS

11.2.1 Prior to determining the interest rate for a Loan, the Agent may shorten an Interest Period for any Loan to ensure there are sufficient Loans (with an aggregate amount equal to or greater than the relevant Repayment
     Instalment) which have an Interest Period ending on a relevant Repayment
     Date for the Borrower to make the Repayment Instalment due on that date.

11.2.2 If the Agent makes any of the changes to an Interest Period referred to in this clause 11.2, it shall promptly notify the Borrower and the Lenders.

                                       66

11.3 NON-BUSINESS DAYS

     If an Interest Period would otherwise end on a day which is not a Business
     Day, that Interest Period will instead end on the next Business Day in that calendar month (if there is one) or the preceding Business Day (if there is not).

12   CHANGES TO THE CALCULATION OF INTEREST

12.1 ABSENCE OF QUOTATIONS

     Subject to clause 12.2 (Market disruption), if LIBOR is to be determined by reference to the Reference Banks but a Reference Bank does not supply a quotation by the Specified Time on the Quotation Day, the applicable LIBOR shall be determined on the basis of the quotations of the remaining
     Reference Banks.

12.2 MARKET DISRUPTION

12.2.1 If a Market Disruption Event occurs in relation to a Loan for any
     Interest Period, then the rate of interest on each Lender's share of that
     Loan for the Interest Period shall be the rate per annum which is the sum of:

     (a)  the Margin;

     (b)  the rate notified to the Agent by that Lender as soon as practicable and in any event before interest is due to be paid in respect of that
          Interest Period, to be that which expresses as a percentage rate per annum the cost to that Lender of funding its participation in that
          Loan from whatever source it may reasonably select; and

     (c)  the Mandatory Cost, if any, applicable to that Lender's participation in the Loan.

12.2.2 In this Agreement "MARKET DISRUPTION EVENT" means:

     (a)  at or about noon on the Quotation Day for the relevant Interest Period
          LIBOR is not available and none or only one of the Reference Banks supplies a rate to the Agent to determine LIBOR for the relevant currency and Interest Period; or

     (b)  before close of business in London on the Quotation Day for the relevant Interest Period, the Agent receives notifications from a
          Lender or Lenders (whose participations in a Loan exceed 33(1)/3 per cent. of that Loan) that the cost to it of obtaining matching deposits in the Relevant Interbank Market would be in excess of LIBOR.

12.3 ALTERNATIVE BASIS OF INTEREST OR FUNDING

12.3.1 If a Market Disruption Event occurs and the Agent or the Borrower so requires, the Agent and the Borrower shall enter into negotiations (for a period of not more than 15 days) with a view to agreeing a substitute basis for determining the rate of interest.

12.3.2 Any alternative basis agreed pursuant to clause 12.3.1 shall, with the prior consent of all the Lenders and the Borrower, be binding on all
     Parties.

12.4 BREAK COSTS

12.4.1 The Borrower shall, within three Business Days of demand by a Finance
     Party, pay to that Finance Party its Break Costs attributable to all or any part of a Loan or Unpaid Sum being paid by the Borrower on a day other than the last day of an Interest Period for that Loan or Unpaid Sum.

12.4.2 Each Lender shall, as soon as reasonably practicable after a demand by the Agent, provide a certificate confirming the amount of its Break Costs for any Interest Period in which they accrue.

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13   FEES

13.1 COMMITMENT FEE

13.1.1 The Borrower shall pay to the Agent (for the account of each Lender) a commitment fee in dollars computed at the rate of:

     (a)  0.45 per cent. per annum on that Lender's Available Commitment under
          Facility C1 for the period from 19 December 2005 to the earlier of (i)
          the Utilisation Date relating to Facility C1 and (ii) the end of the
          Availability Period applicable to Facility C1;

     (b)  0.45 per cent. per annum on that Lender's Available Commitment under
          Facility C2 for the period from 19 December 2005 to the earlier of (i)
          the Utilisation Date relating to Facility C2 and (ii) the end of the
          Availability Period applicable to Facility C2;

     (c)  0.45 per cent. per annum on that Lender's Available Commitment under
          Facility C3 for the period from 19 December 2005 to the earlier of (i)
          the Utilisation Date relating to Facility C3 and (ii) the end of the
          Availability Period applicable to Facility C3;

     (d)  0.45 per cent. per annum on that Lender's Available Commitment under
          Facility C4 for the period from 19 December 2005 to the earlier of (i)
          the Utilisation Date relating to Facility C4 and (ii) the end of the
          Availability Period applicable to Facility C4;

     (e)  0.45 per cent. per annum on that Lender's Available Commitment under
          Facility C5 for the period from 19 December 2005 to the earlier of (i)
          the Utilisation Date relating to Facility C5 and (ii) the end of the
          Availability Period applicable to Facility C5;

     (f)  0.45 per cent. per annum on that Lender's Available Commitment under
          Facility C6 for the period from 19 December 2005 to the earlier of (i)
          the Utilisation Date relating to Facility C6 and (ii) the end of the
          Availability Period applicable to Facility C6;

     (g)  0.45 per cent. per annum on that Lender's Available Commitment under
          Facility D1 for the period from 19 December 2005 to the earlier of (i)
          the Utilisation Date relating to Facility D1 and (ii) the end of the
          Availability Period applicable to Facility D1;

     (h)  0.45 per cent. per annum on that Lender's Available Commitment under
          Facility D2 for the period from 19 December 2005 to the earlier of (i)
          the Utilisation Date relating to Facility D2 and (ii) the end of the
          Availability Period applicable to Facility D2;

     (i)  0.45 per cent. per annum on that Lender's Available Commitment under
          Facility D3 for the period from 19 December 2005 to the earlier of (i)
          the Utilisation Date relating to Facility D3 and (ii) the end of the
          Availability Period applicable to Facility D3; and

     (j)  0.45 per cent. per annum on that Lender's Available Commitment under
          Facility D4 for the period from 19 December 2005 to the earlier of (i)
          the Utilisation Date relating to Facility D4 and (ii) the end of the
          Availability Period applicable to Facility D4.

13.1.2 The accrued commitment fee referred to in clause 13.1.1 shall be payable in respect of each Facility (a) on the earlier of (i) the Utilisation Date for the relevant Facility and (ii) 31 March 2006, and (b) on the last day of the Availability Period for the relevant Facility and on the cancelled amount of the relevant Lender's Commitment at the time the cancellation is effective.

13.2 ARRANGEMENT AND RESTRUCTURING FEE

     The Borrower shall pay to the Arranger (for its own account) an arrangement and restructuring fee in the amount and at the times agreed in the Fee
     Letter.

13.3 UNDERWRITING FEE

     The Borrower shall pay the Arranger (for its own account) an underwriting fee in an amount and at the times agreed in the Fee Letter.

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                    SECTION 6: ADDITIONAL PAYMENT OBLIGATIONS

14   TAX GROSS UP AND INDEMNITIES

14.1 DEFINITIONS

14.1.1 In this Agreement:

     "PROTECTED PARTY" means a Finance Party which is or will be subject to any liability or required to make any payment for or on account of Tax in relation to a sum received or receivable (or any sum deemed for the purposes of Tax to be received or receivable) under a Finance Document.

     "TAX CREDIT" means a credit against, relief or remission for, or repayment of, any Tax.

     "TAX DEDUCTION" means a deduction or withholding for or on account of Tax from a payment under a Finance Document.

     "TAX PAYMENT" means either the increase in a payment made by an Obligor to a Finance Party under clause 14.2 (Tax gross-up) or a payment under clause
     14.3 (Tax indemnity).

     Unless a contrary indication appears, in this clause 14 a reference to
     "DETERMINES" or "DETERMINED" means a determination made in the absolute discretion of the person making the determination.

14.2 TAX GROSS-UP

14.2.1 The Borrower shall procure that each Obligor shall make all payments to be made by it without any Tax Deduction, unless a Tax Deduction is required by law.

14.2.2 The Borrower shall promptly upon becoming aware that an Obligor must make a Tax Deduction (or that there is any change in the rate or the basis of a
     Tax Deduction) notify the Agent accordingly. Similarly, a Lender shall notify the Agent on becoming so aware in respect of a payment payable to that Lender. If the Agent receives such notification from a Lender it shall notify the Borrower and that Obligor.

14.2.3 If a Tax Deduction is required by law to be made by an Obligor, the
     Borrower shall procure that the amount of the payment due from that Obligor shall be increased to an amount which (after making any Tax Deduction)
     leaves an amount equal to the payment which would have been due if no Tax
     Deduction had been required.

14.2.4 The Borrower shall procure that if an Obligor is required to make a Tax
     Deduction, that Obligor shall make that Tax Deduction and any payment required in connection with that Tax Deduction within the time allowed and in the minimum amount required by law.

14.2.5 Within thirty days of making either a Tax Deduction or any payment required in connection with that Tax Deduction, the Borrower shall procure that the Obligor making that Tax Deduction shall deliver to the Agent for the Finance Party entitled to the payment evidence reasonably satisfactory to that Finance Party that the Tax Deduction has been made or (as applicable) any appropriate payment paid to the relevant taxing authority.

14.3 TAX INDEMNITY

14.3.1 The Borrower shall (within three Business Days of demand by the Agent)
     pay to a Protected Party an amount equal to the loss, liability or cost which that Protected Party determines will be or has been (directly or indirectly) suffered for or on account of Tax by that Protected Party in respect of a Finance Document.

                                       69

14.3.2 clause 14.3.1 shall not apply:

     (a)  with respect to any Tax assessed on a Finance Party:

          (i)  under the law of the jurisdiction in which that Finance Party is incorporated or, if different, the jurisdiction (or
               jurisdictions) in which that Finance Party is treated as resident for tax purposes; or

          (ii) under the law of the jurisdiction in which that Finance Party's
               Facility Office is located in respect of amounts received or receivable in that jurisdiction,

          if that Tax is imposed on or calculated by reference to the net income received or receivable (but not any sum deemed to be received or receivable) by that Finance Party; or

     (b)  to the extent a loss, liability or cost is compensated for by an increased payment under clause 14.2 (Tax gross-up).

14.3.3 A Protected Party making, or intending to make a claim under clause
     14.3.1 shall promptly notify the Agent of the event which will give, or has given, rise to the claim, following which the Agent shall notify the
     Borrower.

14.3.4 A Protected Party shall, on receiving a payment from an Obligor under this clause 14.3, notify the Agent.

14.4 TAX CREDIT

     If an Obligor makes a Tax Payment and the relevant Finance Party determines that:

14.4.1 a Tax Credit is attributable either to an increased payment of which that
     Tax Payment forms part or to that Tax Payment; and

14.4.2 that Finance Party has obtained, utilised and retained that Tax Credit,

     the Finance Party shall pay an amount to the Obligor which that Finance
     Party determines will leave it (after that payment) in the same after-Tax position as it would have been in had the Tax Payment not been required to be made by the Obligor.

14.5 STAMP TAXES

     The Borrower shall pay and, within three Business Days of demand, indemnify each Secured Party against any cost, loss or liability that Secured Party incurs in relation to all stamp duty, stamp duty land tax, registration and other similar Taxes payable in respect of any Finance Document.

14.6 VALUE ADDED TAX

14.6.1 All amounts set out, or expressed to be payable under a Finance Document by any party to a Finance Party which (in whole or in part) constitute the consideration for VAT purposes shall be deemed to be exclusive of any VAT which is chargeable on such supply, and accordingly, subject to clause
     14.6.3, if VAT is chargeable on any supply made by any Finance Party to any party under a Finance Document, the Borrower shall procure that that party shall pay to the Finance Party (in addition to and at the same time as paying the consideration) an amount equal to the amount of the VAT (and such Finance Party shall promptly provide an appropriate VAT invoice to such party).

14.6.2 If VAT is chargeable on any supply made by any Finance Party (the
     "SUPPLIER") to any other Finance Party (the "RECIPIENT") under a Finance
     Document, and any party (the "RELEVANT PARTY") is required by the terms of any Finance Document to pay an amount equal to the consideration for such supply to the Supplier (rather than being required to reimburse the
     Recipient in respect of that consideration), the Borrower shall procure that such party shall also pay to the Supplier (in addition to and at the same time as paying such amount) an amount equal to the amount of such VAT.
     The Recipient will promptly pay to the Relevant Party an amount equal to any credit or repayment from the relevant tax authority which it reasonably determines relates to the VAT chargeable on that supply.

                                       70

14.6.3 Where a Finance Document requires any party to reimburse a Finance Party for any costs or expenses, the Borrower shall procure that that party shall also at the same time pay and indemnify the relevant Finance Party against all VAT incurred by such Finance Party in respect of the costs or expenses to the extent that the relevant Finance Party reasonably determines that neither it nor any other member of any group of which it is a member for
     VAT purposes is entitled to credit or repayment from the relevant tax authority in respect of the VAT.

15   INCREASED COSTS

15.1 INCREASED COSTS

15.1.1 Subject to clause 15.3 (Exceptions) the Borrower shall, within three
     Business Days of a demand by the Agent, pay for the account of a Finance
     Party the amount of any Increased Costs incurred by that Finance Party or any of its Affiliates as a result of (i) the introduction of or any change in (or in the interpretation, administration or application of) any law or regulation or (ii) compliance with any law or regulation made after the date of this Agreement.

15.1.2 In this Agreement "INCREASED COSTS" means:

     (a)  a reduction in the rate of return from a Facility or on a Finance
          Party's (or its Affiliate's) overall capital;

     (b)  an additional or increased cost; or

     (c)  a reduction of any amount due and payable under any Finance Document,

     which is incurred or suffered by a Finance Party or any of its Affiliates to the extent that it is attributable to that Finance Party having entered into its Commitment or funding or performing its obligations under any
     Finance Document.

15.2 INCREASED COST CLAIMS

15.2.1 A Finance Party intending to make a claim pursuant to clause 15.1
     (Increased costs) shall notify the Agent of the event giving rise to the claim, following which the Agent shall promptly notify the Borrower.

15.2.2 Each Finance Party shall, as soon as practicable after a demand by the
     Agent, provide a certificate confirming the amount of its Increased Costs.

15.3 EXCEPTIONS

15.3.1 Clause 15.1 (Increased costs) does not apply to the extent any Increased
     Cost is:

     (a)  attributable to a Tax Deduction required by law to be made by an
          Obligor;

     (b)  compensated for by clause 14.3 (Tax indemnity) (or would have been compensated for under clause 14.3 (Tax indemnity) but was not so compensated solely because any of the exclusions in clause 14.3.2 (Tax indemnity) applied);

     (c)  compensated for by the payment of the Mandatory Cost; or

     (d)  attributable to the wilful breach by the relevant Finance Party or its
          Affiliates of any law or regulation.

15.3.2 In this clause 15.3 reference to a "TAX DEDUCTION" has the same meaning given to the term in clause 14.1 (Definitions).

                                       71

16   OTHER INDEMNITIES

16.1 CURRENCY INDEMNITY

16.1.1 If any sum due from an Obligor under the Finance Documents (a "SUM"), or any order, judgment or award given or made in relation to a Sum, has to be converted from the currency (the "FIRST CURRENCY") in which that Sum is payable into another currency (the "SECOND CURRENCY") for the purpose of:

     (a)  making or filing a claim or proof against that Obligor; or

     (b)  obtaining or enforcing an order, judgment or award in relation to any litigation or arbitration proceedings,

     the Borrower shall (and shall procure that the relevant Obligor shall) as an independent obligation, within three Business Days of demand, indemnify the Security Agent and each other Secured Party to whom that Sum is due against any cost, loss or liability arising out of or as a result of the conversion including any discrepancy between (A) the rate of exchange used to convert that Sum from the First Currency into the Second Currency and
     (B) the rate or rates of exchange available to that person at the time of its receipt of that Sum.

16.1.2 The Borrower waives (and shall procure that any relevant Obligor waives)
     any right it may have in any jurisdiction to pay any amount under the
     Finance Documents in a currency or currency unit other than that in which it is expressed to be payable.

16.1.3 The Borrower shall indemnify the Agent for any cost or loss suffered by the Agent in effecting the conversion into the Denominated Currency in accordance with clause 19.1.4 (Accounts).

16.2 OTHER INDEMNITIES

16.2.1 The Borrower shall (or shall procure that an Obligor shall), within three
     Business Days of demand, indemnify the Arranger and each other Secured
     Party against any cost, loss or liability incurred by it as a result of:

     (a)  the occurrence of any Event of Default;

     (b)  a failure by an Obligor to pay any amount due under a Finance Document on its due date, including any cost, loss or liability arising as a result of clause 29 (Sharing Among the Finance Parties);

     (c)  funding, or making arrangements to fund, its participation in a Loan requested by the Borrower in a Utilisation Request but not made by reason of the operation of any one or more of the provisions of this
          Agreement (other than by reason of default or negligence by that
          Finance Party alone);

     (d)  a Loan (or part of a Loan) not being prepaid in accordance with a notice of prepayment given by the Borrower;

     (e)  any provision of any Finance Document for any reason being ineffective to impose on any Obligor the obligations contemplated by such provision to be imposed on that Obligor; or

     (f)  any breach of Environmental Law or Environmental Claim relating to any member of the Group.

16.2.2 The Borrower shall (or shall procure that a relevant Obligor shall)
     promptly indemnify each Finance Party, each Affiliate of a Finance Party and each officer or employee of a Finance Party or its Affiliate, against any cost, loss or liability incurred by that Finance Party or its Affiliate
     (or officer or employee of that Finance Party or Affiliate) in connection with or arising out of the Acquisition or the funding of the Acquisition or any other transaction contemplated by this Agreement (including those incurred in connection with any litigation, arbitration, alternative dispute resolution or administrative proceedings or regulatory enquiry concerning the Acquisition or any other transaction contemplated by this
     Agreement), unless such loss or liability is caused by the gross negligence or wilful

                                       72

     misconduct of that Finance Party or its Affiliate (or employee or officer of that Finance Party or Affiliate). Any Affiliate or any officer or employee of a Finance Party or its Affiliate may rely on this clause 16.2 subject to clause 1.3 (Third party rights) and the provisions of the Third
     Parties Act.

16.3 INDEMNITY TO THE AGENT

     The Borrower shall promptly indemnify the Agent against any cost, loss or liability incurred by the Agent (acting reasonably) as a result of:

16.3.1 investigating any event which it reasonably believes is a Default;

16.3.2 entering into or performing any foreign exchange contract for the purposes of clause 30.9.2 (Change of currency); or

16.3.3 acting or relying on any notice, request or instruction which it reasonably believes to be genuine, correct and appropriately authorised.

16.4 INDEMNITY TO THE SECURITY AGENT

16.4.1 The Borrower shall (and shall procure that each Obligor shall) promptly indemnify the Security Agent and every Receiver and Delegate against any cost, loss or liability incurred by any of them as a result of:

     (a)  the taking, holding, protection or enforcement of the Transaction
          Security,

     (b)  the exercise of any of the rights, powers, discretions and remedies vested in the Security Agent and each Receiver and Delegate by the
          Finance Documents or by law; and

     (c)  any default by any Obligor in the performance of any of the obligations expressed to be assumed by it in the Finance Documents.

16.4.2 The Security Agent may, in priority to any payment to the Secured
     Parties, indemnify itself out of the Trust Property in accordance with clause 27.27 (Indemnity from Trust Property) in respect of, and pay and retain, all sums necessary to give effect to the indemnity in this clause
     16.4 and shall have a lien on the Transaction Security and the proceeds of the enforcement of the Transaction Security for all monies payable to it.

16.5 FAX INDEMNITY

     The Borrower shall indemnify each Finance Party against any cost, claim, loss, expense (including legal fees) or liability together with any VAT thereon which any of the Finance Parties may sustain or incur as a consequence of any telefax communication purporting to originate from an
     Obligor to the Agent being made or delivered fraudulently (unless such cost, claim, loss, expense or liability is caused by the gross negligence or wilful misconduct of such Finance Party). For avoidance of doubt, the
     Borrower shall only be liable under this indemnity in respect of telefax communications originating or purportedly originating from it.

17   MITIGATION BY THE FINANCE PARTIES

17.1 MITIGATION

17.1.1 Each Finance Party shall, in consultation with the Borrower, take all reasonable steps to mitigate any circumstances which arise and which would result in any amount becoming payable under or pursuant to, or cancelled pursuant to, any of clause 7.1 (Illegality), clause 14 (Tax Gross Up and
     Indemnities), clause 15 (Increased Costs) or paragraph 3 of Schedule 5
     (Mandatory Cost Formula) including transferring its rights and obligations under the Finance Documents to another Affiliate or Facility Office.

17.1.2 Clause 17.1.1 does not in any way limit the obligations of any Obligor under the Finance Documents.

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17.2 LIMITATION OF LIABILITY

17.2.1 The Borrower shall indemnify each Finance Party for all costs and expenses reasonably incurred by that Finance Party as a result of steps taken by it under clause 17.1 (Mitigation).

17.2.2 A Finance Party is not obliged to take any steps under clause 17.1
     (Mitigation) if, in the opinion of that Finance Party (acting reasonably), to do so might be prejudicial to it.

18   COSTS AND EXPENSES

18.1 TRANSACTION EXPENSES

     The Borrower shall promptly on demand pay the Agent, the Arranger and the
     Secured Parties the amount of all costs and expenses (including legal fees)
     reasonably incurred by any of them (and, in the case of the Security Agent, by any Receiver or Delegate) in connection with the negotiation, preparation, printing, execution, syndication and perfection of:

18.1.1 this Agreement and any other documents referred to in this Agreement and the Transaction Security; and

18.1.2 any other Finance Documents executed after the date of this Agreement.

18.2 AMENDMENT COSTS

     If (a) the Borrower requests an amendment, waiver or consent or (b) an amendment is required pursuant to clause 30.9 (Change of currency), the
     Borrower shall, within three Business Days of demand, reimburse each of the
     Agent and the Secured Parties for the amount of all costs and expenses
     (including legal fees) reasonably incurred by the Agent and the Secured
     Parties (and, in the case of the Security Agent, by any Receiver or
     Delegate) in responding to, evaluating, negotiating or complying with that request or requirement.

18.3 SECURITY AGENT'S ONGOING COSTS

18.3.1 In the event of (i) a Default or (ii) the Security Agent considering it necessary or expedient or (iii) the Security Agent being requested by an
     Obligor or the Majority Lenders to undertake duties which the Security
     Agent and the Borrower agree to be of an exceptional nature and/or outside the scope of the normal duties of the Security Agent under the Finance
     Documents, the Borrower shall pay to the Security Agent any additional remuneration that may be agreed between them.

18.3.2 If the Security Agent and the Borrower fail to agree upon the nature of the duties or upon any additional remuneration, that dispute shall be determined by an investment bank (acting as an expert and not as an arbitrator) selected by the Security Agent and approved by the Borrower or, failing approval, nominated (on the application of the Security Agent) by the President for the time being of the Law Society of England and Wales
     (the costs of the nomination and of the investment bank being payable by the Borrower) and the determination of any investment bank shall be final and binding upon the parties to this Agreement.

18.4 ENFORCEMENT AND PRESERVATION COSTS

     The Borrower shall, within three Business Days of demand, pay to the
     Arranger and each other Secured Party the amount of all costs and expenses
     (including legal fees) incurred by it in connection with the enforcement of or the preservation of any rights under any Finance Document and the
     Transaction Security and any proceedings instituted by or against the
     Security Agent or any other Finance Party as a consequence of taking or holding the Transaction Security or enforcing these rights.

                                       74

                               SECTION 7: ACCOUNTS

19   ACCOUNTS

19.1 GENERAL

19.1.1 The Borrower undertakes with the Finance Parties that it shall procure that:

     (a)  on or prior to the date of this Agreement the relevant HSH Accounts are all opened by the relevant Obligors;

     (b)  all moneys payable to a Collateral Owner in respect of the Earnings of such Collateral Owner's Ship (other than a Purchase Option Ship)
          shall, unless and until the Agent directs to the contrary, be paid to the Navios ShipManagement Operating Account and/or the DnB Operating
          Accounts and/or any other Operating Account, as designated by the
          Borrower;

     (c)  subject to clause 19.1.3, all moneys payable to each Charter Company in respect of the Charter Earnings of each Charter Company or otherwise (including, for the avoidance of doubt, in respect of FFAs)
          shall, unless and until the Agent directs to the contrary, be paid to such Charter Company's Operating Account;

     (d)  all moneys payable to CNSA in respect of the Terminal Earnings shall, unless and until the Agent directs to the contrary, be paid to the
          CNSA Account held with the Agent in London; and

     (e)  all moneys payable to the Borrower for whatever reason (which, for the avoidance of doubt, includes dividends paid to the Borrower by its
          Subsidiaries) shall, unless and until the Agent directs to the contrary, be paid to the Working Capital Account.

19.1.2 Subject to clause 19.1.3, the Borrower undertakes with the Finance
     Parties that it shall (and shall procure that each relevant member of the
     Group shall):

     (a)  close all bank accounts other than the Accounts within one month of the date of this Agreement, unless the Agent otherwise agrees; and

     (b)  transfer immediately prior to the closing of all accounts required to be closed pursuant to clause 19.1.2(a), all credit balances of such accounts to the Working Capital Account.

19.1.3 The Borrower undertakes with the Finance Parties that, notwithstanding clauses 19.1.1 and 19.1.2, it shall procure that:

     (a)  for the period of a maximum of one month beginning from the first
          Utilisation Date until each Charter Company closes its DnB Operating
          Account in accordance with clause 19.1.3(b), all moneys payable to each Charter Company in respect of the Charter Earnings of each
          Charter Company or otherwise (including, for the avoidance of doubt, in respect of FFAs) shall, unless the Agent directs to the contrary, be paid to such Charter Company's DnB Operating Account;

     (b)  each Charter Company shall close and transfer all credit balances on its DnB Operating Account to its Operating Account within one month of the first Utilisation Date; and

     (c)  from the earlier of the date falling one month after the first
          Utilisation Date and the date on which each Charter Company closes its
          DnB Operating Account in accordance with clause 19.1.3(b) above, each
          Charter Company will manage all expenditure and financial transactions relating to its operations through such Charter Company's Operating
          Account and clause 19.1.1(c) shall apply.

19.1.4 If any of the moneys paid into any of the HSH Accounts pursuant to clauses 19.1.1(b) to (e) (inclusive), 19.1.2(b) and 19.1.3(b) (inclusive), is in a currency other than the currency in which such account is denominated (the "DENOMINATED CURRENCY"), the Agent shall convert such moneys into the Denominated Currency at the Agent's spot rate of exchange at the relevant time for the purchase of Denominated Currency with such currency.

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19.2 OPERATING ACCOUNTS: WITHDRAWALS

     Unless the Agent otherwise agrees in writing, the Borrower shall procure that no moneys are withdrawn from the Operating Accounts or the DnB
     Operating Accounts at any time from the date of this Agreement save that, unless and until a Default shall occur and be continuing, withdrawals may be made from the Operating Accounts and the DnB Operating Accounts for the
     following purposes:

19.2.1 to transfer to the Retention Account on each Retention Date all or part of the Retention Amount for such Retention Date;

19.2.2 to pay any amount to the Agent in or towards payments of any instalments of interest or principal or any other amounts then payable pursuant to the
     Transaction Security Documents;

19.2.3 to pay the day-to-day operating expenses and other costs of administering the affairs of the relevant members of the Group in the ordinary course of trade provided such expenses and costs relate to Core Activities; and

19.2.4 to pay a Permitted Distribution under paragraph (a) of such definition.

19.3 RETENTION ACCOUNT AND HOLDING ACCOUNT: CREDITS AND WITHDRAWALS

19.3.1 The Borrower hereby undertakes with the Finance Parties that it shall, from the date of this Agreement, on each Retention Date pay to the Security
     Agent for credit to the Retention Account, the Retention Amount for such
     Retention Date provided however that, to the extent that there are moneys standing to the credit of the Operating Accounts and/or the DnB Operating
     Accounts (or any of them) as at the relevant Retention Date, such moneys shall, up to an amount equal to the Retention Amount, be transferred between the Operating Accounts and/or the DnB Operating Accounts (or any of
     them) to the Retention Account on that Retention Date (and in respect of the Operating Accounts (other than the CNSA Account held with the Agent in
     London) the Borrower hereby irrevocably authorises the Security Agent to effect each such transfer) and to that extent the Borrower's obligations to make the payments referred to in this clause 19.3.1 shall have been fulfilled upon such transfer being effected.

19.3.2 Unless and until there shall occur an Event of Default (whereupon the provisions of clause 19.5 (Application of Accounts) shall apply), all
     Retention Amounts credited to the Retention Account together with interest from time to time accruing or at any time accrued thereon shall be applied as directed by the Agent (and the Borrower hereby irrevocably authorises the Security Agent so to apply the same) in the following manner:

     (a)  upon each Repayment Date, and on each day that interest is payable pursuant to clause 10.3 (Payment of interest), in or towards payment to the Lenders of the instalments then falling due for repayment or
          (as the case may be) the amount of interest then due. Each such application by the Agent shall constitute a payment in or towards satisfaction of the Borrower's corresponding payment obligations under this Agreement but shall be strictly without prejudice to the obligations of the Borrower to make any such payment to the extent that the application by the Security Agent pursuant to this clause
          19.3.2(a) is insufficient to meet the same; and

     (b)  following any application by the Agent pursuant to clause 19.3.2(a), in transfer to the Working Capital Account of any moneys standing to the credit of the Retention Account to the extent that such moneys do not constitute Retention Amounts previously transferred to the
          Retention Account pursuant to clause 19.3.1.

19.3.3 Unless the Lenders otherwise agree in writing and subject to clause
     19.3.2, the Borrower shall not be entitled to withdraw any moneys from the
     Retention Account at any time from the date of this Agreement.

19.3.4 Unless the Lenders otherwise agree in writing, the Borrower shall not be entitled to withdraw any moneys from the Holding Account at any time from the date of this Agreement other than for the purposes specified in, and in compliance with, clause 8.4.

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19.4 WORKING CAPITAL ACCOUNT: WITHDRAWALS

     Unless the Agent otherwise agrees in writing, the Borrower shall not be entitled to withdraw any moneys from the Working Capital Account at any time from the date of this Agreement save that, unless and until a Default shall occur and the Agent shall direct to the contrary, the Borrower may, subject to the delivery by the Borrower to the Agent of a Quarterly Budget, withdraw moneys from the Working Capital Account for the following purposes:

19.4.1 to pay any amount in or towards payment of any instalments of interest or principal in respect of the Loans or any other amounts then payable pursuant to the Finance Documents;

19.4.2 to make advances by way of Intra-Group Loans;

19.4.3 to finance Core Activities; and

19.4.4 to assist a Purchase Option Subsidiary in financing the purchase of a
     Purchase Option Ship in accordance with clause 23.43.1 (Purchase Option
     Subsidiaries).

19.5 APPLICATION OF ACCOUNTS

     At any time after the occurrence of an Event of Default which is continuing, the Agent may, with prior notice to the Borrower, instruct the
     Security Agent or the relevant Finance Party to apply all moneys then standing to the credit of the HSH Accounts (together with interest from time to time accruing or accrued thereon) in or towards satisfaction of any sums due to the Finance Parties under the Finance Documents in the manner specified in clause 27.22 (Order of application).

19.6 NEW ACCOUNTS

19.6.1 The Borrower shall procure that no member of the Group (other than a
     Purchase Option Subsidiary or a New Share Issue Subsidiary) shall open any new accounts without the prior written consent of the Agent, save for any account opened in connection with Permitted Financial Indebtedness and provided that the Borrower shall give (or shall procure that the relevant member of the Group gives) the Agent notice that it has opened an account in connection with Permitted Financial Indebtedness within five Business
     Days of opening such an account.

19.6.2 In the event that a Purchase Option Subsidiary or a New Share Issue
     Subsidiary opens any new account, the Borrower shall, or shall procure that such Purchase Option Subsidiary or New Share Issue Subsidiary shall, give the Agent notice that it has opened the account within five Business Days of opening such an account.

19.7 SECURITY OVER THE ACCOUNTS

19.7.1 The HSH Accounts, the Wachovia Accounts, the CNSA Accounts and the
     Permitted Existing Accounts (other than the Excluded Existing Accounts) and all amounts from time to time standing to the credit thereof shall be subject to the security constituted and the rights conferred by the Account
     Pledges and any other Transaction Security Document.

19.7.2 The Borrower shall procure that unless otherwise agreed in writing by the
     Agent any new accounts opened in accordance with the terms of clause 19.6.1
     (New accounts) shall be subject to a first priority account pledge in favour of the Security Agent or, as the case may be, the Secured Parties save (a) (but without prejudice to the provisions of clauses 23.43.3(b)
     (Purchase Option Subsidiaries)) in respect of an account which has been pledged, on a first priority basis, to a Third Party Financier and (b) for an account of a New Share Issue Subsidiary.

                                       77

         SECTION 8: REPRESENTATIONS, UNDERTAKINGS AND EVENTS OF DEFAULT

20   REPRESENTATIONS

20.1 GENERAL

20.1.1 The Borrower makes the representations and warranties set out in this clause 20 to each Finance Party.

20.1.2 In relation to the representations and warranties made on the date of this Agreement and any other date, it is assumed that the Borrower has (and had at all relevant times prior to the Closing Date) the knowledge of Key
     Personnel.

20.2 STATUS

20.2.1 It and each of its Subsidiaries is a corporation, duly incorporated, validly existing and in good standing under the law of its jurisdiction of incorporation.

20.2.2 It and each of its Subsidiaries has the corporate power to own its assets and carry on its business as it is being conducted.

20.3 BINDING OBLIGATIONS

     Subject to the Legal Reservations, and in the case of the Transaction
     Security Documents, to the Registration Requirements:

20.3.1 the obligations expressed to be assumed by it and each other Obligor in each Transaction Document are legal, valid, binding and enforceable obligations in accordance with their terms; and

20.3.2 (without limiting the generality of clause 20.3.1), each Transaction
     Security Document creates the security interests which that Transaction
     Security Document purports to create and those security interests are valid and effective.

20.4 NON-CONFLICT WITH OTHER OBLIGATIONS

     The entry into and performance by it and each other Obligor of, and the transactions contemplated by, the Transaction Documents and the granting of the Transaction Security do not and will not conflict with:

20.4.1 any law or regulation applicable to it or such other Obligors;

20.4.2 the Constitutional Documents of any member of the Group; or

20.4.3 any agreement or instrument binding upon it or any member of the Group or any of its or any member of the Group's assets or constitute a default or termination event (however described) under any such agreement or instrument.

20.5 POWER, AUTHORITY AND PURPOSE

20.5.1 It and each other Obligor has the power to enter into, perform and deliver, and has taken all necessary action to authorise its entry into, performance and delivery of, the Transaction Documents to which it is or will be a party and the transactions contemplated by those Transaction
     Documents.

20.5.2 No limit on its and any other Obligor's powers will be exceeded as a result of the borrowing, grant of security or giving of guarantees or indemnities contemplated by the Transaction Documents.

20.5.3 Any part of the Existing HSH Debt borrowed by the Borrower for the general corporate and working capital purposes of the Group and which has already been used by the Borrower and/or the Group (whether by withdrawals from the Working Capital Account (as defined in the Existing Loan
     Agreement) or otherwise), has been used for such purpose and in order to finance the Core Activities of the Group.

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20.6 VALIDITY AND ADMISSIBILITY IN EVIDENCE

20.6.1 All Authorisations required or desirable:

     (a)  to enable it and each other Obligor lawfully to enter into, exercise their respective rights and comply with their respective obligations in the Transaction Documents to which it is a party;

     (b)  to make the Transaction Documents admissible in evidence in their respective Relevant Jurisdictions; and

     (c)  to enable the Borrower to complete the Acquisition,

     have been obtained or effected and are in full force and effect except any
     Authorisation forming a Registration Requirement, which Authorisations will be promptly obtained or effected after the date of this Agreement.

20.6.2 All Authorisations necessary for the conduct of the business, trade and ordinary activities of members of the Group have been obtained or effected and are in full force and effect.

20.7 GOVERNING LAW AND ENFORCEMENT

20.7.1 The choice of English or, as the case may be, Uruguayan, Marshall
     Islands, Greek, German, Panamanian, New York and Connecticut law as the
     governing law of the Finance Documents (as applicable) will be recognised and enforced in its Relevant Jurisdictions.

20.7.2 Subject to any reservations or qualifications contained in any legal opinion delivered to the Agent pursuant to clause 4.1 (Initial conditions precedent), any judgment obtained in England or, as the case may be,
     Uruguay, the Marshall Islands, the Hellenic Republic, the Federal Republic
     of Germany, the Republic of Panama, New York or Connecticut in relation to a Finance Document will be recognised and enforced in its Relevant
     Jurisdictions.

20.8 INSOLVENCY

     No:

20.8.1 corporate action, legal proceeding or other procedure or step described in clause 24.7.1 (Insolvency proceedings); or

20.8.2 creditors' process described in clause 24.8 (Creditors' process),

     has been taken or, to the knowledge of the Borrower, threatened in relation to a member of the Group; and none of the circumstances described in clause
     24.6 (Insolvency) applies to a member of the Group.

20.9 NO FILING OR STAMP TAXES

     Under the laws of its Relevant Jurisdictions it is not necessary that any
     Finance Document be filed, recorded or enrolled with any court or other authority in that jurisdiction or that any stamp, registration, notarial or similar Taxes or fees be paid on or in relation to the Finance Documents or the transactions contemplated by the Finance Documents except the
     Registration Requirements in relation to any Finance Documents which registrations, filings, taxes and fees will be made and paid promptly after the date of the relevant Finance Document.

20.10 DEDUCTION OF TAX

     It and each other Obligor is not required to make any deduction for or on account of Tax from any payment it may make under any Finance Document.

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20.11 NO DEFAULT

20.11.1 No Event of Default and, on the date of this Agreement and each
     Utilisation Date, no Default is continuing or is reasonably likely to result from the making of any Loan or the entry into, the performance of, or any transaction contemplated by, any Transaction Document.

20.11.2 No other event or circumstance is outstanding which constitutes (or, with the expiry of a grace period, the giving of notice, the making of any determination or any combination of any of the foregoing, would constitute)
     a default or termination event (however described) under any other agreement or instrument which is binding on it or any of its Subsidiaries or to which its (or any of its Subsidiaries') assets are subject which has or is reasonably likely to have a Material Adverse Effect.

20.12 NO MISLEADING INFORMATION

20.12.1 Any factual information contained in the Information Memorandum or the
     Information Package was true and accurate in all material respects as at the date of the relevant report or document containing the information or
     (as the case may be) as at the date the information is expressed to be given.

20.12.2 The Base Case Model has been prepared in accordance with the Accounting
     Principles as applied to the Original Financial Statements, and the financial projections contained in the Base Case Model have been prepared on the basis of recent historical information, are fair and based on reasonable assumptions and have been approved by two members of the board of directors of the Borrower.

20.12.3 Any financial projection or forecast contained in the Information
     Memorandum or the Information Package has been prepared on the basis of recent historical information and on the basis of reasonable assumptions and was fair (as at the date of the relevant report or document containing the projection or forecast) and arrived at after careful consideration.

20.12.4 The expressions of opinion or intention provided by or on behalf of an
     Obligor for the purposes of the Information Memorandum or the Information
     Package were made after careful consideration and were fair and based on reasonable grounds.

20.12.5 No event or circumstance has occurred or arisen and no information has been omitted from the Information Memorandum or the Information Package and
     no information has been given or withheld that results in the information, opinions, intentions, forecasts or projections contained in the Information
     Memorandum or the Information Package being untrue or misleading in any material respect.

20.12.6 All material information provided to a Finance Party by or on behalf of the Borrower in connection with the Acquisition and/or the Target Group on or before the date of this Agreement and not superseded before that date
     (whether or not contained in the Information Package) is accurate and not misleading in any material respect and all projections provided to any
     Finance Party on or before the date of this Agreement have been prepared in good faith on the basis of assumptions which were reasonable at the time at which they were prepared and supplied.

20.12.7 All other written information provided by any member of the Group
     (including its advisers) to a Finance Party or the provider of any Report was true, complete and accurate in all material respects as at the date it was provided and is not misleading in any respect.

20.13 ORIGINAL FINANCIAL STATEMENTS

20.13.1 The Original Financial Statements were prepared in accordance with the
     Accounting Principles consistently applied.

20.13.2 The Original Financial Statements give a true and fair view of the
     Target's consolidated financial condition and results of operations during the relevant financial year.

20.13.3 There has been no material adverse change in its assets, business or financial condition (or the assets, business or consolidated financial condition of the Group, in the case of the Borrower)

                                       80

     since the date of the Accountant's Report and the Original Financial
     Statements nor since the Closing Date.

20.13.4 The Original Financial Statements do not consolidate the results, assets or liabilities of any person or business which does not form part of the
     Target Group.

20.13.5 Its most recent financial statements delivered pursuant to clause 21.1
     (Financial statements):

     (a)  have been prepared in accordance with the Accounting Principles as applied to the Original Financial Statements and the Base Case Model;
          and

     (b)  give a true and fair view of (if audited) or fairly present (if unaudited) its consolidated financial condition as at the end of, and consolidated results of operations for, the period to which they relate.

20.13.6 The budgets and forecasts supplied under this Agreement were arrived at after careful consideration and have been prepared in good faith on the basis of recent historical information and on the basis of assumptions which were reasonable as at the date they were prepared and supplied.

20.13.7 Since the date of the most recent financial statements delivered pursuant to clause 21.1 (Financial statements) there has been no material adverse change in the business, assets or financial condition of the Group taken as a whole.

20.14 NO PROCEEDINGS PENDING OR THREATENED

     Save as disclosed in schedule 3.12 of the Acquisition Agreement no litigation, arbitration or administrative proceedings or investigations of, or before, any court, arbitral body or Government Entity which, if adversely determined, are likely to have a Material Adverse Effect have (to the best of its knowledge and belief (having made due and careful enquiry))
     been started or threatened against it or any of its Subsidiaries.

20.15 NO BREACH OF LAWS

20.15.1 It has not (and none of its Subsidiaries has) breached any law or regulation which breach has or is likely to have a Material Adverse Effect.

20.15.2 No labour disputes are current or, to the best of its knowledge and belief (having made due and careful enquiry), threatened against any member of the Group which have or are likely to have a Material Adverse Effect.

20.16 ENVIRONMENTAL LAWS

     Save as expressly disclosed in the Acquisition Agreement:

20.16.1 Each member of the Group is in compliance with clause 23.3
     (Environmental compliance) and no circumstances have occurred which would prevent such compliance in a manner or to an extent which has or is likely to have a Material Adverse Effect.

20.16.2 No Environmental Claim has been commenced or (to the best of its knowledge and belief (having made due and careful enquiry)) is threatened against any member of the Group where that claim has or is reasonably likely, if determined against that member of the Group, to have a Material
     Adverse Effect.

20.16.3 There has been no Environmental Incident.

20.17 TAXATION

20.17.1 It is not (and none of its Subsidiaries is) materially overdue in the filing of any Tax returns and it is not (and none of its Subsidiaries is)
     overdue in the payment of any amount in respect of Tax of US$250,000 (or its equivalent in any other currency) or more.

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20.17.2 No material claims or investigations are being, or are reasonably likely to be, made or conducted against it (or any of its Subsidiaries) with respect to Taxes.

20.17.3 To the best of its knowledge and belief and based on the advice contained in the Tax Report, the Borrower is resident for Tax purposes only in the jurisdiction of its incorporation.

20.18 SECURITY AND FINANCIAL INDEBTEDNESS

20.18.1 No Security or Quasi-Security exists over all or any of the present or future assets of any member of the Group other than as permitted by this
     Agreement.

20.18.2 No member of the Group has any Financial Indebtedness outstanding other than as permitted by this Agreement.

20.19 RANKING

20.19.1 The Transaction Security has or will have the ranking in priority which it is expressed to have in the Transaction Security Documents and it is not subject to any prior ranking or pari passu ranking Security (save in respect of any Transaction Security granted by a Purchase Option Subsidiary or a New Share Issue Subsidiary, where the Transaction Security will rank in accordance with a Third Party Intercreditor Agreement).

20.19.2 It is in compliance with the undertaking in clause 23.13 (Pari passu ranking).

20.20 GOOD TITLE TO ASSETS

20.20.1 It and each of its Subsidiaries has a good, valid and marketable title to, or valid leases or licences of, and all appropriate Authorisations to use, the assets necessary to carry on its business as presently conducted.

20.20.2 Each Owned Ship is:

     (a)  in the absolute ownership of the relevant member of the Group who is the sole, legal and beneficial owner of such Owned Ship;

     (b)  permanently registered through the offices of the relevant Registry as a Ship under the laws and flag of the relevant Flag State;

     (c)  operationally seaworthy and in every way fit for service; and

     (d)  classed with the relevant Classification free of all requirements and recommendations of the relevant Classification Society.

20.20.3 Save for any Charters or Contracts of Affreightment disclosed in writing by the Borrower to the Agent, and acknowledged in writing by the Agent, prior to the date of this Agreement, no Ship is subject to any charter or contract or to any agreement to enter into any charter or contract which, if entered into after the date of this Agreement, would have required the consent of the Agent under clause 23.36.1 (Future Charters and Contracts of
     Affreightment) and there will not be any agreement or arrangement whereby the Earnings of such Owned Ship or, as the case may be, the Charter
     Earnings of such Chartered Ship may be shared with any other person.

20.20.4 Each Charter Company has established appropriate quality and risk management procedures along with a systematic ship vetting system for use, in each case, when fixing any Chartered Ship under any employment arrangement to ensure that such Charter Company effectively manages its liability risk exposure in connection with the chartering, operating and employment of any Chartered Ship.

20.20.5 CNSA has the benefit of such unconditional rights of access and egress as are required for the maintenance, promotion and operation and development of the Terminal and there are vested in CNSA (under the Lease or otherwise) all leasehold rights, licences, easements and other rights necessary for the maintenance, promotion and operation and development of the Terminal.

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20.20.6 The construction of the Silo has been completed.

20.21 LEGAL AND BENEFICIAL OWNERSHIP

20.21.1 It and each of its Subsidiaries is the sole legal and beneficial owner of the respective assets over which it purports to grant Security.

20.21.2 All the Target Shares were, once Completion occurred, legally and beneficially owned by ISE free from any claims, third party rights or competing interests other than, in the case of Target Shares only,
     Permitted Security permitted under clause 23.15 (Negative Pledge).

20.22 SHARES

20.22.1 Prior to submission of a Utilisation Request the shares of any member of the Group which are subject to the Transaction Security are fully paid, non-assessable and not subject to any option to purchase or similar rights.

20.22.2 The Constitutional Documents of companies whose shares are subject to the Transaction Security do not and could not restrict or inhibit any transfer of those shares on creation or enforcement of the Transaction
     Security.

20.22.3 Save in respect of the Borrower (as disclosed by the Borrower under the heading "Description of Securities" in the Form S-4), there are no agreements in force which provide for the issue or allotment of, or grant any person the right to call for the issue or allotment of, any share or loan capital of any member of the Group or member of the Target Group
     (including any option or right of pre-emption or conversion).

20.23 INTELLECTUAL PROPERTY

     It and each of its Subsidiaries:

20.23.1 is the sole legal and beneficial owner of or has licensed to it all the
     Intellectual Property which is material in the context of its business (the
     "MATERIAL INTELLECTUAL PROPERTY") and which is required by it in order to carry on its business as it is being conducted and as contemplated in the
     Base Case Model;

20.23.2 does not (nor does any of its Subsidiaries), in carrying on its businesses, infringe any Intellectual Property of any third party in any respect; and

20.23.3 has taken all formal or procedural actions (including payment of fees)
     required to maintain any Material Intellectual Property owned by it.

20.24 GROUP STRUCTURE CHART

20.24.1 The Group Structure Chart delivered to the Agent pursuant to Part I of
     Schedule 3 (Conditions Precedent) is true, complete and accurate and shows the following information:

     (a)  all members of the Group, including current name and company registration or corporation number (as the case may be), its jurisdiction of incorporation and/or establishment, a list of shareholders and indicating whether a company is a Dormant Subsidiary or is not a company with limited liability;

     (b)  all minority interests in any member of the Group (other than the
          Borrower) and any person in which any member of the Group holds shares in its issued share capital or equivalent ownership interest of such person.

20.24.2 All necessary intra-Group loans, transfers, share exchanges and other steps resulted in the final Group structure are set out in the Group
     Structure Chart and have been taken in compliance with all relevant laws and regulations and all requirements of relevant regulatory authorities.

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20.25 OBLIGORS

     Each Subsidiary of the Borrower (other than a Dormant Subsidiary) is or will be an Obligor on the first Utilisation Date.

20.26 ACCOUNTING REFERENCE DATE

     The Accounting Reference Date of each member of the Group is 31 December.

20.27 ACQUISITION DOCUMENTS, DISCLOSURES AND OTHER DOCUMENTS

20.27.1 The Acquisition Documents contain all the terms of the Acquisition.

20.27.2 There is no disclosure made to the Acquisition Documents which has or may have an adverse effect on any of the information, opinions, intentions, forecasts and projections contained or referred to in the Information
     Package.

20.27.3 To the best of its knowledge no representation or warranty given by any party to the Acquisition Documents is untrue or misleading in any material respect.

20.27.4 The Service Contracts and the Constitutional Documents of the Borrower
     (as amended to the extent permitted under this Agreement) contain all the material terms of all the agreements and arrangements between Key
     Personnel, the Borrower and any member of the Group.

20.28 NO ADVERSE CONSEQUENCES

20.28.1 It is not necessary under the laws of its Relevant Jurisdictions:

     (a)  in order to enable any Finance Party to enforce its rights under any
          Finance Document; or

     (b)  by reason of the execution of any Finance Document or the performance by it of its obligations under any Finance Document,

     that any Finance Party should be licensed, qualified or otherwise entitled to carry on business in any of its Relevant Jurisdictions.

20.28.2 No Finance Party is or will be deemed to be resident, domiciled or carrying on business in its Relevant Jurisdictions by reason only of the execution, performance and/or enforcement of any Finance Document.

20.29 HOLDING AND DORMANT SUBSIDIARIES

20.29.1 Except as may arise under the Transaction Documents and for Acquisition
     Costs, before the Closing Date the Borrower has not traded or incurred any liabilities or commitments (actual or contingent, present or future) other than in the case of ISE, pursuant to its listing of shares on the OTC
     Bulletin Board on 16 December 2004.

20.29.2 Aegean Shipping Corporation Inc. is a Dormant Subsidiary and there are no other Dormant Subsidiaries in the Group.

20.30 NO IMMUNITY

     Neither it nor any other Obligor nor any of their respective assets are immune to any legal action or proceeding.

20.31 PENSIONS

     Save as expressly disclosed in the Accountants Report, the Group is fully in compliance with the undertakings in clause 23.24 (Pensions).

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20.32 INSURANCE

     Save as expressly disclosed in the Insurance Report, the Group is fully in compliance with the undertakings in clause 23.23 (Insurance).

20.33 FEDERAL REGULATIONS

20.33.1 The Borrower is not engaged in the business of extending credit for the purpose of "purchasing" or "carrying" "margin stock" within the respective meanings of each of the quoted terms under Regulation U, and none of the transactions contemplated by this Agreement will violate or result in the violation of the Securities Act, the Exchange Act or Regulation T, U or X.
     At no time would the obligations of the Borrower be directly or "indirectly secured" by assets of the Borrower or its consolidated Subsidiaries that are "margin stock" (pursuant to, and as such quoted terms are defined in,
     Section 221.2(g) of Regulation U), which represents more than 25 per cent.
     of the value of the assets of the Borrower and its consolidated
     Subsidiaries. To the extent applicable and if requested by the Agent or any
     Lender, the Borrower will furnish to the Agent and each Lender a statement to the foregoing effect in conformity with the requirements of FR Form G-3 or FR Form U-1 referred to in said Regulation U.

20.33.2 Neither the Borrower nor any of its Subsidiaries is subject to regulation under the Public Utility Holding Company Act of 1935 of the
     United States or the Federal Power Act of the United States or the
     Investment Company Act of 1940 of the United States, each as amended. In addition, neither the Borrower nor any of its Subsidiaries is (a) an
     "investment company" registered or required to be registered under the
     Investment Company Act of 1940 of the United States, as amended, (b)
     controlled by such a company, or (c) a "holding company", a "subsidiary company" of a "holding company", or an "affiliate" of a "holding company"
     or of a "subsidiary" of a "holding company", within the meaning of the
     Public Utility Holding Company Act of 1935 of the United States, as
     amended.

20.33.3 No director, executive officer or principal holder of capital stock of the Borrower or any of its Subsidiaries is a director, executive officer or principal shareholder of any Lender. For the purposes hereof, the terms
     "director", "executive officer" and "principal shareholder" (when used with reference to any Lender) have the respective meanings assigned thereto in
     Regulation O.

20.33.4 The Borrower and its Subsidiaries are current with all material reports and documents, if any, required to be filed with any U.S. federal or state securities commission or similar agency and are in compliance in all material respects with all applicable rules and regulations of such commissions.

20.34 ERISA

20.34.1 During the five-year period prior to the date on which this representation is made or deemed made: (i) no ERISA Event has occurred, and no event or condition has occurred or exists as a result of which any ERISA
     Event could reasonably be expected to occur, with respect to any Plan; (ii)
     no "accumulated funding deficiency," as such term is defined in Section 302 of ERISA and Section 412 of the Code, whether or not waived, has occurred with respect to any Plan; (iii) each Plan has been maintained, operated, and funded in material compliance with its own terms and in material compliance with the provisions of ERISA, the Code, and any other applicable
     United States federal or state laws; and (iv) no lien in favour of the PBGC or a Plan has arisen or is reasonably likely to arise on account of any
     Plan.

20.34.2 The actuarial present value of all "benefit liabilities" (as defined in
     Section 4001(a)(16) of ERISA), whether or not vested, under each Single
     Employer Plan, as of the last annual valuation date prior to the date on which this representation is made or deemed made (determined, in each case, in accordance with Financial Accounting Standards Board Statements 87 or
     132, as applicable), did not exceed as of such valuation date the fair market value of the assets of such Plan.

20.34.3 Neither the Borrower nor any of its Subsidiaries nor any ERISA Affiliate
     has incurred, or could be reasonably expected to incur, any withdrawal liability under ERISA to any Multiemployer Plan or Multiple Employer Plan.
     The Borrower or any of its Subsidiaries or any ERISA Affiliate would not become subject to any withdrawal liability under ERISA if the Borrower or any of its Subsidiaries or any ERISA Affiliate were to withdraw completely from all Multiemployer Plans and Multiple Employer Plans as of the
     valuation date most closely preceding the date on which this representation is made or deemed made. Neither the Borrower nor any of its Subsidiaries nor any

                                       85

     ERISA Affiliate has received any notification that any Multiemployer Plan is in reorganization (within the meaning of Section 4241 of ERISA), is insolvent (within the meaning of Section 4245 of ERISA), or has been terminated (within the meaning of Title IV of ERISA), and no Multiemployer
     Plan is reasonably expected to be in reorganization, insolvent or terminated.

20.34.4 No prohibited transaction (within the meaning of Section 406 of ERISA or
     Section 4975 of the Code) or breach of fiduciary responsibility has occurred with respect to a Plan which has subjected or could be reasonably expected to subject the Borrower or any of its Subsidiaries to any material liability under Section 406, 409, 502(i) or 502(l) of ERISA or Section 4975
     of the Code, or under any agreement or other instrument pursuant to which the Borrower or any of its Subsidiaries or any ERISA Affiliate has agreed or is required to indemnify any person against any such liability.

20.34.5 Neither the Borrower nor any of its Subsidiaries has any material liability with respect to "expected post-retirement benefit obligations"
     within the meaning of the United States Financial Accounting Standard Board
     Statement 106. Each Plan which is a welfare plan (as defined in Section
     3(1) of ERISA) to which Sections 601 through 609 of ERISA and Section 4980B of the Code apply has been administered in compliance in all material respects of such sections.

20.34.6 Neither the execution and delivery of this Agreement nor the consummation of the financing transactions contemplated hereunder will involve any transaction which is subject to the prohibitions of Sections
     404, 406 or 407 of ERISA or in connection with which a tax could be imposed pursuant to Section 4975 of the Code.

20.34.7 With respect to any Foreign Plan, none of the following events or conditions exists and is continuing that, individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect: (a)
     substantial non-compliance with its terms and with the requirements of any and all applicable Laws; (b) a failure to be in good standing with applicable regulatory authorities; (c) an obligation by the Borrower or any
     Subsidiary in connection with the termination of or withdrawal from any
     Foreign Plan; (d) for any Foreign Plan that is funded, a Foreign Plan
     Underfunding; or (e) for any Foreign Plan that is not funded, a failure to properly accrue or insure the obligations of such Foreign Plan.

20.35 COMPLIANCE

20.35.1 Neither the Borrower nor any of its Subsidiaries has made any unlawful domestic or foreign political contributions or engaged in any conduct
     (including payments and/or provisions of services) in each case, that would constitute a violation of (a) Foreign Corrupt Practices Act of 1977 of the
     United States, as currently in effect, or (b) any similar applicable U.S.
     or foreign law. The Borrower and its Subsidiaries have adopted management procedures that are reasonably appropriate in its determination in accordance with the Foreign Corrupt Practices Act of 1977 of the United
     States). The Borrower and its Subsidiaries are familiar with, have implemented and not violated such procedures. None of the employees or customers or vendors of the Borrower or its Subsidiaries are listed on any list of Specially Designated Nationals and Blocked Persons maintained by the Office of Foreign Assets Control of the United States Department of the
     Treasury (OFAC List).

20.36 ANTI-TERRORISM LAWS

20.36.1 None of the Obligors or, to the knowledge of any of the Obligors, any of their Affiliates, is in violation of any laws relating to terrorism or money laundering ("ANTI-TERRORISM LAWS"), including the United States
     Executive Order No. 13224 on Terrorist Financing, effective September 24,
     2001 (the "EXECUTIVE ORDER"), and the Uniting and Strengthening America by
     Providing Appropriate Tools Required to Intercept and Obstruct Terrorism
     Act of 2001, Public Law 107-56 (the "PATRIOT ACT").

20.36.2 No Obligor or, to the knowledge of any of the Obligors, any of their
     Affiliates, or their respective brokers or other agents, is any of the following:

     (a)  a person or entity that is listed in the annex to, or is otherwise subject to the provisions of, the Executive Order;

     (b)  a person or entity owned or controlled by, or acting for or on behalf of, any person or entity that is listed in the annex to, or is otherwise subject to the provisions of, the Executive Order;

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     (c)  a person or entity that commits, threatens or conspires to commit or supports "terrorism" as defined in the Executive Order; or

     (d)  a person or entity that is named as a "specially designated national and blocked person" on the most current list published by the Office of Foreign Asset Control of the United States Department of Treasury
          at its official website or any replacement website or other replacement official publication of such list.

20.36.3 No Obligor or, to the knowledge of any Obligor, any of its brokers or other agents acting in any capacity in connection with the Facilities (i)
     conducts any business or engages in making or receiving any contribution of funds, goods or services to or for the benefit of any person described in paragraph (b) above, (ii) deals in, or otherwise engages in any transaction relating to, any property or interests in property blocked pursuant to the
     Executive Order, or (iii) engages in or conspires to engage in any transaction that evades or avoids, or has the purpose of evading or avoiding, or attempts to violate, any of the prohibitions set forth in any
     Anti-Terrorism Law.

20.37 TIMES WHEN REPRESENTATIONS MADE

20.37.1 All the representations and warranties in this clause 20 are made by the
     Borrower on the date of this Agreement except for the representations and warranties set out in clause 20.12 (No misleading information) which are deemed to be made by the Borrower (i) with respect to the Information
     Memorandum, on the date the Information Memorandum is approved by the
     Borrower, (ii) with respect to the Information Package, on the date of this
     Agreement and on the Closing Date and (iii) with respect to the Information
     Package (other than the Base Case Model), on the date of this Agreement and on any later date on which the Information Package (or part of it) is released for distribution in connection with syndication and on the
     Syndication Date.

20.37.2 All the representations and warranties in this clause 20 are also deemed to be made on the date of each Utilisation Request.

20.37.3 The Repeating Representations are deemed to be made by the Borrower on the date of each Utilisation Request, on each Utilisation Date and on the first day of each Interest Period (except that those contained in clauses
     20.13.1 to 20.13.4 (Original Financial Statements) will cease to be so made once subsequent financial statements have been delivered under this
     Agreement).

20.37.4 All the representations and warranties in this clause 20 except clause
     20.12 (No misleading information), clause 20.24 (Group Structure Chart), clause 20.27 (Acquisition Documents, disclosures and other documents) and clause 20.29 (Holding and Dormant Companies) are deemed to be made by each
     Additional Security Provider on the day on which it becomes (or it is proposed that it becomes) an Additional Security Provider.

20.37.5 Each representation or warranty deemed to be made after the date of this
     Agreement shall be deemed to be made by reference to the facts and circumstances existing at the date the representation or warranty is deemed to be made.

21   INFORMATION UNDERTAKINGS

     The undertakings in this clause 21 remain in force from the date of this
     Agreement for so long as any amount is outstanding under the Finance
     Documents or any Commitment is in force.

     In this clause 21 and clause 22 (Financial Covenants):

     "ANNUAL FINANCIAL STATEMENTS" means the financial statements for a
     Financial Year delivered pursuant to clause 21.1.1 (Financial statements).

     "QUARTERLY FINANCIAL STATEMENTS" means the financial statements delivered pursuant to clause 21.1.2 (Financial statements).

21.1 FINANCIAL STATEMENTS

     The Borrower shall supply to the Agent in sufficient copies for all the
     Lenders:

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21.1.1 as soon as they are available, but in any event within 120 days after the end of each of its Financial Years its audited consolidated financial statements for that Financial Year.

21.1.2 as soon as they are available, but in any event within 60 days after the end of each Financial Quarter of each of its Financial Years its consolidated unaudited financial statements for that Financial Quarter; and

21.1.3 within ten days following the earlier of (i) the acquisition by the
     Additional Collateral Owners of all Additional Collateral Ships and (ii)
     the last day of the last Availability Period to elapse, a pro-forma balance sheet for the Group.

21.2 PROVISION AND CONTENTS OF COMPLIANCE CERTIFICATE

21.2.1 The Borrower shall supply a Compliance Certificate to the Agent with each set of its consolidated Annual Financial Statements and each set of its
     Quarterly Financial Statements.

21.2.2 The Compliance Certificate shall, amongst other things, set out (in reasonable detail) computations as to compliance with clause 22 (Financial
     Covenants).

21.2.3 Each Compliance Certificate shall be signed by the Chief Financial
     Officer and one member of the board of directors of the Borrower.

21.2.4 The Agent may consult with the Auditors about any certificate delivered under this clause 21.2 and, if reasonable grounds exist for believing that it was not correct when delivered, require them to give a written opinion to the Agent on such certificate (and, if any such certificate is established to be incorrect by the Auditors, the cost of such opinion will be borne by the Borrower and, in any event, the cost of one such requested opinion in any Financial Year shall be borne by the Borrower).

21.3 REQUIREMENTS AS TO FINANCIAL STATEMENTS

21.3.1 The Borrower shall procure that each set of Annual Financial Statements and Quarterly Financial Statements includes a balance sheet, profit and loss account and cashflow statement. In addition the Borrower shall procure that:

     (a)  each set of Annual Financial Statements shall be audited by the
          Auditors;

     (b)  each set of Quarterly Financial Statements is accompanied by a statement by the directors of the Borrower commenting on the performance of the Group for the Financial Quarter to which the financial statements relate and the Financial Year to date and any material developments or proposals affecting the Group or its business;

     (c)  each set of Quarterly Financial Statements includes a schedule showing all Ships together with such additional information in respect of such
          Ships as the Agent may reasonably request; and

     (d)  each set of Quarterly Financial Statements is accompanied by a CNSA
          Quarterly Report.

21.3.2 Each set of financial statements delivered pursuant to clauses 21.1.1 and
     21.1.2 (Financial statements):

     (a)  shall be certified by the chief financial officer as giving a fair presentation of its financial condition and operations as at the date as at which those financial statements were drawn up and, in the case of the Annual Financial Statements, shall be accompanied by any letter addressed to the management of the Borrower by the Auditors and accompanying those Annual Financial Statements;

     (b)  in the case of consolidated financial statements of the Group, shall be accompanied by a statement by the chief financial officer comparing actual performance for the period to which the financial statements relate to:

          (i)  the projected performance for that period set out in the Budget;
               and

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          (ii) the actual performance for the corresponding period in the preceding Financial Year of the Group; and

     (c)  shall be prepared using the Accounting Principles, accounting practices and financial reference periods consistent with those applied in the case of the Borrower, in the preparation of the Base
          Case Model unless, in relation to any set of financial statements, the
          Borrower notifies the Agent that there has been a change in the
          Accounting Principles or the accounting practices and its Auditors deliver to the Agent:

          (i)  a description of any change necessary for those financial statements to reflect the Accounting Principles or accounting practices upon which the Base Case Model was prepared; and

          (ii) sufficient information, in form and substance as may be reasonably required by the Agent, to enable the Lenders to determine whether clause 22 (Financial Covenants) has been complied with and to make an accurate comparison between the financial position indicated in those financial statements and the Base Case Model.

          Any reference in this Agreement to any financial statements shall be construed as a reference to those financial statements as adjusted to reflect the basis upon which the Base Case Model was prepared.

     (d)

          (i)  If the Borrower notifies the Agent of a change in accordance with clause 21.3.2(c) above then the Borrower and the Agent shall enter into negotiations in good faith (each acting reasonably)
               with a view to agreeing:

               (A)  whether or not the change might result in any material alteration in the commercial effect of any of the terms of this Agreement; and

               (B)  if so, any amendments to this Agreement and the Base Case
                    Model which may be necessary to ensure that the change does not result in any material alteration in the commercial
                    effect of those terms,

               and if any amendments are agreed they shall take effect and be binding on each of the Parties in accordance with their terms.

          (ii) If no such agreement is reached within 30 days of that notification of change, the Agent shall (if so requested by the
               Majority Lenders and at the cost of the Borrower (such costs to be reasonable)) instruct the Auditors to determine any amendment to clause 22 (Financial Covenants) which the Auditors (acting as experts and not arbitrators) consider appropriate to ensure the change does not result in any material alteration in the
               commercial effect of the terms of this Agreement. Those
               amendments shall take effect when so determined by the Auditors.

21.3.3 If there is an Event of Default or if the Agent (acting reasonably)
     believes that an Event of Default is likely to occur, and in such circumstances, the Agent wishes to discuss the financial position of any member of the Group with the Auditors, the Agent may notify the Borrower, stating the questions or issues which the Agent wishes to discuss with the
     Auditors. In this event, the Borrower must ensure that the Auditors are authorised (at the expense of the Borrower):

     (a)  to discuss the financial position of each member of the Group with the
          Agent on request from the Agent; and

     (b)  to disclose to the Agent for the Finance Parties any information which the Agent may reasonably request.

21.4 BUDGET

     The Borrower shall supply to the Agent in sufficient copies for all the
     Lenders:

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21.4.1 as soon as the same become available but in any event within 30 days before the start of each of its Financial Years, an annual Budget for that
     Financial Year; and

21.4.2 as soon as the same shall become available but in any event within 15 days before the start of each Financial Quarter of its Financial Year, a
     Budget for that Financial Quarter, provided that the first such Budget shall be delivered within 15 days of the date of this Agreement.

21.4.3 The Borrower shall ensure that each Budget:

     (a)  is in a form reasonably acceptable to the Agent and includes detailed projections in relation to expenses expected to be incurred in carrying out Core Activities and other activities of the Group including, but not limited to, a projected consolidated profit and loss, balance sheet and cashflow forecast statement for the Group, projected calculations in respect of the covenants in clause 22
          (Financial Covenants), a schedule of proposed Capital Expenditure, an
          FFA Trading Statement, an update of the employment of the Ships
          (including charter-in and charter-out rates), a forecast of the Excess
          Cash and a commentary;

     (b)  is prepared in accordance with the Accounting Principles and the accounting practices and financial reference periods applied to financial statements under clause 21.1 (Financial statements); and

     (c)  in the case of the annual Budget, has been approved by the board of directors of the Borrower and signed by two directors and, in the case of a quarterly Budget, has been approved and signed by the Borrower's chief financial officer.

21.4.4 If the Borrower updates or changes the Budget, it shall promptly deliver to the Agent, in sufficient copies for each of the Lenders, such updated or changed Budget together with a written explanation of the main changes in that Budget.

21.5 PRESENTATIONS

     Once in every financial year, or more frequently if requested to do so by the Agent if the Agent reasonably suspects a Default has occurred and is continuing or may have occurred or may occur, at least two directors of the
     Borrower (one of whom shall be the chief financial officer) must give a presentation to the Finance Parties about:

21.5.1 the on-going business and financial performance of the Group; and

21.5.2 any other matter which a Finance Party may reasonably request.

21.6 YEAR-END

21.6.1 The Borrower shall procure that each Financial Year-end of each member of the Group falls on 31 December.

21.6.2 The Borrower shall procure that each quarterly accounting period and each
     Financial Quarter of each member of the Group ends on a Financial Quarter
     Day.

21.7 INFORMATION: MISCELLANEOUS

     The Borrower shall (and shall procure that each other Obligor shall) supply to the Agent (in sufficient copies for all the Lenders, if the Agent so requests):

21.7.1 at the same time as they are dispatched, copies of all documents dispatched by the Borrower or any Obligor to its shareholders generally (or any class of them) or dispatched by the Borrower or any Obligor to its creditors generally (or any class of them);

21.7.2 promptly upon becoming aware of them, the details of any litigation, arbitration, other alternative dispute resolution or administrative proceedings which are current, threatened or pending against any member of the Group, and which, if adversely determined, are reasonably likely to have a Material Adverse Effect or which would involve a liability, or a potential or alleged liability, exceeding US$1,500,000 (or its equivalent in other currencies);

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21.7.3 promptly upon becoming aware of a Total Loss of a Ship or the Terminal or the incurrence of damage to a Ship or the Terminal in excess of US$500,000, the details of such Total Loss or damage and details of any insurance proceeds or Requisition Compensation due to a member of the Group in connection with the same;

21.7.4 ten Business Days before the date of any proposed Permitted Share Issue, details of such Permitted Share Issue;

21.7.5 promptly upon becoming aware of the relevant claim, the details of any claim which is current, threatened or pending against the Vendors or any other person in respect of the Acquisition Documents and details of any disposal or insurance claim which will require a prepayment under clause
     8.2 (Disposal Proceeds, Insurance Proceeds and Acquisition Proceeds);

21.7.6 promptly, such information as the Security Agent or, as the case may be, the Agent may reasonably require about the Charged Property and compliance of the Obligors with the terms of any Transaction Security Documents;

21.7.7 promptly on request, such further information regarding the financial condition, assets and operations of the Group and/or any member of the
     Group (including any computations necessary in order to establish compliance with the financial covenants in clause 22 (Financial Covenants), any requested amplification or explanation of any item in the financial statements, budgets or other material provided by any Obligor under this
     Agreement or any other Finance Document, any changes to the management of the Group, an up to date copy of its shareholders' register (or equivalent in its jurisdiction of incorporation), any information regarding the Ships, their employment, position and engagements, particulars of all towages and salvages and copies of all charters and other contracts for their employment or otherwise howsoever concerning such Ships) as any Finance
     Party through the Agent may request;

21.7.8 promptly on request, such additional information as required by any
     Finance Party under any applicable banking supervisory law; and

21.7.9 promptly after exercising a Purchase Option, the details of such Purchase
     Option including the proposed date of acquisition of the relevant Purchase
     Option Ship.

21.8 NOTIFICATION OF DEFAULT AND CERTAIN EVENTS RELATING TO CHARTERED SHIPS

21.8.1 The Borrower shall (and shall procure that each other Obligor shall)
     notify the Agent of any Default (and the steps, if any, being taken to remedy it) promptly upon becoming aware of its occurrence (unless that
     Obligor is aware that a notification has already been provided by another
     Obligor).

21.8.2 Promptly upon a request by the Agent, the Borrower shall supply to the
     Agent a certificate signed by two of its directors or senior officers on its behalf certifying that no Default is continuing (or if a Default is continuing, specifying the Default and the steps, if any, being taken to remedy it).

21.8.3 The Borrower shall (or shall procure that the relevant Charter Company shall) notify the Agent forthwith by fax (thereafter confirmed by letter)
     of any:

     (a)  damage to a Chartered Ship requiring repairs the cost of which will or might result in such Chartered Ship being placed off-hire for a period longer than 14 days;

     (b)  requisition of a Chartered Ship for hire; or

     (c)  arrest or detention of a Chartered Ship for a period longer than 5 days or any exercise or purported exercise of a lien or other claim on a Chartered Ship or any earnings of the Chartered Ships or any part thereof.

21.9 "KNOW YOUR CUSTOMER" CHECKS

21.9.1 If:

     (a)  the introduction of or any change in (or in the interpretation, administration or application of) any law or regulation made after the date of this Agreement;

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     (b)  any change in the status of an Obligor or the composition of the shareholders of an Obligor after the date of this Agreement; or

     (c)  a proposed assignment or transfer by a Lender of any of its rights and/or obligations under this Agreement to a party that is not a
          Lender prior to such assignment or transfer,

     obliges the Agent or any Lender (or, in the case of paragraph (c) above, any prospective new Lender) to comply with "know your customer" or similar identification procedures in circumstances where the necessary information is not already available to it, the Borrower shall (and shall procure that each other Obligor shall) promptly upon the request of the Agent or any
     Lender supply, or procure the supply of, such documentation and other evidence as is reasonably requested by the Agent (for itself or on behalf of any Lender) or any Lender (for itself or, in the case of the event described in paragraph (c) above, on behalf of any prospective new Lender)
     in order for the Agent, such Lender or, in the case of the event described in paragraph (c) above, any prospective new Lender to carry out and be satisfied with the results of all necessary "know your customer" or other similar checks under all applicable laws and regulations pursuant to the transactions contemplated in the Finance Documents.

21.9.2 Each Lender shall promptly upon the request of the Agent supply, or procure the supply of, such documentation and other evidence as is required by the Agent (for itself) in order for the Agent to carry out and be satisfied with the results of all necessary "know your customer" or other similar checks under all applicable laws and regulations pursuant to the transactions contemplated in the Finance Documents.

21.9.3 If the Borrower is obliged to procure that a member of the Group becomes an Additional Security Provider pursuant to clause 23.32 (Security
     Providers), if the accession of such Additional Security Provider obliges the Agent or any Lender to comply with "know your customer" or similar identification procedures in circumstances where the necessary information is not already available to it, the Borrower shall promptly upon the request of the Agent or any Lender supply, or procure the supply of, such documentation and other evidence as is reasonably requested by the Agent
     (for itself or on behalf of any Lender) or any Lender (for itself or on behalf of any prospective new Lender) in order for the Agent or such Lender or any prospective new Lender to carry out and be satisfied with the results of all necessary "know your customer" or other similar checks under all applicable laws and regulations pursuant to the accession of such
     Subsidiary to this Agreement as an Additional Security Provider.

21.9.4 The Borrower confirms that it is the beneficiary (within the meaning of section 8 of the German Money Laundering Act (Gesetz uber das Aufspuren von
     Gewinnen aus schweren Straftaten (Geldwaschegesetz)) for each Loan made or to be made available to it. It shall promptly inform the Lenders (by written notice to the Agent) if it ceases to be, the beneficiary (within the meaning of section 8 of the German Money Laundering Act (Gesetz uber das Aufspuren von Gewinnen aus schweren Straftaten (Geldwaschegesetz)) for each Loan made or to be made available to it and shall provide in writing to the Agent the name and the address of the beneficiary (within the meaning of section 8 of the German Money Laundering Act (Gesetz uber das
     Aufspuren von Gewinnen aus schweren Straftaten (Geldwaschegesetz)) in respect of such Loan.

21.10 POST-COMPLETION ADJUSTMENT

     Within 10 days after the date of this Agreement, the Borrower shall deliver to the Agent, with sufficient copies for the Lenders if the Agent so requests, the statement produced by Investments & Finance setting out the
     Final EBITDA Adjustment (as defined in the Acquisition Agreement) together with details of the proposed purchase price adjustment and upon receipt or generation of the same, any documentation, notices or correspondence in respect of the acquisition price adjustment pursuant to section 2.2 of the
     Acquisition Agreement.

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22   FINANCIAL COVENANTS

22.1 FINANCIAL DEFINITIONS

     For the purposes of this clause 22.1 the following expressions shall have the following meanings:

     "BORROWINGS" means Financial Indebtedness save for any indebtedness for or in respect of the items set out in paragraphs (f) or (k) (to the extent it relates to a guarantee of any of the items referred to in paragraph (f) of the definition) of the definition of Financial Indebtedness.

     "CAPITAL EXPENDITURE" means any expenditure which, in accordance with the
     Accounting Principles, should be treated as capital expenditure in the audited consolidated financial statements of the Group.

     "CURRENT ASSETS" means, at any relevant time of computation and in respect of any relevant period, the aggregate (calculated on a consolidated basis)
     of the stock in trade and work in progress, marketable securities, cash and bank balances of the Group and moneys owing to the Group (other than moneys due or to become due from the Borrower or another member of the Group)
     payable on demand or within one year from the relevant date of computation.

     "CURRENT LIABILITIES" means, at any relevant time of computation and in respect of any relevant period, the aggregate (calculated on a consolidated basis) of the obligations including contingent obligations of the Group to pay money (other than money due or to become due to the Borrower or another member of the Group) on demand or within one year from the relevant date of computation (including one fourth of the current portion of long-term debt).

     "CURRENT RATIO" means the ratio of Current Assets to Current Liabilities.

     "DEBT COVER" means the ratio of Total Debt to EBITDA.

     "DEBT SERVICE" means, in respect of any period and the Group, the aggregated:

     (a)  Interest Payable for such period;

     (b)  the total amount of all scheduled (but not voluntary or mandatory)
          repayments of the Facilities made by the Borrower or which fell due during such period;

     (c)  the total amount of all scheduled (but not voluntary or mandatory)
          repayments of principal under the terms of any other Financial
          Indebtedness (save for any revolving, overdraft or ancillary facility that is available for simultaneous re-drawing according to its terms)
          made by the members of the Group or which fell due during such period, including the principal element of scheduled rental payments which under the Accounting Principles should be treated as a finance lease or otherwise capitalised on the books of such person, in accordance with such principles; and

     (d)  dividends accrued, declared or paid during that period.

     "EBITDA" means, in respect of any period, the consolidated profit on ordinary activities of the Group for such period:

     (a)  excluding any exceptional items and extraordinary items;

     (b)  after deducting (to the extent otherwise included) any gain over book value arising in favour of a member of the Group, and after adding back (to the extent otherwise deducted) any loss against book value incurred by a member of the Group, on:

          (i)  a disposal of an asset (not being an asset disposed of in the ordinary course of trading); and/or

          (ii) a revaluation of an asset.

     (c)  after adding back (to the extent otherwise deducted) Acquisition Costs and the amortisation of such Acquisition Costs;

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     (d)  after adding back (to the extent otherwise deducted) amortisation of goodwill and other intangible assets;

     (e)  after adding back (to the extent otherwise deducted) depreciation and impairment charges;

     (f)  after adding back any deduction for Interest Payable and any other
          Interest (to the extent payable in cash) for which any member of the
          Group is liable;

     (g)  after deducting (to the extent included) Interest Receivable;

     (h)  after adding back any deduction of Tax;

     (i)  after deducting the applicable share of any profit (except to the extent received by a member of the Group in cash) or after adding back the applicable loss of any joint venture or any other person which is not a member of the Group; and

     (j)  after deducting (to the extent otherwise included) profits (or adding back losses) attributable to minority interests in members of the
          Group (other than the Borrower),

     in each case for such period.

     "FINANCE LEASE" means any lease under which a member of the Group is the lessee which is or should be treated as a finance lease under the
     Accounting Principles (and includes any hire purchase contract or other arrangement which is similarly treated).

     "FINANCIAL QUARTER" means each period of approximately three months commencing on the day after a Financial Quarter Day and ending on the next following Financial Quarter Day.

     "FINANCIAL QUARTER DAY" means 31 March, 30 June, 30 September and 31
     December in any year.

     "FINANCIAL YEAR" means the annual accounting period of the Group ending on
     31 December in each year.

     "FLEET BOOK VALUE" means, at the end of a Relevant Period, the aggregate book value of the Owned Ships less depreciation as stated in the most recent financial statements delivered pursuant to clause 21.1 (Financial
     Statements).

     "FLEET MARKET VALUE" means, at the date of calculation, the aggregate of the values of each of the Owned Ships as last determined in accordance with clause 23.37 (Valuation of Owned Ships).

     "FREE LIQUID ASSETS" means, at any given time, all cash and Cash Equivalent
     Investments held by the Group (including amounts standing to the credit of the Accounts) less an amount equal to the amount standing to the credit of the Retention Account.

     "INTEREST" means, in respect of any specified Borrowings, all continuing regular or periodic costs, charges and expenses incurred in effecting, servicing or maintaining such Borrowings including:

     (a)  gross interest, commitment fees, discount and acceptance fees and guarantee, fronting and ancillary facility fees payable or incurred on any form of such Borrowings;

     (b)  repayment and prepayment premiums payable or incurred in repaying or prepaying such Borrowings; and

     (c)  the interest element of Finance Leases,

     but excluding, in respect of such Borrowings, agency and arrangement fees or other up-front fees.

     "INTEREST PAYABLE" means, in respect of any period, the aggregate
     (calculated on a consolidated basis) of:

     (a)  the amounts charged and posted as a current accrual accrued during such period in respect of members of the Group by way of Interest on all Borrowings, but excluding any amount accruing

                                       94

          as interest in-kind (and not as cash pay) to the extent capitalised as principal during such period; and

     (b)  net payments in relation to any hedging arrangements in respect of
          Borrowings (after deducting net income in relation to such hedging arrangements).

     "INTEREST RECEIVABLE" means, in respect of any period, the amount of
     Interest accrued on cash balances of members of the Group with any Lender
     (including the amount of interest accrued on the HSH Accounts, to the extent that the account holder is entitled to receive such interest) during such period.

     "RELEVANT PERIOD" means each rolling period of 12 months ending on a
     Financial Quarter Day.

     "TANGIBLE NET WORTH" means, at any relevant time and in relation to any
     Relevant Period, the aggregate of the amount paid-up or credited as paid-up on the Borrower's issued share capital and the amount of the consolidated capital and revenue reserves of the Group (including any share premium account, capital redemption reserve fund and any credit balance on the consolidated profit and loss account of the Group) all as shown by the then latest consolidated balance sheet and profit and loss account of the Group delivered under this Agreement but after:

     (a)  deducting any debit balance on such consolidated profit and loss account unless it has already been deducted from the consolidated capital and revenue reserves of the Group;

     (b)  deducting an amount equal to the positive amount (if any) determined by deducting (i) the accumulated depreciation amounts taken from the latest audited financial statements of the Borrower from (ii) the corresponding accumulated minimum depreciation amounts specified in the table below, in respect of the relevant Financial Year and the relevant assets of the Borrower:

                   2005       2006       2007       2008       2009       2010
Financial Year  (MILLION)  (MILLION)  (MILLION)  (MILLION)  (MILLION)  (MILLION)
--------------  ---------  ---------  ---------  ---------  ---------  ---------

Intangible         3.433     13.486     13.486     13.486     13.486     13.486
Vessels            4.724     15.140     16.228     16.228     16.228     16.228
Deferred costs     1.351      1.351      1.351      1.351      1.351      1.351
Port (incl.
Intangibles)       1.418      2.354      2.354      2.354      2.354      2.354
                  ------     ------     ------     ------     ------     ------
Total             10.925     32.330     33.419     33.419     33.419     33.419
                  ------     ------     ------     ------     ------     ------

                   2011       2012       2013       2014      2015
Financial Year  (MILLION)  (MILLION)  (MILLION)  (MILLION)  (MILLION)
--------------  ---------  ---------  ---------  ---------  ---------

Intangible        13.486     13.486      5.441      5.441      5.441
Vessels           16.883     17.423     18.574     18.574     19.474
Deferred costs     1.351          0          0          0          0
Port (incl.
Intangibles)       2.354      2.354      2.354      2.354      2.354
                  ------     ------     ------     ------     ------
Total             34.073     33.263     26.370     26.370     26.370
                  ------     ------     ------     ------     ------

     (c)  deducting (i) (so far as not otherwise excluded as attributable to minority interests) a sum equal to the aggregate of the amount by which the book value of any tangible or intangible assets of any member of the Group has been written up after the date of the
          ISE-Navios Merger (as reflected in the opening balance sheet to be provided pursuant to clause 21.1.3 (Financial statements)) (or, in the case of a company becoming a Subsidiary after that date, the date on which that company became a Subsidiary) by way of revaluation, (where, for the purposes of this paragraph (c) any increase in the book value of any tangible or intangible asset resulting from its transfer by one member of the Group to another member of the Group shall be deemed to result from a writing up of its book value by way of revaluation) and
          (ii) the difference between the book values at the date of the
          ISE-Navios Merger (as reflected in the opening balance sheet to be provided pursuant to clause 21.1.3 (Financial statements)) and the values shown in the Form S-4 dated 27 May 2005 unless the difference is less than two per cent. and (iii) the positive amount (if any)
          determined by deducting US$70,000,000 from the amount of goodwill shown in the then latest audited financial statements of the Borrower;

     (d)  deducting the amount by which the Fleet Book Value as at the end of the Relevant Period exceeds the Fleet Market Value and after adding the amount by which the Fleet Market Value exceeds the Fleet Book
          Value as at the end of the Relevant Period;

                                       95

     (e)  excluding any amounts set aside for taxation as at the date of such balance sheet and making such adjustments as may be appropriate in respect of any significant additional taxation expected to result from transactions carried out by any member of the Group after such date and not reflected in that balance sheet;

     (f)  deducting all amounts attributable to minority interests in
          Subsidiaries of which 100% of the assets and liabilities are included in the then latest consolidated balance sheet of the Group;

     (g)  making such adjustments as may be appropriate in respect of any variation in the amount of such paid-up share capital or any such reserves after the date of the relevant balance sheet (but so that no such adjustment shall be made in respect of any variation in profit and loss account except to the extent of any profit or loss, calculated on a cumulative basis, recorded in the then latest consolidated profit and loss account of the Group delivered to the
          Agent before the date of this Agreement, or under clause 21.1
          (Financial statements), in respect of any subsequent period);

     (h)  making such adjustments as may be appropriate in respect of any distribution declared, recommended or made by any member of the Group
          (otherwise than attributable directly or indirectly to the Borrower)
          out of profits earned up to and including the date of the latest audited balance sheet of that member of the Group to the extent that such distribution is not provided for in that balance sheet;

     (i)  making such adjustments as may be appropriate in respect of any variation in the interests of the Borrower in its Subsidiaries and the other members of the Group since the date of the latest published audited consolidated balance sheet of the Group;

     (j)  if the calculation is required for the purpose of or in connection with a transaction under or in connection with which any company is to become or cease to be a Subsidiary of the Borrower or a member of the
          Group, making all such adjustments as would be appropriate if that transaction had been carried into effect;

     (k)  making such adjustments as may be appropriate in the opinion of the
          Agent in order that the above amounts are calculated in accordance with the Accounting Principles;

     (l)  making such adjustments as may be appropriate in respect of variations in shareholder's equity (including such variations arising from the issuance of shares and/or the exercise of warrants); and

     (m)  deducting such amounts as may be appropriate in respect of any of the issued share capital of the Borrower which has been acquired by the
          Borrower (including pursuant to the conversion and appraisal rights in connection with the ISE-Navios Merger),

     in each case, during such period.

     "TOTAL DEBT" means, at any time, the aggregate outstanding principal, capital or nominal amount of all Borrowings of the Group calculated on a consolidated basis, less the amount standing to the credit of the Retention
     Account, at that time.

22.2 FINANCIAL CONDITION

     The Borrower shall ensure that:

22.2.1 MINIMUM NET WORTH: Tangible Net Worth shall, at all times for each of the periods specified in column 1 below, be or exceed the amount set out in column 2 below opposite the applicable period.

                                       96

                            COLUMN 1                                  COLUMN 2
                             PERIOD                                 AMOUNT (US$)
----------------------------------------------------------------   -------------
Closing Date to 31 December 2005                                     200,000,000
1 January 2006 to 31 March 2006                                      207,500,000
1 April 2006 to 30 June 2006                                         215,000,000
1 July 2006 to 30 September 2006                                     222,500,000
1 October 2006 to 31 December 2006                                   230,000,000
1 January 2007 to 31 March 2007                                      235,000,000
1 April 2007 to 30 June 2007                                         240,000,000
1 July 2007 to 30 September 2007                                     245,000,000
1 October 2007 to 31 December 2007                                   250,000,000
1 January 2008 to 31 March 2008                                      256,250,000
1 April 2008 to 30 June 2008                                         262,250,000
1 July 2008 to 30 September 2008                                     268,750,000
1 October 2008 to 31 December 2008                                   275,000,000
1 January 2009 to 31 March 2009                                      281,250,000
1 April 2009 to 30 June 2009                                         287,500,000
1 July 2009 to 30 September 2009                                     293,750,000
1 October 2009 to 31 December 2009                                   300,000,000
1 January 2010 to 31 December 2010                                   325,000,000
1 January 2011 to the last Repayment Date under clause 6.1
   (Repayment of the Loans)                                          340,000,000

22.2.2 SOLVENCY: the percentage that Tangible Net Worth is of the aggregate of
     Tangible Net Worth and Total Debt shall not at any time for each of the periods specified in column 1 below be less than the percentage figure set out in column 2 below opposite the applicable period.

                            COLUMN 1                                 COLUMN 2
                             PERIOD                               PERCENTAGE (%)
---------------------------------------------------------------   --------------
Closing Date to 31 December 2005                                        25
1 January 2006 to 31 December 2006                                      27
1 January 2007 to 31 December 2007                                      30
1 January 2008 to 31 December 2008                                      33
1 January 2009 to 31 December 2009                                      35
1 January 2010 to the last Repayment Date under clause 6.1
   (Repayment of Loans)                                                 40

22.2.3 DEBT COVER: Debt Cover in respect of any Relevant Period ending during the periods specified in column 1 below shall not exceed the ratio set out in column 2 below opposite the applicable period.

                                       97

                            COLUMN 1                                 COLUMN 2
                             PERIOD                                    RATIO
---------------------------------------------------------------   --------------
Closing Date to 31 December 2007                                      6.50:1
1 January 2008 to 31 December 2008                                    6.00:1
1 January 2009 to 31 December 2009                                    5.50:1
1 January 2010 to 31 December 2010                                    5.00:1
1 January 2011 to 31 December 2011                                    4.50:1
1 January 2012 to 31 December 2012                                    4.00:1
1 January 2013 to 31 December 2013                                    3.50:1
1 January 2014 to 31 December 2014                                    3.00:1
1 January 2015 to the last Repayment Date under clause 6.1
   (Repayment of Loans)                                               2.50:1

22.2.4 MINIMUM LIQUIDITY: the Group shall, at all times from the date of this
     Agreement and in respect of any relevant period during the term of this
     Agreement, maintain Free Liquid Assets in an amount of not less than
     $40,000,000.

22.2.5 CAPITAL EXPENDITURE: the Group shall not overspend or underspend the planned Capital Expenditure specified in the Budget delivered pursuant to clause 21.4.1 (Budget) by an amount greater than 10 per cent. without the prior written consent of the Agent.

22.2.6 CURRENT RATIO: the Current Ratio shall, at all times from the date of this Agreement and in respect of any relevant period during the term of this Agreement, be higher than 1.00:1.

22.3 FINANCIAL TESTING

22.3.1 The covenants in clauses 22.2.1 (Minimum Net Worth) to 22.2.4 (Minimum
     Liquidity) (inclusive) and clause (Current Ratio) shall be tested on the last day of each Financial Quarter (save that the covenants in clauses
     22.2.1 (Minimum Net Worth) to 22.2.3 (Debt Cover) and clause 22.2.6
     (Current Ratio) shall first be tested on 31 December 2005) and the covenant in clause 22.2.5 (Capital Expenditure) shall be tested at the end of each
     Financial Year. Details of compliance (or non-compliance) shall be provided to the Agent in accordance with clause 21.2 (Provision and contents of
     Compliance Certificate).

22.3.2 In the event that a Default (a) has occurred and is outstanding or (b)
     the Agent, acting reasonably, believes a Default has occurred, the Agent shall be entitled to test the covenants in clauses 22.2.1 (Minimum Net
     Worth) to 22.2.6 (Current Ratio) inclusive as at that date. The Agent shall notify the Borrower if it proposes to exercise its rights under this clause
     22.3.2.

22.3.3 Following the giving of notice pursuant to clause 22.3.2 above, the
     Borrower shall deliver to the Agent such further financial information as the Agent may require to test the covenants referred to in clause 22.3.2 within five days of such request.

23   GENERAL UNDERTAKINGS

     The undertakings in this clause 23 remain in force from the date of this
     Agreement for so long as any amount is outstanding under the Finance
     Documents or any Commitment is in force.

     AUTHORISATIONS AND COMPLIANCE WITH LAWS

                                       98

23.1 AUTHORISATIONS

     The Borrower shall (and shall ensure that each member of the Group shall)
     promptly:

23.1.1 obtain, comply with and do all that is necessary to maintain in full force and effect; and

23.1.2 supply certified copies to the Agent of,

     any Authorisation required under any law or regulation of a Relevant
     Jurisdiction to:

     (a)  enable it to perform its obligations under the Finance Documents and the Acquisition Documents;

     (b)  ensure the legality, validity, enforceability or admissibility in evidence of any Finance Document or Acquisition Document; and

     (c)  carry on its business where failure to do so has or is reasonably likely to have a Material Adverse Effect.

23.2 COMPLIANCE WITH LAWS

     The Borrower shall (and shall ensure that each member of the Group shall)
     comply in all respects with all laws to which it may be subject, if failure so to comply has or is reasonably likely to have a Material Adverse Effect.

23.3 ENVIRONMENTAL COMPLIANCE

     The Borrower shall (and shall ensure that each member of the Group shall):

23.3.1 comply with all Environmental Laws;

23.3.2 obtain, maintain and ensure compliance with all requisite Environmental
     Permits; and

23.3.3 implement procedures to monitor compliance with and to prevent liability under any Environmental Law.

23.4 ENVIRONMENTAL CLAIMS

     The Borrower shall (and shall ensure that each member of the Group shall), promptly upon becoming aware of the same, inform the Agent in writing of:

23.4.1 any Environmental Claim against any member of the Group which is current, pending or threatened; and

23.4.2 any facts or circumstances which are reasonably likely to result in any
     Environmental Claim being commenced or threatened against any member of the
     Group,

     where the claim, if determined against that member of the Group, has or is reasonably likely to result in any member of the Group incurring a liability in excess of US$500,000 or its equivalent.

23.5 TAXATION

23.5.1 The Borrower shall (and shall ensure that each member of the Group shall)
     pay and discharge all Taxes imposed upon it or its assets within the time period allowed without incurring penalties unless and only to the extent that:

     (a)  such payment is being contested in good faith;

     (b)  adequate reserves are being maintained for those Taxes and the costs required to contest them which have been disclosed in the latest financial statements delivered to the Agent under clause 21.1
          (Financial statements); and

                                       99

     (c)  such payment can be lawfully withheld.

23.5.2 No member of the Group may change its residence for Tax purposes.

     RESTRICTIONS ON BUSINESS FOCUS

23.6 MERGER

     The Borrower shall not (and shall ensure that no other member of the Group shall) enter into any amalgamation, demerger, merger, consolidation, corporate reconstruction or redomiciliation (for the avoidance of doubt only, other than the ISE-Navios Merger which has been completed).

23.7 CHANGE OF BUSINESS

     The Borrower shall procure that no substantial change is made to the general nature of the business of the Borrower, the Obligors or the Group taken as a whole from that carried on by the Target Group, immediately prior to the Completion.

23.8 ACQUISITIONS

23.8.1 Except as permitted under clause 23.8.2, the Borrower shall not (and shall ensure that no other member of the Group shall):

     (a)  acquire a company or any shares or securities or a business or undertaking (or, in each case, any interest in any of them); or

     (b)  incorporate a company.

23.8.2 Clause 23.8.1 does not apply to an acquisition of a company, of shares, securities or a business or undertaking (or, in each case, any interest in any of them) or the incorporation of a company which is:

     (a)  a Permitted Acquisition; or

     (b)  a Permitted Transaction.

23.9 JOINT VENTURES

     The Borrower shall not (and shall ensure that no member of the Group shall):

     (a)  enter into, invest in or acquire (or agree to acquire) any shares, stocks, securities or other interest in any Joint Venture (other than
          Acropolis Chartering and Shipping Inc.); or

     (b)  transfer any assets or lend to or guarantee or give an indemnity for or give Security for the obligations of a Joint Venture or maintain the solvency of or provide working capital to any Joint Venture (or agree to do any of the foregoing).

23.10 HOLDING COMPANIES

     The Borrower shall not trade, carry on any business, own any assets or incur any liabilities except for:

23.10.1 the provision of administrative services (excluding treasury services)
     to other members of the Group of a type customarily provided by a holding company to its Subsidiaries;

23.10.2 ownership of shares in its Subsidiaries, intra-Group debit balances and credit balances in bank accounts, cash, Cash Equivalent Investments and
     Group insurance policies but only if those shares, credit balances, cash,
     Cash Equivalent Investments and insurance policies are subject to the
     Transaction Security; and

23.10.3 any liabilities under the Transaction Documents to which it is a party and professional fees and administration costs in the ordinary course of business as a holding company,

                                       100

     and the restrictions in this clause 23.10 shall override any other part of this clause 23 which would otherwise permit the Borrower to do anything prohibited by this clause 23.10.

23.11 DORMANT SUBSIDIARIES

     The Borrower shall not (and shall ensure no member of the Group shall)
     cause or permit any member of the Group which is a Dormant Subsidiary to commence trading or cease to satisfy the criteria for a Dormant Subsidiary unless such Dormant Subsidiary becomes an Additional Security Provider in accordance with clause 26.2 (Additional Security Providers).

     RESTRICTIONS ON DEALING WITH ASSETS AND SECURITY

23.12 PRESERVATION OF ASSETS

     The Borrower shall (and shall ensure that each member of the Group shall)
     maintain in a good state of repair and in good working order and condition
     (ordinary wear and tear excepted) all of its assets necessary or desirable in the conduct of its business.

23.13 PARI PASSU RANKING

     The Borrower shall (and shall ensure that each other Obligor shall) ensure that at all times any unsecured and unsubordinated claims of a Finance
     Party or Hedge Counterparty against it under the Finance Documents rank at least pari passu with the claims of all its other unsecured and unsubordinated creditors except those creditors whose claims are mandatorily preferred by laws of general application to companies.

23.14 ACQUISITION DOCUMENTS

23.14.1 The Borrower shall promptly pay all amounts payable to the Vendors under the Acquisition Documents as and when they become due (except to the extent that any such amounts are being contested in good faith by a member of the
     Group and where adequate reserves are set aside for any such payment).

23.14.2 The Borrower shall (and shall procure that each relevant member of the
     Group shall) take all reasonable and practical steps to preserve and enforce its rights (or the rights of any other member of the Group) and pursue any claims and remedies arising under any Acquisition Documents.

23.14.3 The Borrower shall not finally agree or settle the amount of any purchase price adjustment (to the extent it has discretion to do so)
     without the consent of the Agent.

23.15 NEGATIVE PLEDGE

     In this clause 23.15 "QUASI-SECURITY" means a transaction described in clause 23.15.2.

     Except as permitted under clause 23.15.3:

23.15.1 The Borrower shall not (and shall ensure that no other member of the
     Group shall) create or permit to subsist any Security over any of its assets.

23.15.2 The Borrower shall not (and shall ensure that no other member of the
     Group shall):

     (a)  sell, transfer or otherwise dispose of any of its assets on terms whereby they are or may be leased to or re-acquired by an Obligor or any other member of the Group;

     (b)  sell, transfer or otherwise dispose of any of its receivables on recourse terms;

     (c)  enter into any arrangement under which money or the benefit of a bank or other account may be applied, set-off or made subject to a combination of accounts; or

     (d)  enter into any other preferential arrangement having a similar effect,

                                       101

     in circumstances where the arrangement or transaction is entered into primarily as a method of raising Financial Indebtedness or of financing the acquisition of an asset.

23.15.3 Clauses 23.15.1 and 23.15.2 do not apply to any Security or (as the case may be) Quasi-Security, which is:

     (a)  Permitted Security; or

     (b)  a Permitted Transaction.

23.16 DISPOSALS

23.16.1 Except as permitted under clause 23.16.2, the Borrower shall not (and shall ensure that no member of the Group shall) enter into a single transaction or a series of transactions (whether related or not) and whether voluntary or involuntary to sell, lease, transfer or otherwise dispose of any asset.

23.16.2 Clause 23.16.1 does not apply to any sale, lease, transfer or other disposal which is:

     (a)  a Permitted Disposal; or

     (b)  a Permitted Transaction.

23.17 ARM'S LENGTH BASIS

23.17.1 Except as permitted by clause 23.17.2, the Borrower shall not (and shall ensure no member of the Group shall) enter into any transaction with any person except on arm's length terms and for full market value.

23.17.2 Subject to clause 23.42 (Ring fencing), the following transactions shall not be a breach of this clause 23.17:

     (a)  Intra-Group Loans;

     (b)  fees, costs and expenses payable under the Transaction Documents in the amounts set out in the Transaction Documents delivered to the
          Agent under clause 4.1 (Initial conditions precedent) or agreed by the
          Agent; and

     (c)  any Permitted Transactions.

     RESTRICTIONS ON MOVEMENT OF CASH - CASH OUT

23.18 LOANS OR CREDIT

23.18.1 Except as permitted under clause 23.18.2, the Borrower shall not (and shall ensure that no member of the Group shall) be a creditor in respect of any Financial Indebtedness.

23.18.2 Subject to clause 23.42 (Ring fencing), clause 23.18.1 does not apply to:

     (a)  a Permitted Loan; or

     (b)  a Permitted Transaction.

23.19 NO GUARANTEES OR INDEMNITIES

23.19.1 Except as permitted under clause 23.19.2, the Borrower shall not (and shall ensure that no member of the Group shall) incur or allow to remain outstanding any guarantee in respect of any obligation of any person.

23.19.2 Subject to clause 23.42 (Ring fencing), clause 23.19.1 does not apply to a guarantee which is:

     (a)  a Permitted Guarantee; or

                                       102

     (b)  a Permitted Transaction.

23.20 DIVIDENDS AND SHARE REDEMPTION

23.20.1 Except as permitted under clause 23.20.2, the Borrower shall ensure that no member of the Group shall:

     (a)  declare, make or pay any dividend, charge, fee or other distribution
          (or interest on any unpaid dividend, charge, fee or other
          distribution) (whether in cash or in kind) on or in respect of its share capital (or any class of its share capital) or any warrants for the time being in issue;

     (b)  repay or distribute any dividend or share premium reserve or capital redemption or any undistributable reserve;

     (c)  pay or allow any member of the Group to pay any management, advisory or other fee to or to the order of any of the shareholders or other
          Affiliates (other than a member of the Group) of the Borrower; or

     (d)  redeem, repurchase, defease, retire or repay any of its share capital or any warrants for the time being in issue or resolve to do so.

23.20.2 Subject to clause 23.42 (Ring fencing), clause 23.20.1 does not apply to:

     (a)  a Permitted Distribution;

     (b)  a Permitted Transaction (other than one referred to in paragraph (c)
          of the definition of that term); or

     (c)  fees payable by the Borrower to its managers or advisers which are on an arm's length basis and are of the kind and the amount payable in the market by prudent companies engaged in business similar to that of the Borrower.

     RESTRICTIONS ON MOVEMENT OF CASH - CASH IN

23.21 FINANCIAL INDEBTEDNESS

23.21.1 Except as permitted under clause 23.21.2, the Borrower shall not (and shall ensure that no member of the Group shall) incur or allow to remain outstanding any Financial Indebtedness.

23.21.2 Clause 23.21.1 does not apply to Financial Indebtedness which is:

     (a)  Permitted Financial Indebtedness; or

     (b)  a Permitted Transaction.

23.22 SHARE CAPITAL

     The Borrower shall not (and shall ensure no member of the Group shall)
     issue any shares or other equity interests except pursuant to:

23.22.1 a Permitted Share Issue; or

23.22.2 a Permitted Transaction.

     MISCELLANEOUS

23.23 INSURANCE

23.23.1 The Borrower shall (and shall ensure that each member of the Group shall) maintain insurances on and in relation to its business and assets against those risks and to the extent as is usual for companies carrying on the same or substantially similar business and, without prejudice to the

                                       103

     generality of the foregoing, each Collateral Owner shall maintain the Ship
     Insurances in relation to its Collateral Ship in accordance with the
     Mortgage for such Collateral Ship.

23.23.2 All insurances must be with reputable independent insurance companies or underwriters.

23.23.3 Where insurances and risks have been identified in the Insurance Report, the Borrower shall ensure the insurances maintained provide cover at least in respect of the business and assets and against the risks and to the extent recommended in the Insurance Report.

23.23.4 If requested by the Agent, the Borrower shall, within ten Business Days of receipt of such request, supply to it proof of cover in respect of each insurance policy required to be taken out and maintained pursuant to this clause 23.23 and shall use its best endeavours to procure that any insurance broker then appointed by the Group undertakes to the Agent to notify the Agent should any renewal fee or other sum payable by any member of the Group in relation to any insurance policies arranged by that broker not be paid when due.

23.24 PENSIONS

23.24.1 The Borrower shall ensure that the pension schemes for the time being operated by the Group (if any) are funded in accordance with their rules and to the extent required by law or otherwise comply with the requirements of any law applicable in the jurisdiction in which the relevant pension scheme is maintained.

23.24.2 The Borrower shall deliver to the Agent on demand at such times as those reports are prepared in order to comply with the then current statutory or auditing requirements (as applicable either to the trustees of any relevant schemes or to the Borrower), actuarial reports in relation to all pension schemes mentioned in clause 23.24.1 above.

23.24.3 The Borrower shall promptly notify the Agent of any material change in the rate of contributions to any pension schemes mentioned in clause
     23.24.1 above paid or recommended to be paid (whether by the scheme actuary or otherwise) or required (by law or otherwise).

23.25 ACCESS

     The Borrower shall (and shall ensure that each member of the Group shall)
     (not more than once in every Financial Year unless the Agent reasonably suspects a Default has occurred and is continuing or may occur) permit the
     Agent and/or the Security Agent and/or accountants or other professional advisers and contractors of the Agent or Security Agent free access at all reasonable times and on reasonable notice at the risk and cost of the
     Obligor to (a) the premises, assets, books, accounts and records of each member of the Group and (b) meet and discuss matters with Key Personnel.

23.26 SERVICE CONTRACTS

23.26.1 The Borrower must ensure that there is in place in respect of each
     Obligor qualified management with appropriate skills.

23.26.2 Without prejudice to clause 24.13 (Change of management) if any of the
     Key Personnel ceases (whether by reason of death, retirement at normal retiring age or through ill health or otherwise) to perform his or her duties (as required under his or her Service Contract), the Borrower must promptly:

     (a)  notify the Agent;

     (b)  find and appoint an adequately qualified replacement for him or her as promptly as practicable; and

     (c)  ensure that such replacement enters into a Service Contract.

23.26.3 The Borrower shall ensure that no member of the Group amends, varies, waives, novates, supplements or replaces any term of a Service Contract in a way which is or is reasonably likely to be materially prejudicial to the interests of the Finance Parties.

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23.27 DIRECTOR'S FEES

     The Borrower shall not (and shall procure that no other member of the Group shall) remunerate its directors and/or officers in excess of the amounts disclosed to the Agent or, if such directors or officers are Key Personnel the amounts provided for in the Service Contracts (each in their respective forms as at the date of this Agreement) provided always, in each case, that such amounts shall not be in excess of amounts payable in the market by prudent companies engaged in business similar to that of the Borrower.

23.28 INTELLECTUAL PROPERTY

23.28.1 The Borrower shall procure that each Group member shall:

     (a)  preserve and maintain the subsistence and validity of the Intellectual
          Property necessary for the business of the relevant Group member (the
          "MATERIAL INTELLECTUAL PROPERTY");

     (b)  use reasonable endeavours to prevent any infringement in any material respect of the Material Intellectual Property;

     (c)  make registrations and pay all registration fees and taxes necessary to maintain the Material Intellectual Property in full force and effect and record its interest in that Material Intellectual Property;

     (d)  not use or permit the Material Intellectual Property to be used in a way or take any step or omit to take any step in respect of that
          Material Intellectual Property which may materially and adversely affect the existence or value of the Material Intellectual Property or imperil the right of any member of the Group to use such property; and

     (e)  not discontinue the use of the Material Intellectual Property.

23.29 AMENDMENTS

     The Borrower shall ensure that no member of the Group shall amend, vary, novate, supplement, supersede, waive or terminate any term of a Transaction
     Document or any other document delivered to the Agent pursuant to clauses
     4.1 (Initial conditions precedent) or clause 26 (Matters concerning the
     Obligors) or enter into any agreement with any shareholders of the Borrower or any of their Affiliates which is not a member of the Group except in writing:

23.29.1 in accordance with the provisions of clause 36 (Amendments and Waivers);
     or

23.29.2 in a way which could not be reasonably expected materially and adversely to affect the interests of the Lenders.

23.29.3 The Borrower shall promptly supply to the Agent a copy of any document relating to any of the matters referred to in clauses 23.29.1 and 23.29.2 above.

23.29.4 The reference to waiving any term of a Transaction Document in this clause 23.29 includes (i) any waiver (in whole or in part) of any condition precedent (however described) under the Transaction Documents or (ii) any waiver (in whole or in part) of any breach (including any
     misrepresentation) of, or non-compliance with, any term of the Transaction
     Documents which would entitle such Obligor to terminate its obligations (in whole or in part) under such Transaction Document or (iii) any determination or acceptance that any such condition precedent is satisfied when it is not actually satisfied or (iv) declaring or accepting that any such Transaction Document is unconditional if any such condition precedent is not fulfilled or any such breach or non-compliance has occurred.

23.30 FINANCIAL ASSISTANCE

     The Borrower shall (and shall procure that each member of the Group shall)
     comply in all respects with Sections 151 to 158 of the Act and any equivalent legislation in other jurisdictions including in relation to the execution of the Transaction Security Documents and payment of amounts due under this Agreement.

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23.31 TREASURY TRANSACTIONS

23.31.1 The Borrower shall procure that no Obligor shall enter into any Treasury
     Transaction, other than:

     (a)  the hedging transactions contemplated by the Hedge Strategy Letter and documented by the Hedge Agreements;

     (b)  spot and forward delivery foreign exchange contracts entered into in the ordinary course of business and not for speculative purposes;

     (c)  Permitted FFAs; and

     (d)  any other Treasury Transaction entered into for the hedging of actual or projected real exposures arising in the ordinary course of trading activities of a member of the Group for a period of not more than six months and not for speculative purposes.

23.31.2 The Borrower shall ensure that all hedging arrangements contemplated by the Hedge Strategy Letter are implemented in accordance with the terms of the Hedge Strategy Letter and clause 5.6 (Hedge transactions) and that such arrangements are not terminated, varied or cancelled, save (in the case of arrangements documented by the Hedge Agreements) as permitted by this clause 23.31.

23.31.3 Each Hedge Counterparty agrees with the Lenders (but not with any member of the Group) that it will not terminate any Hedge Agreement except:

     (a)  as a result of the non-payment by the relevant member of the Group of any indebtedness under that Hedge Agreement which has fallen due for payment in the currency and manner stipulated in the relevant Hedge
          Agreement before the expiry of any applicable cure period (or, if no cure period is prescribed in the relevant Hedge Agreement, three
          Business Days);

     (b)  as a result of the repudiation of that Hedge Agreement by the relevant member of the Group;

     (c)  upon the issue by the Agent of a notice under clause 24.29
          (Acceleration);

     (d)  upon:

          (i)  it becoming unlawful for the relevant member of the Group or such
               Hedge Counterparty to perform its payment obligations in respect of that Hedge Agreement or such obligations become invalid or unenforceable against that member of the Group; or

          (ii) any termination provision of any Hedge Agreement to which that
               Hedge Counterparty is a party (including the calculation of or obligation to pay amounts upon such termination) becoming invalid or unenforceable against the relevant member of the Group;

     (e)  upon any exchange control, foreign currency or other Authorisation required by the relevant member of the Group in connection with the entry into, validity, enforceability or admissibility in evidence of any Hedge Agreement or the performance of its payment obligations under the same being modified in a manner unacceptable to such Hedge
          Counterparty or not being granted, being revoked or otherwise ceasing to be in full force and effect;

     (f)  upon the making of an order for the winding-up of, or the administration of, or the appointment of a receiver in respect of any part of the assets and/or undertaking of, or the dissolution of, the relevant member of the Group (or any analogous provision in any other jurisdiction); or

     (g)  with the prior written consent of the Agent.

23.31.4 Each Hedge Agreement (other than the HSH ISDA Agreement which is in a form approved by the Parties) shall be on the terms of the International
     Swaps & Derivatives Association, Inc. 2002 or 1992 Master Agreement
     (Multicurrency-Cross Border) under which:

     (a)  in the case of the 1992 Master, "Second Method" shall be specified as the applicable payment method and "Market Quotation" as the applicable payment measure;

                                       106

     (b)  no additional rights of set-off beyond those contained in this
          Agreement shall be specified; and

     (c)  the governing law is English law.

23.31.5 Each Hedge Counterparty and the Borrower agrees that any termination or other payment payable by a Hedge Counterparty to the Borrower or any
     Obligor in respect of any Hedge Agreement shall be payable in full without any set-off or counterclaim (irrespective of any amounts that may at such time be due from the relevant member of the Group to that Hedge
     Counterparty under this Agreement or any other Finance Document) to the
     Working Capital Account with the Security Agent.

23.31.6 Any termination or other payment received by the Borrower or any other member of the Group in respect of a Treasury Transaction (other than a
     Hedge Agreement with a Hedge Counterparty) shall be paid immediately on receipt to the relevant Obligor's Operating Account or, if the relevant
     Obligor does not have an Operating Account, the Working Capital Account.

23.32 SECURITY PROVIDERS

23.32.1 Subject to clause 23.32.3, the Borrower shall procure that:

     (a)  upon the acquisition or formation of a new Subsidiary of the Borrower
          (other than (i) a New Share Issue Subsidiary or (ii) a Purchase Option
          Subsidiary which has financed the acquisition of a Purchase Option
          Ship from funds provided by a Third Party Financier in accordance with clause 23.21 (Financial Indebtedness) (in which case clause 23.43
          (Purchase Option Subsidiaries) shall apply) or (iii) each Additional
          Collateral Owner (in which case the general provisions of this
          Agreement shall apply with respect to Security to be provided pursuant to this Agreement (including, without limitation, the provisions of clause 4.1 (Initial Conditions Precedent)) and the Transaction
          Security Documents); or

     (b)  upon the re-activation of a Dormant Subsidiary which is not providing security pursuant to the Transaction Security Documents; or

     (c)  upon any such Subsidiary which is not providing security pursuant to the Transaction Security Documents commencing, carrying on or materially extending its trading activity, or acquiring, or holding
          (legally or beneficially) a material asset; or

     (d)  upon any Purchase Option Subsidiary ceasing to be a Purchase Option
          Subsidiary provided that it is not already a Security Provider,

     such former Purchase Option Subsidiary, Subsidiary or Dormant Subsidiary,
     as the case may be, shall become an Additional Security Provider and (i)
     grant Security, in form and substance satisfactory to the Agent, incorporating provisions substantially the same as the Transaction Security
     Documents and (ii) provide the documents and evidence listed in Part III of
     Schedule 3 (Conditions Precedent) to the Agent, in form and substance satisfactory to the Agent.

23.32.2 The Borrower shall procure that any additional Security requested by the
     Agent shall be granted by the Borrower or any other member of the Group.

23.32.3 The Borrower need not perform its obligations under clauses 23.32.1 and
     23.32.2 in relation to a member of the Group, to the extent that execution and delivery of the required security by such member of the Group would in the opinion of the Agent (acting reasonably and having consulted with the
     Borrower):

     (a)  be unavoidably unlawful;

     (b)  result in a material restructuring of the Group;

     (c)  be prohibited by statute or be beyond the corporate power of the company or corporation concerned (and then only if such corporate power cannot be modified or extended to allow such execution and delivery); or

                                       107

     (d)  result in a benefit to the Finance Parties which is disproportionately minor in comparison with the cost thereby caused to the Group.

23.32.4 The Agent shall notify the Borrower and the Lenders promptly upon being satisfied that it has received (in form and substance satisfactory to it)
     all the documents and evidence listed in clause 23.32.1 in relation to an
     Additional Security Provider.

23.33 FURTHER ASSURANCE

23.33.1 The Borrower shall (and provided that the same are not prohibited by any obligations typically granted to a Third Party Financier, shall procure that each member of the Group shall) promptly do all such acts or execute all such documents (including assignments, transfers, mortgages, charges, notices and instructions) as the Security Agent or, as the case may be, the
     Secured Parties or, as the case may be the Agent may reasonably specify
     (and in such form as the Security Agent or, as the case may be, the Agent may reasonably require in favour of the Security Agent or, as the case may be, the Secured Parties or its/their nominee(s)):

     (a)  to perfect the Security created or intended to be created under or evidenced by the Transaction Security Documents (which may include the execution of a mortgage, pledge, charge, assignment or other Security over all or any of the assets which are, or are intended to be, the subject of the Transaction Security) or for the exercise of any rights, powers and remedies of the Security Agent or the Secured
          Parties provided by or pursuant to the Finance Documents or by law;

     (b)  to confer on the Security Agent or confer on the Finance Parties
          Security over any property and assets of that Obligor located in any jurisdiction equivalent or similar to the Security intended to be conferred by or pursuant to the Transaction Security Documents; and/or

     (c)  to facilitate the realisation of the assets which are, or are intended to be, the subject of the Transaction Security.

23.33.2 The Borrower shall and shall procure that each member of the Group shall take all such action as is available to it (including making all filings and registrations) as may be necessary for the purpose of the creation, perfection, protection or maintenance of any Security conferred or intended to be conferred on the Security Agent or any of the other Finance Parties by or pursuant to the Finance Documents.

23.33.3 The Borrower authorises the Security Agent to file any Uniform
     Commercial Code financing statements it believes are either necessary or desirable in connection with the Transaction Security Documents.

23.34 SYNDICATION

     The Borrower shall provide reasonable assistance to the Arranger in the preparation of the Information Memorandum and the primary syndication of the Facilities (including, without limitation, by making Key Personnel available for the purpose of making presentations to, or meeting, potential lending institutions) and shall comply with all reasonable requests for information from potential syndicate members prior to completion of syndication.

23.35 CHIEF EXECUTIVE OFFICER

     Without prejudice to clause 24.13 (Change of Management), the Borrower shall ensure that Mrs Angeliki Frangou remains at all times its Chief
     Executive Officer.

23.36 FUTURE CHARTERS AND CONTRACTS OF AFFREIGHTMENT

23.36.1 The Borrower shall not (and shall procure that no other member of the
     Group (other than a Purchase Option Subsidiary or New Share Issue
     Subsidiary) shall) without the prior written consent of the Agent (which the Agent shall have full liberty to withhold) and, if such consent is given, subject to such conditions as the Agent may impose (including, for the avoidance of doubt, those included in clause 23.36.3), take on charter or sub-charter or, as the case may be, charter to a third party, in each case a Ship:

                                       108

     (a)  on demise charter for any period;

     (b)  by any time or consecutive voyage charter for a term which exceeds or which by virtue of any optional extensions therein contained might exceed 11 months duration;

     (c)  on terms whereby more than two months' hire (or the equivalent) is payable in advance;

     (d)  below the market rate prevailing at the time when such Ship is fixed or other than on arm's length terms;

     (e)  on terms that provide for a purchase option in relation to such Ship;
          or

     (f)  in the case of a Chartered Ship, when the relevant contract is not entered into by a Charter Company.

23.36.2 The Borrower shall not (and shall procure that no Obligor shall) enter into a contract of affreightment which exceeds or which by virtue of any optional extensions therein contained might exceed 11 months duration, without the prior written consent of the Agent.

23.36.3 If the Agent consents to the entry into of a time charter or contract of affreightment in accordance with clauses 23.36.1(b) and 23.36.2 respectively, the Borrower shall:

     (a)  procure that the relevant Obligor executes an assignment (in such form as the Agent may require, the Agent hereby acknowledging that where the Ship is subject to Security in favour of a third party which is permitted pursuant to this Agreement, such assignment shall be on a second ranking basis) of such charter or contract of affreightment and following receipt of a request from the Security Agent (which may be delivered at any time in the sole discretion of the Security Agent whether acting on the instructions of the Lenders or otherwise)
          promptly procure that a related notice of assignment is served on the relevant counterparty and the acknowledgement thereof is given by the relevant counterparty; and

     (b)  pay all legal and other costs incurred by the Agent, the Security
          Agent and any other Finance Party in connection with such charter assignment.

23.37 VALUATION OF OWNED SHIPS

23.37.1 Without prejudice to the rights of the Agent under clause 23.53(b)
     (Security Value Maintenance) to obtain valuations of the Collateral Ships at any time, the Borrower shall deliver to the Agent twice in each
     Financial Year, at the same time as delivering to the Agent:

     (a)  its audited annual consolidated financial statements for the immediately preceding Financial Year, pursuant to clause 21.1.1
          (Financial statements); and

     (b)  its unaudited consolidated financial statements for the second
          Financial Quarter of that Financial Year, pursuant to clause 21.1.1
          (Financial statements),

     a valuation (in dollars) dated no earlier than 30 days prior to the delivery of such financial statements of each of the Owned Ships. Such valuation shall be made by two Approved Brokers approved by the Agent (each such valuation to be made with or without physical inspection (as the
     Lenders may reasonably require), and on the basis of a sale for prompt delivery for cash at arm's length on normal commercial terms as between a willing buyer and a willing seller without taking into account the benefit of any charterparty or other engagement concerning the relevant Owned
     Ship). The mean of the two valuations shall constitute the value of the relevant Owned Ship. In the event that the valuations obtained in respect of any Owned Ship differ by more than 15 per cent. a third valuation shall be obtained from one of the remaining Approved Brokers approved by the
     Lenders and the mean of all three valuations shall constitute the value of the relevant Owned Ship in such a case.

23.37.2 The value of the Owned Ships determined in accordance with the provisions of this clause 23.37 shall be binding upon the Parties until such time as any further such valuations shall be obtained.

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23.37.3 The Borrower undertakes to the Finance Parties to supply to the Finance
     Parties and to any Approved Brokers such information concerning each Owned
     Ship and its condition as such Approved Brokers may reasonably require for the purpose of making any valuation.

23.37.4 All costs in connection with the Agent obtaining any valuation of each
     Owned Ship referred to in clause 23.37 shall be borne by the Borrower.

23.38 COMPLIANCE WITH ISM CODE

     The Borrower shall procure that any relevant member of the Group shall comply with and ensure that each Owned Ship complies with the requirements of the ISM Code, including (but not limited to) the maintenance and renewal of valid certificates pursuant thereto.

23.39 WITHDRAWAL OF DOC AND SMC

     The Borrower shall procure that any relevant member of the Group shall immediately inform the Agent if there is any threatened or actual withdrawal of such member's DOC or the SMC in respect of any of the Owned
     Ships.

23.40 ISSUANCE OF DOC AND SMC

     The Borrower shall procure that any relevant member of the Group shall promptly inform the Agent upon the issue to any such member of a DOC and to any of the Owned Ships of an SMC or the receipt by any such member of notification that its application for the same has been refused.

23.41 COMPLIANCE WITH ISPS CODE

     The Borrower shall procure that any relevant member of the Group shall comply with and ensure that each Owned Ship complies with the requirements of the ISPS Code including (but not limited to) the maintenance and renewal of the ISSC for each such Ship pursuant to the ISPS Code and shall immediately inform the Agent if there is any actual or threatened withdrawal of the ISSC for any such Ship.

23.42 RING FENCING

     The Borrower shall procure that:

23.42.1 no Security Provider shall enter into, or permit to subsist, any transaction or relationship with a non-Security Provider which is not at least as favourable in all respects to the relevant Security Provider as an arm's length transaction, nor shall such Security Provider pay any management charge or similar inter-company item to a non-Security Provider.

23.42.2 This clause 23.42 shall not prohibit the execution and performance by the Borrower or any other Obligor of any Finance Document or Transaction
     Document to which it is party.

23.43 PURCHASE OPTION SUBSIDIARIES

23.43.1 Subject to clause 23.43.5, the Borrower shall procure that no Purchase
     Option shall be exercised which is funded (directly or indirectly, wholly or partly) from a drawing from the Working Capital Account without the prior consent of the Agent.

23.43.2 The Borrower shall procure that no Financial Indebtedness shall be incurred by a Purchase Option Subsidiary (other than by the relevant
     Purchase Option Subsidiary incurring Financial Indebtedness under the
     Facilities in accordance with clause 23.43.1), unless:

     (a)  the Borrower and the relevant Purchase Option Subsidiary have (i)
          first given the Arranger the opportunity to make an offer to finance the purchase by such Purchase Option Subsidiary of the relevant
          Purchase Option Ship, (ii) the Arranger has made such an offer and
          (iii) the Borrower (acting reasonably) has declined the offer of the
          Arranger; and

                                       110

     (b)  the Financial Indebtedness incurred to acquire the relevant Purchase
          Option Ship is not more than an amount equal to 80 per cent. of the value of such Ship as determined in accordance with the procedure set out in clause 23.37.1 (Valuation of Owned Ships)).

23.43.3 The Borrower shall procure that a Purchase Option Subsidiary shall:

     (a)  deliver the valuations referred to in clause 23.43.2(b) to the Agent not less than 30 days prior to the exercise of the relevant Purchase
          Option;

     (b)  at the date of acquisition of the relevant Purchase Option Ship, grant a second-ranking guarantee and mortgage, in form and substance satisfactory to the Agent, over such Purchase Option Ship and such other assets of the Purchase Option Subsidiary as the Agent shall require, in each case, in favour of the Security Agent or, as the case may be, the Secured Parties;

     (c)  ensure that all its cashflow that is not (i) mandatorily required to be used in meeting payments of fees, interest and principal and other expenses in respect of the Permitted Financial Indebtedness incurred to acquire the relevant Purchase Option Ship or (ii) for the general maintenance of such Purchase Option Subsidiary as a going concern, are loaned or distributed to the Borrower by payment to the Working
          Capital Account (subject to subordination undertakings from such
          Purchase Option Subsidiary satisfactory to the Security Agent being given prior to such loan or distribution being made) as soon and as frequently as practicable;

     (d)  ensure that following the exercise of a Purchase Option by a Purchase
          Option Subsidiary, such Purchase Option Subsidiary shall not own more than one ship; and

     (e)  use reasonable endeavours to ensure that any Third Party Financier enters into a Third Party Intercreditor Agreement provided that a
          Third Party Intercreditor Agreement is agreed.

23.43.4 The Borrower shall procure that only a Purchase Option Subsidiary shall own a Purchase Option Ship.

23.43.5 Nothing in this clause 23.43 shall be construed in such a way as to prohibit (a) the Borrower from providing financing to the relevant Purchase
     Option Subsidiary under the relevant Purchase Option from funds credited to the Working Capital Account or (b) the relevant Purchase Option Subsidiary from incurring Permitted Financial Indebtedness in connection with the purchase of the relevant Purchase Option Ship from any Third Party
     Financier.

23.43.6 The Security Agent or, as the case my be the Secured Parties, undertakes each time clause 23.43.2 or clause 23.43.7 (Purchase Option Subsidiaries)
     applies and Permitted Financial Indebtedness is incurred in relation thereto to enter into a Third Party Intercreditor Agreement on behalf of the Lenders provided that a Third Party Intercreditor Agreement is agreed.

23.43.7 A Purchase Option Subsidiary which has incurred Permitted Financial
     Indebtedness in relation to the purchase of a Purchase Option Ship may, with the consent of the Agent, refinance such Permitted Financial
     Indebtedness provided that:

     (a)  the Borrower and the relevant Purchase Option Subsidiary have (i)
          first given the Arranger the opportunity to make an offer of refinancing of such Permitted Financial Indebtedness, (ii) the
          Arranger has made such an offer or declined to do so, and (iii) the
          Borrower (acting reasonably) has declined the offer of the Arranger;

     (b)  the second-ranking security granted pursuant to clause 23.43.3(b) is not affected by such refinance or is replaced by equivalent Security to the satisfaction of the Agent; and

     (c)  to the extent that any refinancing of third party Permitted Financial
          Indebtedness by a Purchase Option Subsidiary results in such Purchase
          Option Subsidiary being in possession of additional earnings or funds, the Borrower shall procure that such Purchase Option Subsidiary shall ensure that such additional earnings or funds are applied in accordance with clause 23.43.3(c).

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23.44 NEW SHARE ISSUE SUBSIDIARIES

23.44.1 The Borrower shall procure that no New Share Issue Subsidiary shall incur Financial Indebtedness, unless:

     (a)  such Financial Indebtedness is required to be incurred for a New Share
          Issue Subsidiary to acquire a Permitted NSIS Asset; and

     (b)  the Financial Indebtedness required to be incurred for a New Share
          Issue Subsidiary to acquire the relevant Permitted NSIS Asset is not more than an amount equal to 80 per cent. of the value (as determined by the Agent) of such Permitted NSIS Asset.

23.44.2 A New Share Issue Subsidiary which has incurred Permitted Financial
     Indebtedness in relation to the purchase of a Permitted NSIS Asset may freely refinance such Permitted Financial Indebtedness provided that the
     Financial Indebtedness which results from such refinancing complies with clause 23.44.1(b).

23.44.3 The Borrower undertakes to notify the Agent within 30 Business Days of incorporating a New Share Issue Subsidiary of the fact that it has incorporated such New Share Issue Subsidiary and details of any proposed acquisitions such New Share Issue Subsidiary intends to make. The Borrower also undertakes to notify the Agent of any proposed acquisition of any
     Permitted NSIS Asset.

23.44.4 The Borrower shall procure that no New Share Issue Subsidiary shall conduct any business or activity which has or is likely to have a detrimental effect on the financial performance of any Obligor, including any business or activity which replicates or replaces all or part of any business or activity which is or had previously been undertaken or conducted by an Obligor.

23.45 USE OF PROCEEDS

     The Borrower shall use the proceeds of Loans under the Facilities exclusively for the respective purposes specified in clause 3 (Purpose);

23.46 LANDLORD AND OTHER CONSENTS

     The Borrower shall (and shall procure that each Security Provider shall) at all times obtain and maintain all consents and other authorisations
     (whether of a landlord or otherwise) necessary for the creation and perfection of the Security contemplated by the Transaction Security
     Documents.

23.47 EMPLOYMENT OF CHARTERED SHIPS

     The Borrower shall not (and shall procure that no member of the Group shall) employ any Chartered Ships or permit any Chartered Ship's employment in any manner, trade or business which is forbidden by law or which is otherwise unlawful or illicit under the law of any relevant jurisdiction, or in carrying illicit or prohibited goods and not to employ any Chartered
     Ship or permit its employment in carrying any contraband goods.

23.48 SHARING OF EARNINGS OF CHARTERED SHIPS

     The Borrower shall not (and shall procure that no other member of the Group shall) without the prior written consent of the Agent (and then only subject to such conditions as the Agent may impose) enter into any agreement or arrangement whereby the earnings with respect to a Chartered
     Ship may be shared with any other person.

23.49 CHARTERS

     The Borrower shall not (and shall procure that no other member of the Group shall) commit a breach of any Charter or conduct itself in such a way as to cause or potentially cause, whether through action or inaction, a breach of a Charter which would entitle the other party to the Charter to terminate or otherwise determine the Charter.

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23.50 REPORTS

     The Borrower undertakes that:

23.50.1 in the event that the Agent notifies the Borrower that the Agent is unable to make a claim and take legal proceedings against the provider of a
     Report but the Borrower is able to make a claim and take legal proceedings against the relevant Report provider, the Borrower shall take such action and make any such claim against the provider of the Report as the Agent may direct; and

23.50.2 subject to clause 23.50.1, it shall pursue any available claim and take legal proceedings against a provider of a Report unless the costs associated with making such claim and taking such legal proceedings outweigh the benefit of such claim (if successful), in each case as determined by the Agent.

23.51 ACQUISITION AGREEMENT

     The Borrower shall pursue any available claim and take legal proceedings against any party to the Acquisition Agreement unless the costs associated with making such claim and taking such legal proceedings outweigh the benefit of such claim (if successful), in each case as determined by the
     Agent.

23.52 CONDITIONS SUBSEQUENT

23.52.1 The Borrower shall procure that:

     (a)  the deletion of each Existing Collateral Ship listed in Schedule 2
          (The Ships) from the flag of the Hellenic Republic and the relevant
          Registry and registration of each such Existing Collateral Ship under another Flag State through the relevant Registry shall take place within 60 days of the first Utilisation Date; and

     (b)  on the date of such registration of an Existing Collateral Ship listed in Schedule 2 (The Ships) under another Flag State through the relevant Registry, the Borrower shall provide the Agent with the documents and evidence specified in Part I of Schedule 3 (Conditions
          Precedent) in respect of that Existing Collateral Ship in form and substance satisfactory to the Agent.

23.52.2 The Borrower shall:

     (a)  not later than 31 March 2006, provide to the Agent its professional risk management procedures as required under section 404 of the
          Sarbanes-Oxley Act; and

     (b)  provide confirmation to the Agent that all members of the Group are in compliance with such procedures on the due date for compliance under section 404 of the Sarbanes-Oxley Act.

23.52.3 The Borrower shall, within one month of the first Utilisation Date, supply to the Agent evidence (in form and substance satisfactory to the
     Agent) that any unsatisfactory (as determined by the Agent) insurance policies effected in relation to the Terminal have been terminated and that appropriate insurance policies to replace such terminated policies have been placed in such terms, amounts and with such underwriters as the Agent may require and so that the Borrower is in compliance with its obligation to procure that the Group has adequate insurance cover under the relevant
     Transaction Documents. Upon the putting into place of such insurances, the relevant Group member shall forthwith grant Security to the Security Agent in respect of such policy or policies.

23.52.4 The Borrower shall, as soon as possible, but in any event within 120 days of the ISE-Navios Merger, advise the Agent of (a) the number of shareholders in ISE who have filed a petition in the Delaware Court of
     Chancery demanding that the Chancery Court determine the fair value of their shares and (b) the number of shares in ISE held by such shareholders.

23.52.5 In the event that, following the filing of any petition in the Delaware
     Court of Chancery referred to in clause 23.52.4, the finding of the
     Chancery Court requires the Borrower to make a payment to its shareholders of a sum in excess of US$5,000,000, the Borrower shall, as soon as possible, but in any event within 30 days of the date such payment is required to be made raise funds in an amount not less than the amount specified by the Chancery Court by way of:

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     (a)  a Permitted Share Issue of the Borrower; and/or

     (b)  the borrowing of a subordinated loan from a person who is not a member of the Group provided such subordinated loan has a maturity date of not less than six years from the date it is made and is subordinated on terms satisfactory to the Agent.

23.52.6 The Borrower shall, within 60 days of the first Utilisation Date and in consultation with the Agent, remedy (to the extent specified by the Agent)
     those Charters identified in the Charters and COAs Report which the Agent notifies the Borrower as being unsatisfactory.

23.52.7 The Borrower shall, within 10 days of the Utilisation Date of the
     Facility relating to an Additional Collateral Ship, deliver to the Agent a copy of a certificate of financial responsibility for the relevant
     Additional Collateral Ship complying with the requirements of the United
     States Oil Pollution Act 1990 together with evidence of approval thereof by the relevant regulatory authority.

23.52.8 The Borrower shall, within 30 days of the first Utilisation Date, ensure that (a) the Operating Accounts are closed and (b) new accounts (the "NEW
     ACCOUNTS") have been opened in the name of the relevant members of the
     Group with the Agent in Hamburg in substitution of the Operating Accounts,
     (c) any balances then standing to the credit of an Operating Account shall be transferred forthwith to the corresponding New Account of the relevant member of the Group, (d) the New Accounts have become subject to Security in favour of the Security Agent or the other Secured Parties in the same manner as the Operating Accounts are subject to Security pursuant to the relevant Account Pledges, (e) the Finance Documents are amended in such manner as the Agent may require in its absolute discretion in connection with the matters referred to in this clause 23.52.8 and (f) forthwith following a demand made by the Agent, it shall reimburse the Agent or any other Finance Party in connection with any costs and expenses (including legal fees and expenses) incurred by it, in connection with the matters referred to in this clause 23.52.8.

23.53 SECURITY VALUE MAINTENANCE

     (a)  If at any time the Security Value shall be less than the Security
          Requirement, the Agent may give notice to the Borrower requiring that such deficiency be remedied and then the Borrower shall either:

          (i)  prepay within a period of fourteen (14) days of the date of receipt by the Borrower of the Agent's said notice, such part of the total amount of the Facility A Loan, the Facility C Loans and the Facility D Loans outstanding at such time, as will result in the Security Requirement after such prepayment (taking into account any other repayment of the Loans made between the date of the notice and the date of such prepayment) being equal to or higher than the Security Value; or

          (ii) within fourteen (14) days of the date of receipt by the Borrower of the Agent's said notice, constitute to the satisfaction of the
               Agent (acting on the instructions of the Majority Lenders) such further security (in the form of Security) for the Loans (and any amounts outstanding under any Hedge Agreements) as shall be acceptable to Agent (acting on the instructions of the Majority
               Lenders) having a value for security purposes (as determined by the Majority Lenders in their absolute discretion) at the date upon which such further security shall be constituted which, when added to the Security Value, shall not be less than the Security
               Requirement as at such date.

     (b)  Each of the Collateral Ships shall, for the purposes of this clause
          23.53, be valued as and when the Agent shall require and, as to the manner of valuation, in accordance with the provisions of clause
          23.37(Valuation of Owned Ships). The value of any of the Collateral
          Ships determined in accordance with the provisions of clause
          23.37(Valuation of Owned Ships) shall be binding upon the Parties until such time as any further such valuation shall be obtained for such Collateral Ship pursuant to this clause 23.53(b) or clause
          23.37(Valuation of Owned Ships).

     (c)  All costs in connection with the Agent obtaining any valuation of any of the Collateral Ships referred to in this clause 23.53 and in
          Schedule 3, and any valuation either of any additional security for the purposes of ascertaining the Security Value at any time or necessitated by the Borrower electing to constitute additional security pursuant to clause 23.53(a)(ii), shall be borne by the
          Borrower.

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     (d)  For the purposes of this clause 23.53, the value of any additional security provided or to be provided to the Agent shall be determined by the Majority Lenders in their discretion.

     (e)  In connection with any additional security provided in accordance with this clause 23.53, the Agent shall be entitled to receive such evidence and documents as may in the Agent's reasonable opinion be appropriate (which shall include evidence and documents of the kind referred to in Schedule 3) and such legal opinions (being in form and substance satisfactory to the Agent) as the Agent shall in its absolute discretion require.

     (f)  Any prepayment made under clause 23.53(a)(i) shall be applied in reducing the Repayment Instalments in respect of Facility A, Facility
          C1, Facility C2, Facility C3, Facility C4, Facility C5, Facility C6,
          Facility D1, Facility D2, Facility D3 and Facility D4 in inverse chronological order (and pro rata as between such Facilities).

24   EVENTS OF DEFAULT

     Each of the events or circumstances set out in clause 24.1 up to but not including clause 24.29 (Acceleration) is an Event of Default (whether or not caused by any reason whatsoever outside the control of the Borrower or any other member of the Group (or any other person)).

24.1 NON-PAYMENT

     An Obligor does not pay on the due date any amount payable pursuant to a
     Finance Document at the place at and in the currency in which it is expressed to be payable unless:

24.1.1 its failure to pay is caused by administrative or technical error in the transmission of funds; and

24.1.2 payment is made within two Business Days of its due date.

24.2 FINANCIAL COVENANTS AND OTHER OBLIGATIONS

     Any requirement of clause 22 (Financial Covenants) is not satisfied or the
     Borrower does not comply with the provisions of clause 21.1 (Financial statements), 21.2 (Provision and contents of Compliance Certificate), 21.3
     (Requirements as to financial statements), 21.4 (Budget), 21.8
     (Notification of default and certain events relating to Chartered Ships),
     23.6 (Merger), 23.7 (Change of business), 23.8 (Acquisitions), 23.9 (Joint ventures), 23.10 (Holding Companies), 23.15 (Negative pledge), 23.16
     (Disposals), 23.17 (Arm's length basis), 23.18 (Loans or credit), 23.19 (No guarantees or indemnities), 23.20 (Dividends and share redemption), 23.21
     (Financial Indebtedness), 23.22 (Share capital), 23.50 (Conditions subsequent), 23.42 (Ring fencing), 23.43 (Purchase Option Subsidiaries) or
     23.44 (New Share Issue Subsidiaries).

24.3 OTHER OBLIGATIONS

24.3.1 An Obligor does not comply with any provision of the Finance Documents
     (other than those referred to in clause 24.1 (Non-payment) and clause 24.2
     (Financial covenants and other obligations)).

24.3.2 No Event of Default under clause 24.3.1 will occur if the failure to comply is capable of remedy and is remedied within ten Business Days of the
     Agent giving notice to the Borrower or relevant Obligor or the Borrower or an Obligor becoming aware of the failure to comply.

24.4 MISREPRESENTATION

     Any representation or statement made or deemed to be made by an Obligor in the Finance Documents or any other document delivered by or on behalf of any Obligor under or in connection with any Finance Document is or proves to have been incorrect or misleading in any material respect when made or deemed to be made.

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24.5 CROSS DEFAULT

24.5.1 Any Financial Indebtedness of any member of the Group is not paid when due nor within any originally applicable grace period.

24.5.2 Any Financial Indebtedness of any member of the Group is declared to be or otherwise becomes due and payable prior to its specified maturity as a result of an event of default (however described).

24.5.3 Any commitment for any Financial Indebtedness of any member of the Group is cancelled or suspended by a creditor of any member of the Group as a result of an event of default (however described).

24.5.4 The counterparty to a Treasury Transaction entered into by a member of the Group becomes entitled to terminate that Treasury Transaction early as a result of an event of default (however described).

24.5.5 Any creditor of any member of the Group becomes entitled to declare any
     Financial Indebtedness of any member of the Group due and payable prior to its specified maturity as a result of an event of default (however described).

24.5.6 No Event of Default will occur under this clause 24.5 if (i) the aggregate amount of Financial Indebtedness or commitment for Financial
     Indebtedness falling within clauses 24.5.1 to 24.5.5 is less than
     US$2,000,000 (or its equivalent in any other currency or currencies) or
     (ii) the Agent is, in its sole discretion, satisfied that the relevant event referred to in this clause 24.5 will not affect or prejudice in any way the Borrower's or any other Obligor's ability to duly perform its obligations under the Transaction Documents.

24.6 INSOLVENCY

24.6.1 A member of the Group is unable or admits inability to pay its debts as they fall due or is deemed to or declared to be unable to pay its debts under applicable law, suspends or threatens to suspend making payments on any of its debts or, by reason of actual or anticipated financial difficulties, commences negotiations with one or more of its creditors with a view to rescheduling any of its indebtedness.

24.6.2 The value of the consolidated assets of the Group is less than its consolidated liabilities (taking into account contingent and prospective liabilities but not including liabilities under the Intra-Group Loan
     Agreement).

24.6.3 A moratorium is declared in respect of any indebtedness of any member of the Group. If a moratorium occurs, the ending of the moratorium will not remedy any Event of Default caused by that moratorium.

24.7 INSOLVENCY PROCEEDINGS

24.7.1 Any corporate action, legal proceedings or other procedure or step is taken in relation to:

     (a)  the suspension of payments, a moratorium of any indebtedness, winding-up, dissolution, administration or reorganisation (by way of voluntary arrangement, scheme of arrangement or otherwise) of any member of the Group other than a solvent liquidation or reorganisation of any member of the Group which is not an Obligor;

     (b)  a composition, compromise, assignment or arrangement with any creditor of any member of the Group;

     (c)  the appointment of a liquidator (other than in respect of a solvent liquidation of a member of the Group which is not an Obligor), receiver, administrative receiver, administrator, compulsory manager or other similar officer in respect of any member of the Group or any of its assets (including the directors of any Group member requesting a person to appoint any such officer in relation to it or any of its assets); or

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     (d)  enforcement of any Security over any assets of any member of the
          Group,

     or any analogous procedure or step is taken in any jurisdiction.

24.7.2 Clause 24.7.1 shall not apply to:

     (a)  any winding-up petition which the Borrower can demonstrate, by providing opinion of leading Counsel to that effect, to the reasonable satisfaction of the Agent, is frivolous or vexatious and such winding-up petition is discharged, stayed or dismissed within ten days of commencement or, if earlier, the date on which it is advertised; or

     (b)  any step or procedure contemplated by paragraph (b) of the definition of Permitted Transaction.

24.8 CREDITORS' PROCESS

24.8.1 Any expropriation, attachment, sequestration, forfeiture, distress or execution or any analogous process in any jurisdiction affects any asset or assets of a member of the Group having an aggregate value of US$2,000,000 and is not discharged within ten days.

24.8.2 Any judgment or order for an amount in excess of US$2,000,000 is made against any member of the Group and is not stayed or complied with within ten days.

24.9 UNLAWFULNESS AND INVALIDITY

24.9.1 It is or becomes unlawful for an Obligor to perform any of its obligations under the Finance Documents or any Transaction Security created or expressed to be created or evidenced by the Transaction Security
     Documents ceases to be effective or any subordination created under any
     Finance Document is or becomes unlawful.

24.9.2 Any obligation or obligations of any Obligor under any Finance Documents are not (subject to the Legal Reservations) or cease to be legal, valid, binding or enforceable and the cessation individually or cumulatively materially and adversely affects the interests of the Lenders under the
     Finance Documents.

24.9.3 Any Finance Document ceases to be in full force and effect or any
     Transaction Security or any subordination created under the Finance
     Documents ceases to be legal, valid, binding, enforceable or effective or is alleged by a party to it (other than a Finance Party) to be ineffective.

24.10 CESSATION OF BUSINESS

     Any member of the Group suspends or ceases to carry on (or threatens to suspend or cease to carry on) all or a material part of its business except as a result of a disposal which is a Permitted Disposal or a Permitted
     Transaction.

24.11 CHANGE OF OWNERSHIP

     An Obligor (other than the Borrower) ceases to be a wholly-owned Subsidiary of the Borrower except as a result of a disposal which is a Permitted
     Disposal or a Permitted Transaction.

24.12 AMENDING CONSTITUTIONAL DOCUMENTS

24.12.1 The Borrower or a Security Provider amends, varies, supplements, supersedes, waives or terminates its Constitutional Documents without the prior written consent of the Agent (which consent shall not be unreasonably withheld).

24.12.2 Any other member of the Group amends, varies, supplements, supersedes, waives or terminates its Constitutional Documents without the prior written consent of the Agent where the Agent reasonably believes such action has or is reasonably likely to have a Material Adverse Effect.

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24.13 CHANGE OF MANAGEMENT

24.13.1 Mrs Angeliki Frangou ceases (for whatever reason) to be actively involved in the business, trade and offices of the Group or ceases (for whatever reason) to be the Chief Executive Officer of the Borrower.

24.13.2 Any two members of the Key Personnel cease (for whatever reason) to be both an officer and an employee of the Group or to devote substantially all of their time to the management of the Group and no adequate replacement is found and announced within a period of 60 days.

24.14 AUDIT QUALIFICATION - DIVIDENDS

24.14.1 The Auditors of the Group qualify the audited annual consolidated financial statements of the Borrower.

24.14.2 The Borrower advises the Agent pursuant to clause 8.1.8(a)(Total
     Loss/Sale) of the amount of dividend it intends to declare in respect of a
     Financial Quarter and the aggregate amount of dividend actually declared or distributed pursuant to such Financial Quarter is less than such amount.

24.14.3 The Borrower advises the Agent pursuant to clause 8.1.8(b)(Total
     Loss/Sale) of a Relevant Amount in respect of a Financial Quarter and the aggregate amount of dividend actually declared or distributed by the
     Borrower in respect of such Financial Quarter is less than such Relevant
     Amount.

24.15 EXPROPRIATION

     The authority or ability of any member of the Group to conduct its business is limited or wholly or substantially curtailed by any seizure, expropriation, nationalisation, intervention, restriction or other action by or on behalf of any governmental, regulatory or other authority or other person in relation to any member of the Group or any of its assets.

24.16 REPUDIATION AND RESCISSION OF AGREEMENTS

24.16.1 An Obligor (or any other relevant party) rescinds or purports to rescind or repudiates or purports to repudiate a Finance Document or any of the
     Transaction Security or evidences an intention to rescind or repudiate a
     Finance Document or any Transaction Security.

24.16.2 Any party to the Acquisition Documents rescinds or purports to rescind or repudiates or purports to repudiate any of those agreements or instruments in whole or in part where to do so has or is, in the reasonable opinion of the Agent, likely to have a material adverse effect on the interests of the Lenders under the Finance Documents.

24.17 LITIGATION

     Any litigation, alternative dispute resolution, arbitration, administrative, governmental, regulatory or other investigations, proceedings or disputes are commenced or threatened in relation to the
     Transaction Documents or the transactions contemplated in the Transaction
     Documents or against any member of the Group or its assets which has or is reasonably likely to have a Material Adverse Effect.

24.18 ENVIRONMENTAL MATTERS

24.18.1 Any member of the Group fails to comply with any Environmental Law or any Environmental Permit or an Environmental Claim is made against any member of the Group and as a result a Material Adverse Effect occurs or is reasonably likely to occur in the opinion of the Lenders.

24.18.2 As a result of any Environmental Law any of the claims and rights of any
     Finance Party in respect of any Finance Document becomes subordinated to an extent considered material by the Agent to an Environmental Claim.

24.18.3 Any Finance Party becomes subject to any actual or potential liability or obligation in relation to any property owned, occupied or used by any member of the Group.

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24.19 CHANGE OF CONTROL

     Mrs Angeliki Frangou ceases to hold a minimum of 20 per cent. of the issued share capital of the Borrower.

24.20 MATERIAL ADVERSE CHANGE

     Any event or circumstance occurs which the Agent reasonably believes has or is reasonably likely to have a Material Adverse Effect.

24.21 ARREST

     Any Ship is arrested, confiscated, seized, taken in execution, impounded, forfeited, detained in exercise or purported exercise of any possessory lien or other claim or otherwise taken from the possession of the owner of such Ship and the owner of such Ship shall fail to procure the release of such Ship within a period of ten Business Days thereafter.

24.22 ADDITIONAL COLLATERAL SHIPS AND REGISTRATION

24.22.1 (a) An Additional Collateral Ship is not delivered to the relevant
     Additional Collateral Owner pursuant to the relevant Purchase Option MOA and/or MOA or otherwise and/or (b) the Facility relevant to such Additional
     Collateral Ship has not been utilised and/or (c) the conditions precedent regarding such Facility and such Additional Collateral Ship required under clause 4.1.2 (Initial Conditions Precedent) have not been satisfied by the
     Borrower, in any such case (a), (b) or (c), by the Long-Stop Date.

24.22.2 The registration of any Collateral Ship under the laws and flag of the relevant Flag State is cancelled or terminated without the prior written consent of the Lenders or if such registration of such Collateral Ship is not renewed at least 45 days prior to the expiry of such registration.

24.23 UNREST

     The Flag State of any Collateral Ship becomes involved in hostilities or civil war or there is a seizure of power in such Flag State by unconstitutional means and such event could, in the opinion of the Agent reasonably be expected to have a Material Adverse Effect on the Security constituted by any of the Transaction Security Documents and the Borrower
     fails to (a) procure the registration of the relevant Collateral Ship by the relevant Collateral Owner under the flag of another state which is acceptable to the Agent in its sole discretion, (b) procure the execution in favour of the Security Agent or, as the case may be, the Finance Parties and, where necessary, the registration, of a new mortgage over the relevant
     Collateral Ship, a new general assignment in respect of the Earnings, the
     Ship Insurances and the Requisition Compensation of such Collateral Ship and a manager's undertaking from the Manager of the relevant Collateral
     Ship, in each case in such form as the Agent shall in its absolute discretion require and always of the same priority as the previous such
     Security and (c) provide the Agent or its duly authorised representative with such documents and evidence as the Agent may in its sole discretion require, in each case within ten Business Days following the written request of the Agent to the Borrower to do so.

24.24 P&I AND THIRD PARTY LIABILITY INSURANCES

     Either a Collateral Owner or the Manager or any other person fails or omits to comply with any requirements of the protection and indemnity association or other insurer with which such Collateral Owner is entered for insurance or insured against protection and indemnity risks (including oil pollution risks) to the effect that any cover (including, without limitation, any cover in respect of liability for Environmental Claims arising in jurisdictions where such Collateral Ship operates or trades) is or may be liable to cancellation, qualification or exclusion at any time.

24.25 MANAGER

     Any Collateral Ship ceases to be technically managed and commercially managed by the Manager in accordance with the relevant Management
     Agreement.

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24.26 LEASE

     Any cause for cancellation (as described in the Lease) occurs under the
     Lease and/or the Lease is repudiated, suspended, cancelled or terminated for any reason other than by effluxion of time.

24.27 RIGHT OF WAY

     Any person interferes with or prevents the exercise of any material right of way in relation to the Terminal and the same is not cured within 30 days and, in the opinion of the Agent, such event is reasonably likely to have a
     Material Adverse Effect.

24.28 BREACH OF MINISTERIAL DECISION

     If the Flag State in relation to a Collateral Ship is the Hellenic
     Republic, the relevant Collateral Owner commits any breach of or cancels the Ministerial Decision for such Ship (as defined in the Mortgage relevant to such Ship) or varies the Ministerial Decision for such Ship without the previous written consent of the Agent (which consent the Agent shall not unreasonably withhold).

24.29 ACCELERATION

     On and at any time after the occurrence of an Event of Default which is continuing the Agent may, and shall if so directed by the Majority Lenders, by notice to the Borrower:

24.29.1 cancel the Total Commitments at which time they shall immediately be cancelled;

24.29.2 declare that all or part of the Loans, together with accrued interest, and all other amounts accrued or outstanding under the Finance Documents be immediately due and payable, at which time they shall become immediately due and payable;

24.29.3 declare that all or part of the Loans be payable on demand, at which time they shall immediately become payable on demand by the Agent;

24.29.4 exercise or direct the Security Agent or, as the case may be, the
     Secured Parties, to exercise any or all of its rights, remedies, powers or discretions under the Finance Documents; and/or

24.29.5 declare that any Hedge Agreement between any member of the Group and a
     Hedge Counterparty shall forthwith be terminated and such member of the
     Group and such Hedge Counterparty shall from such time treat such relevant
     Hedge Agreement as terminated by reason of cross-default.

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                        SECTION 9: CHANGES TO THE PARTIES

25   CHANGES TO THE LENDERS

25.1 ASSIGNMENTS AND TRANSFERS BY THE LENDERS

     Subject to this clause 25, a Lender (the "EXISTING LENDER") may:

25.1.1 assign any of its rights; or

25.1.2 subject to clause 25.2.5, transfer by novation any of its rights and obligations,

     under any Finance Document to another bank or financial institution or to a trust, fund or other entity which is regularly engaged in or established for the purpose of making, purchasing or investing in loans, securities or other financial assets (the "NEW LENDER").

25.2 CONDITIONS OF ASSIGNMENT OR TRANSFER

25.2.1 An Existing Lender must consult with the Borrower for no more than ten days before it may make an assignment or transfer in accordance with clause
     25.1 (Assignments and transfers by the Lenders) unless the assignment or transfer is:

     (a)  part of primary syndication;

     (b)  to another Lender or an Affiliate of a Lender;

     (c)  to a fund or other investment vehicle within the same investor group as the fund or other investment vehicle which is the Existing Lender;
          or

     (d)  made at a time when an Event of Default has occurred and is continuing.

25.2.2 An assignment will only be effective on:

     (a)  receipt by the Agent of written confirmation from the New Lender (in form and substance satisfactory to the Agent) that the New Lender will assume the same obligations to the other Finance Parties and the other
          Secured Parties as it would have been under if it was an Original
          Lender; and

     (b)  the performance by the Agent of all "know your customer" or other checks relating to any person that it is required to carry out in relation to such assignment to a New Lender, the completion of which the Agent shall promptly notify to the Existing Lender and the New
          Lender.

25.2.3 A transfer will only be effective if the Agent has confirmed that a transfer is appropriate pursuant to clause 25.2.5 and the procedure set out in clause 25.5 (Procedure for transfer) is complied with and:

     (a)  transfers of each of the Facilities may be made separately;

     (b)  where an Existing Lender transfers part of its rights and obligations in respect of a Facility pursuant to clause 25.5 (Procedure for transfer), that Existing Lender must transfer equal fractions of its
          Commitment and participation in the Loans (if any) under the relevant
          Facility;

     (c)  if at the time when a transfer takes effect more than one Loan is outstanding under a Facility, the transfer of an Existing Lender's participation in the Loans (if any) under the relevant Facility shall take effect in respect of the same fraction of each such Loan; and

     (d)  no transfer shall be effected if as a result of such transfer
          (together with any other transfers to take place at or about the same)
          as at the date such transfer(s) take effect:

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          (i)  the Total Commitments of an Existing Lender would be less than
               US$20,000,000, or such other amount as the Agent may determine, unless resulting from a transfer of all of an Existing Lender's
               Commitments;

          (ii) a New Lender would have Total Commitments of less than
               US$10,000,000, or such other amount as the Agent may determine, unless resulting from a transfer of all of an Existing Lender's
               Commitments; or

          (iii) the aggregate amount of Commitments transferred by an Existing
               Lender would be less than US$15,000,000, or such other amount as the Agent may determine, unless the transfer is of all an
               Existing Lender's Commitments.

25.2.4 If:

     (a)  a Lender assigns or transfers any of its rights or obligations under the Finance Documents or changes its Facility Office; and

     (b)  as a result of circumstances existing at the date the assignment, transfer or change occurs, an Obligor would be obliged to make a payment to the New Lender or Lender acting through its new Facility
          Office under clause 14 (Tax Gross Up and Indemnities) or clause 15
          (Increased Costs),

     then the New Lender or Lender acting through its new Facility Office is only entitled to receive payment under those clauses to the same extent as the Existing Lender or Lender acting through its previous Facility Office would have been if the assignment, transfer or change had not occurred unless the assignment, transfer or change is made by the Lender with the
     Borrower's agreement to mitigate any circumstances giving rise to the Tax
     Payment or increased cost, or a right to be prepaid and/or cancelled by reason of illegality.

25.2.5 An Existing Lender shall not transfer any of its rights and obligations under this Agreement pursuant to this clause 25.2 (Conditions of assignment or transfer) unless the Agent has confirmed that such proposed transfer is appropriate. The Agent shall (a) act reasonably in making such determination, but shall have, among other things, regard to the preservation of rights of the Finance Parties under the Finance Documents and (b) respond as soon as is reasonably practicable (although the Agent shall not be required to respond while it is seeking legal advice as to whether a transfer is appropriate). In the event the Agent specifies that a transfer is not appropriate the relevant Existing Lender shall be entitled to assign its rights in accordance with clause 25.2.2.

25.2.6 If any Lender assigns any of its rights under this Agreement in accordance with this clause 25.2 (Conditions of assignment or transfer), the Borrower undertakes to procure that immediately on being requested to do so by the Agent, that each relevant member of the Group shall enter into such documents or instruments as shall be necessary or desirable to transfer to a New Lender all or the relevant part of the Existing Lender's interest in the Transaction Security Documents.

25.3 ASSIGNMENT OR TRANSFER FEE

     Unless the Agent otherwise agrees and excluding an assignment or transfer to an Affiliate of a Lender or made in connection with primary syndication of the Facilities, the New Lender shall, on the date upon which an assignment or transfer takes effect, pay to the Agent (for its own account)
     a fee of US$5,000.

25.4 LIMITATION OF RESPONSIBILITY OF EXISTING LENDERS

25.4.1 Unless expressly agreed to the contrary, an Existing Lender makes no representation or warranty and assumes no responsibility to a New Lender for:

     (a)  the legality, validity, effectiveness, adequacy or enforceability of the Transaction Documents, the Transaction Security or any other documents;

     (b)  the financial condition of any Obligor;

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     (c)  the performance and observance by any Obligor or any other member of the Group of its obligations under the Transaction Documents or any other documents; or

     (d)  the accuracy of any statements (whether written or oral) made in or in connection with any Transaction Document or any other document,

     and any representations or warranties implied by law are excluded.

25.4.2 Each New Lender confirms to the Existing Lender, the other Finance
     Parties and the Secured Parties that it:

     (a)  has made (and shall continue to make) its own independent investigation and assessment of the financial condition and affairs of each Obligor and its related entities in connection with its participation in this Agreement and has not relied exclusively on any information provided to it by the Existing Lender or any other Finance
          Party in connection with any Transaction Document or the Transaction
          Security; and

     (b)  will continue to make its own independent appraisal of the creditworthiness of each Obligor and its related entities whilst any amount is or may be outstanding under the Finance Documents or any
          Commitment is in force.

25.4.3 Nothing in any Finance Document obliges an Existing Lender to:

     (a)  accept a re-transfer from a New Lender of any of the rights and obligations assigned or transferred under this clause 25; or

     (b)  support any losses directly or indirectly incurred by the New Lender by reason of the non-performance by any Obligor of its obligations under the Transaction Documents or otherwise.

25.5 PROCEDURE FOR TRANSFER

25.5.1 Subject to the conditions set out in clause 25.2 (Conditions of assignment or transfer) a transfer is effected in accordance with clause
     25.5.4 when (a) the Agent executes an otherwise duly completed Transfer
     Certificate delivered to it by the Existing Lender and the New Lender and
     (b) an addendum to each of the Mortgages and any other relevant Transaction
     Security Document which has been granted in favour of the Secured Parties has been executed and registered in accordance with clause 25.5.3. The
     Agent shall, subject to clause 25.2.2, as soon as reasonably practicable after receipt by it of a duly completed Transfer Certificate appearing on its face to comply with the terms of this Agreement and delivered in accordance with the terms of this Agreement, execute that Transfer
     Certificate.

25.5.2 The Agent shall only be obliged to execute a Transfer Certificate delivered to it by the Existing Lender and the New Lender once it is satisfied it has complied with all necessary "know your customer" or other similar checks under all applicable laws and regulations in relation to the transfer to such New Lender.

25.5.3 Simultaneously with the execution of a Transfer Certificate as provided in clause 25.5.1, the Borrower shall procure that each Obligor which has executed a Mortgage in favour of the Secured Parties shall immediately upon being requested to do so by the Agent and at its own expense, execute and deliver to the New Lender an addendum to each Mortgage and any other relevant Transaction Security Document to which it is a party in such form as the New Lender shall require to the effect and purpose that the New
     Lender shall have the same rights as the Existing Lender had under the
     Mortgage and other relevant Transaction Security Documents and so that the rights of the other Secured Parties remain unaffected. References in the
     Transaction Security Documents to a Mortgage (or relevant Transaction
     Security Document) shall thereupon be deemed to include any such addendum and/or new Mortgage (or relevant Transaction Security Document).

25.5.4 On the Transfer Date:

     (a)  to the extent that in the Transfer Certificate the Existing Lender seeks to transfer by novation its rights and obligations under this
          Agreement, each of the Obligors and the Existing Lender shall be released from further obligations towards one another under this
          Agreement and their

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          respective rights against one another under this Agreement shall be cancelled (being the "DISCHARGED RIGHTS AND OBLIGATIONS");

     (b)  each of the Obligors and the New Lender shall assume obligations towards one another and/or acquire rights against one another which differ from the Discharged Rights and Obligations only insofar as that
          Obligor or other member of the Group and the New Lender have assumed and/or acquired the same in place of that Obligor and the Existing
          Lender;

     (c)  the Agent, the Arranger, the Security Agent, the New Lender and the
          other Lenders shall acquire the same rights and assume the same obligations between themselves and by reason of the security trust established in relation to the Transaction Security Documents in respect of the Trust Property as they would have acquired and assumed had the New Lender been an Original Lender with the rights, and/or obligations acquired or assumed by it as a result of the transfer and to that extent the Agent, the Arranger, the Security Agent and the
          Existing Lender shall each be released from further obligations to each other under the Finance Documents; and

     (d)  the New Lender shall become a Party as a "Lender" for the purposes of all the Finance Documents.

25.6 COPY OF TRANSFER CERTIFICATE TO BORROWER

     The Agent shall, as soon as reasonably practicable after it has executed a
     Transfer Certificate, send to the Borrower a copy of that Transfer
     Certificate.

25.7 DISCLOSURE OF INFORMATION

25.7.1 Any Lender may disclose to any of its Affiliates and any other person:

     (a)  to (or through) whom that Lender assigns or transfers (or may potentially assign or transfer) all or any of its rights and obligations under the Finance Documents;

     (b)  with (or through) whom that Lender enters into (or may potentially enter into) any sub-participation in relation to, or any other transaction under which payments are to be made by reference to, the
          Finance Documents or any Obligor; or

     (c)  to whom, and to the extent that, information is required to be disclosed by any applicable law or regulation; or

     (d)  for whose benefit that Lender charges, assigns or otherwise creates a
          Security (or may do so) pursuant to clause 25.9 (Security over
          Lenders' rights); and

25.7.2 any Finance Party may disclose to a rating agency or its professional advisers, or (with the consent of the Borrower) any other person,

     any information about any Obligor, the Group and the Finance Documents as that Lender or other Finance Party shall consider appropriate if in relation to paragraphs (a) and (b) of clause 25.7.1, the person to whom the information is to be given has entered into a Confidentiality Undertaking.

     Any Confidentiality Undertaking signed by a person pursuant to this clause
     25.7 shall supersede any prior confidentiality undertaking signed by such person for the benefit of any member of the Group.

25.8 HEDGE COUNTERPARTIES

25.8.1 Any Lender or Affiliate of a Lender which becomes a Hedge Counterparty shall accede to this Agreement as a Hedge Counterparty by delivery to the
     Security Agent of a duly completed Hedge Counterparty Accession Letter.

25.8.2 Where this Agreement or any other Finance Document imposes an obligation on a Hedge Counterparty and the relevant Hedge Counterparty is an Affiliate of a Lender and is not a party to that document, the relevant Lender shall ensure that the obligation is performed by its Affiliate.

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25.8.3 If a Lender which transfers all of its rights and obligations as provided in this clause 25 is a Hedge Counterparty at the time of such transfer, it shall, notwithstanding such transfer, remain a Hedge Counterparty in respect of those Hedge Agreements which it entered into while it was Lender and shall remain a Party to this Agreement in such capacity until such time as there are no such Hedge Agreements remaining in effect.

25.9 SECURITY OVER LENDERS' RIGHTS

     In addition to the other rights provided to Lenders under this clause 25, each Lender may without consulting with or obtaining consent from any
     Obligor, at any time charge, assign or otherwise create Security in or over
     (whether by way of collateral or otherwise) all or any of its rights under any Finance Document to secure obligations of that Lender including, without limitation:

25.9.1 any charge, assignment or other Security to secure obligations to a federal reserve or central bank; and

25.9.2 in the case of any Lender which is a fund, any charge, assignment or other Security granted to any holders (or trustee or representatives of holders) of obligations owed, or securities issued, by that Lender as security for those obligations or securities,

     except that no such charge, assignment or Security shall:

     (a)  release a Lender from any of its obligations under the Finance
          Documents or substitute the beneficiary of the relevant charge, assignment or Security for the Lender as a party to any of the Finance
          Documents; or

     (b)  require any payments to be made by an Obligor or grant to any person any more extensive rights than those required to be made or granted to the relevant Lender under the Finance Documents.

25.10 SUB-PARTICIPATION

     A Lender may sub-participate all or any part of its rights and/or obligations under the Finance Documents without the consent of, or notice to, the Borrower.

26   MATTERS CONCERNING THE OBLIGORS

26.1 ASSIGNMENT AND TRANSFERS BY OBLIGORS

     The Borrower shall not and shall procure that no Obligor or any other member of the Group may assign any of its rights or transfer any of its rights or obligations under the Finance Documents.

26.2 ADDITIONAL SECURITY PROVIDERS

26.2.1 Subject to compliance with the provisions of clauses 21.9.2 and 21.9.3
     ("Know your customer" checks), the Borrower may request that any of its
     Subsidiaries which is not a Security Provider or which was a Dormant
     Subsidiary becomes a Security Provider.

26.2.2 Upon acceptance by the Security Agent of the Borrower's request referred to in clause 26.2.1, the Borrower shall procure that any other member of the Group which is not a Security Provider or which was a Dormant
     Subsidiary shall, as soon as possible after becoming a member of the Group
     (or ceasing to be a Dormant Subsidiary), become an Additional Security
     Provider and grant such guarantees and Security as the Agent may require.

26.2.3 A member of the Group shall become an Additional Security Provider pursuant to this clause 26 if the Agent has received all of the documents and other evidence listed in Part III of Schedule 3 (Conditions Precedent)
     in relation to that Additional Security Provider, each in form and substance satisfactory to the Agent.

26.2.4 The Agent shall notify the Borrower and the Lenders promptly upon being satisfied that it has received (in form and substance satisfactory to it)
     all the documents and other evidence listed in Part III of Schedule 3
     (Conditions precedent).

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26.3 RESIGNATION OF A SECURITY PROVIDER

26.3.1 The Borrower may request that a Security Provider (other than the
     Borrower) ceases to be a Security Provider by delivering to the Agent a
     Resignation Letter if:

     (a)  that Security Provider is being disposed of to a person which is not a member of the Group where that disposal is permitted under clause
          23.16 (Disposals) or made with the approval of the Agent (a "THIRD
          PARTY DISPOSAL) and the Borrower has confirmed this is the case; or

     (b)  all the Lenders have consented to the resignation of that Security
          Provider.

26.3.2 The Agent shall accept a Resignation Letter and notify the Borrower and the Lenders of its acceptance if:

     (a)  the Borrower has confirmed that no Default is continuing or would result from the acceptance of the Resignation Letter;

     (b)  no payment is due from the Security Provider under any Transaction
          Security Document;

     (c)  the Borrower has confirmed that it shall ensure that the Disposal
          Proceeds will be applied in accordance with clause 8.3 (Application of mandatory prepayments).

26.3.3 The resignation of that Security Provider shall not be effective until the date of the relevant Third Party Disposal at which time that company shall cease to be a Security Provider and shall have no further rights or obligations under the Finance Documents as a Security Provider.

26.4 RESIGNATION AND RELEASE OF SECURITY ON DISPOSAL

     If a Security Provider is or is proposed to be the subject of a Third Party
     Disposal then:

26.4.1 where the Security Provider created Transaction Security over any of its assets or business in favour of the Security Agent or, as the case may be, the Finance Parties, or Transaction Security in favour of the Security
     Agent or, as the case may be, the Finance Parties was created over the shares (or equivalent) of the Security Provider, the Security Agent or, as
     the case may be, the Finance Parties may, at the cost and request of the
     Borrower, release those assets, business or shares (or equivalent) and issue certificates of non-crystallisation;

26.4.2 the resignation of the Security Provider and related release of
     Transaction Security referred to in clause 26.4.1 shall not become effective until the date of that disposal; and

26.4.3 if the disposal of the Security Provider is not made, the Resignation
     Letter of the Security Provider and the related release of Transaction
     Security referred to in clause 26.4.1 shall have no effect and the obligations of the Security Provider and the Transaction Security created or intended to be created by or over the Security Provider shall continue in full force and effect.

26.5 OBLIGATIONS UNCONDITIONAL

26.5.1 The obligations of each Obligor under this Agreement and the other
     Finance Documents to which it is a party are unconditional and irrevocable
     (subject to the express provisions of this Agreement or any other Finance
     Document) and shall not be in any way affected or discharged by reason of any matter affecting or occurring in connection with the Transaction
     Documents.

26.5.2 The Borrower acknowledges that any authorisation given under this
     Agreement or any other Finance Document by a Finance Party in relation to the Transaction Documents shall not constitute any representation or warranty by such (or any) Finance Party as to the adequacy or effectiveness of such documents, the purchase consideration payable in relation to the
     Acquisition, the commercial advisability of any Obligor entering into the arrangements contemplated by the Transaction Documents or otherwise.

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26.6 OBLIGATIONS SEVERAL

     Without prejudice to the express provisions of any Transaction Security
     Document providing that the obligations of certain Obligors are joint and several, the obligations of each Obligor under this Agreement and the other
     Finance Documents to which it is party are several. The failure of any
     Obligor to perform such obligations shall not release any other Obligor from its obligations under this Agreement or any other Finance Document.

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                         SECTION 10: THE FINANCE PARTIES

27   ROLE OF THE AGENT, THE ARRANGER AND OTHERS

27.1 APPOINTMENT OF THE AGENT

27.1.1 Each of the Arranger and the Lenders appoints the Agent to act as its agent under and in connection with the Finance Documents.

27.1.2 Each of the Arranger and the Lenders authorises the Agent to exercise the rights, powers, authorities and discretions specifically given to the Agent under or in connection with the Finance Documents together with any other incidental rights, powers, authorities and discretions.

27.2 DUTIES OF THE AGENT

27.2.1 The Agent shall promptly forward to a Party the original or a copy of any document which is delivered to the Agent for that Party by any other Party.

27.2.2 Except where a Finance Document specifically provides otherwise, the
     Agent is not obliged to review or check the adequacy, accuracy or completeness of any document it forwards to another Party.

27.2.3 If the Agent receives notice from a Party referring to this Agreement, describing a Default and stating that the circumstance described is a
     Default, it shall promptly notify the other Finance Parties.

27.2.4 If the Agent is aware of the non-payment of any principal, interest, commitment fee or other fee payable to a Finance Party (other than the
     Agent, the Arranger or the Security Agent) under this Agreement it shall promptly notify the other Finance Parties.

27.2.5 The Agent's duties under the Finance Documents are solely mechanical and administrative in nature.

27.3 ROLE OF THE ARRANGER

     Except as specifically provided in the Finance Documents, the Arranger has no obligations of any kind to any other Party under or in connection with any Finance Document or the Acquisition.

27.4 NO FIDUCIARY DUTIES

27.4.1 Nothing in this Agreement constitutes the Agent or the Arranger as a trustee or fiduciary of any other person.

27.4.2 None of the Agent, the Security Agent or the Arranger shall be bound to account to any Lender for any sum or the profit element of any sum received by it for its own account.

27.5 BUSINESS WITH THE GROUP

     The Agent, the Security Agent and the Arranger may accept deposits from, lend money to and generally engage in any kind of banking or other business with any member of the Group.

27.6 RIGHTS AND DISCRETIONS

27.6.1 The Agent may rely on:

     (a)  any representation, notice or document believed by it to be genuine, correct and appropriately authorised; and

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     (b)  any statement made by a director, authorised signatory or employee of any person regarding any matters which may reasonably be assumed to be within his knowledge or within his power to verify.

27.6.2 The Agent may assume (unless it has received notice to the contrary in its capacity as agent for the Lenders) that:

     (a)  no Default has occurred (unless it has actual knowledge of a Default arising under clause 24.1 (Non-payment));

     (b)  any right, power, authority or discretion vested in any Party or the
          Majority Lenders has not been exercised; and

     (c)  any notice or request made by the Borrower (other than a Utilisation
          Request or Selection Notice) is made on behalf of and with the consent and knowledge of all the Obligors.

27.6.3 The Agent may engage, pay for and rely on the advice or services of any lawyers, accountants, surveyors or other experts.

27.6.4 The Agent may act in relation to the Finance Documents through its personnel and agents.

27.6.5 The Agent may disclose to any other Party any information it reasonably believes it has received as agent under this Agreement.

27.6.6 Notwithstanding any other provision of any Finance Document to the contrary, neither of the Agent nor the Arranger is obliged to do or omit to do anything if it would or might in its reasonable opinion constitute a breach of any law or regulation or a breach of a fiduciary duty or duty of confidentiality.

27.7 MAJORITY LENDERS' INSTRUCTIONS

27.7.1 Unless a contrary indication appears in a Finance Document, the Agent shall (i) exercise any right, power, authority or discretion vested in it as Agent (including giving instructions to the Security Agent) in accordance with any instructions given to it by the Majority Lenders (or, if so instructed by the Majority Lenders, refrain from exercising any right, power, authority or discretion vested in it as Agent) and (ii) not be liable for any act (or omission) if it acts (or refrains from taking any action) in accordance with an instruction of the Majority Lenders.

27.7.2 Unless a contrary indication appears in a Finance Document, any instructions given by the Majority Lenders to the Agent (in relation to any right, power, authority or discretion vested in it as Agent) will be binding on all the Finance Parties other than the Security Agent.

27.7.3 The Agent may refrain from acting in accordance with the instructions of the Majority Lenders (or, if appropriate, the Lenders) until it has received such security as it may require for any cost, loss or liability
     (together with any associated VAT) which it may incur in complying with the instructions.

27.7.4 In the absence of, or while awaiting, instructions from the Majority
     Lenders, (or, if appropriate, the Lenders) the Agent may act (or refrain from taking action) as it considers to be in the best interest of the
     Finance Parties.

27.7.5 The Agent is not authorised to act on behalf of a Lender (without first obtaining that Lender's consent) in any legal or arbitration proceedings relating to any Finance Document. This clause 27.7.5 shall not apply to any legal or arbitration proceeding relating to the perfection, preservation or protection of rights under the Transaction Security Documents or enforcement of the Transaction Security or Transaction Security Documents.

27.8 RESPONSIBILITY FOR DOCUMENTATION

     Neither the Agent nor the Arranger:

27.8.1 is responsible for the adequacy, accuracy and/or completeness of any information (whether oral or written) supplied by the Agent, the Arranger, an Obligor or any other person given in or in

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     connection with any Finance Document or the Information Memorandum or the
     Reports or the transactions contemplated in the Finance Documents;

27.8.2 is responsible for the legality, validity, effectiveness, adequacy or enforceability of any Finance Document or the Transaction Security or
     Transaction Document or any other agreement, arrangement or document entered into, made or executed in anticipation of or in connection with any
     Finance Document or the Transaction Security or Transaction Document;

27.8.3 is responsible to ascertain whether all deeds and documents which should have been deposited with it (or the Security Agent) under or pursuant to any of the Transaction Security Documents have been so deposited;

27.8.4 is responsible to investigate or make any enquiry into the title of any
     Security Provider to any of the Security;

27.8.5 is responsible for the failure to register any of the Transaction
     Security Documents with the Registry or any other public office;

27.8.6 is responsible for the failure to register any of the Transaction
     Security Documents in accordance with the provisions of the documents of title of any Security Provider to any of the Security;

27.8.7 is responsible for the failure to effect or procure the registration of any floating charge created by any of the Transaction Security Documents by registering under the Land Registration Act 2002 any notice or restriction pursuant to the provisions of the Land Registration Act 2002 against any land for the time being forming part of the security;

27.8.8 is responsible for the failure to take or require the Borrower or any other Security Provider to take any steps to render any of the Transaction
     Security Documents effective or to secure the creation of any ancillary charge under the laws of the jurisdiction concerned;

27.8.9 is responsible (save as otherwise provided in this clause 27) for taking or omitting to take any other action under or in relation to the
     Transaction Security Documents; or

27.8.10 is responsible on account of the failure of the Security Agent to perform or discharge any of its duties or obligations under the Transaction
     Security Documents.

27.9 EXCLUSION OF LIABILITY

27.9.1 Without limiting clause 27.9.2, the Agent will not be liable for any action taken by it under or in connection with any Finance Document or the
     Transaction Security, unless directly caused by its gross negligence or wilful misconduct.

27.9.2 No Party (other than the Agent) may take any proceedings against any officer, employee or agent of the Agent, in respect of any claim it might have against the Agent or in respect of any act or omission of any kind by that officer, employee or agent in relation to any Finance Document or any
     Transaction Document and any officer, employee or agent of the Agent may rely on this clause subject to clause 1.3 (Third party rights) and the provisions of the Third Parties Act.

27.9.3 The Agent will not be liable for any delay (or any related consequences)
     in crediting an account with an amount required under the Finance Documents to be paid by the Agent if the Agent has taken all necessary steps as soon as reasonably practicable to comply with the regulations or operating procedures of any recognised clearing or settlement system used by the
     Agent for that purpose.

27.9.4 Nothing in this Agreement shall oblige the Agent or the Arranger to carry out any "know your customer" or other checks in relation to any person on behalf of any Lender and each Lender confirms to the Agent and the Arranger that it is solely responsible for any such checks it is required to carry out and that it may not rely on any statement in relation to such checks made by the Agent or the Arranger.

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27.10 LENDERS' INDEMNITY TO THE AGENT

27.10.1 Each Lender shall (in proportion to its share of the Total Commitments or, if the Total Commitments are then zero, to its share of the Total
     Commitments immediately prior to their reduction to zero) indemnify the
     Agent, within three Business Days of demand, against any cost, loss or liability incurred by the Agent (otherwise than by reason of the Agent's gross negligence or wilful misconduct) in acting as Agent under the Finance
     Documents (unless the Agent has been reimbursed by an Obligor pursuant to a
     Finance Document).

27.10.2 The Borrower shall counter-indemnify the Lenders against all payments made by them under this clause 27.10.

27.11 RESIGNATION OF THE AGENT

27.11.1 The Agent may resign and appoint one of its Affiliates acting through an office in the Federal Republic of Germany as successor by giving notice to the Lenders and the Borrower.

27.11.2 Alternatively the Agent may resign by giving notice to the Lenders and the Borrower, in which case the Majority Lenders (after consultation with the Borrower) may appoint a successor Agent.

27.11.3 If the Majority Lenders have not appointed a successor Agent in accordance with clause 27.11.2 within 30 days after notice of resignation was given, the Agent (after consultation with the Borrower) may appoint a successor Agent.

27.11.4 The retiring Agent shall, at its own cost, make available to the successor Agent such documents and records and provide such assistance as the successor Agent may reasonably request for the purposes of performing its functions as Agent under the Finance Documents.

27.11.5 The Agent's resignation notice shall only take effect upon the appointment of a successor.

27.11.6 Upon the appointment of a successor, the retiring Agent shall be discharged from any further obligation in respect of the Finance Documents but shall remain entitled to the benefit of this clause 27. Its successor and each of the other Parties shall have the same rights and obligations amongst themselves as they would have had if such successor had been an original Party.

27.11.7 After consultation with the Borrower, the Majority Lenders may, by notice to the Agent, require it to resign in accordance with clause
     27.11.2. In this event, the Agent shall resign in accordance with clause
     27.11.2.

27.12 CONFIDENTIALITY

27.12.1 In acting as agent for the Finance Parties, the Agent shall be regarded as acting through its agency division which shall be treated as a separate entity from any other of its divisions or departments.

27.12.2 If information is received by another division or department of the
     Agent, it may be treated as confidential to that division or department and the Agent shall not be deemed to have notice of it.

27.12.3 Notwithstanding any other provision of any Finance Document to the contrary, neither the Agent nor the Arranger are obliged to disclose to any other person (i) any confidential information or (ii) any other information if the disclosure would or might in its reasonable opinion constitute a breach of any law or a breach of a fiduciary duty.

27.13 RELATIONSHIP WITH THE LENDERS

27.13.1 The Agent may treat each Lender as a Lender, entitled to payments under this Agreement and acting through its Facility Office unless it has received not less than five Business Days prior notice from that Lender to the contrary in accordance with the terms of this Agreement.

27.13.2 Each Lender shall supply the Agent with any information required by the
     Agent in order to calculate the Mandatory Cost in accordance with Schedule
     5 (Mandatory Cost Formula).

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27.13.3 Each Lender shall supply the Agent with any information that the
     Security Agent may reasonably specify (through the Agent) as being necessary or desirable to enable the Security Agent to perform its functions as Security Agent. Each Lender shall deal with the Security Agent exclusively through the Agent and shall not deal directly with the Security
     Agent.

27.14 CREDIT APPRAISAL BY THE LENDERS

     Without affecting the responsibility of any Obligor for information supplied by it or on its behalf in connection with any Finance Document, each Lender confirms to the Agent and the Arranger that it has been, and will continue to be, solely responsible for making its own independent appraisal and investigation of all risks arising under or in connection with any Finance Document including but not limited to:

27.14.1 the financial condition, status and nature of each member of the Group;

27.14.2 the legality, validity, effectiveness, adequacy or enforceability of any
     Finance Document and the Transaction Security and any other agreement, arrangement or document entered into, made or executed in anticipation of, under or in connection with any Finance Document or the Transaction
     Security;

27.14.3 whether that Secured Party has recourse, and the nature and extent of that recourse, against any Party or any of its respective assets under or in connection with any Finance Document, the Transaction Security, the transactions contemplated by the Finance Documents or any other agreement, arrangement or document entered into, made or executed in anticipation of, under or in connection with any Finance Document;

27.14.4 the adequacy, accuracy and/or completeness of the Information
     Memorandum, the Reports and any other information provided by the Agent, any Party or by any other person under or in connection with any Finance
     Document, the transactions contemplated by the Finance Documents or any other agreement, arrangement or document entered into, made or executed in anticipation of, under or in connection with any Finance Document; and

27.14.5 the right or title of any person in or to, or the value or sufficiency of any part of the Charged Property, the priority of any of the Transaction
     Security or the existence of any Security affecting the Charged Property.

27.15 AGENT'S MANAGEMENT TIME

     Any amount payable to the Agent under clause 16.3 (Indemnity to the Agent), clause 18 (Costs and Expenses) and clause 27.10 (Lenders' indemnity to the
     Agent) shall include the cost of utilising the Agent's management time or other resources and will be calculated on the basis of such reasonable daily or hourly rates as the Agent may notify to the Borrower and the
     Lenders, and is in addition to any fee paid or payable to the Agent under clause 13 (Fees).

27.16 DEDUCTION FROM AMOUNTS PAYABLE BY THE AGENT

     If any Party owes an amount to the Agent under the Finance Documents the
     Agent may, after giving notice to that Party, deduct an amount not exceeding that amount from any payment to that Party which the Agent would otherwise be obliged to make under the Finance Documents and apply the amount deducted in or towards satisfaction of the amount owed. For the purposes of the Finance Documents that Party shall be regarded as having received any amount so deducted.

27.17 RELIANCE AND ENGAGEMENT LETTERS

     Each Finance Party and Secured Party confirms that each of the Arranger and the Agent has authority to accept on its behalf (and ratifies the acceptance on its behalf of any letters or reports already accepted by the
     Arranger or Agent) the terms of any reliance letter or engagement letters relating to the Reports or any reports or letters provided by accountants in connection with the Finance Documents or the transactions contemplated in the Finance Documents and to bind it in respect of those Reports, reports or letters and to sign such letters on its behalf and further confirms that it accepts the terms and qualifications set out in such letters.

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27.18 COMMON PARTIES

     Notwithstanding that the Agent and the Security Agent may from time to time be the same entity, the Agent and the Security Agent have entered into the
     Finance Documents (to which they are party) in their separate capacities as agent for the Finance Parties or (as appropriate) security agent and trustee for the Finance Parties provided that, where any Finance Document provides for the Agent or Security Agent to communicate with or provide instructions to the other, while the two parties in question are the same entity, it will not be necessary for there to be any such formal communication or instructions notwithstanding that the Finance Documents provide in certain cases for the same to be in writing.

27.19 SECURITY AGENT

27.19.1 Each other Finance Party appoints the Security Agent to act as its trustee under and in connection with the Transaction Security Documents.

27.19.2 Each other Finance Party authorises the Security Agent:

     (a)  to exercise the rights, powers, authorities and discretions specifically given to the Security Agent under or in connection with the Finance Documents together with any other incidental rights, powers, authorities and discretions;

     (b)  to execute each of the Transaction Security Documents and all other documents that may be approved by the Agent and/or the Majority
          Lenders for execution by it.

27.19.3 The Security Agent accepts its appointment under clause 27.19 (Security
     Agent) as trustee of the Trust Property with effect from the date of this
     Agreement to hold the Trust Property on trust for itself and the other
     Finance Parties (for so long as they are Finance Parties) on and subject to the terms set out in clauses 27.19 - 27.28 and the Transaction Security
     Documents to which it is a party.

27.20 APPLICATION OF CERTAIN CLAUSES TO SECURITY AGENT

27.20.1 Clauses 27.6 (Rights and discretions), 27.8 (Responsibility for documentation) other than clause 27.8.10, 27.9 (Exclusion of liability),
     27.10 (Lenders' indemnity to the Agent), 27.11 (Resignation of the Agent),
     27.12 (Confidentiality), 27.13 (Relationship with the Lenders), 27.14
     (Credit appraisal by the Lenders) and 27.16 (Deduction from amounts payable by the Agent) shall each extend so as to apply to the Security Agent in its capacity as such and for that purpose each reference to the "Agent" in these clauses shall extend to include in addition a reference to the
     "Security Agent" in its capacity as such.

27.20.2 In addition clause 27.11 (Resignation of the Agent) shall have the following additional sub-clause:

     27.11.8 At any time after the appointment of a successor, the retiring
          Security Agent shall do and execute all acts, deeds and documents reasonably required by its successor to transfer to it (or its nominee, as it may direct) any property, assets and rights previously vested in the retiring Security Agent pursuant to the Transaction
          Security Documents and which shall not have vested in its successor by operation of law. All such acts, deeds and documents shall be done or, as the case may be, executed at the cost of the retiring Security
          Agent.

27.21 INSTRUCTIONS TO SECURITY AGENT

27.21.1 Unless a contrary indication appears in a Finance Document, the Security
     Agent shall (a) exercise any right, power, authority or discretion vested in it as Security Agent in accordance with any instructions given to it by the Agent (or, if so instructed by the Agent, refrain from exercising any right, power, authority or discretion vested in it as Security Agent) and
     (b) not be liable for any act (or omission) if it acts (or refrains from taking any action) in accordance with such an instruction of the Agent (the
     Agent in each case acting on the instructions of the Majority Lenders or, if appropriate pursuant to clause 36.2.1 (Exceptions) the Lenders).

27.21.2 Unless a contrary indication appears in a Finance Document, any instructions given by the Agent to the Security Agent in accordance with clause 27.21.1 will be binding on the Finance Parties.

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27.21.3 The Security Agent may refrain from acting in accordance with the instructions of the Agent until it has received such security as it may require for any cost, loss or liability (together with any associated VAT)
     which it may incur in complying with the instructions.

27.21.4 In the absence of, or while awaiting, instructions from the Agent,
     (including in exceptional circumstances where time does not permit the
     Agent obtaining instructions from the Lenders and urgent action is required) the Security Agent may act (or refrain from taking action) as it considers to be in the best interest of the Finance Parties.

27.21.5 The Security Agent is not authorised to act on behalf of a Finance Party
     (without first obtaining that Finance Party's consent) in any legal or arbitration proceedings relating to any Finance Document but this is without prejudice to clauses 27.21.1 and 27.21.4, including without prejudice to the right to enforce the Transaction Security Documents in accordance with these clauses.

27.22 ORDER OF APPLICATION

27.22.1 The Security Agent agrees to apply the Trust Property in accordance with the following respective claims:

     (a)  FIRST, as to a sum equivalent to the amounts payable to the Security
          Agent under the Finance Documents (other than any Hedge Agreement)
          (excluding any amounts received by the Security Agent pursuant to clause 27.10 (Lenders' indemnity to the Agent) as extended to the
          Security Agent pursuant to clause 27.20 (Application of certain clauses to Security Agent)) for the Security Agent absolutely;

     (b)  SECONDLY, as to a sum equivalent to the aggregate amount owing to the
          Finance Parties actually or contingently (other than the Security
          Agent) under the Finance Documents (other than any Hedge Agreement);

     (c)  THIRDLY, as to a sum equivalent to amounts payable to a Hedge
          Counterparty under any Hedge Agreement;

     (d)  FOURTHLY, to such other persons (if any) as are legally entitled thereto in priority to the Obligors; and

     (e)  FIFTHLY, as to the balance (if any) for the Obligors absolutely pro-rata to the respective amounts paid, received or recovered from each of them always.

27.22.2 The Security Agent shall make each application as soon as is practicable after the relevant moneys are received by, or otherwise become available to, it save that (without prejudice to any other provision contained in any of the Transaction Security Documents) the Security Agent (acting on the instructions of the Agent) or any receiver or administrator may credit any moneys received by it to a suspense account for so long and in such manner as the Security Agent or such receiver or administrator may from time to time determine with a view to preserving the rights of the Finance Parties or any of them to prove for the whole of their respective claims against the Borrower or any other person liable.

27.22.3 The Security Agent shall obtain a good discharge in respect of the amounts expressed to be due to the Finance Parties (other than itself) as referred to in clause 27.22 by paying such amounts to the Agent for distribution in accordance with clause 30 (Payment Mechanics).

27.23 PERPETUITIES

27.23.1 The trusts constituted or evidenced in or by the Transaction Security
     Documents and the Trust Deed shall remain in full force and effect until whichever is the earlier of:

     (a)  the expiration of a period of 80 years from the date of this
          Agreement; and

     (b)  the first date after both of (i) receipt by the Security Agent, at any time when it is satisfied that all of the Security Providers are solvent, of confirmation in writing from the Agent that there is no longer outstanding any indebtedness (actual or contingent (other than any contingent indebtedness which is fully cash collateralised to the satisfaction of the relevant Finance

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          Party), and no obligation on any Finance Party to make available any indebtedness, which is secured or guaranteed by or under any of the
          Transaction Security Documents and (ii) all of the Transaction
          Security Documents have been released in accordance with their terms,

     and the parties to this Agreement declare that the perpetuity period applicable to the Transaction Security Documents and the trusts declared by the Trust Deed shall for the purposes of the Perpetuities and Accumulations
     Act 1964 be the period of 80 years from the date of this Agreement.

27.24 POWERS AND DUTIES OF THE SECURITY AGENT AS TRUSTEE OF THE SECURITY

27.24.1 In its capacity as trustee in relation to the Transaction Security
     Documents, the Security Agent:

     (a)  Powers generally: shall, without prejudice to any of the powers, discretions and immunities conferred upon trustees by law (and to the extent not inconsistent with the provisions of this Agreement or any of the Transaction Security Documents), have all the same powers and discretions as a natural person acting as the beneficial owner of such property and/or as are conferred upon the Security Agent by this
          Agreement and/or any Transaction Security Document but so that the
          Security Agent may only exercise such powers and discretions to the extent that it is authorised to do so by the provisions of this
          Agreement;

     (b)  Power to invest: shall (subject to clause 27.22 (Order of application)) be entitled (in its own name or in the names of nominees) to invest moneys from time to time forming part of the Trust
          Property or otherwise held by it as a consequence of any enforcement of the security constituted by the Transaction Security Documents which, in the reasonable opinion of the Security Agent, it would not be practicable to distribute immediately by placing the same on deposit in the name or under the control of the Security Agent as the
          Security Agent may think fit without being under any duty to diversify the same and the Security Agent shall not be responsible for any loss due to interest rate or exchange rate fluctuations except for any loss arising from the Security Agent's gross negligence or wilful misconduct;

     (c)  Power to engage agents: may, in the conduct of its obligations under and in respect of the Transaction Security Documents, (otherwise than in relation to its right to make any declaration, determination or decision), instead of acting personally, employ and pay any agent
          (whether being a lawyer, chartered accountant or any other person) to transact or concur in transacting any business and to do or concur in doing any acts required to be done by the Security Agent (including the receipt and payment of money) and on the basis that (i) any such agent engaged in any profession or business shall be entitled to be paid all usual professional and other charges for business transacted and acts done by him or any partner or employee of his in connection with such employment and (ii) the Security Agent shall not be bound to supervise, or be responsible for any loss incurred by reason of any act or omission of, any such agent if the Security Agent shall have exercised reasonable care in the selection of such agent; and

     (d)  Deposit of documents: may place all deeds, certificates and other documents relating to the property and assets subject to the
          Transaction Security Documents which are from time to time deposited with it pursuant to the Transaction Security Documents in any safe deposit, safe or receptacle selected by the Security Agent exercising reasonable care or with any firm of solicitors selected by the
          Security Agent exercising reasonable care and may make any such arrangements as it thinks fit for allowing the Borrower access to, or its solicitors or auditors possession of, such documents when necessary or convenient and the Security Agent shall not be responsible for any loss incurred in connection with any such deposit, access or possession if it has exercised reasonable care in the selection of a safe deposit, safe, receptacle or firm of solicitors.

27.25 ALL ENFORCEMENT ACTION THROUGH THE SECURITY AGENT

27.25.1 Save as provided in clause 27.25.2, none of the other Finance Parties shall have any independent power to enforce any of the Transaction Security
     Documents or to exercise any rights, discretions or powers or to grant any consents or releases under or pursuant to any of the Transaction Security
     Documents or otherwise have direct recourse to the security and/or guarantees constituted by any of the Transaction Security Documents except through the Security Agent.

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27.25.2 The Secured Parties agree that, in respect of any Transaction Security which is granted directly in favour of the Secured Parties (and not the
     Security Agent only) they shall co-operate in respect of such Transaction
     Security by:

     (a)  taking such enforcement action;

     (b)  exercising any rights, discretions or powers; or

     (c)  granting consents or releases,

     in each case as the Security Agent directs. In such circumstances the
     Security Agent shall instruct the Secured Parties on the basis of the instructions that the Security Agent receives in accordance with clause
     27.21 (Instructions to Security Agent). No Secured Party shall be obliged to take enforcement or other action where it is not permitted to do so under the terms of the relevant Transaction Security Document or any applicable law.

27.25.3 Each Secured Party agrees that it shall, for the purposes of this clause
     27.25, be a "Recovering Finance Party" (as defined in clause 29.1 (Payments to Finance Parties)) and that all proceeds recovered by it following enforcement of Transaction Security referred to in clause 27.25.2 shall be retained by it and/or paid to the Agent in accordance with clause 29
     (Sharing Among the Finance Parties).

27.25.4 In respect of all liabilities, costs, claims, charges or expenses for which the Obligors are liable under this Agreement, each Secured Party and every employee, officer, agent or other person appointed by it in connection with the Transaction Security Documents shall be entitled to be indemnified out of the proceeds recovered pursuant to clause 27.25.2 in respect of all liabilities, damages, costs, claims, charges or expenses whatsoever properly incurred or suffered by such party:

     (a)  as a result of any breach by a member of the Group of any of its obligations under any relevant Transaction Security Document; and

     (b)  in respect of any Environmental Claim made or asserted against an
          Indemnified Party (as defined in clause 27.27.1 (Indemnity from Trust
          Property)) which would not have arisen if the relevant Transaction
          Security Documents had not been executed.

27.25.5 The rights conferred by this clause 27.25 are without prejudice to any provision of the relevant Transaction Security Documents entitling the
     Secured Party to an indemnity in respect of, and/or reimbursement of, any liabilities, damages, costs, claims, charges or expenses incurred or suffered by it in connection with any of the Transaction Security Documents or the performance of any duties under any of the Transaction Security
     Documents. Nothing contained in this clause 27.25 shall entitle a Secured
     Party to be indemnified in respect of any liabilities, damages, costs, claims, charges or expenses to the extent that the same arise from such
     Secured Party's own gross negligence or wilful misconduct.

27.26 CO-OPERATION TO ACHIEVE AGREED PRIORITIES OF APPLICATION

     The other Finance Parties shall co-operate with each other and with the
     Security Agent and any receiver or administrator under the Transaction
     Security Documents in realising the property and assets subject to the
     Transaction Security Documents and in ensuring that the net proceeds realised under the Transaction Security Documents after deduction of the expenses of realisation are applied in accordance with clause 27.22 (Order of application).

27.27 INDEMNITY FROM TRUST PROPERTY

27.27.1 In respect of all liabilities, costs, claims, charges or expenses for which the Obligors are liable under this Agreement, the Security Agent and every employee, officer, agent or other person appointed by it in connection with its appointment under the Transaction Security Documents
     (each an "INDEMNIFIED PARTY") shall be entitled to be indemnified out of the Trust Property in respect of all liabilities, damages, costs, claims, charges or expenses whatsoever properly incurred or suffered by an
     Indemnified Party:

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     (a)  in the execution or exercise or bona fide purported execution or exercise of the trusts, rights, powers, authorities, discretions and duties created or conferred by or pursuant to the relevant Transaction
          Security Documents;

     (b)  as a result of any breach by a member of the Group of any of its obligations under any relevant Transaction Security Document;

     (c)  in respect of any Environmental Claim made or asserted against an
          Indemnified Party which would not have arisen if the relevant
          Transaction Security Documents had not been executed; and

     (d)  in respect of any matter or thing done or omitted in any way in accordance with the terms of the Finance Documents relating to the
          Trust Property or the provisions of any of the relevant Transaction
          Security Documents.

27.27.2 The rights conferred by this clause 27.27 are without prejudice to any right to indemnity by law given to trustees generally and to any provision of the relevant Transaction Security Documents entitling the Security Agent or any other person to an indemnity in respect of, and/or reimbursement of, any liabilities, damages, costs, claims, charges or expenses incurred or suffered by it in connection with any of the Transaction Security Documents or the performance of any duties under any of the Transaction Security
     Documents. Nothing contained in this clause 27.27 shall entitle the
     Security Agent or any other person to be indemnified in respect of any liabilities, damages, costs, claims, charges or expenses to the extent that the same arise from such person's own gross negligence or wilful misconduct.

27.28 FINANCE PARTIES TO PROVIDE INFORMATION

     The Finance Parties shall provide the Security Agent with such written information as it may reasonably require for the purposes of carrying out its duties and obligations under the Transaction Security Documents and, in particular, with such necessary directions in writing so as to enable the
     Security Agent to make the calculations and applications contemplated by clause 27.22 (Order of application) and to apply amounts received under, and the proceeds of realisation of, the relevant Transaction Security
     Documents as contemplated by such Transaction Security Documents, clause
     30.5 (Partial payments) and clause 27.22 (Order of application).

27.29 RELEASE TO FACILITATE ENFORCEMENT AND REALISATION

     Each Finance Party acknowledges that pursuant to any enforcement action by the Security Agent (or a Receiver) carried out on the instructions of the
     Agent it may be desirable for the purpose of such enforcement and/or maximising the realisation of the Charged Property being enforced against, that any rights or claims of or by the Security Agent (for the benefit of the Finance Parties) and/or any Finance Parties against any Obligor and/or any Security over any assets of any Obligor (in each case) as contained in or created by any Transaction Security Document, other than such rights or claims or security being enforced, be released in order to facilitate such enforcement action and/or realisation and, notwithstanding any other provision of the Finance Documents, each Finance Party hereby irrevocably authorises the Security Agent (acting on the instructions of the Agent) to grant any such releases to the extent necessary to fully effect such enforcement action and realisation including, without limitation, to the extent necessary for such purposes to execute release documents in the name of and on behalf of the Finance Parties. Where the relevant enforcement is by way of disposal of shares in a member of the Group, the requisite release shall include releases of all claims (including under guarantees)
     of the Finance Parties and/or the Security Agent against such member of the
     Group or any of its Subsidiaries and of all Security over the assets of such member of the Group or any of its Subsidiaries.

28   CONDUCT OF BUSINESS BY THE FINANCE PARTIES

28.1 FINANCE PARTIES TAX AFFAIRS

     No provision of this Agreement will:

28.1.1 interfere with the right of any Finance Party to arrange its affairs (tax or otherwise) in whatever manner it thinks fit;

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28.1.2 oblige any Finance Party to investigate or claim any credit, relief, remission or repayment available to it or the extent, order and manner of any claim; or

28.1.3 oblige any Finance Party to disclose any information relating to its affairs (tax or otherwise) or any computations in respect of Tax.

28.2 MAJORITY LENDERS

28.2.1 Where any Finance Document provides for any matter to be determined by reference to the opinion of the Majority Lenders or to be subject to the consent or request of the Majority Lenders or for any action to be taken on the instructions of the Majority Lenders, such opinion, consent, request or instructions shall (as between the Lenders) only be regarded as having been validly given or issued by the Majority Lenders if all the Lenders shall have received prior notice of the matter on which such opinion, consent, request or instructions are required to be obtained and the relevant majority of Lenders shall have given or issued such opinion, consent, request or instructions. However (as between the Obligors and the Finance
     Parties) the Obligors shall each be entitled (and bound) to assume that such notice shall have been duly received by each Lender and that the relevant majority shall have been obtained to constitute Majority Lenders when notified to this effect by the Agent whether or not this is the case.

28.2.2 If, within ten Business Days of the Agent despatching to each Lender a notice requesting instructions (or confirmation of instructions) from the
     Lenders or the agreement of the Lenders to any amendment, modification, waiver, variation or excuse of performance for the purposes of, or in relation to, any of the Finance Documents, the Agent has not received a reply specifically giving or confirming or refusing to give or confirm the relevant instructions or, as the case may be, approving or refusing to approve the proposed amendment, modification, waiver, variation or excuse of performance, then (irrespective of whether such Lender responds at a later date) the Agent shall treat any Lender which has not so responded as having indicated a desire to be bound by the wishes of 662/3 per cent. of those Lenders (measured in terms of the total Commitments of those Lenders)
     which have so responded.

28.2.3 For the purposes of clause 28.2.2, any Lender which notifies the Agent of a wish or intention to abstain on any particular issue shall be treated as if it had not responded.

28.2.4 Clauses 28.2.2 and 28.2.3 shall not apply in relation to those matters referred to in, or the subject of, clause 36.2 (Exceptions).

28.3 CONFLICTS

28.3.1 The Borrower acknowledges that the Arranger and its respective parent undertakings, subsidiary undertakings and fellow subsidiary undertakings
     (together the "ARRANGER GROUP") may be providing debt finance, equity capital or other services (including financial advisory services) to other persons with which the Borrower may have conflicting interests in respect of the Facilities or otherwise.

28.3.2 No member of the Arranger Group shall use confidential information from the Borrower by virtue of the Facilities or its relationships with the
     Borrower in connection with their performance of services for other persons. This shall not, however, affect any obligations that any member of the Arranger Group has as Agent in respect of the Finance Documents. The
     Borrower also acknowledges that no member of the Arranger Group has any obligation to use or furnish to the Borrower information obtained from other persons for their benefit.

28.3.3 The terms "PARENT UNDERTAKING", "SUBSIDIARY UNDERTAKING" and "FELLOW
     SUBSIDIARY UNDERTAKING" when used in this clause have the meaning given to them in sections 258 and 259 of the Act.

29   SHARING AMONG THE FINANCE PARTIES

29.1 PAYMENTS TO FINANCE PARTIES

     If a Finance Party (a "RECOVERING FINANCE PARTY") receives or recovers any amount from an Obligor other than in accordance with clause 30 (Payment
     Mechanics) and applies that amount to a payment due under the Finance
     Documents then:

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29.1.1 the Recovering Finance Party shall, within two Business Days, notify details of the receipt or recovery, to the Agent;

29.1.2 the Agent shall exclusively determine whether the receipt or recovery is in excess of the amount the Recovering Finance Party would have been paid had the receipt or recovery been received or made by the Agent and distributed in accordance with clause 30 (Payment Mechanics), without taking account of any Tax which would be imposed on the Agent in relation to the receipt, recovery or distribution; and

29.1.3 the Recovering Finance Party shall, within two Business Days of demand by the Agent, pay to the Agent an amount (the "SHARING PAYMENT") equal to such receipt or recovery less any amount which the Agent exclusively determines may be retained by the Recovering Finance Party as its share of any payment to be made, in accordance with clause 30.5 (Partial payments).

29.2 REDISTRIBUTION OF PAYMENTS

     The Agent shall treat the Sharing Payment as if it had been paid by the relevant Obligor and distribute it between the Finance Parties (other than the Recovering Finance Party) in accordance with clause 30.5 (Partial payments).

29.3 RECOVERING FINANCE PARTY'S RIGHTS

29.3.1 On a distribution by the Agent under clause 29.2 (Redistribution of payments), the Recovering Finance Party will be subrogated to the rights of the Finance Parties which have shared in the redistribution.

29.3.2 If and to the extent that the Recovering Finance Party is not able to rely on its rights under clause 29.3.1, the Borrower shall procure that the relevant Obligor shall be liable to the Recovering Finance Party for a debt equal to the Sharing Payment which is immediately due and payable.

29.4 REVERSAL OF REDISTRIBUTION

     If any part of the Sharing Payment received or recovered by a Recovering
     Finance Party becomes repayable and is repaid by that Recovering Finance
     Party, then:

29.4.1 each Finance Party which has received a share of the relevant Sharing
     Payment pursuant to clause 29.2 (Redistribution of payments) shall, upon request of the Agent, pay to the Agent for account of that Recovering
     Finance Party an amount equal to the appropriate part of its share of the
     Sharing Payment (together with an amount as is necessary to reimburse that
     Recovering Finance Party for its proportion of any interest on the Sharing
     Payment which that Recovering Finance Party is required to pay); and

29.4.2 that Recovering Finance Party's rights of subrogation in respect of any reimbursement shall be cancelled and the Borrower shall procure that the relevant Obligor will be liable to the reimbursing Finance Party for the amount so reimbursed.

29.5 EXCEPTIONS

29.5.1 This clause 29 shall not apply to the extent that the Recovering Finance
     Party would not, after making any payment pursuant to this clause, have a valid and enforceable claim against the relevant Obligor in respect of such payment.

29.5.2 A Recovering Finance Party is not obliged to share with any other Finance
     Party any amount which the Recovering Finance Party has received or recovered as a result of taking legal or arbitration proceedings, if:

     (a)  it notified the other Finance Party of the legal or arbitration proceedings; and

     (b)  the other Finance Party had an opportunity to participate in those legal or arbitration proceedings but did not do so as soon as reasonably practicable having received notice and did not take separate legal or arbitration proceedings.

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                           SECTION 11: ADMINISTRATION

30   PAYMENT MECHANICS

30.1 PAYMENTS TO THE AGENT

30.1.1 On each date on which an Obligor or a Lender is required to make a payment under a Finance Document that Obligor or Lender shall make the same available to the Agent (unless a contrary indication appears in a Finance
     Document) for value on the due date at the time and in such funds specified by the Agent as being customary at the time for settlement of transactions in the relevant currency in the place of payment.

30.1.2 Payment shall be made to such account in the principal financial centre of the country of that currency (or, in relation to euro, in a principal financial centre in a Participating Member State or London) with such bank as the Agent specifies.

30.2 DISTRIBUTIONS BY THE AGENT

     Each payment received by the Agent under the Finance Documents for another party shall, subject to clause 30.3 (Distributions to an Obligor) and clause 30.4 (Clawback) be made available by the Agent as soon as practicable after receipt to the party entitled to receive payment in accordance with this Agreement (in the case of a Lender, for the account of its Facility Office), to such account as that party may notify to the Agent by not less than five Business Days' notice with a bank in the principal financial centre of the country of that currency (or, in relation to euro, in the principal financial centre of a Participating Member State or
     London).

30.3 DISTRIBUTIONS TO AN OBLIGOR

     The Agent may (with the consent of the Obligor or in accordance with clause
     31 (Set-off)) apply any amount received by it for that Obligor in or towards payment (on the date and in the currency and funds of receipt) of any amount due from that Obligor under the Finance Documents or in or towards purchase of any amount of any currency to be so applied.

30.4 CLAWBACK

30.4.1 Where a sum is to be paid to the Agent under the Finance Documents for another party, the Agent is not obliged to pay that sum to that other party
     (or to enter into or perform any related exchange contract) until it has been able to establish to its satisfaction that it has actually received that sum.

30.4.2 If the Agent pays an amount to another party and it proves to be the case that the Agent had not actually received that amount, then the party to whom that amount (or the proceeds of any related exchange contract) was paid by the Agent shall on demand refund the same within two Business Days to the Agent together with interest on that amount from the date of payment to the date of receipt calculated by the Agent to reflect its cost of funds.

30.5 PARTIAL PAYMENTS

30.5.1 If the Agent receives a payment for application against amounts due in respect of any Finance Documents that is insufficient to discharge all the amounts then due and payable by an Obligor under those Finance Documents, the Agent shall apply that payment towards the obligations of that Obligor under those Finance Documents in the following order:

     (a)  FIRST, in or towards payment pro rata of any unpaid fees, costs and expenses of the Agent and the Security Agent under those Finance
          Documents (other than any Hedge Agreement);

     (b)  SECONDLY, in or towards payment to the Lenders pro rata of any amount owing to the Lenders under clause 27.10 (Lenders' indemnity to the
          Agent) or any amount resulting from the indemnity to the Security
          Agent under clause 27.20 (Application of certain clauses to Security
          Agent);

                                       140

     (c)  THIRDLY, in or towards payment pro rata of any accrued interest, fee or commission due but unpaid under those Finance Documents (other than any Hedge Agreement);

     (d)  FOURTHLY, in or towards payment pro rata of any principal due but unpaid under those Finance Documents (other than any Hedge Agreement);

     (e)  FIFTHLY, in or towards payment pro rata of any other sum due but unpaid under the Finance Documents (other than any Hedge Agreement);
          and

     (f)  SIXTHLY, in or towards payment pro rata to the Original Hedge
          Counterparty or any other Hedge Counterparty of any sums owing to it under any Hedge Agreement.

30.5.2 The Agent shall, if so directed by the Majority Lenders, vary the order set out in paragraphs (b) to (f) of clause 30.5.1.

30.5.3 Clauses 30.5.1 and 30.5.2 will override any appropriation made by an
     Obligor.

30.6 NO SET-OFF BY OBLIGORS

     All payments to be made by an Obligor under the Finance Documents shall be calculated and be made without (and free and clear of any deduction for)
     set-off or counterclaim.

30.7 BUSINESS DAYS

30.7.1 Any payment which is due to be made on a day that is not a Business Day shall be made on the next Business Day in the same calendar month (if there is one) or the preceding Business Day (if there is not).

30.7.2 During any extension of the due date for payment of any principal or
     Unpaid Sum under this Agreement interest is payable on the principal or
     Unpaid Sum at the rate payable on the original due date.

30.8 CURRENCY OF ACCOUNT

30.8.1 Subject to clauses 30.8.2 to 30.8.5, the dollar is the currency of account and payment for any sum due from an Obligor under any Finance
     Document.

30.8.2 A repayment of a Loan or Unpaid Sum or a part of a Loan or Unpaid Sum shall be made in the currency in which that Loan or Unpaid Sum is denominated on its due date.

30.8.3 Each payment of interest shall be made in the currency in which the sum in respect of which the interest is payable was denominated when that interest accrued.

30.8.4 Each payment in respect of costs, expenses or Taxes shall be made in the currency in which the costs, expenses or Taxes are incurred.

30.8.5 Any amount expressed to be payable in a currency other than the dollar shall be paid in that other currency.

30.9 CHANGE OF CURRENCY

30.9.1 Unless otherwise prohibited by law, if more than one currency or currency unit are at the same time recognised by the central bank of any country as the lawful currency of that country, then:

     (a)  any reference in the Finance Documents to, and any obligations arising under the Finance Documents in, the currency of that country shall be translated into, or paid in, the currency or currency unit of that country designated by the Agent (after consultation with the
          Borrower); and

     (b)  any translation from one currency or currency unit to another shall be at the official rate of exchange recognised by the central bank for the conversion of that currency or currency unit into the other, rounded up or down by the Agent (acting reasonably).

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30.9.2 If a change in any currency of a country occurs, this Agreement will, to the extent the Agent (acting reasonably and after consultation with the
     Borrower) specifies to be necessary, be amended to comply with any generally accepted conventions and market practice in the Relevant
     Interbank Market and otherwise to reflect the change in currency.

31   SET-OFF

     A Finance Party may set off any matured obligation due from an Obligor under the Finance Documents (to the extent beneficially owned by that
     Finance Party) against any matured obligation owed by that Finance Party to that Obligor, regardless of the place of payment, booking branch or currency of either obligation. If the obligations are in different currencies, the Finance Party may convert either obligation at a market rate of exchange in its usual course of business for the purpose of the set-off.

32   NOTICES

32.1 COMMUNICATIONS IN WRITING

     Any communication to be made under or in connection with the Finance
     Documents shall be made in writing and, unless otherwise stated, may be made by fax or registered letter.

32.2 ADDRESSES

     The address and fax number (and the department or officer, if any, for whose attention the communication is to be made) of each party for any communication or document to be made or delivered under or in connection with the Finance Documents is:

32.2.1 in the case of the Borrower, that identified with its name below;

32.2.2 in the case of each Lender or any other Obligor, that notified in writing to the Agent on or prior to the date on which it becomes a party; and

32.2.3 in the case of the Agent or the Security Agent, that identified with its name below,

     or any substitute address, fax number or department or officer as the party may notify to the Agent (or the Agent may notify to the other parties, if a change is made by the Agent) by not less than five Business Days' notice.

32.3 DELIVERY

32.3.1 Any communication or document made or delivered by one person to another under or in connection with the Finance Documents will only be effective:

     (a)  if by way of fax, when received in legible form; or

     (b)  if by way of registered letter, when it has been left at the relevant address or five Business Days after being deposited in the post postage prepaid in an envelope addressed to it at that address,

     and, if a particular department or officer is specified as part of its address details provided under clause 32.2 (Addresses), if addressed to that department or officer.

32.3.2 Any communication or document to be made or delivered to the Agent or the
     Security Agent will be effective only when actually received by the Agent or Security Agent and then only if it is expressly marked for the attention of the department or officer identified with the Agent's or Security
     Agent's signature below (or any substitute department or officer as the
     Agent or Security Agent shall specify for this purpose).

32.3.3 All notices from or to an Obligor shall be sent through the Agent.

32.3.4 Any communication or document made or delivered to the Borrower in accordance with this clause 32.3 will be deemed to have been made or delivered to each of the Obligors.

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32.4 NOTIFICATION OF ADDRESS AND FAX NUMBER

     Promptly upon receipt of notification of an address or fax number or change of address or fax number pursuant to clause 32.2 (Addresses) or changing its own address or fax number, the Agent shall notify the other Parties.

32.5 ELECTRONIC COMMUNICATION

32.5.1 Any communication to be made between the Agent or the Security Agent and a Lender under or in connection with the Finance Documents may be made by electronic mail or other electronic means, if the Agent, the Security Agent and the relevant Lender:

     (a)  agree that, unless and until notified to the contrary, this is to be an accepted form of communication;

     (b)  notify each other in writing of their electronic mail address and/or any other information required to enable the sending and receipt of information by that means; and

     (c)  notify each other of any change to their address or any other such information supplied by them.

32.5.2 Any electronic communication made between the Agent and a Lender or the
     Security Agent will be effective only when actually received in readable form and in the case of any electronic communication made by a Lender to the Agent or the Security Agent only if it is addressed in such a manner as the Agent or Security Agent shall specify for this purpose.

32.6 USE OF WEBSITES

32.6.1 The Borrower may satisfy its obligation under this Agreement to deliver any information in relation to those Lenders (the "WEBSITE LENDERS") who accept this method of communication by posting this information onto an electronic website designated by the Borrower and the Agent (the
     "DESIGNATED WEBSITE") if:

     (a)  the Agent expressly agrees (after consultation with each of the
          Lenders) that it will accept communication of the information by this method;

     (b)  both the Borrower and the Agent are aware of the address of and any relevant password specifications for the Designated Website; and

     (c)  the information is in a format previously agreed between the Borrower and the Agent.

     If any Lender (a "PAPER FORM LENDER") does not agree to the delivery of information electronically then the Agent shall notify the Borrower accordingly and the Borrower shall at its own cost supply the information to the Agent (in sufficient copies for each Paper Form Lender) in paper form. In any event the Borrower shall at its own cost supply the Agent with at least one copy in paper form of any information required to be provided by it.

32.6.2 The Agent shall supply each Website Lender with the address of and any relevant password specifications for the Designated Website following designation of that website by the Borrower and the Agent.

32.6.3 The Borrower shall promptly upon becoming aware of its occurrence notify the Agent if:

     (a)  the Designated Website cannot be accessed due to technical failure;

     (b)  the password specifications for the Designated Website change;

     (c)  any new information which is required to be provided under this
          Agreement is posted onto the Designated Website;

     (d)  any existing information which has been provided under this Agreement and posted onto the Designated Website is amended; or

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     (e)  the Borrower becomes aware that the Designated Website or any information posted onto the Designated Website is or has been infected by any electronic virus or similar software.

     If the Borrower notifies the Agent under paragraphs (a) or (e) above, all information to be provided by the Borrower under this Agreement after the date of that notice shall be supplied in paper form unless and until the
     Agent and each Website Lender is satisfied that the circumstances giving rise to the notification are no longer continuing.

32.6.4 Any Website Lender may request, through the Agent, one paper copy of any information required to be provided under this Agreement which is posted onto the Designated Website. The Borrower shall at its own cost comply with any such request within ten Business Days.

32.7 ENGLISH LANGUAGE

32.7.1 Any notice given under or in connection with any Finance Document must be in English.

32.7.2 All other documents provided under or in connection with any Finance
     Document must be:

     (a)  in English; or

     (b)  if not in English, and if so required by the Agent, accompanied by a certified English translation and, in this case, the English translation will prevail unless the document is a constitutional, statutory or other official document.

32.8 NO PERSONAL LIABILITY

     If an individual signs a certificate on behalf of any member of the Group and the certificate proves to be incorrect, the individual will incur no personal liability as a result, unless the individual acted fraudulently in giving the certificate. In this case any liability of the individual will be determined in accordance with applicable law.

33   CALCULATIONS AND CERTIFICATES

33.1 FINANCE PARTY ACCOUNTS

     In any litigation or arbitration proceedings arising out of or in connection with a Finance Document, the entries made in the accounts maintained by a Finance Party are prima facie evidence of the matters to which they relate.

33.2 CERTIFICATES AND DETERMINATIONS

     Any certification or determination by a Finance Party of a rate or amount under any Finance Document is, in the absence of manifest error, conclusive evidence of the matters to which it relates.

33.3 DAY COUNT CONVENTION

     Any interest, commission or fee accruing under a Finance Document will accrue from day to day and is calculated on the basis of the actual number of days elapsed and a year of 360 days or, in any case where the practice in the Relevant Interbank Market differs, in accordance with that market practice.

34   PARTIAL INVALIDITY

     If, at any time, any provision of the Finance Documents is or becomes illegal, invalid or unenforceable in any respect under any law of any jurisdiction, neither the legality, validity or enforceability of the remaining provisions nor the legality, validity or enforceability of such provision under the law of any other jurisdiction will in any way be affected or impaired.

35   REMEDIES AND WAIVERS

     No failure to exercise, nor any delay in exercising, on the part of any
     Finance Party or Secured Party, any right or remedy under the Finance
     Documents shall operate as a waiver, nor shall any single or

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     partial exercise of any right or remedy prevent any further or other exercise or the exercise of any other right or remedy. The rights and remedies provided in this Agreement are cumulative and not exclusive of any rights or remedies provided by law.

36   AMENDMENTS AND WAIVERS

36.1 REQUIRED CONSENTS

36.1.1 Subject to clause 36.2 (Exceptions) any term of this Agreement may be amended or waived only with the consent of the Majority Lenders and the
     Borrower and any such amendment or waiver will be binding on all Parties.

36.1.2 The Agent may (or in the case of Transaction Security Documents, instruct the Security Agent to) effect, on behalf of any Finance Party, any amendment or waiver permitted by this clause 36.

36.2 EXCEPTIONS

36.2.1 An amendment or waiver that has the effect of changing or which relates to:

     (a)  the definition of "Majority Lenders" in clause 1.1 (Definitions);

     (b)  an extension to the date of payment of any amount under the Finance
          Documents;

     (c)  a reduction in the Margin or a reduction in the amount of any payment of principal, interest, fees or commission payable;

     (d)  a change in currency of payment of any amount under the Finance
          Documents;

     (e)  an increase in or an extension of any Commitment or the Total
          Commitments;

     (f)  release of any Security Provider other than in accordance with clause
          26 (Matters concerning the Obligors);

     (g)  any provision which expressly requires the consent of all the Lenders;

     (h)  clause 2.2 (Finance Parties' rights and obligations), clause 8
          (Mandatory Prepayment), clause 25 (Changes to the Lenders) or this clause 36;

     (i)  the nature or scope of the Charged Property (other than resulting from a Permitted Disposal or Permitted Transaction or Third Party Disposal
          (as defined in clause 26.3 (Resignation of a Security Provider)) or resulting from the enforcement of the Transaction Security Documents)
          or the manner in which the proceeds of enforcement of the Transaction
          Security are distributed;

     (j)  the release of any Transaction Security unless (i) permitted or required under this Agreement or any other Finance Document, (ii)
          pursuant to or in connection with any enforcement of the Transaction
          Security Documents including, pursuant to clause 27.29 (Release to facilitate enforcement and realisation) or (iii) relating to a sale or disposal of an asset which is the subject of the Transaction Security where such sale or disposal is a Permitted Disposal or Permitted
          Transaction or Third Party Disposal (as defined in clause 26.3
          (Resignation of a Security Provider)) or is otherwise expressly permitted under this Agreement or any other Finance Document,

     shall not be made without the prior written consent of all the Lenders.

36.2.2 An amendment or waiver which relates to the rights or obligations of the
     Agent, the Arranger or the Security Agent in each case in its capacity as such may not be effected without the consent of the Agent, the Arranger or the Security Agent.

36.2.3 Without prejudice to clause 26.4 (Resignation and release of security on disposal) where any asset that is permitted to be disposed of by this
     Agreement is subject to a specific Security created by any Transaction
     Security Document, the consent of the Agent and/or the Security Agent (but

                                       145

     without prejudice to any other requisite consent requirement) shall not be refused provided that no Default shall have occurred and be continuing (and the Agent is irrevocably authorised by the Finance Parties to grant such consent or, as appropriate, to instruct the Security Agent to grant such consent or to direct such consent and the Security Agent and any other relevant Secured Party may, at the cost and request of the Borrower, do everything it considers necessary to release those assets from the
     Transaction Security without, in any case, reference to them) and to the extent required, hereby released from the restriction of section 181 of the
     German Civil Code (BGB).

36.2.4 Notwithstanding clauses 36.2.1 to 36.2.3, the Agent may make technical amendments to the Finance Documents arising out of manifest errors on the face of the Finance Documents, where such amendments would not prejudice or otherwise be adverse to the interests of any Finance Party without any reference or consent of the Finance Parties.

37   COUNTERPARTS

     Each Finance Document may be executed in any number of counterparts, and this has the same effect as if the signatures on the counterparts were on a single copy of the Finance Document.

38   PUBLICITY

     The Borrower and all other Parties agree to any reasonable request by the
     Arranger to publicise, and for the Arranger to be included in all publicity relating to, the Acquisition.

39   PATRIOT ACT NOTICE

     Each Lender and the Agent (for itself and not on behalf of any Lender)
     hereby notifies the Borrower that, pursuant to the requirements of the
     Patriot Act, it is required to obtain, verify and record information that identifies the Borrower and its Subsidiaries, which information includes the name and address of the Borrower and its Subsidiaries and other information that will allow the Agent and each Lender to identify the
     Borrower and its Subsidiaries in accordance with the Patriot Act, and the
     Borrower agrees to provide such information from time to time to the Agent or any Lender upon reasonable request to the extent such information is not accessible by the relevant Lender or the Agent.

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                    SECTION 12: GOVERNING LAW AND ENFORCEMENT

40   GOVERNING LAW

     This Agreement is governed by English law.

41   JURISDICTION

41.1 The courts of England have exclusive jurisdiction to settle any dispute arising out of or in connection with this Agreement (including a dispute regarding the existence, validity or termination of this Agreement) (a
     "DISPUTE").

41.2 The Parties agree that the courts of England are the most appropriate and convenient courts to settle Disputes and accordingly no Party will argue to the contrary.

41.3 This clause 41 is for the benefit of the Finance Parties and Secured
     Parties only. As a result, no Finance Party or Secured Party shall be prevented from taking proceedings relating to a Dispute in any other courts with jurisdiction. To the extent allowed by law, the Finance Parties and
     Secured Parties may take concurrent proceedings in any number of jurisdictions.

42   SERVICE OF PROCESS

42.1 Without prejudice to any other mode of service allowed under any relevant law, the Borrower:

42.1.1 irrevocably appoints and undertakes to procure that each Obligor appoints
     Holman, Fenwick & Willan (Marlow House, Lloyd's Avenue, London EC3N 3AL) as
     its agent for service of process in relation to any proceedings before the
     English courts in connection with any Finance Document; and

42.1.2 agrees that failure by a process agent to notify it or any relevant
     Obligor of the process will not invalidate the proceedings concerned.

42.2 If any person appointed as process agent is unable for any reason to act as agent for service of process, the Borrower (on behalf of all the Obligors)
     must immediately (and in any event within ten days of such event taking place) appoint another agent on terms acceptable to the Agent. Failing this, the Agent may appoint another agent for this purpose.

     This Agreement has been entered into on the date stated at the beginning of this Agreement.

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                                   SCHEDULE 1

                              THE ORIGINAL PARTIES

                                     PART I
                              THE ORIGINAL OBLIGORS

                                             JURISDICTION
NAME OF BORROWER                           OF INCORPORATION    CORPORATION NUMBER                ADDRESS
----------------------------------------   ----------------   -------------------   ----------------------------------

Navios Maritime Holdings Inc.              Marshall Islands          8116            Trust Company Complex, Ajeltake
                                                                                     Road, Ajeltake Island, Majuro,
                                                                                        MH96960, Marshall Islands

                                                                                    Attention: chief executive officer

                                                                REGISTRATION OR
                                                              CORPORATION NUMBER
                                             JURISDICTION          (OR OTHER
NAME OF ORIGINAL SECURITY PROVIDER         OF INCORPORATION   EQUIVALENT, IF ANY)                 ADDRESS
----------------------------------------   ----------------   -------------------   ----------------------------------

Achilles Shipping Corporation              Marshall Islands           9882           Trust Company Complex, Ajeltake
                                                                                     Road, Ajeltake Island, Majuro,
                                                                                        MH96960, Marshall Islands

Alegria Shipping Corporation               Marshall Islands           17033          Trust Company Complex, Ajeltake
                                                                                     Road, Ajeltake Island, Majuro,
                                                                                        MH96960, Marshall Islands

Anemos Maritime Holdings Inc.              Marshall Islands           9902           Trust Company Complex, Ajeltake
                                                                                     Road, Ajeltake Island, Majuro,
                                                                                        MH96960, Marshall Islands

Apollon Shipping Corporation               Marshall Islands           9339           Trust Company Complex, Ajeltake
                                                                                     Road, Ajeltake Island, Majuro,
                                                                                        MH96960, Marshall Islands

Arc Shipping Corporation                   Marshall Islands           16401          Trust Company Complex, Ajeltake
                                                                                     Road, Ajeltake Island, Majuro,
                                                                                        MH96960, Marshall Islands

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SIGNATURES

THE BORROWER

NAVIOS MARITIME HOLDINGS INC.

By:          /s/ Vasiliki Papaefthymiou, Attorney-in-fact

Address:     c/o Navios ShipManagement Inc.
             143-145 Notara Street
             185 36 Piraeus
             Greece

Fax:         +30 210 45 31 984

THE ARRANGER

HSH NORDBANK AG

By:          /s/ Yianni Cheilas, Attorney-in-fact

Address:     Gerhart-Hauptmann-Platz 50
             20095 Hamburg

Fax:         +49 40 3333 34118

Attention:   Shipping; Greek Clients

THE AGENT

HSH NORDBANK AG

By:          /s/ Yianni Cheilas, Attorney-in-fact

Address:     Gerhart-Hauptmann-Platz 50
             20095 Hamburg

Fax:         +49 40 3333 34118

Attention:   Shipping; Greek Clients

THE SECURITY AGENT

HSH NORDBANK AG

By:          /s/ Yianni Cheilas, Attorney-in-fact

Address:     Gerhart-Hauptmann-Platz 50
             20095 Hamburg

Fax:         +49 40 3333 34118

Attention:   Shipping; Greek Clients

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ORIGINAL HEDGE COUNTERPARTY

HSH NORDBANK AG

By:          /s/ Yianni Cheilas, Attorney-in-fact

Address:     Gerhart-Hauptmann-Platz 50
             20095 Hamburg

Fax:         +49 40 3333 34118

Attention:   Shipping; Greek Clients

THE LENDERS

HSH NORDBANK AG

By:          /s/ Yianni Cheilas, Attorney-in-fact

Address:     Gerhart-Hauptmann-Platz 50
             20095 Hamburg

Fax:         +49 40 3333 34118

Attention:   Shipping; Greek Clients

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